As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	6162	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jonathan Pedersen, Esq.

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Note	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.875% Senior Notes due 2021	$575,000,000	100%	$575,000,000	$66,815
Guarantees of 7.875% Senior Notes due 2021(2)	N/A		N/A	N/A(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	See inside facing page for table of registrant guarantors.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Central Asset Review, LLC	Delaware	45-5062269	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Ditech Mortgage Corp.	California	20-8009003	1100 Virginia Drive Fort Washington, PA 19034 (800) 700-9212

DT Holdings LLC	Delaware	46-1776991	1100 Virginia Drive Fort Washington, PA 19034 (800) 700-9212

Green Tree Asset Acquisition LLC	Delaware	26-3005100	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree CL LLC	Delaware	81-0611389	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Credit LLC	New York	75-3115864	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Credit Solutions LLC	Delaware	27-1311565	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree HE/HI Corp.	Delaware	81-0611391	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree HE/HI LLC	Delaware	86-1059802	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Insurance Agency of Nevada, Inc.	Nevada	88-0187331	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Insurance Agency, Inc.	Minnesota	41-1254595	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Investment Holdings II LLC	Delaware	81-0611382	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Investment Holdings III LLC	Delaware	20-0031008	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices

Green Tree Investment Management LLC	Delaware	26-1836124	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Licensing LLC	Delaware	86-1059818	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Loan Company	Minnesota	41-1916091	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree MH Corp.	Delaware	90-0201371	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree MH LLC	Delaware	86-1059813	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree SerVertis Acquisition LLC	Delaware	26-2619028	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree SerVertis GP LLC	Delaware	26-2394338	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Servicing Corp.	Delaware	20-0843552	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Servicing LLC	Delaware	41-1795868	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Landmark Asset Receivables Management LLC	Delaware	27-3753344	7340 South Kyrene Road Suite 200 Tempe, AZ 85283 (480) 333-6000

Mortgage Asset Systems, LLC	Delaware	87-0798148	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Mortgage Consultants of America Corporation	Texas	76-0323949	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

REO Leasing Solutions, LLC	Delaware	80-0870604	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices

REO Management Solutions, LLC	Delaware	27-2377787	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Reverse Mortgage Solutions, Inc.	Delaware	77-0672274	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Specialty Servicing Solutions, LLC	Delaware	35-2660869	727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Walter Investment Holding Company, LLC	Delaware	27-0712703	3000 Bayport Dr., Ste.1100 Tampa, FL 33607 (813) 421-7600

Walter Reverse Acquisition LLC	Delaware	46-0928837	3000 Bayport Dr., Ste.1100 Tampa, FL 33607 (813) 421-7600

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 14, 2014

PRELIMINARY PROSPECTUS

Walter Investment Management Corp.

We offer to exchange all outstanding $575,000,000 aggregate principal amount of our 7.875% Senior Notes due 2021 (the “outstanding notes”) and the guarantees thereof for an equal amount of 7.875% Senior Notes due 2021 (the “exchange notes”) and the guarantees thereof, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (such transaction, the “exchange offer”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

•	Each of our wholly owned restricted domestic subsidiaries that guarantees indebtedness under our secured credit facilities jointly and severally, irrevocably and fully and unconditionally guarantees, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all of our obligations under the outstanding notes, exchange notes and the indenture governing the outstanding notes and the exchange notes (collectively, the “notes”).

Resales of Exchange Notes

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national securities exchange.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk factors” beginning on page 15 of this prospectus for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Incorporation by Reference.” Information incorporated by reference is available without charge to holders of the outstanding notes upon written or oral request to us at Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607, Attention: Investor Relations, or by telephone at (813) 421-7600. To obtain timely delivery, holders of the notes must request the information no later than five business days before the date they must make their decision, or                 , 2014, the present expiration date of the exchange offer, and deliver proper instructions prior to the expiration date of the exchange offer.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference into, this prospectus. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained or incorporated by reference herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2014, each incorporated herein by reference, and in our other filings with the SEC.

In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements:

•	increased scrutiny and potential enforcement actions by federal and state agencies, including a pending investigation by the Consumer Financial Protection Bureau (“CFPB”) and the Federal Trade Commission, the investigation by the Department of Justice and Department of Housing and Urban Development (“HUD”), and the investigations by the state attorneys general working group;

•	uncertainties related to our ability to meet increasing performance and compliance standards, such as those of the National Mortgage Settlement, and reporting obligations and increases to the cost of doing business as a result thereof;

•	uncertainties related to inquiries from government agencies into collection, foreclosure, loss mitigation, bankruptcy, loan servicing transfers and lender-placed insurance practices;

•	uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims);

•	unexpected losses resulting from pending, threatened or unforeseen litigation, arbitration or other third-party claims against the Company;

•	changes in, and/or more stringent enforcement of, federal, state and local policies, laws and regulations affecting our business, including mortgage and reverse mortgage originations and servicing and lender-placed insurance;

•	loss of our loan servicing, loan origination, insurance agency, and collection agency licenses, or changes to our licensing requirements;

•	our ability to remain qualified as a government-sponsored entity (“GSE”) approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective loan and selling and servicing guides;

•	the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any fines, penalties or similar payments we make in connection with resolving such matters;

•	our ability to earn anticipated levels of performance and incentive fees on serviced business;

•	the ability of our customers, under certain circumstances, to terminate our servicing and sub-servicing agreements, including agreements relating to our management and disposition of real estate owned properties for GSEs and investors;

•	a downgrade in our servicer ratings by one or more of the rating agencies that rate us as a residential loan servicer;

•	our ability to satisfy various GSE and other capital requirements applicable to our business;

•	uncertainties relating to the status and future role of GSEs, and the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities;

•	changes to the Home Affordable Modification Program (“HAMP”), the Home Affordable Refinance Program (“HARP”), the Home Equity Conversion Mortgage (“HECM”) program or other similar government programs;

•	uncertainties related to the processes for judicial and non-judicial foreclosure proceedings, including potential additional costs, delays or moratoria in the future or claims pertaining to past practices;

•	our ability to implement strategic initiatives, particularly as they relate to our ability to raise capital and develop new business, including acquisitions of mortgage servicing rights, the development of our originations business and the implementation of delinquency flow loan servicing programs, all of which are subject to customer demand and various third-party approvals;

•	risks related to our acquisitions, including our ability to successfully integrate large volumes of assets and servicing rights, as well as businesses and platforms that we have acquired or may acquire in the future into our business, any delay or failure to realize the anticipated benefits we expect to realize from such acquisitions, and our ability to obtain approvals required to acquire and retain servicing rights and other assets in the future;

•	risks related to the financing incurred in connection with past or future acquisitions and operations, including our ability to achieve cash flows sufficient to carry our debt and otherwise comply with the covenants of our debt;

•	risks related to the high amount of leverage we utilize in the operation of our business;

•	our dependence upon third-party funding in order to finance certain of our businesses;

•	the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation;

•	our ability to successfully develop our loan originations platforms;

•	the occurrence of anticipated growth of the specialty servicing sector and the reverse mortgage sector;

•	local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular;

•	continued uncertainty in the United States (“U.S.”) home sales market, including both the volume and pricing of sales, due to adverse economic conditions or otherwise;

•	fluctuations in interest rates and levels of mortgage originations and prepayments;

•	changes in regards to the rights and obligations of property owners, mortgagors and tenants;

•	changes in public, client or investor opinion on mortgage origination, loan servicing and debt collection practices;

•	the effect of our risk management strategies, including the management and protection of the personal and private information of our customers and mortgage holders and the protection of our information systems from third-party interference (cyber security);

•	changes in accounting rules and standards, which are highly complex and continuing to evolve in the forward and reverse servicing and originations sectors;

•	the satisfactory maintenance of effective internal control over financial reporting and disclosure controls and procedures;

•	our continued listing on the New York Stock Exchange; and

•	the ability or willingness of Walter Energy, Inc. (“Walter Energy”), our prior parent, and other counterparties to satisfy material obligations under agreements with us.

All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties or to assess the effect of each such new factor, risk and uncertainty on our business.

Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

MARKET AND INDUSTRY DATA

Certain market and industry data included in this prospectus has been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any documents we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We incorporate by reference in this registration statement certain information in the documents listed below and in any documents we file in the future with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Items 2.02 or 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein) prior to the completion of the exchange offer. Those documents that are filed prior to the date of this registration statement are considered part of this registration statement, and those documents that are filed after the date of this registration statement and prior to the completion of the exchange offer will be considered a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this registration statement, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently dated or filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. You should not assume that the information in this registration statement is accurate as of any date other than the date of this registration statement or that the documents incorporated by reference herein are accurate as of any date other than the date of such incorporated document.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on February 27, 2014), including the information specifically incorporated by reference in our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A (filed on April 7, 2014), as amended by Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2013 (filed on August 14, 2014);

•	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014 (filed on May 8, 2014), as amended by Amendment No. 1 on Form 10-Q/A for the quarterly period ended March 31, 2014 (filed on May 13, 2014), and for the quarterly period ended June 30, 2014 (filed on August 11, 2014); and

•	Our Current Reports on Form 8-K or 8-K/A filed on August 29, 2011 (amending our Current Report on Form 8-K filed on July 8, 2011 to include required financial statements and pro forma financial information in connection with the Green Tree acquisition), January 30, 2014, February 13, 2014, February 27, 2014 (Item 8.01 only), April 2, 2014, May 19, 2014 and October 14, 2014.

This registration statement contains summaries of certain agreements that we have entered into or will enter into in connection with the exchange offer, such as the indenture governing the notes. The descriptions contained in this registration statement of these agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you in response to a written or oral request to the exchange agent or us.

We make available free of charge on the Investor Relations section of our website (http://investor.walterinvestment.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Information contained on our website is not, and should not be deemed to be, a part of this prospectus. In addition, you may request a copy of these documents, including the documents that are incorporated by reference in this prospectus, at no cost by writing or telephoning us at the following address or telephone number:

Walter Investment Management Corp. 3000 Bayport Drive, Suite 1100 Tampa, Florida 33607 Attention: Investor Relations Telephone: (813) 421-7600

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SUMMARY

This summary highlights information appearing elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the information presented under the heading “Risk factors” and the more detailed information in the historical financial statements and related notes included or incorporated by reference into this prospectus. Unless otherwise indicated or the context otherwise requires, the terms “Walter,” “we,” “us,” and “our” refer to Walter Investment Management Corp. and its consolidated subsidiaries and the terms “the Issuer” and “the Company” refer to Walter Investment Management Corp. and not any of its subsidiaries.

Our Company

We are a fee-based services provider to the residential mortgage industry focused primarily on providing servicing for credit-sensitive forward mortgage loans and for reverse mortgage loans. Our business was established in 1958 and previously operated as the financing business of Walter Energy, originating and purchasing residential loans and servicing these loans to maturity. In April 2009, we were spun off from Walter Energy, merged with Hanover Capital Mortgage Holdings, Inc. (“Hanover”), a real estate investment trust (“REIT”), qualified as a REIT, and began to operate our business as an independent, publicly traded company. Since the spin-off, we have significantly grown our servicing and originations businesses through a number of significant acquisitions, including the acquisitions of Reverse Mortgage Solutions, Inc. (“RMS”) and Security One Lending (“S1L”) in 2012 and the Residential Capital LLC (“ResCap”) and Bank of America, National Association (“BOA”) portfolio acquisitions in early 2013, each of which is described in greater detail below under “—Recent and Other Developments.” In addition, we acquired Marix Servicing, LLC (“Marix”), a high-touch specialty mortgage servicer, in 2010 and GTCS Holdings LLC (“Green Tree”), a leading independent, fee-based business services company providing high-touch, third-party servicing of credit-sensitive consumer loans, in 2011. As a result of the Green Tree acquisition, we no longer qualified as a REIT. We operate throughout the United States.

According to Inside Mortgage Finance, at the end of June 2014, we were one of the top 10 mortgage servicers ranked nationally by unpaid principal balance. At June 30, 2014, we serviced approximately 2.3 million mortgage loans with approximately $252.1 billion in unpaid principal balance. Our servicing portfolio significantly expanded throughout 2013 as a result of our servicing asset acquisitions, the most significant of which were our $126.7 billion of bulk portfolio acquisitions from ResCap and BOA in early 2013, and our other bulk and flow servicing asset acquisitions, which contributed an additional $17.4 billion to our servicing portfolio. During the six months ended June 30, 2014, we continued to grow our forward loan portfolio with $37.3 billion of bulk portfolio acquisitions from EverBank Financial Corp (“EverBank”) and an affiliate of a national bank and $2.3 billion in other acquisitions. During the three months ended June 30, 2014, we grew our asset receivables management business by acquiring a $57.1 million portfolio of charged-off loans, representing a substantial discount to the face value of $3.3 billion. Our business provides servicing to the forward residential loan market for several product types including agency or non-agency and first and second lien and manufactured housing loans. We focus on credit-sensitive residential mortgages, which we define as loans that are delinquent or more operationally intensive to support. We also service higher credit-quality performing forward mortgage loans.

The recent growth of our forward and reverse mortgage originations businesses has diversified our revenue base and offers various sources for replenishing our portfolio of servicing assets. In 2013, we materially expanded our forward mortgage originations business concurrent with the servicing portfolio acquisition from ResCap through the purchase of its capital markets and national originations platforms. During 2013, we originated $15.9 billion of forward loans and of this amount, added $5.9 billion to our servicing portfolio through our correspondent and wholesale lending channels. The majority of the remaining originations supported our recapture and retention activities associated with our existing servicing portfolio. Our retention and recapture activities consist of actions whereby we assist borrowers in refinancing their loans which helps reduce runoff on our existing servicing portfolio. Our originations platform at Green Tree Servicing LLC (“Green Tree Servicing”), a wholly-owned subsidiary, focuses on retention and recapture activities for our servicing portfolio through our consumer retention channel. For the six months ended June 30, 2014, we originated $7.9 billion of forward mortgage volume through our consumer lending and correspondent lending channels. The consumer lending channel is comprised of both our retail lending channel and retention channel. In February 2014, we exited activities associated with our mortgage wholesale channel. According to Inside Mortgage Finance, we were one of the top 20 mortgage lenders by volume through the first half of 2014.

We operate several other related businesses which include managing a portfolio of credit-challenged, non-conforming residential mortgage loans; an asset manager; an insurance agency serving residential loan borrowers; and a post charge-off collection agency.

Our Business

We manage our company in six reportable segments: Servicing, Originations, Reverse Mortgage, Asset Receivables Management, Insurance, and Loans and Residuals. A description of the business conducted by each of these segments and key financial highlights are provided below:

Servicing

Our Servicing segment services loans where we own the servicing right and on behalf of other servicing right or mortgage loan owners, which we refer to as “sub-servicing.” These servicing activities are performed on a fee-for-service basis and involve the management (e.g., calculation, collection, remittance) of mortgage payments, escrow accounts, and insurance claims, as well as the administration of foreclosure procedures, preservation and disposal of real estate owned, and the management and collection of associated servicing advance receivables. We also manage loan modification programs for borrowers experiencing temporary hardships by providing short-term interest rate reductions and/or payment deferrals. We perform servicing operations for various clients, the most significant of which is the Federal National Mortgage Association (“Fannie Mae”). Our servicing agreements, including those with GSEs and government entities (e.g. Fannie Mae, Federal Home Loan Mortgage Corporation, or Freddie Mac, and the Government National Mortgage Association (“Ginnie Mae”)), may be terminated if we default pursuant to the terms and the conditions of the applicable servicing agreement. In addition, under certain of our agreements the servicing on some or all of the loans may be transferred by our customer, either with or without cause, and in certain of these instances without us receiving consideration for the transferred servicing rights. The types of loans we service include forward residential mortgages, manufactured housing and consumer installment loans and contracts. In 2013, our servicing revenues from Fannie Mae constituted approximately 27% of our total revenues.

The owner of servicing rights acts on behalf of loan owners and has the contractual right to receive a stream of cash flows (expressed as a percentage of unpaid principal balance) in exchange for performing specified servicing functions and temporarily advancing funds to cover payments on delinquent or defaulted mortgages. As a sub-servicer we earn a contractual fee on a per-loan basis and the right to any ancillary fees, and we are reimbursed for any servicing advances we make on delinquent or defaulted mortgages generally in the following month. We also earn incentives for exceeding pre-defined performance hurdles in servicing various loan portfolios as well as modification fees and other program specific incentives such as HAMP. We sub-service for money center banks that do not have the infrastructure or personnel to perform high-touch specialty servicing.

We generally perform specialty servicing activities utilizing a “high-touch” model to establish and maintain borrower contact and facilitate loss-mitigation strategies in an attempt to keep defaulted borrowers in their homes. Under certain circumstances, we offer loss-mitigation options that include loan modification through the use of federally-sponsored loan modification programs such as HAMP. When loan modification and other efforts are unable to cure a default, we seek to avoid foreclosure and timely acquire and/or liquidate the property securing the mortgage loan, where possible. We also pursue alternative property resolutions such as short sales, in which the borrower agrees to sell the property for less than the loan balance and the difference is forgiven, and deeds-in-lieu of foreclosure, in which the borrower agrees to convey the property deed outside of foreclosure proceedings. Our specialty servicing fees typically include a base servicing fee and activity-based fees for the successful completion of default-related services.

We have grown our servicing portfolio through our servicing rights acquisitions supplemented by the organic mortgage loan production in our consumer lending and correspondent lending businesses.

The value of our servicing right asset is based on the expected present value of the stream of servicing-related cash flows from a loan and is dependent on market interest rates and prepayment speeds. Operating results for our servicing business depend in part on our ability to effectively manage interest rate and prepayment risks. Generally, a rising interest rate environment drives a decline in prepayment speeds and thus increases the value of servicing rights, while a declining interest rate environment drives increases in prepayment speeds and thus reduces the value of servicing rights. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Developments—Servicing Segment” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014.

Originations

Our Originations segment originates and purchases forward mortgage loans, which we generally sell to third parties while retaining the servicing rights. Our originations capabilities serve as a means to replenish run-off in our servicing portfolio from prepayments and repayments. We believe we are well-positioned to “recapture” loans within our existing servicing portfolio where borrowers are pursuing a refinancing. Without our originations platform, these loans would likely be refinanced through a new lender, reducing the size of our servicing portfolio and depriving us of the continued stream of servicing fees from these loans. The ability to manufacture high quality, low cost servicing rights for our core servicing business, in addition to the ongoing diversified revenue stream for this business, represents a key element of our strategic plan. Our originations platform has focused on retention and recapture opportunities created by the government-sponsored HARP program, however our intent is to ramp up consumer retail lending and correspondent lending in the future. The extension of HARP to December 31, 2015 is expected to provide attractive originations opportunities by enabling a significant number of customers in our portfolio that are currently ineligible due to their delinquency history over the last 12 months to potentially become eligible during the extension period.

The originations business gained significant breadth, depth and scale through our acquisition of ResCap’s originations platform in early 2013. The originations platform provided us with immediate access to a national originations business. At December 31, 2013 and June 30, 2014, our locked originations pipeline stood at $2.2 billion and $3.4 billion, respectively.

The loans we originate are primarily sourced through our consumer retention channel, however, we also maintain the ability to aggregate loans through correspondent lending and consumer retail channels. The loans we fund are generally eligible for sale to one of the government agencies (e.g., Fannie Mae, Freddie Mac), providing an immediate source of liquidity. Historically, substantially all of the forward mortgages sold by our originations segment have been purchased by Fannie Mae.

Reverse Mortgage

Our Reverse Mortgage segment primarily focuses on the origination, securitization and servicing of reverse mortgage loans and also includes a mortgage portfolio of federally-insured Home Equity Conversion Mortgages (“HECMs”). Reverse mortgage originations are generally conducted through our consumer retail and correspondent lending origination channels.

Our Reverse Mortgage segment receives cash proceeds at the time reverse loans are securitized. All of our reverse loans are securitized through the Ginnie Mae II Mortgage-Backed Securities program into Home Equity Conversion Mortgage-Backed Securities (“HMBS”). Subsequently, the segment earns net revenue on the net fair value gains on reverse loans and the related HMBS obligations. This segment also performs servicing for third-party investors in reverse loans and provides other ancillary services for the reverse mortgage market.

Our reverse mortgage originations business originated and purchased $2.7 billion in unpaid principal balance of reverse mortgage volume and issued $2.9 billion in unpaid principal balance of HMBS during 2013. For the six months ended June 30, 2014, we originated and purchased $544.5 million in unpaid principal balance of reverse mortgage volume and issued $774.1 million in unpaid principal balance of HMBS to finance our reverse mortgage originations business.

Asset Receivables Management

Our Asset Receivables Management (“ARM”) business performs collections of post charge-off or foreclosure deficiency balances for itself and on behalf of securitization trusts and third-party asset owners. We pursue deficient loan balances when the amount due exceeds the proceeds received from liquidating the collateral. The third-party fee we earn is based on a percentage of our collections.

We view the ARM business as a hedge to our third-party loan servicing segment as revenue opportunities generally increase as the quality and performance of third-party servicing deteriorates. Additionally, we believe the abundance of foreclosures arising from the recent downturn in the U.S. housing market provides an attractive environment for our ARM business to continue to expand.

Insurance

Our Insurance business segment provides voluntary and lender-placed hazard insurance for residential loans, as well as other ancillary products, through our insurance agency for a commission. Loan owners and securitization trusts require borrowers to maintain insurance coverage to protect the collateral securing the loan. To the extent a borrower fails to maintain the necessary coverage, we are required to ensure insurance is purchased on the owner’s behalf. Though we are licensed nationwide to sell insurance products on behalf of third-party insurance carriers, we neither underwrite insurance policies nor adjudicate claims.

Revenues earned by our Insurance business have historically been aligned with the size of our servicing portfolio. However, due to recent regulatory developments surrounding lender-placed insurance we expect our sales commissions related to lender-placed insurance policies to decrease significantly during 2014. See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Developments—Insurance Segment” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 for additional information.

Loans and Residuals

Our Loans and Residuals business segment consists of residual interests in securitization trusts that are consolidated on our balance sheet as the Residual Trusts, as well as unencumbered residential mortgage loans held in our portfolio. We seek to earn a spread from the interest income we earn on the residential loans less the credit losses we incur on these loans and the interest expense we pay on the mortgage-backed debt issued to finance the loans.

We manage the credit risk associated with our Loans and Residuals business through early identification and timely resolution of problem loans, loan loss reserves and charge-off policies. Our capabilities as a high-touch servicer have helped improve asset performance.

Other

Our Other segment primarily consists of securitization trusts which are consolidated variable interest entities (“VIEs”) and for which we do not own any residual interests (the “Non-Residual Trusts”), corporate debt, an investment management business and intercompany eliminations.

Recent and Other Developments

EverBank Net Assets

On October 30, 2013, we entered into a series of definitive agreements to purchase (1) certain private and GSE-backed mortgage servicing rights (“MSRs”) and related servicer advances, (2) sub-servicing rights for forward loans and (3) a default servicing platform from EverBank, collectively referred to as the EverBank net assets. The agreements were structured such that ownership of the MSRs and related servicer advances and the sub-servicing rights for forward loans would transfer to us as investor consents were received, and the net assets associated with the default servicing platform would transfer when the data associated with the loans underlying the MSRs were boarded onto our servicing systems. The addition of EverBank’s default servicing platform and employees to our existing platform augmented both our product capabilities and capacity as well as extended our geographic diversity as we continue to execute on the opportunities for growth available in the specialty mortgage sector.

The agreements called for an estimated total purchase price of (i) $83.4 million for the MSRs, less net cash flows received on the underlying loans between October 30, 2013 and the date of legal transfer; (ii) par value of the related servicer advances; and (iii) $1.9 million associated with the default servicing platform. We paid $16.7 million of the estimated purchase price on October 30, 2013.

During March 2014, we received approvals to transfer MSRs and sub-servicing rights with an unpaid principal balance of approximately $16.5 billion. Accordingly, we paid an additional $44.7 million and recorded MSRs at fair value of $58.7 million. During May 2014, we completed the transfer of the loans underlying the acquired MSRs onto our servicing systems and concurrently took possession of the associated servicer advances, resulting in an additional payment of $123.4 million. The remainder of the purchase price is recorded in payables and accrued liabilities on the consolidated balance sheet at June 30, 2014 and is expected to be paid by us in the latter half of 2014. Approvals for certain private investor-backed MSRs have not been received and accordingly, no assets or related revenues and expenses have been recorded with respect thereto. We have accounted for this series of transactions as a business combination in accordance with authoritative accounting guidance upon closing of the default servicing platform which occurred on May 1, 2014. As the acquired assets and assumed liabilities are expected to transfer at several dates, acquired assets and assumed liabilities for approved transactions are recorded on the dates the transfers to us occur.

MSR Purchase

On December 10, 2013, we entered into an agreement with an affiliate of a national bank to acquire a pool of Fannie Mae MSRs and related servicer advances for an estimated purchase price of $330.0 million for the

MSRs, less net cash flows received on the underlying loans between December 10, 2013 and the date of legal transfer. During the three months ended March 31, 2014, we closed on the agreement upon receipt of investor approvals to transfer servicing, at which time the unpaid principal balance of the loans was $27.6 billion. As of June 30, 2014, we have paid $258.2 million of the estimated total purchase price. The remaining purchase price is expected to be paid during the latter half of 2014.

Walter Capital Opportunity Corp.

In April 2014, we entered into an agreement pursuant to which we agreed to invest in Walter Capital Opportunity Corp. (“WCO”), a company formed to invest in WCO target assets, which include excess servicing spread related to MSRs, forward MSRs, forward and reverse residential whole loans, reverse MSRs (to the extent available and consistent with the real estate investment trust rules), agency mortgage backed securities and other real estate related securities and related derivatives.

We initiated the establishment of WCO (i) to facilitate our transition toward a business model in which, where appropriate and feasible, we sub-service and manage mortgage-related assets owned by third parties rather than by us, and (ii) to grow our investment management business. Although WCO is not obligated to utilize us to service its assets, we anticipate that we will have the opportunity to service some or all of such assets, subject to us and WCO agreeing on the terms of any such servicing arrangements.

We committed to invest up to $20 million in WCO, received warrants to purchase additional WCO equity and are entitled to future grants of additional warrants to purchase WCO equity. In addition, certain investment funds managed by York Capital Management Global Advisors, LLC (“York”) committed to invest up to an aggregate of $200 million in WCO and are entitled to future grants of warrants to purchase WCO equity in the future.

On July 1, 2014, the date of initial funding of WCO, we funded approximately $7.1 million of our total capital commitment while the investment funds managed by York funded approximately $70.7 million of their aggregate capital commitments. WCO used approximately $75.4 million of the total capital commitments drawn in order to fund its acquisition from our subsidiary, Green Tree Servicing, of the right to receive excess servicing spread consisting of approximately 70% of the excess cash flow, after receipt by Green Tree Servicing of a base servicing fee, generated from MSRs associated with a pool of conforming residential mortgage loans in Fannie Mae pools with a total unpaid principal balance of approximately $25.2 billion as of May 31, 2014.

Concurrently with the first funding of WCO capital commitments:

1.	our subsidiary, Green Tree Investment Management LLC (“GTIM”), and WCO entered into a management agreement pursuant to which GTIM was appointed the manager of WCO and its subsidiaries and, subject to the supervision and oversight of WCO’s board of directors, provides investment advisory and management services to WCO and administers its business activities and day-to-day operations, including providing the management team of WCO. Pursuant to the management agreement, GTIM is entitled to earn a base management fee and certain performance-based incentive fees. The management agreement has an initial four-year term, with automatic one-year renewal periods;

2.

we, one of our subsidiaries and WCO entered into a contribution agreement pursuant to which our subsidiary will contribute to WCO 100% of the equity in Marix, an entity currently holding certain state licenses to own MSRs, upon the receipt of certain change of control notifications or consents by or from applicable state licensing authorities. In exchange for such contribution we will receive equity in WCO, and once such entity has obtained the applicable GSE or Ginnie Mae approval necessary to own MSRs and has completed its first MSR acquisition as an indirect subsidiary of WCO, we will receive additional equity in WCO. The purpose of this contribution agreement is to enable WCO to acquire MSRs; and

3.	we and certain of our subsidiaries entered into various other ancillary agreements with WCO pursuant to which, among other things, WCO has the right to make the first offer to purchase certain servicing rights on our flow production and certain excess servicing spread created by us.

Litigation and Regulatory Matters

For our fiscal quarter ended September 30, 2014, we expect to accrue an amount of $17 million or more in connection with the matters discussed under the heading “Litigation and Regulatory Matters” in Note 23, “Commitments and Contingencies,” of our Notes to Consolidated Financial Statements (unaudited), which begin on page F-150 of our Unaudited Consolidated Financial Statements included herein. The final amount of such accrual could be affected by events occurring after the date of this filing, and therefore it is possible that the amount accrued could exceed $17 million.

Corporate Information

We are a Maryland corporation incorporated in 1997. Our principal executive offices are located at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, and our phone number is (813) 421-7600. Our Internet website address is www.walterinvestment.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

The Exchange Offer

On December 17, 2013, we completed the private offering of $575,000,000 aggregate principal amount of 7.875% Senior Notes due 2021 (the “outstanding notes”). In this prospectus, the term “exchange notes” refers to the 7.875% Senior Notes due 2021, as registered under the Securities Act. The term “notes” refers to both the outstanding notes and the exchange notes.

General	In connection with the private offering of the outstanding notes, the Issuer and the guarantors of the outstanding notes entered into a registration rights agreement with Barclays Capital Inc., as representative of the several initial purchasers named therein. Under the registration rights agreement, the Issuer and the guarantors agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (“SEC”) a registration statement under the Securities Act so as to allow holders of the outstanding notes to exchange their outstanding notes for the same principal amount of exchange notes. If the exchange offer is not completed on or prior to the 365th calendar day following December 17, 2013, the Issuer will be required to pay additional interest to the holders of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	certain additional interest rate provisions are not applicable to the exchange notes.

The Exchange Offer	We are offering to exchange up to $575,000,000 aggregate principal amount of 7.875% Senior Notes due 2021. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on interpretations by the staff of the SEC, set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless extended by the Issuer. The Issuer currently does not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration date. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuer may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other required documents, or you cannot comply with the DTC Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuer and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement.

Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture governing the notes, except the Issuer and the guarantors of the notes will not have any further obligation to you to provide for the registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequence of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wells Fargo Bank, National Association is the exchange agent for the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	Walter Investment Management Corp.

Securities Offered	$575,000,000 aggregate principal amount of 7.875% senior notes due 2021.

Maturity Date	December 15, 2021.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue at a rate of 7.875% per annum from December 17, 2013.

Interest Payment Dates	June 15 and December 15 of each year, commencing on June 15, 2014.

Guarantees	The exchange notes will be jointly and severally, irrevocably and fully and unconditionally guaranteed on an unsecured senior basis by each of our current and future domestic wholly owned subsidiaries that guarantees our secured credit facilities. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of Notes—Note Guarantees.”

Ranking	The exchange notes and the related guarantees are our and the guarantors’ general unsecured senior indebtedness, respectively, and:

•	rank equally in right of payment with all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes and the guarantees;

•	rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the notes and the guarantees (including our convertible notes);

•	are effectively junior in right of payment to all of our and the guarantors’ existing and future senior secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations (including indebtedness under our secured credit facilities and guarantees thereof); and

•	are structurally subordinated to any existing and future liabilities of our subsidiaries that do not guarantee the notes.

As of June 30, 2014, we and the guarantors had an aggregate of $13.8 billion of indebtedness, of which $11.6 billion was funding debt (including warehouse debt, servicing advance debt and $9.5 billion of HMBS related obligations that are non-recourse to the Company’s general assets) and $1.5 billion was secured corporate debt, and there was undrawn availability under the 2013 Revolver of $124.7 million. As of June 30, 2014, our non-guarantor subsidiaries had approximately $1.9 billion of total indebtedness, substantially all of which constitutes mortgage-backed debt which is non-recourse to us and our subsidiaries other than the entities that are the obligors thereto. The non-guarantor subsidiaries generated approximately 8% and 9% of our consolidated revenues for the year ended December 31, 2013 and for the six months ended June 30, 2014, respectively, and held approximately 12% of our consolidated assets as of June 30, 2014.

Optional Redemption	We may redeem the notes, in whole or in part, at any time prior to December 15, 2016, at a price equal to 100% of the aggregate principal amount of the notes plus the applicable “make-whole” premium, as described in “Description of Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

We may redeem the notes, in whole or in part, at any time on or after December 15, 2016, at the applicable redemption prices specified in “Description of Notes—Redemption—Optional Redemption,” plus accrued and unpaid interest, if any, to the applicable redemption date.

In addition, we may redeem up to 35% of the aggregate principal amount of the notes at any time on or prior to December 15, 2016 with the net cash proceeds from certain equity offerings at the applicable redemption price specified in “Description of Notes—Redemption—Optional Redemption Upon Equity Offerings,” plus accrued and unpaid interest, if any, to the applicable redemption date.

Change of Control	If certain change of control events occur, we must offer to repurchase all of the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Asset Sales	If we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest, if any, to the purchase date.

Certain Covenants	The indenture governing the notes, among other things, limits our ability and the ability of our subsidiaries to:

•	incur or guarantee additional indebtedness;

•	incur liens;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make investments;

•	consolidate, merge, sell or otherwise dispose of certain assets; and

•	enter into transactions with our affiliates.

These covenants are subject to important exceptions, limitations and qualifications as described in “Description of Notes—Certain Covenants.”

Many of the restrictive covenants will be suspended if the notes achieve an investment grade rating from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“Standard & Poor’s”) and no default or event of default has occurred and is continuing under the indenture. Covenants that are suspended as a result of achieving these ratings will again apply if one or both of Moody’s and S&P withdraws its ratings or downgrades the ratings assigned to the notes below investment grade. See “Description of Notes—Certain Covenants—Covenant Suspension.”

No Prior Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The initial purchasers in the private offering of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Risk Factors

You should consider carefully all of the information included or incorporated by reference in this prospectus and, in particular, the information under the heading “Risk Factors” and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2014 prior to exchanging your outstanding notes.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained or incorporated by reference in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to the Exchange Offer

There may be adverse consequences to you if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on the transfer of your outstanding notes as set forth in the offering memorandum dated December 12, 2013 distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in December 2013 to qualified institutional investors.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and

Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to the Exchange Notes

Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our obligations.

We have substantial levels of indebtedness. As of June 30, 2014, we and the guarantors had an aggregate of $13.8 billion of indebtedness, of which $11.6 billion was funding debt (including warehouse debt, servicing advance debt and $9.5 billion of HMBS related obligations that are non-recourse to our general assets) and $1.5 billion was secured corporate debt, and there was undrawn availability of $124.7 million under the 2013 Revolver. Substantially all of our debt will mature before the exchange notes. As of June 30, 2014, our non-guarantor subsidiaries had approximately $1.9 billion of total indebtedness, substantially all of which constitutes mortgage-backed debt which is non-recourse to us and our subsidiaries other than the entities that are the obligors thereto. Subject to the limits contained in the 2013 Credit Agreement, the indenture that governs the notes and the applicable agreements governing our other debt, we may be able to incur additional debt from time to time, which could be substantial.

Our high level of indebtedness could have important consequences, including:

•	increasing our vulnerability to downturns or adverse changes in general economic, industry or competitive conditions and adverse changes in government regulations;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our unhedged obligations are at a variable rate of interest;

•	limiting our ability to make strategic acquisitions or investments or causing us to make nonstrategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product or service line development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors with lower debt levels.

We and our subsidiaries have the ability to incur additional indebtedness in the future, subject to the restrictions contained in the agreements governing our indebtedness, including our secured credit facilities and the indenture governing the notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness and may not be able to refinance our indebtedness on favorable terms. If we are unable to do so, we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control, including the risk factors as set forth herein and incorporated herein by reference. We cannot assure you we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

In addition, we conduct some of our operations through our subsidiaries. Accordingly, repayment of our indebtedness is also dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness. Each subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.

We may find it prudent or necessary to refinance our existing indebtedness. Our ability to refinance our indebtedness on favorable terms, or at all, is directly affected by the current global economic and financial conditions. In addition, optional prepayment of certain of our existing indebtedness is subject to the payment of prepayment premiums. In addition, our ability to incur secured indebtedness (which would generally enable us to achieve better pricing than the incurrence of unsecured indebtedness) depends in part on the value of our assets, which depends, in turn, on the strength of our cash flows and results of operations, and on economic and market conditions and other factors.

If our cash flows and capital resources are insufficient to fund our debt service obligations or we are unable to refinance our indebtedness, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions, or the proceeds from the dispositions may not be adequate to meet any debt service obligations then due.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, we and our subsidiaries are able to incur substantial additional debt in the future, some of which may be secured, subject to the restrictions contained in our debt instruments. In addition, our 2013 Revolver provides for $125 million of borrowings, subject to customary borrowing conditions. Although the 2013 Credit Agreement and the indenture governing the notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. We may also be permitted to take a number of other actions that could have the effect of diminishing our ability to make payments on the notes when due, or on our other senior indebtedness, which would result in our inability to make cash payments on the exchange notes.

We may be unable to repay or repurchase the exchange notes at maturity.

At maturity, the entire outstanding principal amount of the exchange notes, together with accrued and unpaid interest, will become due and payable. We may not have the funds to fulfill these obligations or the ability to renegotiate these obligations. If upon the maturity date other arrangements prohibit us from repaying the exchange notes, we could try to obtain waivers of such prohibitions from the lenders and holders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. In these circumstances, if we were not able to obtain such waivers or refinance these borrowings, we would be unable to repay the exchange notes.

Our debt agreements contain covenants that restrict our operations and may inhibit flexibility in operating our business and increasing revenues.

The agreements governing our indebtedness, including our secured credit facilities and the indenture governing the notes, contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell or transfer assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

Under our secured credit facilities, we are required to satisfy and maintain specified financial ratios, including interest expense coverage and net total leverage ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance we will continue to meet those ratios. A breach of any of these covenants could result in a default under our secured credit facilities. Upon the occurrence of an event of default, our lenders could elect to declare all amounts outstanding under our secured credit facilities to be immediately due and payable and to terminate all commitments to extend further credit. If we were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure such indebtedness. If such lenders were to demand immediate repayment of the outstanding amounts, there can be no assurance that we will have sufficient assets to repay amounts due under our secured credit facilities and our other indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements covering our indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay the principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain alternative financing necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we would be in default under the terms of the agreements governing such indebtedness, which could also result in an event of default under other financing agreements. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, or we could be forced to apply all available cash flows to repay such indebtedness, and, in any case, we could ultimately be forced into bankruptcy or liquidation.

The repayment of the exchange notes is effectively subordinated to substantially all of our existing and future secured debt and the existing and future secured debt of our guarantors to the extent of the value of the assets securing such indebtedness.

The exchange notes, and each guarantee of the exchange notes, are unsecured obligations. The exchange notes, and any other unsecured debt securities issued by us, are effectively junior in right of payment to all secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, or the bankruptcy of our guarantors or special purpose vehicles, holders of any secured indebtedness of ours or of our guarantors will have claims that are prior to the claims of the holders of any debt securities issued by us with respect to the assets securing our other indebtedness. As of June 30, 2014, we and the guarantors had approximately $1.5 billion aggregate principal amount of secured corporate debt and undrawn availability under the 2013 Revolver of $124.7 million. Subject to the limits contained in the 2013 Credit Agreement, the indenture that governs the exchange notes and the applicable agreements governing our other debt, we may be able to incur additional debt from time to time, which could be substantial.

If we defaulted on our obligations under any of our secured debt, our secured lenders could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the exchange notes. In addition, upon any distribution of assets pursuant to any liquidation, insolvency, dissolution, reorganization or similar proceeding, the holders of secured indebtedness will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of the exchange notes will be entitled to receive any payment with respect thereto. As a result, the holders of the exchange notes may recover proportionally less than holders of secured indebtedness.

The exchange notes and related subsidiary guarantees are effectively subordinated to indebtedness of our existing and future non-guarantor subsidiaries.

Not all of our subsidiaries will guarantee the exchange notes. The exchange notes are effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables, of our existing and future subsidiaries that do not guarantee the exchange notes. Any right of the holders of the exchange notes to participate in the assets of a non-guarantor subsidiary upon any liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors.

Further, the equity interests of other equity holders in any non-wholly-owned non-guarantor subsidiary, such as a joint venture, in any dividend or other distribution made by such entity would need to be satisfied on a proportionate basis with us. These non-wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the exchange notes.

Green Tree Insurance Agency Reinsurance Limited, Green Tree Advance Receivables II LLC, Hanover SPC-A, Inc., Mid-State Capital, LLC, Walter Investment Reinsurance Co., Ltd., Marix Servicing, LLC and WIMC Real Estate Investment LLC are our non-guarantor subsidiaries. As of June 30, 2014, our non-guarantor subsidiaries had approximately $1.9 billion of total indebtedness, substantially all of which constitutes mortgage-backed debt which is non-recourse to us and our subsidiaries other than the entities that are the obligors thereto. The non-guarantor subsidiaries generated approximately 8% and 9% of our consolidated revenues for the year ended December 31, 2013 and for the six months ended June 30, 2014, respectively, and held approximately 12% of our consolidated assets as of June 30, 2014.

The lenders under our secured credit facilities will have the discretion to release any subsidiary guarantors under their guarantees of our secured credit facilities, which will cause those subsidiary guarantors to be released from their guarantees of the exchange notes.

Any subsidiary guarantee of the exchange notes may be released at the sole discretion of lenders under our secured credit facilities, if the related subsidiary guarantor is no longer a guarantor of obligations under our secured credit facilities or any other indebtedness. See “Description of Notes.” You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes and the indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to claims of noteholders.

Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our guarantors could be voided, or claims under the guarantee made by any of our guarantors could be subordinated to all other obligations of any such guarantor, if the guarantor, at the time it incurred the obligations under the guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations and such guarantor:

•	was insolvent or rendered insolvent by reason of that incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. A guarantee could be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. The liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

Adverse changes in the ratings of the exchange notes may cause their trading price to fall and affect the liquidity of the exchange notes.

Rating agencies may lower, suspend or withdraw ratings on the exchange notes or our other debt in the future. Noteholders will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or liquidity of the notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

Upon the occurrence of a “change of control,” as defined in the indenture governing the notes, we must offer to buy back the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, if any, to the date of the repurchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture governing the notes. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

If a change of control occurs, it is possible that we may not have sufficient assets at the time of the change of control to make the required repurchase of notes or to satisfy all obligations under our other debt instruments, including future debt instruments. In order to satisfy our obligations, we could seek to refinance our indebtedness or obtain a waiver from the other lenders or you as a holder of the notes. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all. Our failure to repurchase any notes submitted in a change of control offer could constitute an event of default under our other debt documents, even if the change of control offer itself would not cause a default under the indenture governing the notes.

The change of control provision in the indenture may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change of the magnitude required under the definition of a change of control in the indenture to trigger our obligation to repurchase the notes.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definitions of change of control in the indenture that governs the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another person may be uncertain.

Many of the covenants contained in the indenture will be suspended if the notes are rated investment grade by both Standard & Poor’s and Moody’s and no default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by both Standard & Poor’s and Moody’s, provided at such time no default with respect to the notes has occurred and is continuing. The covenants will restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force and these transactions will not result in an event of default if the covenants are subsequently reinstated. Please see “Description of Notes—Certain Covenants—Covenant Suspension.”

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

We cannot assure you that an active trading market will develop for the exchange notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the exchange notes at any time, at their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the exchange notes. The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in the prices of securities similar to the notes. It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

If a bankruptcy petition were filed by or against us under the United States Bankruptcy Code, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of any original issue discount (“OID”) that does not constitute “unmatured interest” for purposes of the United States Bankruptcy Code.

Any OID that had not accrued as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture governing the notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2014.

You should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus.

(in thousands)	At June 30, 2014
Cash and cash equivalents	$303,341

Debt:
Corporate Debt:
2013 Term Loan	$1,470,985
2013 Revolver(1)	—
Outstanding notes	575,000
Convertible Notes(2)	220,647
Other	2,958

Total corporate debt	2,269,590

Other Debt:
Servicing advance liabilities	1,040,441
Warehouse borrowings	1,151,216
Mortgage-backed debt(3)	1,803,470
HMBS related obligations at fair value(4)	9,472,666

Total other debt	13,467,793

Total debt	15,737,383
Total stockholders’ equity(2)(5)	1,185,189

Total capitalization(2)(3)(5)	$16,922,572

(1)	Our 2013 Revolver provides for $125 million of borrowings, subject to customary borrowing conditions. During the six months ended June 30, 2014, there were no borrowings or repayments under the 2013 Revolver. At June 30, 2014, we had $0.3 million outstanding in an issued letter of credit with remaining availability under the 2013 Revolver of $124.7 million.
(2)	Reflects the face amount of our 4.50% Convertible Senior Subordinated Notes due 2019 (the “Convertible Notes”), net of applicable original issuance discount. The face amount of the Convertible Notes is $290.0 million. Upon issuance of the Convertible Notes, in accordance with ASC 470-20, the fair value of the feature to convert the debt into common stock was reported as a component of stockholders’ equity within additional paid-in capital and the debt was reported at a discount to the face amount resulting in a decrease in the amount of debt. Under GAAP, the amount of debt reported will accrete up to the face amount over the expected term of the debt. ASC 470-20 does not affect the actual amount that we are required to pay.
(3)	As of June 30, 2014, there were $2.2 billion in assets of consolidated VIEs that can only be used to settle the obligations of the consolidated VIEs. In addition, as of June 30, 2014, there were $1.9 billion in liabilities of the consolidated VIEs for which creditors or beneficial interest holders do not have recourse to us. Of this $1.9 billion in liabilities, $1.8 billion was mortgage-backed debt.
(4)	HMBS related obligations are non-recourse to our general assets.
(5)	As of June 30, 2014, the Company had 37,704,530 shares of common stock issued and outstanding (90,000,000 shares authorized). These amounts do not include shares of our common stock issuable in connection with:

•	unexercised stock options;

•	outstanding restricted stock units;

•	future grants under our incentive plans; and

•	conversion of the Convertible Notes issued in October 2012.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth certain selected historical consolidated financial information of Walter Investment Management Corp. and its predecessors. As a result of our merger with Hanover on April 17, 2009, which was treated as a reverse acquisition for accounting purposes, the historical operations of Walter Investment Management LLC have been presented as the historical financial statements of Walter Investment Management Corp. for the period prior to April 17, 2009. The selected consolidated financial information as of December 31, 2013 and 2012 and for the years ended December 31, 2013, 2012 and 2011 has been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated historical financial information as of December 31, 2011, 2010 and 2009 and for the years ended December 31, 2010 and 2009 is derived from audited consolidated financial statements which are not included or incorporated by reference in this prospectus.

The selected historical consolidated financial information as of June 30, 2014 and for the six months ended June 30, 2014 and 2013 has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. In the opinion of our management, the interim financial information provided herein reflects all adjustments (consisting of normal and recurring adjustments) necessary for a fair presentation of the data for the periods presented. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

Our business has changed substantially during the past five years. In 2009, we spun off from Walter Energy, merged with Hanover, qualified as a REIT and began to operate our business as an independent, publicly traded company; in 2010, we acquired Marix; in 2011, we acquired Green Tree and no longer qualified as a REIT; in 2012, we acquired RMS and S1L; in 2013, we acquired the ResCap net assets and the BOA assets; and in the first half of 2014, we closed on portions of the EverBank net assets and a pool of Fannie Mae MSRs. As a result, our historical annual consolidated financial results presented herein are not necessarily indicative of the results that may be expected for any future period. In addition, we made certain reclassifications to prior year balances to conform to the current year presentation. Refer to Note 1 to our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2013 and Note 1 to our consolidated financial statements included in Item 1 of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, included elsewhere in this prospectus for further information on reclassifications.

You should read the consolidated financial information in conjunction with the section entitled “Capitalization” in this prospectus, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 incorporated by reference into this prospectus and the consolidated financial statements and the related notes included elsewhere in this prospectus.

	Year Ended December 31,					Six Months Ended June 30,
	2009(1)	2010	2011(2)	2012(3)	2013(4)	2013	2014(5)
(In thousands)						(unaudited)	(unaudited)
Statement of Operations Data:
Revenues	$188,342	$180,494	$373,851	$623,807	$1,802,499	$910,493	$783,661
Expenses	150,724	146,830	381,123	617,900	1,383,253	625,793	805,651
Other gains (losses)	—	4,681	1,139	(41,358)	(6,428)	395	(971)

Income (loss) before income taxes	37,618	38,345	(6,133)	(35,451)	412,818	285,095	(22,961)
Income tax expense (benefit)	(76,161)	1,277	60,264	(13,317)	159,351	114,114	(27,409)

Net income (loss)	$113,779	$37,068	$(66,397)	$(22,134)	$253,467	$170,981	$4,448

Other Data:
Ratio of earnings to fixed charges (unaudited)(6)	1.42x	1.47x	(6)	(6)	2.47x	3.27x	(6)

	Year Ended December 31,					Six Months Ended June 30,
	2009(1)	2010	2011(2)	2012(3)	2013(4)	2013	2014(5)
(In thousands)						(unaudited)	(unaudited)
Statement of Cash Flows Data:
Cash flows provided by (used in) operating activities	$18,962	$21,891	$104,906	$69,620	$(1,810,475)	$(2,054,480)	$(73,842)
Cash flows provided by (used in) investing activities	123,369	32,566	(957,527)	(451,353)	(3,776,083)	(2,682,985)	(712,851)
Cash flows provided by (used in) financing activities	(44,364)	(39,391)	757,008	805,048	5,636,389	4,828,031	598,149

	As of December 31,					As of June 30,
	2009(1)	2010	2011(2)	2012(3)	2013(4)	2014(5)
(In thousands)						(unaudited)
Balance Sheet Data (at period end):
Assets:
Cash and cash equivalents	$99,286	$114,352	$18,739	$442,054	$491,885	$303,341
Restricted cash and cash equivalents	51,654	52,289	353,216	653,338	804,803	811,670
Residential loans at amortized cost, net	1,644,346	1,621,485	1,591,864	1,490,321	1,394,871	1,361,153
Residential loans at fair value	—	—	672,714	6,710,211	10,341,375	11,268,401
Receivables, net (include $0, $0, $81,782, $53,975, $43,545 and $36,181 at fair value)	3,052	3,426	229,779	259,009	319,195	288,829
Goodwill(5)	—	—	470,291	580,378	657,737	575,468
All other assets	89,336	103,938	776,939	842,866	3,377,663	3,777,088

Total assets	$1,887,674	$1,895,490	$4,113,542	$10,978,177	$17,387,529	$18,385,950

Liabilities and Stockholders’ Equity:
Debt and other obligations:
Warehouse borrowings	$—	$—	$—	$255,385	$1,085,563	$1,151,216
Debt	—	—	742,626	890,864	2,272,085	2,269,590
Mortgage-backed debt	1,267,454	1,281,555	2,224,754	2,072,728	1,887,862	1,803,470
HMBS related obligations	—	—	—	5,874,552	8,652,746	9,472,666

Total debt and other obligations	1,267,454	1,281,555	2,967,380	9,093,529	13,898,256	14,696,942
All other liabilities	52,036	58,447	612,630	989,720	2,322,257	2,503,819

Total liabilities	1,319,490	1,340,002	3,580,010	10,083,249	16,220,513	17,200,761
Total stockholders’ equity	568,184	555,488	533,532	894,928	1,167,016	1,185,189

Total liabilities and stockholders’ equity	$1,887,674	$1,895,490	$4,113,542	$10,978,177	$17,387,529	$18,385,950

(1)	During the year ended December 31, 2009, we recorded $2.1 million of spin-off and Hanover merger-related charges, as well as a $77.1 million tax benefit largely due to the reversal of $82.1 million in mortgage-related deferred tax liabilities that were no longer applicable as a result of our REIT qualification during the period.
(2)	During the year ended December 31, 2011, we recorded $12.9 million in transaction costs related to the acquisition of Green Tree and a $62.7 million charge to income tax expense for the impact of the loss of our REIT status and being taxed as a C corporation. The loss of our REIT status was the direct result of the acquisition of Green Tree and is retroactive to January 1, 2011. In addition, we recorded $2.2 billion in total assets, which includes $729.2 million in residential loans, and $861.7 million in mortgage-backed debt in connection with the acquisition of Green Tree.
(3)	During the year ended December 31, 2012, we recorded $48.6 million of losses on extinguishment of debt in connection with the repayment and termination of our $265 million second lien senior secured term loan and the refinancing of our $500 million first lien senior secured term loan and $90 million revolver. We also recorded $8.6 million in transaction costs related to financing transactions and our acquisitions of RMS and S1L. In addition, we recorded $5.6 billion in total assets, which includes $5.3 billion in residential loans, assumed $5.3 billion in HMBS related obligations in connection with the acquisition of RMS, and recorded $128.4 million in total assets in connection with the acquisition of S1L.
(4)	During the year ended December 31, 2013, we recorded $12.5 million of losses on extinguishment of debt in connection with the refinancing of our corporate debt. We also recorded $12.0 million in transaction costs related to financing transactions and our acquisitions of the ResCap net assets and the BOA assets. In addition, we recorded $491.4 million in total assets, including $242.6 million in servicing rights, and assumed $12.2 million of liabilities in connection with the acquisition of the ResCap net assets and $503.0 million in servicing rights in connection with the BOA asset purchase. Further, in connection with the BOA asset purchase, we disbursed $740.7 million in servicer and protective advances with funds from our servicing advance facilities.
(5)	During the six months ended June 30, 2014, we recorded an $82.3 million goodwill impairment related to our Reverse Mortgage segment.
(6)	We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, including the estimated interest portion of lease rental expense. Due to our loss before income taxes for the six months ended June 30, 2014 and the years ended December 31, 2012 and December 31, 2011, the coverage ratio for each of those periods was less than 1:1. Additional earnings of $23.0 million for the six months ended June 30, 2014, $35.5 million for the year ended December 31, 2012 and $6.1 million for the year ended December 31, 2011 were required to achieve a coverage ratio of 1:1.

DESCRIPTION OF OTHER INDEBTEDNESS

The following are summaries of the material terms and conditions of our principal indebtedness and off-balance sheet arrangements. They may not contain all the information that may be important to you. The following summaries are qualified in their entirety by reference to the relevant agreements to which each summary relates.

Corporate Debt

Secured Credit Facilities

On December 19, 2013, we entered into an Amended and Restated Credit Agreement among the Company, Credit Suisse AG, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties party thereto (the “2013 Credit Agreement”).

The 2013 Credit Agreement provides for a seven-year secured term loan in an amount of $1.5 billion (the “2013 Term Loan”), which was borrowed in full on December 19, 2013, and a five-year secured revolving credit facility in an amount of $125.0 million (the “2013 Revolver” and, together with the 2013 Term Loan, our “secured credit facilities”). Our secured credit facilities bear interest at a rate per annum equal to, at the option of the Company, (1) London Interbank Offered Rates (“LIBOR”) plus 3.75% (solely with respect to the 2013 Term Loan, with a LIBOR “floor” of 1.00%) or (2) an Alternate Base Rate plus 2.75% (payable at the end of each applicable interest period of 1, 2, 3 or 6 months, as selected by the Company, but at least on a quarterly basis). The Company is also required to pay a commitment fee of 0.50% per annum on the unused portion of the 2013 Revolver.

An amount of up to $25.0 million under the 2013 Revolver is available to be used for the issuance of letters of credit. Any amounts outstanding in issued letters of credit reduce availability for cash borrowings under the 2013 Revolver. During the six months ended June 30, 2014, there were no borrowings or repayments under the 2013 Revolver. At June 30, 2014, we had $0.3 million outstanding in an issued letter of credit with remaining availability under the 2013 Revolver of $124.7 million.

Our secured credit facilities are guaranteed by substantially all of the Company’s wholly owned domestic subsidiaries and secured by a first priority pledge on substantially all of the assets of the Company and the subsidiary guarantors, in each case subject to certain exceptions.

The 2013 Term Loan amortizes in quarterly installments starting with the fiscal quarter ending March 31, 2014 at a rate of 1.0% per annum, and no amortization is required with respect to the 2013 Revolver. Mandatory repayment obligations under the 2013 Credit Agreement include, subject to exceptions, (i) 100% of the net cash proceeds from the sale or other disposition of certain assets of the Company and of certain of the Company’s subsidiaries, subject to reinvestment rights, (ii) 100% of casualty and condemnation proceeds, subject to reinvestment rights, (iii) 100% of the net cash proceeds from the issuance of certain indebtedness and (iv) beginning with the fiscal year ending December 31, 2014, 50% of the Company’s excess cash flow (with reductions to lower percentages upon the achievement of certain financial ratios).

The 2013 Credit Agreement allows the Company to prepay, in whole or in part, the Company’s borrowings outstanding thereunder, together with any accrued and unpaid interest, with prior notice but without premium or penalty other than breakage and redeployment costs.

The 2013 Credit Agreement contains affirmative and negative covenants customary for financings of this type, including restrictions on liens, dispositions of assets, fundamental changes, dividends, the ability to incur additional indebtedness, investments, transactions with affiliates, modifications of certain agreements, certain restrictions on subsidiaries, issuance of certain equity interests, changes in lines of business, creation of additional subsidiaries and prepayments of other indebtedness, in each case subject to customary exceptions. The 2013 Credit Agreement permits the incurrence of additional indebtedness (including incremental indebtedness) that is secured on a pari passu basis with our secured credit facilities in an amount of $200.0 million plus an additional amount, subject to compliance with a pro forma first lien secured leverage ratio (as defined in the 2013 Credit Agreement) of 3.0 to 1.0 and a pro forma total leverage ratio (as defined in the 2013 Credit Agreement) of 4.0 to 1.0. The 2013 Credit Agreement also permits the incurrence of additional unsecured indebtedness in an amount not to exceed the greater of $100.0 million and 15% of our pro forma consolidated EBITDA (as defined in the 2013 Credit Agreement). The 2013 Revolver also requires the Company to maintain certain leverage ratio and interest expense coverage ratio levels if our outstanding revolving loans and our letters of credit exposure exceeds 20% of the total revolving credit commitments under the 2013 Revolver.

In addition, the 2013 Credit Agreement contains events of default customary for financings of this type, including events of default related to the failure to make payments, incorrect representations, breaches of covenants, defaults under certain other material indebtedness, bankruptcy events, certain ERISA events, actual or purported invalidity of the security agreements or guaranties, material judgments and change of control. Upon the occurrence of an event of default, the administrative agent and the lenders have the right to terminate all commitments and accelerate all loans under the 2013 Credit Agreement, enforce their rights with respect to the collateral and take certain other actions.

The proceeds of the 2013 Credit Agreement were used on December 19, 2013 to repay all amounts outstanding under the Company’s existing Credit Agreement, dated as of November 28, 2012, and were also used to pay fees and expenses incurred in connection with the 2013 Credit Agreement. In addition, the proceeds of the 2013 Credit Agreement may be utilized for working capital and general corporate purposes.

Convertible Notes

On October 23, 2012, the Company issued $290.0 million aggregate principal amount of 4.50% Convertible Senior Subordinated Notes due 2019 (the “Convertible Notes”), which amount includes the exercise in full of the underwriters’ over-allotment option. The Company is the obligor under the Convertible Notes. The Convertible Notes are unsecured and are not guaranteed by any subsidiaries of the Company.

The Convertible Notes pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and will mature on November 1, 2019.

Prior to May 1, 2019, the Convertible Notes will be convertible only upon specified events and during specified periods, and, on or after May 1, 2019, at any time. The Convertible Notes will initially be convertible at a conversion rate of 17.0068 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $58.80, which is a 40% premium to the public offering price of the Company’s common stock in the Company’s October 2012 common stock offering. Upon conversion, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount of $1,000.

Forward Mortgage Servicing Business

Servicing Advance Facilities

Our subsidiaries have servicing advance facilities with several lenders and an Early Advance Reimbursement Agreement with Fannie Mae which, in each case, are used to fund certain principal and interest, servicer and protective advances that are the responsibility of certain subsidiaries under certain servicing agreements. The servicing advance facilities and the Early Advance Reimbursement Agreement had an aggregate capacity amount of $1.2 billion at June 30, 2014. The interest rates on these facilities and the Early Advance

Reimbursement Agreement are primarily based on LIBOR plus between 1.25% and 5.5% and have various expiration dates through July 2015. Payments on the amounts due under these agreements are paid from the recoveries or repayment by third party borrowers of underlying advances made by the subsidiaries. Accordingly, repayment of the facilities and amounts due under the Early Advance Reimbursement Agreement are dependent on the recoveries or repayments by third party borrowers that are received on the underlying advances associated with the agreements. We had $111.6 million outstanding under the servicing advance facilities at June 30, 2014. At June 30, 2014 we had borrowings of $928.9 million under the Early Advance Reimbursement Agreement which has a capacity of $950.0 million. The servicing advance facilities had $130.4 million of collateral pledged by the subsidiaries under these agreements at June 30, 2014.

Green Tree Servicing’s Early Advance Reimbursement Agreement with Fannie Mae is used exclusively to fund certain principal and interest, servicer and protective advances that are the responsibility of Green Tree Servicing under its Fannie Mae servicing agreements. The Fannie Mae Early Advance Reimbursement Agreement expires on March 31, 2015. If not renewed, there will be no additional funding by Fannie Mae of new advances under the agreement. In addition, collections recovered during the 18 months following the expiration of the agreement are to be remitted to Fannie Mae to settle the outstanding balance. Upon expiration of the 18 month period, the remaining balance will become due and payable.

The Early Advance Reimbursement Agreement with Fannie Mae also includes certain “Stop Events,” such as (i) the failure of Green Tree Servicing to comply with the terms of the agreement; (ii) failure of Green Tree Servicing to be an approved Fannie Mae servicer; and (iii) the occurrence of an event of default under Green Tree Servicing’s mortgage selling and servicing contract or any master agreement with Fannie Mae which has not been waived by Fannie Mae or cured as may be allowed under the applicable agreement. Fannie Mae may also declare a “Stop Event” 120 days after providing Green Tree Servicing with written notice of its intent to do so. Were a Stop Event to occur and not be waived by Fannie Mae, Fannie Mae would have the option to terminate the Early Advance Reimbursement Agreement. In the event Fannie Mae elected to terminate the Early Advance Reimbursement Agreement, collections recovered during the 18 months following the occurrence of the Stop Event would be required to be remitted to Fannie Mae to settle the remaining outstanding balance due under the Servicing Advance Reimbursement Agreement. Upon expiration of the 18 month period, the remaining balance would become due and payable.

The servicing advance agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to our operating results and financial position are the requirements that certain of its subsidiaries maintain minimum tangible net worth, indebtedness to tangible net worth and minimum liquidity. During the first quarter of 2014, the Receivables Loan Agreement was amended to remove the covenant relating to the Company’s requirement to maintain a minimum annual net cash provided by operating activities and to add other customary financial covenants, including indebtedness to tangible net worth ratio requirements, and minimum liquidity. Our subsidiaries were in compliance with these financial covenants at June 30, 2014.

Reverse Mortgage Servicing Business

Ginnie Mae Buyout Facility

As an HMBS issuer, we assume certain obligations related to each security issued. The most significant obligation is the requirement to purchase loans out of the Ginnie Mae securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the maximum claim amount.

In March 2014, we entered into a revolving line of credit facility for the repurchase of HECMs. The facility has a committed capacity of $25.0 million. The interest rate on this facility is based on the prime rate plus 0.50%. The maturity date of this facility is February 28, 2015. Borrowings under this facility are secured by the underlying HECMs. All obligations of RMS, our indirect wholly-owned subsidiary and the borrower under this facility, are guaranteed by the Company. We had $19.3 million of borrowings and $24.2 million of collateral pledged under this facility at June 30, 2014. Borrowings at June 30, 2014 were classified as borrowings under Master Repurchase Agreements within warehouse borrowings on the consolidated balance sheet.

Forward Mortgage Originations Business

Master Repurchase Agreements

We utilize master repurchase agreements to support our origination or purchase of forward loans. These agreements were entered into by Green Tree Servicing LLC and Ditech, our indirect wholly-owned subsidiaries. All obligations of Green Tree Servicing LLC and Ditech under the master repurchase agreements are guaranteed by the Company. During the first quarter of 2014, the Company amended its master repurchase agreements relating to its forward mortgage originations business whereby, among other things, Ditech joined the facilities and was added as a seller to the facilities.

The facilities had an aggregate capacity of $2.0 billion at June 30, 2014. At June 30, 2014, the interest rates on the facilities were primarily based on LIBOR plus between 2.10% and 2.95% and have various expiration dates through May 2015. These facilities provide creditors a security interest in the mortgage loans that meet the eligibility requirements under the terms of the particular facility in exchange for cash proceeds used to originate or purchase forward loans. The source of repayment of these facilities is typically from the sale or securitization of the underlying loans into the secondary mortgage market. We evaluate our needs under these facilities based on forecasted mortgage loan origination volume, however, there can be no assurance that these origination funding facilities will be available to us in the future. The aggregate capacity includes $1.15 billion of committed funds and $850.0 million of uncommitted funds. To the extent uncommitted funds are requested to purchase or originate mortgage loans, the counterparties have no obligation to fulfill such request. We had $1.06 billion of borrowings under these master repurchase agreements at June 30, 2014, which included $94.5 million of borrowings utilizing uncommitted funds.

All of our master repurchase agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants that are most sensitive to the operating results and resulting financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements. We were in compliance with all of these financial covenants at June 30, 2014.

Reverse Mortgage Originations Business

Master Repurchase Agreements

Through RMS we finance the origination or purchase of reverse loans through master repurchase agreements. The facilities have an aggregate capacity amount of $250.0 million. The interest rates on the facilities are primarily based on LIBOR plus between 2.38% and 3.25%, in some cases are subject to a LIBOR floor or other minimum rates and have various expiration dates through July 2015. These facilities are secured by the underlying originated or purchased reverse loans and provide creditors a security interest in the reverse loans that meet the eligibility requirements under the terms of the particular facility. The source of repayment of these facilities is from the securitization of the underlying reverse loans and sale of the HMBS through Ginnie Mae as discussed in the section below. We evaluate our needs under these facilities based on forecasted reverse loan origination volume; however, there can be no assurance that these origination funding facilities will be available to us in the future. The aggregate capacity of $250.0 million is uncommitted. To the extent uncommitted funds are requested to purchase or originate reverse loans, the counterparties have no obligation to fulfill such request. All obligations of RMS under the master repurchase agreements are guaranteed by the Company. We had $70.4 million of borrowings under these master repurchase agreements at June 30, 2014.

All of our master repurchase agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants that are most sensitive to the operating results and resulting financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements.

At June 30, 2014, absent a waiver received from its counterparty, RMS would not have been in compliance with its minimum profitability covenant contained in one of its master repurchase agreements. In July 2014, RMS obtained waivers of compliance effective for the quarter ended June 30, 2014 and the quarters ending September 30, 2014 and December 31, 2014. The waiver of compliance for the quarter ended June 30, 2014 waived certain rights and remedies that otherwise would have been available under the master repurchase agreement and confirmed that no default or event of default had occurred. The waiver of compliance for the quarters ending September 30, 2014 and December 31, 2014 are conditioned on RMS being in compliance with all other covenants set forth in the master repurchase agreement and related documents. So long as RMS is in compliance with all other covenants within the master repurchase agreement and related documents, the waiver of compliance waives certain rights and remedies that otherwise would have been available under the master repurchase agreement and confirms that no default or event of default had occurred. As a result of the waiver obtained by RMS relating to the quarter ended June 30, 2014, RMS was in compliance with its financial covenants at June 30, 2014.

Reverse Loan Securitizations

We fund reverse loans through the Ginnie Mae HMBS issuance process. The proceeds from the transfer of the HMBS are accounted for as a secured borrowing and are classified on the consolidated balance sheet as HMBS related obligations. The proceeds from the transfer are used to repay borrowings under our master repurchase agreements. At June 30, 2014, we had $8.6 billion in unpaid principal balance outstanding on the HMBS related obligations. At June 30, 2014, $8.6 billion of reverse loans and real estate owned was pledged as collateral to the HMBS beneficial interest holders, and are not available to satisfy the claims of our creditors. Ginnie Mae, as guarantor of the HMBS, is obligated to the holders of the HMBS in an instance of RMS default on its servicing obligations, or when the proceeds realized on HECMs are insufficient to repay all outstanding HMBS related obligations. Ginnie Mae has recourse to RMS to the extent of the collateralized participation interests in the HECMs, but does not have recourse to the general assets of the Company, except for obligations as servicer.

Borrower remittances received on the reverse loans, if any, and proceeds received from the sale of real estate owned and our funds used to repurchase reverse loans are used to reduce the HMBS related obligations by making payments to Ginnie Mae, who will then remit the payments to the holders of the HMBS. The maturity of the HMBS related obligations is directly affected by the liquidation of the reverse loans or liquidation of real estate owned and events of default as stipulated in the reverse loan agreements with borrowers.

HMBS Issuer Obligations

As an HMBS issuer, we assume certain obligations related to each security issued. The most significant obligation is the requirement to purchase loans out of the Ginnie Mae securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the maximum claim amount. Performing repurchased loans are conveyed to HUD, and nonperforming repurchased loans are generally liquidated through foreclosure and subsequent sale of real estate owned. Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. We rely upon our Ginnie Mae Buyout Facility and operating cash flows, to the extent necessary, to repurchase loans. The timing and amount of our obligation to repurchase HECMs is indeterminable as repurchase is predicated on certain factors, the most significant of which is whether or not a borrower event of default occurs prior to the HECM reaching the mandatory repurchase threshold under which we are obligated to repurchase the loan. HMBS related obligations at fair value were $9.5 billion at June 30, 2014.

Mortgage-Backed Debt

Mortgage-backed debt consists of debt issued by the Residual and Non-Residual Trusts that have been consolidated by the Company. At June 30, 2014, the total unpaid principal balance of mortgage-backed debt was $1.8 billion. At June 30, 2014, mortgage-backed debt was collateralized by $2.3 billion of assets including residential loans, receivables related to the Non-Residual Trusts, real estate owned and restricted cash and cash equivalents. All of the mortgage-backed debt is non-recourse and not cross-collateralized and, therefore, must be satisfied exclusively with the proceeds from the residential loans and real estate owned held in each securitization trust and also from draws on the letters of credit of certain Non-Residual Trusts.

Borrower remittances received on the residential loans of the Residual and Non-Residual Trusts collateralizing this debt and draws under letters of credit issued by a third-party and serving as credit enhancements to certain of the Non-Residual Trusts are used to make payments on the mortgage-backed debt. The maturity of the mortgage-backed debt is directly affected by the rate of principal prepayments on the collateral. As a result, the actual maturity of the mortgage-backed debt is likely to occur earlier than the stated maturity. Certain of our mortgage-backed debt issued by the Residual Trusts is also subject to voluntary redemption according to the specific terms of the respective indenture agreements, including an option by us to exercise a clean-up call. The mortgage-backed debt issued by the Non-Residual Trusts is subject to mandatory clean-up call provisions at the earliest of their exercisable call dates, which is the date each loan pool falls to 10% of the original principal amount. We anticipate the mandatory call obligations to settle beginning in 2017 and continue through 2019 based upon our current cash flow projections for the Non-Residual Trusts. The total outstanding balance of the residential loans expected to be called at the respective call dates is $417.9 million. We expect to finance the capital required to exercise the mandatory clean-up call primarily through asset-backed financing alone or in combination with additional issuances of equity and/or corporate indebtedness. However, there can be no assurance that we will be able to obtain financing through the capital markets when needed. Our obligation for the mandatory clean-up call could have a significant impact on our liquidity.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuer and the guarantors of the outstanding notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes and to complete the exchange offer on or prior to the 365th calendar day following December 17, 2013 (the “target exchange offer completion date”). The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Under the circumstances set forth below, the Issuer and the guarantors will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the registration statement effective until (i) the first anniversary date of the shelf registration statement or (ii) such time as all of the notes cease to be outstanding or have either been sold or otherwise transferred pursuant to an effective shelf registration statement or sold pursuant to Rule 144 under the Securities Act or have become freely tradable by persons other than “affiliates” (as defined in Rule 144 under the Securities Act) of the Company pursuant to Rule 144. These circumstances include:

•	if the Issuer and the guarantors determine that the exchange offer registration is not available or may not be completed as soon as practicable after the last date of acceptance for exchange (as described in the registration rights agreement) because such exchange offer registration would violate any applicable law or applicable interpretations of the SEC;

•	if the exchange offer is not completed by the target exchange offer completion date; or

•	upon receipt of a written request from any initial purchaser representing that it holds outstanding notes that are or were ineligible to be exchanged in the exchange offer.

Under the registration rights agreement, if the exchange offer is not completed on or prior to the target exchange offer completion date or a shelf registration statement is required and the shelf registration statement has not become effective on or prior to the target exchange offer completion date (or, if required pursuant to a written request from an initial purchaser, by the later of the target exchange offer completion date and 90 days after delivery of such written request), the interest rate on the notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the target exchange offer completion date (or, in the case of a written request from an initial purchaser, for the first 90-day period commencing one day after the date that is 90 days after delivery of such written request) and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, in each case until the exchange offer is completed or the shelf registration statement, if required pursuant to the registration rights agreement, becomes effective or, in the case of a shelf registration, the securities become freely tradable under the Securities Act or the shelf registration is no longer required, up to a maximum increase of 0.50% per annum of additional interest.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an “affiliate” of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the exchange offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the close of business, New York City time, on                , 2014. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue exchange notes in principal amount identical to outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $575 million aggregate principal amount of the 7.875% Senior Notes due 2021 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent of the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2014. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, at our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving written notice of such extension to holders of outstanding notes. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

DTC has confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will, promptly following the expiration date, issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us or them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent’s message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who wish to tender their outstanding notes and are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or agent’s message to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent’s message, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the close of business, New York City time, on                , 2014.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “—Exchange agent”, such notice of withdrawal may be delivered by telegram, telex, or fascimile (if no medallion guarantee is required); or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for tendering outstanding notes” above at any time on or prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notice of guaranteed delivery and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Overnight Courier or Hand Delivery:

Registered and Certified Mail:	Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A. Corporate Trust Operations	Wells Fargo Bank, N.A. Corporate Trust Operations	Wells Fargo Bank, N.A. Corporate Trust Services
MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	MAC N9303-121 6 St. & Marquette Avenue Minneapolis, MN 55479	Northstar East Building -12 Floor 608 Second Avenue South Minneapolis, MN 55402

By Facsimile

(for Eligible Institutions only):

(612) 667-6282

For Information of Confirmation by Telephone:

(800) 344-5128

If you deliver the letter of transmittal or the notice of guaranteed delivery to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the fees and reasonable expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

We have issued the outstanding notes and will issue the exchange notes under an indenture (the “Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), dated as of December 17, 2013. The following is a summary of the material provisions of the Indenture. We urge you to read the Indenture, including the form and terms of the notes, because it, and not this description, defines your rights as a holder of notes. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). You may request a copy of the Indenture at our address as shown under “—Additional Information” below. You can find definitions of certain capitalized terms used in this section under “—Certain Definitions.” For purposes of this section, references to the “Company” or “our” include only Walter Investment Management Corp. and not its subsidiaries.

The Trustee initially acts as the paying agent (the “Paying Agent”) and the registrar (the “Registrar”) for the outstanding notes and will act as the exchange agent (the “Exchange Agent”) for the exchange notes. The Company may change any Paying Agent and Registrar without notice to holders of the notes (the “Holders”). The Company will pay principal (and premium, if any) on the notes at the Trustee’s corporate trust office in the United States. At the Company’s option, interest and Additional Interest, if any, may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of Holders.

Brief Description of the Notes and the Note Guarantees

The notes are:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with all existing and future senior Indebtedness of the Company;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of the Company to the extent of the assets securing such Indebtedness;

•	senior in right of payment to all existing and future subordinated Indebtedness of the Company;

•	unconditionally guaranteed on a senior unsecured basis by the Guarantors; and

•	structurally subordinated to any existing and future liabilities of our non-Guarantor subsidiaries.

Without limitation on the generality of the foregoing, the notes are effectively subordinated to secured Indebtedness of the Company—including, without limitation, all Indebtedness under the Existing Credit Facility, Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness and Securitization Indebtedness. In the event of the Company’s bankruptcy, liquidation, reorganization or other winding up, the Company’s assets that secure such secured Indebtedness will be available to pay obligations on the notes only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

The notes are guaranteed by each of the Company’s current and future Wholly Owned Restricted Subsidiaries that is a Domestic Subsidiary and guarantees obligations under the Existing Credit Facility. As of the Issue Date, Green Tree Insurance Agency Reinsurance Limited, Green Tree Advance Receivables II LLC, Green Tree Advance Receivables III LLC, Green Tree Agency Advance Funding Trust I, Hanover SPC-A, Inc. (Qualified REIT Subsidiary), Mid-State Capital, LLC, Walter Investment Reinsurance Company, Ltd. (TRS), Marix Servicing, LLC, WIMC Real Estate Investment LLC, Walter Capital Opportunity Corp., Walter Capital Opportunity GP, LLC and Walter Capital Opportunity, LP did not guarantee the Existing Credit Facility and did not guarantee the notes.

Each guarantee of the notes is:

•	a general unsecured obligation of the Guarantor;

•	pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	effectively junior in right of payment to all existing and future senior secured Indebtedness of that Guarantor to the extent of the assets securing such Indebtedness; and

•	senior in right of payment to all existing and future subordinated Indebtedness of that Guarantor.

Without limitation on the generality of the foregoing, each guarantee of the notes is effectively subordinated to secured Indebtedness of the relevant Guarantor—including, without limitation, all Indebtedness under the Existing Credit Facility, Existing Facilities, Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness, Permitted Residual Indebtedness, Securitization Indebtedness and any secured guarantee of the Indebtedness of the Company. In the event of a Guarantor’s bankruptcy, liquidation, reorganization or other winding up or similar proceeding, the Guarantor’s assets that secure such secured Indebtedness of the Guarantor will be available to pay obligations on its Note Guarantee only after all Indebtedness under such secured Indebtedness has been repaid in full from such assets.

As of June 30, 2014, we and the guarantors had an aggregate of $13.8 billion of indebtedness, of which $11.6 billion was funding debt (including warehouse debt, servicing advance debt and $9.5 billion of HMBS related obligations that are non-recourse to the Company’s general assets) and $1.5 billion was secured corporate debt, and there was undrawn availability under the 2013 Revolver of $124.7 million. As of June 30, 2014, our non-guarantor subsidiaries had approximately $1.9 billion of total indebtedness, substantially all of which constitutes mortgage-backed debt which is non-recourse to us and our subsidiaries other than the entities that are the obligors thereto. The non-guarantor subsidiaries generated approximately 8% and 9% of our consolidated revenues for the year ended December 31, 2013 and for the six months ended June 30, 2014, respectively, and held approximately 12% of our consolidated assets as of June 30, 2014.

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries,” other than Marix Servicing LLC, WIMC Real Estate Investment LLC, Walter Capital Opportunity Corp., Walter Capital Opportunity GP, LLC and Walter Capital Opportunity, LP. However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Transfer and Exchange

A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Company will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption of notes to be redeemed. The registered Holder of a note will be treated as the owner of the note for all purposes.

Principal, Maturity and Interest

The notes were issued in an aggregate principal amount of $575,000,000. The Company may, without the consent of the Holders, increase the principal amount of the notes in the future on the same terms and conditions. Any offering of additional notes is subject to the covenant described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture; provided, however, that if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

The notes mature on December 15, 2021. Interest on the notes accrues at the rate of 7.875% per annum and is payable semiannually in cash on each June 15 and December 15, commencing on June 15, 2014, to the persons who are registered Holders at the close of business on the June 1 and December 1 immediately preceding the applicable interest payment date. Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance.

The notes are not entitled to the benefit of any mandatory sinking fund.

Additional Interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Note Guarantees

The notes are guaranteed by each of the Company’s current and future Wholly-Owned Restricted Subsidiaries that is a Domestic Subsidiary and guarantees obligations under the Existing Credit Facility. These Note Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Your right to be repaid would be adversely affected if a court determined that any of our guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)	except in the case of a merger entered into solely for the purpose of reincorporating a Guarantor in another jurisdiction, immediately after giving effect to that transaction, no Default or Event of Default shall have occurred and be continuing;

(2)	either:

(a)	the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if not the Guarantor) assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture; or

(b)	the Net Proceeds of such sale or other disposition are either (i) applied in accordance with the applicable provisions of the Indenture or (ii) not required to be applied in accordance with any provision of the Indenture; and

(3)	the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such sale, disposition, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture will comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

The Note Guarantee of a Guarantor will be automatically and unconditionally released and discharged:

(1)	in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3)	if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4)	if such Guarantor is released from its obligations under the Existing Credit Facility and released from its guarantee of all other Indebtedness of the Company and the Guarantors (except if such release is pursuant to, or as a result of, a complete payment under such other obligation); or

(5)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Redemption

Optional Redemption

At any time prior to December 15, 2016 the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of the notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest and Additional Interest, if any, due on the relevant interest payment date that is on or prior to the applicable date of redemption).

On or after December 15, 2016 the Company may on any one or more occasions redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable date of redemption, if redeemed during the twelve month period beginning on of the years indicated below, subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2016	105.906%
2017	103.938%
2018	101.969%
2019 and thereafter	100.000%

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of (i) 1.0% of the then outstanding principal amount of such note and (ii) the excess of:

(1)	the present value at such redemption date of the sum of (A) the redemption price of such note at December 15, 2016 (such redemption price being set forth in the table appearing above under “—Optional Redemption”) plus (B) all required interest payments due on such note through December 15, 2016 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(2)	the then outstanding principal amount of such note.

The Applicable Premium shall be calculated by the Company, and the Trustee shall have no responsibility to verify such amount.

“Treasury Rate” means, as determined by the Company, as of the applicable redemption date, the yield to maturity as of such redemption date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to December 15, 2016; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to December 15, 2016, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Optional Redemption Upon Equity Offerings

At any time, or from time to time, on or prior to December 15, 2016, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35.0% of the principal amount of all notes issued at a redemption price equal to 107.875% of the principal amount of the notes redeemed plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption); provided that:

(1)	at least 65.0% of the principal amount of all notes issued under the Indenture remains outstanding immediately after any such redemption; and

(2)	the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

“Equity Offering” means a public or private sale of Equity Interests of the Company (other than Disqualified Capital Stock and other than to a Subsidiary of the Company) by the Company.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent. In addition to the Company’s rights to redeem notes as set forth above, the Company may at any time and from time to time purchase notes in open-market transactions, tender offers or otherwise.

Selection and Notice of Redemption

In the event that the Company chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the Trustee either:

(1)	in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed; or

(2)	on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No notes of a principal amount of $2,000 or less shall be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures). Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

Any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. If such redemption is subject to the satisfaction of one or more conditions precedent, in the Company’s discretion the redemption date may be delayed or the redemption may be rescinded in the event any such conditions shall not have been satisfied by the original redemption date.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101.0% of the principal amount of the notes purchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (subject to the rights of Holders of notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption).

Within 30 days following the date upon which a Change of Control occurs, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, or otherwise in accordance with the procedures of DTC, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered notes and their election to require the Company to purchase such notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder of the notes, the principal amount of the notes tendered for purchase, and a statement that such Holder is withdrawing his tendered notes and his election to have such notes purchased.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) an unconditional notice of redemption as to all outstanding notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control conditioned upon such Change of Control if at the time of making of the Change of Control Offer a definitive agreement is in place with respect to such Change of Control.

If a Change of Control Offer is made, we cannot assure you that the Company will have available funds sufficient to pay the Change of Control purchase price for all the notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, we cannot assure you that the Company would be able to obtain such financing. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.”

The Company’s other existing and future senior Indebtedness may prohibit events that would constitute a Change of Control or provide that such events constitute events of default thereunder. If the Company were to experience a change of control that triggers a default under such other senior Indebtedness, the Company could seek a waiver of such default or seek to refinance such other senior Indebtedness. In the event that the Company does not obtain such a waiver or refinance such senior Indebtedness, such default could result in amounts outstanding under such other senior Indebtedness being declared due and payable. In addition, the exercise by the Holders of notes of their right to require the Company to repurchase the notes could cause a default under such other senior Indebtedness, even if the occurrence of the Change of Control itself does not, due to the financial effect of such repurchases on the Company.

Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder’s right to redemption upon a Change of Control; such provisions may only be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property and to make Restricted Payments (as defined below) may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the notes, and we cannot assure you that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements that have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue thereof.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than a Required Asset Sale, unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	except in the case of an Asset Swap, at least 75.0% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Note Guarantee) that are assumed by the transferee of any such assets (or a third party on behalf of such transferee) pursuant to a customary novation or other agreement that releases the Company or such Restricted Subsidiary from further liability;

(b)	any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof, to the extent of the cash received in that conversion;

(c)	any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $80.0 million and 1.3% of Total Assets, at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(d)	any stock or assets of the kind referred to in clauses (4) and (5) of the next paragraph of this covenant.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, including a Required Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option, in any combination of the following:

(1)	to prepay or repay Secured Debt of the Company or any Guarantor or Indebtedness of any Restricted Subsidiary of the Company that is not a Guarantor; provided, however, that Net Proceeds may not be applied to the prepayment or repayment of Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness, other than Non-Recourse Indebtedness, Indebtedness under Existing Facilities or Permitted Funding Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale;

(2)	to prepay or repay Pari Passu Debt permitted to be incurred pursuant to the Indenture to the extent required by the terms thereof, and, in the case of Pari Passu Debt under revolving credit facilities or other similar Indebtedness, to correspondingly reduce commitments with respect thereto;

(3)	to make one or more offers to the holders of the notes (and, at the option of the Company, the holders of Pari Passu Debt) to purchase notes (and such other Pari Passu Debt) pursuant to and subject to the conditions applicable to Asset Sale Offers described below;

(4)	to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(5)	to acquire other assets (including, without limitation, MSRs and Securitization Assets) that are used or useful in a Permitted Business or capital expenditures,

provided that, in the case of clauses (4) and (5) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings and/or borrowings under Permitted Funding Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested within 365 days (as extended by any Acceptable Commitment) as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Company will make an Asset Sale Offer to all holders of notes and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100.0% of the principal amount (or, in the case of any other Pari Passu Debt offered at a significant original issue discount, 100.0% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Pari Passu Debt) plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will determine the amount of the notes and such Pari Passu Debt to be purchased on a pro rata basis or as nearly a pro rata basis as is practicable (subject to DTC procedures) and the Trustee will select the notes to be purchased by lot, pro rata, or such other method the Trustee deems fair and appropriate. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Certain Covenants

Covenant Suspension

During any period of time that the notes are rated Investment Grade and no Default or Event of Default has occurred and is then continuing, the Company and its Restricted Subsidiaries will not be subject to the following covenants:

•	“—Repurchase at the Option of Holders—Asset Sales;”

•	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

•	“—Certain Covenants—Limitation on Restricted Payments;”

•	“—Certain Covenants—Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

•	clause (2) of the covenant described under “—Certain Covenants—Merger, Consolidation and Sale of Assets;”

•	“—Certain Covenants—Limitation on Transactions with Affiliates;”

•	“—Certain Covenants—Additional Note Guarantees;” and

•	“—Certain Covenants—Conduct of Business”

(collectively, the “Suspended Covenants”). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time (the “Suspension Period”) as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies, as applicable, withdraws its ratings or downgrades the ratings assigned to the notes such that the notes are not rated Investment Grade (the “Reversion Date”), then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended

Covenants, it being understood that no actions taken by (or omissions of) the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants. Furthermore, after the Reversion Date, calculations with respect to Restricted Payments will be made in accordance with the terms of the covenant described below under “—Certain Covenants—Limitation on Restricted Payments” as though such covenant had been in effect prior to, but not during the Suspension Period and all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (4) of the definition of Permitted Indebtedness.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, in each case other than Permitted Indebtedness.

Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness), and the Company’s Restricted Subsidiaries may issue Preferred Stock, in each case if on the date of the incurrence of such Indebtedness or Preferred Stock, after giving effect to the incurrence thereof and the use of proceeds thereof, the Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0.

Limitation on Restricted Payments

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on, or in respect of, any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)	purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than in exchange for Qualified Capital Stock of the Company) held by Persons other than the Company or its Restricted Subsidiaries;

(3)	make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness (other than Indebtedness owed by the Company or any Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company or the Company, or any such payment on Indebtedness due within one year of the date of purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement) of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the notes; or

(4)	make any Restricted Investment,

if, at the time of such action (each such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as, a “Restricted Payment”), or immediately after giving effect thereto:

(1)	a Default or an Event of Default shall have occurred and be continuing; or

(2)	immediately after giving effect thereto on a pro forma basis, the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(3)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall exceed the sum of:

(a)	50.0% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2013 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100.0% of such deficit); plus

(b)	100.0% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company from any Person after the Issue Date including:

(i)	any contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Capital Stock and Excluded Contributions);

(ii)	the issuance or sale of convertible or exchangeable Disqualified Capital Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Capital Stock or debt securities) sold to a Subsidiary of the Company); plus

(c)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of the Company is designated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(e)	$276.0 million (which represents the amount available on the Issue Date under the builder basket as a result of prior equity issuances in the comparable covenant contained in the Existing Credit Facility as in effect on the Issue Date (after giving effect to the issuance of the notes)).

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice under the Indenture;

(2)	the making of any Restricted Payment, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, or (iii) through the application of a substantially concurrent cash capital contribution received by the Company from its shareholders (which sale for cash of Qualified Capital Stock or capital contribution (to the extent so used) shall be excluded from the calculation of amounts under clause (3)(b) of the immediately preceding paragraph);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary (including the acquisition of any shares of Disqualified Capital Stock of the Company) that is unsecured or contractually subordinated to the notes or to any Note Guarantee by exchange for, or out of the net cash proceeds from a substantially concurrent incurrence of Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(4)	so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Subsidiaries or their authorized representatives, in an aggregate amount not to exceed $10.0 million in any calendar year; plus (i) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary of the Company (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (4)(i) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (3)(b) of the preceding paragraph) and (ii) the proceeds of “key-man” life insurance policies that are used to make such redemptions or repurchases; provided that amounts available pursuant to this clause (4) to be utilized for Restricted Payments during any twelve-month period may be carried forward and utilized in the next succeeding twelve-month period and provided, further, that the cancellation of Indebtedness owing to the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of such entities (or warrants or options or rights to acquire such Capital Stock) will not be deemed to constitute a Restricted Payment under the Indenture;

(5)	(a) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities, and (b) repurchases of Equity Interests or options to purchase Equity Interests deemed to occur in connection with the exercise of stock options, warrants or other convertible or exchangeable securities to the extent necessary to pay applicable withholding taxes;

(6)	any payment of cash by the Company in respect of fractional shares of the Company’s Capital Stock upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities;

(7)	so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or Disqualified Capital Stock or Preferred Stock of any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(9)	any repricing or issuance of employee stock options or other awards or the adoption of bonus arrangements, in each case in connection with the issuance of the notes, and payments pursuant to such arrangements;

(10)	Restricted Payments that are made with Excluded Contributions;

(11)	Restricted Payments made with Net Cash Proceeds from Asset Sales remaining after application thereof as required by the “Asset Sale” provisions of the Indenture (including after the making by the Company of any Asset Sale Offer required to be made by the Company pursuant to such covenant and the purchase of all notes tendered therein);

(12)	upon occurrence of a Change of Control or Asset Sale and within 60 days after the completion of the Change of Control Offer or Asset Sale Offer pursuant to the “Change of Control” or “Asset Sale” provisions of the Indenture, as applicable (including the purchase of all notes tendered), any purchase or redemption of Obligations of the Company that are subordinate or junior in right of payment to the notes required pursuant to the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101.0% (in the case of a Change of Control) or 100% (in the case of an Asset Sale) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (a) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), and (b) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Company or any Restricted Subsidiary of the Company;

(13)	Restricted Payments in an amount not to exceed $40.0 million;

(14)	so long as no Default or Event of Default then exists or would result therefrom, the payment of dividends on the Company’s Common Stock pursuant to this clause (14) in an amount that does not exceed the greater of (x) $15.0 million or (y) 4.2% of Consolidated Net Income in any fiscal year of the Company; provided that any unused portion of this basket may be utilized in any succeeding fiscal year of the Company; and

(15)	any payment of cash by the Company or any of its Restricted Subsidiaries to a holder of the Existing Convertible Notes upon conversion or exchange of such Existing Convertible Notes or in connection with the right of a holder of Existing Convertible Notes to require the Company to repurchase such Existing Convertible Notes.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (3) of the second paragraph of this covenant, amounts expended pursuant to clauses (1), (4), (7), (13) and (14) shall be included in such calculation.

For purposes of determining compliance with this “Restricted Payments” covenant, if any Investment or Restricted Payment would be permitted pursuant to one or more of the provisions described above and/or one or more exceptions contained in the definition of “Permitted Investments,” the Company may classify such Investment or Restricted Payment in any manner that complies with this covenant and may later reclassify any such Investment or Restricted Payment in any manner that complies with this covenant so long as this Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exceptions as of the date of such reclassification.

Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of the Company to:

(1)	pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of its Restricted Subsidiaries;

(2)	make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; or

(3)	transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except, with respect to clauses (1), (2) and (3), for such encumbrances or restrictions existing under or by reason of:

(a)	applicable law, rule, regulation or order;

(b)	the Indenture, the notes, the Exchange Notes and the Note Guarantees;

(c)	customary non-assignment provisions of any contract, lease or license of any Restricted Subsidiary of the Company;

(d)	any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)	the Existing Facilities as each exists on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that any restrictions imposed pursuant to any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are ordinary and customary with respect to facilities similar to the Existing Facilities (under the relevant circumstances) and will not materially affect the Company’s ability to make anticipated principal and interest payments on the notes (as determined in good faith by the Board of Directors of the Company);

(f)	agreements existing on the Issue Date, including the Existing Credit Facility, to the extent and in the manner such agreements are in effect on the Issue Date;

(g)	restrictions on the transfer of assets (other than cash) held in a Restricted Subsidiary of the Company imposed under any agreement governing Indebtedness incurred in accordance with the Indenture;

(h)	provisions in agreements evidencing Permitted Funding Indebtedness that impose restrictions on the collateral securing such Indebtedness, provide for financial covenants, limitation on affiliate transactions, the transfer of all or substantially all assets, other fundamental changes or other customary limitations which, in each case as determined in good faith by the Company, are customary or will not materially affect the ability of the Company to pay the principal, interest and premium and Additional Interest, if any, on the notes;

(i)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(j)	restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

(k)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(l)	the requirements of any Securitization, Warehouse Facility or MSR Facility that are exclusively applicable to any Securitization Entity, Warehouse Facility Trust, MSR Facility Trust or special purpose Subsidiary of the Company formed in connection therewith;

(m)	customary provisions in joint venture and other similar agreements relating solely to such joint venture;

(n)	customary provisions in leases, licenses and other agreements entered into in the ordinary course of business;

(o)	restrictions on cash or other deposits or net worth imposed by customers or other counterparties of the Company and its Restricted Subsidiaries under contracts entered into in the ordinary course of business;

(p)	other Indebtedness, Disqualified Capital Stock or Preferred Stock permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on the Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that the restrictions will not materially affect the ability of the Company to pay the principal, interest and premium and Additional Interest, if any, on the notes, as determined in good faith by the Company;

(q)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph; and

(r)	any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (b) through (d), (f) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions, taken as a whole, than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Liens

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind on the assets of the Company or its Restricted Subsidiaries securing Indebtedness of the Company or its Restricted Subsidiaries unless:

(1)	in the case of Liens securing Indebtedness of the Company or its Restricted Subsidiaries that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)	in all other cases, the notes are equally and ratably secured except for:

(a)	Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(b)	Liens securing the notes and the Note Guarantees;

(c)	Liens securing Non-Recourse Indebtedness;

(d)	(A) Liens securing Permitted Funding Indebtedness so long as any such Lien shall encumber only (i) the assets originated, acquired or funded with the proceeds of such Indebtedness, assets that consist of Servicing Advances, MSRs, loans, mortgage related securities and other mortgage related receivables, REO Assets, Residual Assets and other similar assets subject to and pledged to secure such Indebtedness, and (ii) any intangible contract rights and other accounts, documents, records and other assets directly related to the assets set forth in clause (i) and any proceeds thereof and (B) Liens in any cash collateral or restricted accounts securing Permitted Funding Indebtedness;

(e)	Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (i) are, when taken as a whole, not materially less favorable to the Holders than the Liens in respect of the Indebtedness being Refinanced, and (ii) do not extend to or cover any property or assets of the Company or its Restricted Subsidiaries not securing the Indebtedness so Refinanced (or property of the same type and value); and

(f)	Permitted Liens.

Any Lien created for the benefit of Holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the related Liens described in clauses (1) and (2) above.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and any Restricted Subsidiary of the Company may enter into a sale and leaseback transaction if:

(1)	the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “—Limitation on Liens;”

(2)	the consideration of that sale and leaseback transaction is at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries net of any associated non-recourse or secured obligations), whether as an entirety or substantially as an entirety, to any Person unless:

(1)	either:

(a)	the Company shall be the surviving or continuing entity; or

(b)	the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(i)	shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the notes is a corporation; and

(ii)	shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance of every covenant of the notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)

immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall either (a) be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on the Incurrence of Indebtedness and

Issuance of Preferred Stock,” or (b) the Company shall have a pro forma Fixed Charge Coverage Ratio that would not be less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction;

(3)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)	the Company or the Surviving Entity shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the notes with the same effect as if such surviving entity had been named as such.

This “Merger, Consolidation and Sale of Assets” covenant will not apply to:

(1)	a merger of the Company with an Affiliate solely for the purpose of reorganizing the Company in another jurisdiction;

(2)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; or

(3)	any Required Asset Sale that complies with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales.”

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), involving aggregate payment of consideration in excess of $5.0 million other than (1) Affiliate Transactions permitted as described below, and (2) Affiliate Transactions on terms that, in the good faith judgment of the Company or the applicable Restricted Subsidiary, are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $10.0 million shall be approved by the Board of Directors of the Company or such Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions.

The restrictions set forth in the first and second paragraphs of this covenant shall not apply to:

(1)	any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the Board of Directors of the Company and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Capital Stock) to directors, employees and consultants pursuant to stock option or stock ownership plans;

(2)	transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries;

(3)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries has made an Investment in the ordinary course of business and such Person is an Affiliate solely because of such Investment;

(4)	transactions between the Company or one of its Restricted Subsidiaries and any Person in which the Company or one of its Restricted Subsidiaries holds an interest as a joint venture partner and such Person is an Affiliate solely because of such interest;

(5)	any agreement or arrangement as in effect as of the Issue Date or any amendment thereto or any transactions or payments contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date (as determined by the Board of Directors of the Company in good faith);

(6)	an agreement between a Person and an Affiliate of such Person existing at the time such Person is acquired by, or merged into, the Company or a Restricted Subsidiary and not entered into in contemplation of such acquisition or merger;

(7)	Restricted Payments or Permitted Investments (other than pursuant to clause (1) or (3) thereunder) permitted by the Indenture;

(8)	sales of Qualified Capital Stock and capital contributions to the Company from Affiliates;

(9)	the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not disadvantageous to the Holders of the notes in any material respect (as determined by the Board of Directors of the Company in good faith);

(10)	transactions in which the Company or any Restricted Subsidiary of the Company, as the case may be, receives an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is fair, from a financial standpoint, to the Company or such Restricted Subsidiary as approved in good faith by the Board of Directors of the Company;

(11)

(a) the provision of mortgage servicing and similar services to Affiliates in the ordinary course of business and otherwise not prohibited by the Indenture that are fair to the Company and its Restricted Subsidiaries (as determined by the Company in good faith) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party (as determined by the

Company in good faith), and (b) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)	payments or loans (or cancellation of loans) to employees or consultants of the Company or any Restricted Subsidiary of the Company;

(13)	Co-Investment Transactions as approved by the Board of Directors of the Company; and

(14)	sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility.

Additional Note Guarantees

If any Wholly-Owned Restricted Subsidiary that is a Domestic Subsidiary becomes a guarantor with respect to any obligations under the Existing Credit Facility after the Issue Date, then such Wholly-Owned Restricted Subsidiary will become a Guarantor and execute a supplemental indenture within 30 days of the date on which it became a guarantor with respect to the Existing Credit Facility.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “—Limitation on Restricted Payments” or under one or more clauses of the definition of “Permitted Investments,” as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Limitation on Restricted Payments.” The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would occur and be continuing following such designation.

Conduct of Business

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Reports to Holders

So long as any notes are outstanding and whether or not required by the rules and regulations of the SEC, the Company will file with the SEC and furnish to the Holders of notes, or cause the Trustee to furnish to the Holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or its successor) shall be deemed to satisfy the Company’s delivery obligation.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants, and each Form 10-Q and 10-K will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries.

If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a website within the time periods that would apply if the Company were required to file those reports with the SEC.

If, at any time, the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then any “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” or other comparable section, shall provide an analysis and discussion of the material differences with respect to the financial condition and results of operations of the Company and its Restricted Subsidiaries as compared to the Company and its Subsidiaries (including such Unrestricted Subsidiaries); provided, however, that no such disclosure will be required unless the Unrestricted Subsidiaries would, individually or in the aggregate, constitute a Significant Subsidiary.

In addition, the Company agrees that, for so long as any notes remain outstanding and constitute “restricted securities” under Rule 144 under the Securities Act, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything to the contrary in this Description of Notes, the Company will not be deemed to have failed to comply with any of its obligations described below under clause (3) of the caption under “—Events of Default” until 120 days after the date on which any report hereunder is due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officers’ certificates).

Events of Default

Each of the following events is defined in the Indenture as an “Event of Default”:

(1)	the failure to pay interest, or Additional Interest, if any, on any notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)	the failure to pay the principal on any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

(3)	a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25.0% of the then outstanding principal amount of all notes issued under the Indenture;

(4)	the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $75.0 million or more at any time; provided that in connection with any series of convertible or exchangeable securities (a) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (b) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (c) the rights of holders of such securities to require any repurchase by the Company of such securities in cash shall not, in itself, constitute an Event of Default under this clause (4);

(5)	one or more judgments in an aggregate amount in excess of $75.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable (other than any judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such judgments in writing);

(6)	certain events of bankruptcy or insolvency affecting the Company or any of its Significant Subsidiaries; or

(7)	the Guarantee of any Significant Subsidiary of the Company shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary of the Company, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25.0% in principal amount of the then outstanding notes issued under the Indenture may declare the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all the notes issued under the Indenture to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration,” and the notes shall become immediately due and payable.

If an Event of Default specified in clause (6) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the then outstanding notes issued under the Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of all notes issued under the Indenture may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)	to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)	if the Company has paid the Trustee (including its agents and counsel) its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)	in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in aggregate principal amount of the then outstanding notes issued under the Indenture may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest (including Additional Interest, if any) on any notes.

Holders of the notes may not enforce the Indenture or the notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee within five Business Days of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and is continuing and, if applicable, describe such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantors shall have any liability for any obligation of the Company or any Guarantors, respectively, under the notes, the Note Guarantees and the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Guarantor’s obligations under its Note Guarantee. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the Indenture and the notes (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the notes, except for:

(1)	the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes when such payments are due from the trust referred to below;

(2)	the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including, bankruptcy, receivership, reorganization, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in Dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest (including Additional Interest, if any) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and any other amounts owing under the Indenture (in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions:

(a)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)	since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States confirming that, subject to customary assumptions and exclusions, the beneficial owners of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) (and the incurrence of Liens associated with any such borrowings));

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)	the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)	the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all notes when:

(1)	either:

(a)	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)	all notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on (including Additional Interest, if any) the notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Company or any Guarantor has paid all other sums payable under the Indenture by the Company; and

(3)	the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification of the Indenture

From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture to:

(1)	cure any mistakes, ambiguities, defects or inconsistencies;

(2)	provide for uncertificated notes in addition to or in place of certificated notes or to alter the provisions of the Indenture relating to the form of the notes (including the related definitions) in a manner that does not materially adversely affect any Holder;

(3)	provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the notes by a successor to the Company or a Guarantor pursuant to the “—Certain Covenants—Merger, Consolidation and Sale of Assets” covenant;

(4)	make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights under the Indenture of any Holder of the notes or to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(5)	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)	provide for the issuance of notes issued after the Issue Date in accordance with the limitations set forth in the Indenture;

(7)	allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture);

(8)	secure the notes;

(9)	provide for the issuance of exchange notes or private exchange notes;

(10)	conform the text of the Indenture, the Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the notes (as evidenced in an officers’ certificate); or

(11)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

In formulating its opinion on such matters, the Trustee will be entitled to conclusively rely, and shall be fully protected in acting upon, such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1)	reduce the amount of notes whose Holders must consent to an amendment;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)	reduce the principal of or change or have the effect of changing the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or reduce the redemption price therefor;

(4)	make any notes payable in money other than that stated in the notes;

(5)	make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of notes issued under the Indenture to waive Defaults or Events of Default;

(6)	waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(7)	after the Company’s obligation to purchase notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto; or

(8)	modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes in a manner which adversely affects the Holders.

Governing Law

The Indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the Indenture or the notes, will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Indenture provides that, except during the occurrence and continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture without charge by writing to Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607, Attention: Chief Financial Officer.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person or secured by a Lien encumbering any asset acquired by such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means the additional interest that may accrue on the notes under the circumstances described under the caption “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) other than in the ordinary course of business.

“Asset Sale” means:

(1)	the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of any assets or rights; provided that the sale, lease (other than operating leases entered in the ordinary course of business), conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, other than any Required Asset Sale, will be governed by the provisions of the Indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales;” provided further that a transaction otherwise meeting the requirements of an “Asset Sale” under this definition will be deemed to be an Asset Sale notwithstanding its treatment under GAAP; and

(2)	the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries.

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among the Company and any Restricted Subsidiary of the Company;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4)	the sale of advances, loans, customer receivables, mortgage related securities or other assets in the ordinary course of business, the sale, transfer or discount of accounts receivable or the sale of other assets that by their terms convert into cash in the ordinary course of business, any sale of MSRs in connection with the origination of the associated mortgage loan in the ordinary course of business or any sale of securities in respect of additional fundings under reverse mortgage loans in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

(6)	the sale, conveyance or other disposition of Investments or other assets and disposition or compromise of loans or other receivables, in each case, in connection with the workout, compromise, settlement or collection thereof or exercise of remedies with respect thereto, in the ordinary course of business or in bankruptcy, foreclosure or similar proceedings, including foreclosure, repossession and disposition of REO Assets and other collateral for loans serviced and/or originated by the Company or any of its Subsidiaries;

(7)	the modification of any loans owned or serviced by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8)	a Restricted Payment that does not violate the covenant described above under the caption “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	disposals, liquidations or replacements of damaged, worn out or obsolete equipment or other assets no longer used or useful in the business of the Company and its Restricted Subsidiaries, in each case the ordinary course of business;

(10)	assets sold, conveyed or otherwise disposed of pursuant to the terms of Permitted Funding Indebtedness or Non-Recourse Indebtedness;

(11)	a sale, conveyance or other disposition (in one or more transactions) of Securitization Assets or Residual Interests;

(12)	a sale, conveyance or other disposition (in one or more transactions) of Servicing Advances, Residential Mortgage Loans or MSRs or any parts thereof (a) in the ordinary course of business, (b) in connection with the transfer or termination of the related MSRs or (c) in connection with Excess Spread Sales in the ordinary course of business;

(13)	a sale, conveyance or other disposition of Securitization Assets in the ordinary course of business in connection with the origination, acquisition, securitization and/or sale of loans that are purchased, insured, guaranteed, or securitized;

(14)	a sale, conveyance or other disposition in the ordinary course of business of MSRs in connection with MSR Facilities or Warehouse Facilities and or REO Assets;

(15)	a sale, conveyance or other disposition of Equity Interests of an Unrestricted Subsidiary;

(16)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien) permitted by the covenant described above under the caption “—Certain Covenants—Limitation on Liens;”

(17)	transactions pursuant to repurchase agreements entered into in the ordinary course of business;

(18)	any Co-Investment Transaction;

(19)	any sale or other disposition of a minority interest in any Person that is not a Subsidiary, that constituted a Restricted Payment or Permitted Investment; provided that (x) the majority interests in such Person shall also be concurrently sold or transferred on the same terms and the holder or holders of such majority interests shall have required such sale or disposition of such minority interest pursuant to the exercise of any applicable drag-along rights and (y) the Net Proceeds from the sale or transfer of such minority interest are applied in accordance with the Asset Sale covenant;

(20)	any lease or license of real and personal property in the ordinary course of business;

(21)	any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(22)	in the event that Green Tree SerVertis Acquisition LLC or a similarly structured Restricted Subsidiary acquires Residential Mortgage Loans for the sole purpose of, simultaneously with such acquisition, assigning, the assignment all of its right, title and interest in such Residential Mortgage Loans to either (x) a trust or other securitization entity or a similarly structured entity created on behalf of the Permitted Funds or a similarly structured entity or (y) any Affiliate of the Permitted Funds or a similarly structured entity (other than the Company or any Restricted Subsidiary), including without limitation, SerVertis REO LLC, a Delaware limited liability company, provided that such acquisition is funded solely with cash or other proceeds received, either directly or indirectly, by Green Tree SerVertis Acquisition LLC or such other similarly structured Restricted Subsidiary from the Permitted Funds or any Affiliate of the Permitted Funds or a similarly structured entity (other than the Company or any Restricted Subsidiary);

(23)

the sale or other disposition of all or substantially all of the assets or Equity Interests of the Company’s Ditech business; provided that the Company receives consideration at the time of sale or disposition at least equal to the Fair Market Value of the assets or Equity Interests sold or disposed of; provided further that any cash proceeds are applied as Net Proceeds under the caption “—Repurchase at the Option of Holders—Asset Sales;” and

(24)	the sale, lease, conveyance or other disposition of any assets or rights required or advisable as a result of statutory or regulatory changes as determined in good faith by the senior management of the Company; provided that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Asset Sale Offer” has the meaning assigned to that term in the Indenture.

“Asset Swap” means an exchange (or concurrent purchase and sale) of property, plant, equipment or other assets (excluding working capital or current assets) of the Company or any of its Restricted Subsidiaries for the assets or Capital Stock of a Person conducting a Permitted Business; provided that, in the case of any such exchange for Capital Stock of a Person conducting a Permitted Business, such Person is or becomes a Restricted Subsidiary; provided, further, that any cash or Cash Equivalents received must be applied as Net Proceeds in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Attributable Debt” in respect of a sale and leaseback transaction means, as of the time of determination, the present value (discounted at the interest rate per annum implicit in the lease involved in such sale and leaseback transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.

“Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; or

(2)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests (whether general or limited) of such Person,

but, in each case, excluding any debt security that is convertible or exchangeable for Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, provided, for the avoidance of doubt, that any obligations of the Company and its Restricted Subsidiaries either existing on the date of the Indenture or created prior to the recharacterization described below that were not included on the consolidated balance sheet of the Company as Capital Lease Obligations and that are subsequently recharacterized as Capital Lease Obligations due to a change in GAAP, shall for purposes of the Indenture not be treated as Capital Lease Obligations or Indebtedness.

“Cash Equivalents” means:

(1)	Dollars;

(2)	in the case of any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, such local currencies held by such Foreign Subsidiary of the Company from time to time in the ordinary course of business;

(3)	securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or such evidence of indebtedness);

(4)	marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s;

(5)	certificates of deposit with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Moody’s or S&P Rating of “B” or better;

(6)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (5) above;

(7)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within twelve months after the date of acquisition; and

(8)	money market funds at least 90.0% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

In the case of Investments by any Foreign Subsidiary of the Company that is a Restricted Subsidiary of the Company, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) local currencies and other short-term investments utilized by foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (8) and in this paragraph.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than any Required Asset Sales, to any Person; or

(2)

the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50.0% or more of the total voting power of the Voting Stock of the Company.

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “Person” or “group” for purposes of clause (2) above; provided that no “Person” or “group” beneficially owns, directly or indirectly, more than 50.0% of the total voting power of the Voting Stock of such holding company.

“Co-Investment Transaction” means a transaction pursuant to which a portion of MSRs or the right to receive fees in respect of MSRs are transferred for fair value to another Person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by:

(a)	deducting therefrom (to the extent included in determining Consolidated Net Income for such period except for payments referred to in clause (a)(iv) and (vi) below), without duplication, the amount (determined on a consolidated basis for the Company and its Restricted Subsidiaries for such period) of:

(i)	non-recurring or unusual gains;

(ii)	non-cash gains and other non-cash income, but excluding loan origination related non-cash gains, such as gains on interest rate lock derivatives, forward sale commitment derivatives, loans held for sale and capitalized mortgage servicing rights, which shall be included in calculating Consolidated EBITDA even if such gains and income were excluded in calculating Consolidated Net Income;

(iii)	the amount of all cash payments or cash charges made (or incurred) on account of a non-cash charge or non-cash loss added back to Consolidated EBITDA pursuant to clause (b)(iv) or (b)(vii) below in a previous period;

(iv)	net income attributable to discontinued operations;

(v)	gains on non-recourse assets held by any Securitization Entity or Heritage Walter Securitization Trust to the extent consolidated on the balance sheet; and

(vi)	principal payments on any Indebtedness of the Heritage Walter Securitization Trust to the extent consolidated on the balance sheet; and

(b)	adding thereto (to the extent deducted in determining Consolidated Net Income for such period except for payments referred to in clause (b)(xi) below or except as otherwise specified below), without duplication, the amount (determined on a consolidated basis for the Company and its Restricted Subsidiaries for such period) of:

(i)

total interest expense (inclusive of amortization of deferred financing fees (other than arrangement, commitment, underwriting, amendment, structuring or similar fees paid to any agent, underwriter or arranger or fees that are not paid ratably to the market) and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)), excluding without duplication (x) interest expense attributable to Non-Recourse Indebtedness, Excess Spread Sales and Permitted Securitization Indebtedness and interest expense attributable to Permitted Funding Indebtedness other than MSR Indebtedness and (y) interest expense related to non-recourse debt held by any Heritage Walter Securitization Trust to the extent consolidated on the balance sheet;

(ii)	without duplication among periods, provision for taxes paid or accrued based on income or capital, withholding, franchise and similar taxes;

(iii)	all depreciation and amortization expense, excluding amortization of MSRs and intangibles, which shall not be added thereto (it being understood that, for purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be calculated by deducting therefrom the amount of depreciation and amortization in such period pursuant to GAAP, even if such amount is otherwise excluded from the calculation of Consolidated Net Income);

(iv)	non-cash charges or non-cash losses (including but not limited to share based non-cash compensation and non-cash fair value adjustments), but excluding loan origination non-cash losses such as losses on interest rate lock derivatives, forward sale commitment derivatives or loans held for sale, which shall not be added thereto (it being understood that, for purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be calculated by deducting therefrom the amount of such non-cash charges or non-cash losses in such period pursuant to GAAP, even if such amount is otherwise excluded from the calculation of Consolidated Net Income);

(v)	fees and expenses incurred in connection with the Specified Transactions on or prior to the first anniversary of the Issue Date;

(vi)	fees and expenses incurred in connection with any Investment (including any Asset Acquisition), issuance of Equity Interests or incurrence of Indebtedness (in each case, whether or not consummated), except to the extent that such fees and expenses were financed with proceeds of equity or Indebtedness;

(vii)	non-recurring or unusual losses or charges or net after-tax extraordinary losses or charges (including without limitation any such charges attributable to the implementation of cost-savings initiatives, severance, restructuring charges, relocation costs and one-time compensation charges (in each case relating to any Asset Acquisitions));

(viii)	the amount of all cash received on account of any non-cash gains on non-cash income deducted from Consolidated EBITDA pursuant to clause (a)(iii) above in a previous period;

(ix)	net loss attributable to discontinued operations;

(x)	servicing income earned for servicing of assets in any Securitization Entity (other than any such income attributable to a Heritage Walter Securitization Trust) to the extent consolidated on the balance sheet and accounted for at fair value;

(xi)	principal payments received by any Heritage Walter Securitization Trust from borrowers to the extent consolidated on the balance sheet;

(xii)	losses on non-recourse assets held by any Securitization Entity or Heritage Walter Securitization Trust to the extent consolidated on the balance sheet;

(xiii)	net cash proceeds received from sales of REO Assets owned by any Heritage Walter Securitization Trust to the extent consolidated on the balance sheet; and

(xiv)	any valuation allowance for mortgage loans held-for-investment and corresponding debt in relation to securitized loans in accordance with GAAP that require no additional capital or equity contributions to the Company.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)	the aggregate of the interest expense on Indebtedness of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount (except as set forth below), (b) the net costs under Permitted Hedging Transactions, (c) all capitalized interest, and (d) the interest portion of any deferred payment obligation, but excluding any amortization of debt discount (excess of proceeds over the initial fair value of the debt component) on any convertible debt securities resulting from the application of Accounting Standards Codification 470-20, Debt (but only to the extent of the information therein that was codified from Financial Accounting Standards Board Staff Position No. APB 14-1—Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) or related interpretations or guidance);

(2)	to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

(3)	the imputed interest with respect to Attributable Debt created after the Issue Date; and

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Capital of such Person or preferred stock of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Capital Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with GAAP, provided that:

(A)	the following items shall be excluded in computing Consolidated Net Income (without duplication):

(i)	the net income of any Person (other than the Company) in which a Person or Persons other than the Company and its Wholly-Owned Restricted Subsidiaries has an Equity Interest or Equity Interests, except to the extent of the amount of cash dividends or other cash distributions of net income actually paid to the Company or a Wholly-Owned Restricted Subsidiary by such Person during such period;

(ii)	the net income (or loss) of any Person prior to the date it becomes a Restricted Subsidiary or all or substantially all of the property or the net income related to assets of such Person are acquired by the Company or a Restricted Subsidiary; and

(iii)	the net income of any Restricted Subsidiary to the extent that the declaration or payment of cash dividends or similar cash distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(B)	any interest expense on Permitted MSR Indebtedness (but excluding any imputed financing expense attributable to any mark-to-market adjustment in connection with any Excess Spread Sale), Permitted Servicing Advance Facility Indebtedness and Permitted Warehouse Indebtedness for such period shall reduce Consolidated Net Income for such period to the extent that such amounts did not otherwise reduce Consolidated Net Income for such period;

(C)	items classified as extraordinary gains or losses (calculated on an after-tax basis) shall be excluded in computing Consolidated Net Income (without duplication);

(D)	the following items (the amounts thereof to be initially calculated on a pre-tax basis and then adjusted for taxes cumulatively) shall be excluded in computing Consolidated Net Income:

(i)	changes in the fair value of the Company’s assets or liabilities, including changes in the fair value of MSRs, reverse mortgage loans and HMBS obligations;

(ii)	direct impairment charges or the reversal of such charges;

(iii)	gains and losses realized upon the disposition (including reserves or abandonments) of assets outside of the ordinary course of business;

(iv)	income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;

(v)	the cumulative effect of a change in accounting principles during such period;

(vi)	the amortization of cash flow hedges, MSRs and intangibles (except for the amortization of the origination MSRs accounted for at fair value);

(vii)	the amount of all reversals made (or incurred) on account of an item added back to or deducted from Consolidated Net Income in a previous period following the Issue Date pursuant to clauses (A) through (E) hereof;

(viii)	any income or loss related to the Fair Market Value of economic hedges related to MSRs or other mortgage related assets or securities, to the extent that such other mortgage related assets or securities are valued at Fair Market Value and gains and losses with respect to such related assets or securities have been excluded pursuant to another clause of this provision;

(ix)	in the case of a successor to the referent Company by consolidation or merger or as a transferee of the reference Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(x)	the effect of any gain or loss associated with liabilities created in respect of a Co-Investment Transaction as a result of the accounting treatment thereof under GAAP; and

(E)	Consolidated Net Income shall be increased, without duplication, by the amount of all cash received from the initial or tail issuance of reverse mortgage securities (HMBS), plus any cash received from the monetization of reverse mortgages or related MSRs, plus any cash received for servicing of reverse mortgages, less any cash payments made during such period to originate, acquire or fund the related loans and subsequent addition to such loans.

“Corporate Indebtedness” means, with respect to any Person, the aggregate consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries then outstanding that would be shown on a consolidated balance sheet of such Person and its Restricted Subsidiaries (excluding, for the purpose of this definition, Indebtedness incurred under clauses (2), (5), (6), (10), (11), (12), (15), (27) and (33) of the definition of Permitted Indebtedness).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Company, any of its Restricted Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Company’s senior management) with respect to any Permitted Funding Indebtedness or Permitted Securitization Indebtedness.

“Currency Agreement” means, with respect to any specified Person, any foreign exchange contract, currency swap agreement, futures contracts, options on futures contracts or other similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in currency values.

“Default “ means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of any noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an officers’ certificate executed by the principal financial officer of the Company or such Restricted Subsidiary at the time of such Asset Sale less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Noncash Consideration.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

“Dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Excess Spread Sale” means any sale in the ordinary course of business and for Fair Market Value of any excess servicing fee spread under any MSR.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital designated as Excluded Contributions pursuant to an officers’ certificate on the date such capital contributions are made.

“Existing Convertible Notes” means the Company’s existing 4.50% Convertible Senior Subordinated Notes due 2019.

“Existing Facilities” means, collectively, the Existing Servicing Advance Facilities and the Existing Warehouse Facilities.

“Existing Credit Facility” means the Credit Agreement, dated as of December 19, 2013, by and among the Company, Credit Suisse AG, as administrative agent and collateral agent, and the lenders identified therein, as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and any indentures or other credit facilities and whether by the same or any other agent, lender or group of lenders.

“Existing Servicing Advance Facilities” means (i) the Amended and Restated Receivables Loan Agreement, dated as of May 2, 2012, among Green Tree Advance Receivables II LLC, as borrower, Green Tree Servicing LLC, as administrator, the financial institutions party thereto, Wells Fargo Bank, National Association, as calculation agent, verification agent, account bank and securities intermediary, and Wells Fargo Capital Finance, LLC, as agent and (ii) the Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement), between Fannie Mae and Green Tree Servicing LLC (Servicer), effective as of July 1, 2012.

“Existing Warehouse Facilities” means (i) the Mortgage Warehouse Agreement, dated as of September 13, 2013, between Reverse Mortgage Solutions, Inc., as seller, and Texas Capital Bank, National Association, as buyer, (ii) the Flow Participation Agreement, dated as of May 30, 2013, between Reverse Mortgage Solutions, Inc., as seller, and Community Trust Bank, as seller, (iii) Amended and Restated Master Repurchase Agreement, dated as of November 1, 2012, between Reverse Mortgage Solutions, Inc., as seller, and UBS Real Estate Securities, Inc., as buyer, (iv) the Amended and Restated Master Repurchase Agreement, dated as of March 28, 2013, between Reverse Mortgage Solutions, Inc., as seller, and The Royal Bank of Scotland, as buyer, (v) the Master Repurchase Agreement, dated as of May 31, 2013, between Green Tree Servicing LLC, as seller, and Bank of America, N.A., as buyer, (vi) the Master Repurchase Agreement, dated as of February 1, 2013, between Green Tree Servicing LLC, as seller, and The Royal Bank of Scotland plc, as buyer, (vii) the Master Repurchase Agreement, dated as of March 27, 2013, between Green Tree Servicing LLC, as seller, and Credit Suisse First Boston Mortgage Capital LLC, as buyer, and (viii) the Master Repurchase Agreement, dated as of March 11, 2013, between Green Tree Servicing LLC, as seller, and Barclays Bank PLC, as purchaser and agent; in each case, together with the related documents thereto (including, without limitation, any security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, increasing the interest rate or fees applicable thereto, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer that is not an Affiliate of the seller and a willing seller, would reasonably be expected to agree to purchase and sell such asset, as determined in good faith by the Company or the Restricted Subsidiary selling such asset. For the avoidance of doubt, any sale, contribution, assignment or other transfer shall not be deemed to be for less than Fair Market Value solely because such sale, contribution, assignment or transfer was made at a discount to par.

“Fannie Mae” means the Federal National Mortgage Association, in its corporate capacity, and any majority owned and controlled affiliate thereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any other self-regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“Fixed Charge Coverage Ratio” means, with respect to any Person, as of any date, the ratio of (i) Consolidated EBITDA of such Person for the most recently ended four full fiscal quarters (the “Four Quarter Period”) for which internal financial statements are available ending prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio (the “Transaction Date”) to (ii) the Fixed Charges of such Person for the Four Quarter Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, “Consolidated EBITDA” and “Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)

the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)	any asset sales or other dispositions or any asset originations, asset purchases, purchase of MSRs, Servicing Advances or servicing rights, Investments and Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Indebtedness that is Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions) attributable to the assets which are originated or purchased, the Investments that are made and the assets that are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or asset origination, asset purchase, Investment or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

The Company shall be entitled in calculating the Fixed Charge Coverage Ratio: (i) to treat the entry into a bona fide sub-servicing agreement in respect of MSRs as an Asset Acquisition and (ii) to give effect in such pro forma calculation to any bona fide binding definitive agreement, subject to customary closing conditions, for any transaction that upon the consummation thereof would be subject to the foregoing paragraph (including any related incurrence or repayment of Indebtedness). The pro forma calculations shall be made by a responsible accounting officer of the Company in good faith based on the information reasonably available to it at the time of such calculation and may include cost savings and operating expense reductions resulting from such Investment, acquisition or purchase. The foregoing calculations shall not be required to comply with the requirements for pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense on Corporate Indebtedness and any MSR Indebtedness,

(2)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

(3)	all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries of the Company, as determined in accordance with GAAP in good faith by the Company without intercompany eliminations.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank, Government Sponsored Entity or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Sponsored Entity” means (i) Fannie Mae, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association and (ii) any other entity that is “sponsored”, chartered or controlled by the federal government of the United States.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means each of:

(1)	the Company’s Wholly-Owned Restricted Subsidiaries owned on the Issue Date that are Domestic Subsidiaries and guarantee obligations under the Existing Credit Facility; and

(2)	any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indenture,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Heritage Walter Securitization Trust” means any Securitization Entity of the Company or the Restricted Subsidiaries and any installment sale contract, chattel paper or loan contract and related promissory note and mortgage and any REO Asset owned by the Company or the Restricted Subsidiaries, in each case in existence immediately prior to the acquisition by the Company on July 1, 2011 of GTCS Holdings LLC, a Delaware limited liability company.

“Holder” means the Person in whose name the note is registered on the registrar’s book.

“Indebtedness” means with respect to any Person, without duplication:

(1)	all Obligations of such Person for borrowed money;

(2)	all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all Capitalized Lease Obligations of such Person;

(4)	all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)	all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)	guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) or (9) below;

(7)	Obligations of any other Person of the type referred to in clauses (1) through (6) above and clause (9) below which are secured by any lien on any property or asset of such Person, the amount of such

Obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Obligation so secured;

(8)	all Obligations under currency agreements and interest swap agreements of such Person;

(9)	all Attributable Debt of such Person; and

(10)	all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued at a discount to par;

(2)	with respect to any Obligations under currency agreements and interest swap agreements, the net amount payable if such agreements terminated at that time due to default by such Person;

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)	the Fair Market Value of such assets at the date of determination; and

(b)	the amount of the Indebtedness of the other Person; or

(4)	except as provided above, the principal amount or liquidation preference thereof, in the case of any other Indebtedness.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee), advance or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities. “Investment” shall exclude (x) accounts receivable, extensions of trade credit or advances by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with the Company’s or its Restricted Subsidiaries’ normal trade practices, as the case may be, (y) deposits made in the ordinary course of business and customary deposits into reserve accounts related to Securitizations and (z) commission, travel and similar advances to officers, directors, managers and employees, in each case, made in the ordinary course of business.

“Investment Grade “ means a rating of the notes by both S&P and Moody’s, each such rating being one of such agency’s four highest generic rating categories that signifies investment grade (i.e. BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s); provided that, in each case, such ratings are publicly available; provided, further, that in the event Moody’s or S&P is no longer in existence for purposes of determining whether the notes are rated “Investment Grade,” such organization may be replaced by a nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) designated by the Company, notice of which shall be given to the Trustee.

“Investment Grade Securities” means marketable securities of a Person (other than the Company or its Restricted Subsidiaries, an Affiliate or joint venture of the Company or any Restricted Subsidiary), acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business that are rated, at the time of acquisition, BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody’s.

“Issue Date” means the date on which the notes are originally issued.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, any lease in the nature thereof and any agreement to give any security interest); provided that in no event shall an operating lease or a transfer of assets pursuant to a Co-Investment Transaction be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“MSR” of any Person means any and all of the following: (a) all rights of such Person to service Residential Mortgage Loans, (b) all rights of such Person as “Servicer” (or similar designation) in such Person’s capacity as servicing rights owner with respect to such Residential Mortgage Loans under the related Servicing Agreement, including, without limitation (but subject to the restrictions set forth therein) directing who may service such Residential Mortgage Loans, (c) any and all rights of such Person to servicing fees and other compensation for servicing such Residential Mortgage Loans, (d) any late fees, penalties or similar payments with respect to such Residential Mortgage Loans, (e) all accounts and rights to payment related to any of the property described in this definition and (f) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to such Residential Mortgage Loans to the extent relating to the past, present or prospective servicing of such Residential Mortgage Loans.

“MSR Assets” means MSRs other than MSRs on loans originated by the Company or its Restricted Subsidiaries for so long as such MSRs are financed in the normal course of the origination of such loans.

“MSR Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities, with a financial institution or other lender (including, without limitation, Fannie Mae or any other Government Sponsored Entity) or purchaser, in each case, exclusively to finance or refinance the purchase or origination by the Company or a Restricted Subsidiary of MSRs originated or purchased by the Company or any Restricted Subsidiary.

“MSR Facility Trust” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with an MSR Facility, which (i) notes and securities are backed by specified MSRs originated or purchased by, and/or contributed to, such Person from the Company or any Restricted Subsidiary or (ii) notes and securities are backed by specified MSRs purchased by, and/or contributed to, such Person from the Company or any Restricted Subsidiary.

“MSR Indebtedness” means Indebtedness in connection with an MSR Facility; the amount of any particular MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, distributions to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Indebtedness” means, with respect to any specified Person, Indebtedness that is:

(1)	specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

(2)	advanced to (i) such Person or its Restricted Subsidiaries that holds investment assets or (ii) any of such Person’s Subsidiaries or group of such Person’s Subsidiaries formed for the sole purpose of acquiring or holding investment assets, in each case, against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, such Person’s or any of such Person’s Restricted Subsidiaries’ other assets (other than: (A) cross-collateralization against assets which serve as collateral for other Non-Recourse Indebtedness; and (B) subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(3)	specifically advanced to finance the acquisition of real property and secured by only the real property to which such Indebtedness relates without recourse to such Person or any of its Restricted Subsidiaries (other than subject to such customary carve-out matters for which such Person or any of its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breach of representation and warranty and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder against such Person (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes);

provided that, notwithstanding the foregoing, to the extent that any Non-Recourse Indebtedness is made with recourse to other assets of a Person or its Restricted Subsidiaries, only that portion of such Non-Recourse Indebtedness that is recourse to such other assets or Restricted Subsidiaries shall be deemed not to be Non-Recourse Indebtedness.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under the Indenture and the notes, executed pursuant to the provisions of the Indenture.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Debt” means Indebtedness of the Company or a Restricted Subsidiary that pari passu in right of payment with the notes. For the purposes of this definition, no Indebtedness will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Permitted Business” means the businesses of the Company and its Subsidiaries as described in the Company’s offering memorandum dated December 12, 2013 relating to the private offering of the outstanding notes, and businesses that are reasonably related, ancillary or complementary thereto or reasonable developments or extensions thereof.

“Permitted Funding Indebtedness” means (i) any Permitted Servicing Advance Facility Indebtedness, (ii) any Permitted Warehouse Indebtedness, (iii) any Permitted Residual Indebtedness, (iv) any Permitted MSR Indebtedness, (v) any Indebtedness under clauses (i), (ii), (iii) or (iv) of this definition that is acquired by the Company or any Subsidiary in connection with an acquisition permitted under the Indenture, (vi) any facility that combines any Indebtedness under clauses (i), (ii), (iii), (iv) or (v) of this definition and (vii) any Refinancing of the Indebtedness under clauses (i), (ii), (iii), (iv), (v) or (vi) of this definition and advanced to the Company or any of its Restricted Subsidiaries based upon, and secured by, Servicing Advances, mortgage related securities, loans, MSRs, consumer receivables, REO Assets or Residual Interests; existing on the Issue Date or created or acquired thereafter, provided, however, that solely as of the date of the incurrence of such Permitted Funding Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any Indebtedness incurred in accordance with this clause (vii) for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect thereto (excluding customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this clause (vii) which excess shall be entitled to be incurred pursuant to any other provision under the covenant described above under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Funds” means, collectively, (i) SerVertis Fund I L.P., a Delaware limited partnership, (ii) SerVertis Master Fund I L.P., an exempted limited partnership registered under the Exempted Limited Partnership Law (Revised) of the Cayman Islands, (iii) SerVertis Fund I Ltd., an exempted company incorporated and existing under the laws of the Cayman Islands, (iv) SerVertis REO LLC, a Delaware limited liability company, (v) SerVertis Depositor, LLC, a Delaware limited liability company, (vi) SerVertis SPV Holdings, LLC, a Delaware limited liability company, (vii) SerVertis Grantor Trust Holdings, LLC, a Delaware limited liability company, (viii) SerVertis GP, LLC, a Delaware limited liability company, (ix) any trust or similar Person, the beneficial interests of which are owned by the entities described in (i) to (viii) of this definition, (x) any Person electing to be treated as a real estate investment trust under the Code or any fund (or group of related funds) (which, in each case, may be managed by the Company or any Restricted Subsidiary) that has as its primary investment objective (a) the origination or acquisition of Residential Mortgage Loans (performing or non-performing) or interests therein, including mortgage backed securities and/or (b) the acquisition and/or origination of MSRs or interests therein (including excess servicing fee spread) and (xi) any similarly structured Affiliate or Subsidiary of any of the foregoing.

“Permitted Hedging Transactions” means entering into instruments and contracts and making margin calls thereon by the Company or any of its Restricted Subsidiaries in reasonable relation to a Permitted Business that are entered into for bona fide hedging purposes and not for speculative purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) and shall include, without limitation, interest rate swaps, caps, floors, collars, forward hedge and TBA contracts or mortgage sale contracts and similar instruments, “interest only” mortgage derivative assets or other mortgage derivative products, future contracts and options on futures contracts on the Eurodollar, Federal Funds, Treasury bills and Treasury rates and similar financial instruments.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)	Indebtedness under the notes issued in this offering and exchange notes, issued in exchange for such notes pursuant to the Registration Rights Agreement and exchange notes issued in exchange for any additional notes issued under the Indenture, and the Note Guarantees;

(2)	Indebtedness incurred pursuant to the Existing Facilities in an aggregate principal amount at any time outstanding not to exceed the maximum amount available under each Existing Facility as in effect on the Issue Date;

(3)	Indebtedness of the Company or any Guarantor under the Existing Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) in an amount not to exceed $1,825 million;

(4)	other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clauses (1), (2) and (3) above);

(5)	Permitted Hedging Transactions;

(6)	Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (a) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Company or any transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary of the Company) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the obligor thereon, and (b) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes;

(8)	Indebtedness of the Company or any Guarantor to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien; provided that (a) any Indebtedness of the Company or any Guarantor to any Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated in right of payment, pursuant to a written agreement, to the Company’s obligations under the Indenture and the notes, and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds, directly or indirectly, any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(9)	[reserved]

(10)	Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(11)	Permitted Funding Indebtedness;

(12)	Permitted Securitization Indebtedness and Indebtedness under Credit Enhancement Agreements;

(13)	Refinancing Indebtedness;

(14)

(A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary of the Company (other than Non-Recourse Indebtedness) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary of the Company is permitted under the terms of the Indenture, or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company (other than Non-Recourse Indebtedness); provided that such guarantee is permitted under the terms of the Indenture;”

(15)	Non-Recourse Indebtedness;

(16)	Indebtedness incurred by the Company or any of the Guarantors in connection with the acquisition of a Permitted Business; provided that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, either

(a)	the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;” or

(b)	the Fixed Charge Coverage Ratio of the Company would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the incurrence of such Indebtedness;

(17)	Indebtedness (including Capitalized Lease Obligations) incurred to finance the development, construction, purchase, lease, repairs, maintenance or improvement of assets (including MSRs and related Servicing Advances) by the Company or any Restricted Subsidiary; provided that the Liens securing such Indebtedness may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 270 days after the latter of the acquisition or completion of the construction of the property subject to the Lien; provided, further that the amount of such Indebtedness does not exceed the Fair Market Value of the assets purchased or constructed with the proceeds of such Indebtedness;

(18)	Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary of the Company (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (18));

(19)	Indebtedness consisting of Indebtedness from the repurchase, retirement or other acquisition or retirement for value by the Company of Common Stock (or options, warrants or other rights to acquire Common Stock) of the Company from any future, current or former officer, director, manager or employee (or any spouses, successors, executors, administrators, heirs or legatees of any of the foregoing) of the Company or any of its Subsidiaries or their authorized representatives to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments;”

(20)	Indebtedness in respect of overdraft protections and otherwise in connection with customary deposit accounts maintained by the Company or any Restricted Subsidiary with banks and other financial institutions as part of its ordinary cash management program;

(21)	the incurrence of Indebtedness by a Foreign Subsidiary in an amount not to exceed at any one time outstanding, together with any other Indebtedness incurred under this clause (21), 5.0% of Foreign Subsidiary Total Assets;

(22)

shares of Preferred Stock of a Restricted Subsidiary of the Company issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such share of Preferred Stock (except to the Company or another

Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares or Preferred Stock not permitted by this clause (22);

(23)	Indebtedness of the Company and its Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

(24)	Obligations in respect of performance, bid, appeal, customs, surety bonds and completion guarantees provided by the Company and its Restricted Subsidiaries in the ordinary course of business or in connection with judgments that do not result in an Event of Default;

(25)	Indebtedness of any Restricted Subsidiary that is a general partner of a Permitted Fund solely as a result of such Restricted Subsidiary being a general partner of a Permitted Fund but only so long as such Restricted Subsidiary is not engaged directly or indirectly in any business other than the businesses engaged in by the Company and the Restricted Subsidiaries as of the Issue Date and reasonable extensions and developments thereof and businesses reasonably similar, ancillary or complimentary thereto;

(26)	to the extent otherwise constituting Indebtedness, obligations arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of Residual Interests or other loans and other mortgage-related receivables purchased or originated by the Company or any of its Restricted Subsidiaries arising in the ordinary course of business;

(27)	Guarantees by the Company and its Restricted Subsidiaries of Indebtedness that is otherwise Permitted Indebtedness;

(28)	Indebtedness or Disqualified Capital Stock of the Company and Indebtedness, Disqualified Capital Stock or Preferred Stock of any of the Company’s Restricted Subsidiaries in an aggregate principal amount or liquidation preference (together with Refinancing Indebtedness in respect thereof) up to 100.0% of the net cash proceeds received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Capital Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been applied to the covenant “—Limitation on Restricted Payments” and are thereafter excluded from clause 3(b) of the first paragraph thereunder; provided, however, that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred by Restricted Subsidiaries (other than Guarantors) pursuant to this clause (28) may not exceed $50.0 million in the aggregate at any one time outstanding;

(29)	Indebtedness arising out of or to fund purchases of all remaining outstanding asset-backed securities of any Securitization Entity for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such Securitization Entity;

(30)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount (together with Refinancing Indebtedness in respect thereof) not to exceed the greater of (x) $60.0 million and (y) 1.0% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (30);

(31)	Guarantees by the Company and the Restricted Subsidiaries of the Company to owners of servicing rights in the ordinary course of business;

(32)	additional Indebtedness incurred by the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $75.0 million and (y) 1.3% of Total Assets at any one time outstanding; and

(33)	to the extent constituting Indebtedness, Indebtedness under Excess Spread Sales incurred in the ordinary course of business.

For purposes of determining compliance with the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (33) above or is entitled to be incurred pursuant to the second paragraph of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness or any portion thereof in any manner that complies with this covenant; provided that Indebtedness under the Existing Credit Facility outstanding on the Issue Date shall be deemed incurred pursuant to clause (3) above and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” covenant.

Notwithstanding any other provision of the Indenture to the contrary, for all purposes during the term of the Indenture, each lease in existence on the Issue Date shall have the same characterization as a Capitalized Lease Obligation or an operating lease as the characterization of that lease in the most recent financial statements in existence on the Issue Date, notwithstanding any change in characterization of that lease subsequent to the Issue Date by the Company or Parent based on changes in GAAP or its interpretation of GAAP.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in cash or Cash Equivalents;

(3)	any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)	Investments by the Company or any Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts, MSR Facility Trusts, Investments in mortgage related securities or charge-off receivables in the ordinary course of business;

(5)	Investments arising out of purchases of all remaining outstanding asset-backed securities of any Securitization Entity and/or Securitization Assets of any Securitization Entity in the ordinary course of business or for the purpose of relieving the Company or a Subsidiary of the Company of the administrative expense of servicing such entity;

(6)	Investment in MSRs (including in the form of repurchases of MSRs);

(7)	Investments in Residual Interests in connection with any Securitization, Warehouse Facility or MSR Facility;

(8)	Investments by the Company or any Restricted Subsidiary in the form of loans extended to non-Affiliate borrowers in connection with any loan origination business of the Company or such Restricted Subsidiary in the ordinary course of business;

(9)	any Restricted Investment made as a result of the receipt of securities or other assets of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,” or any other disposition of assets not constituting an Asset Sale;

(10)	Investments made solely in exchange for the issuance of Equity Interests (other than Disqualified Capital Stock) of the Company or any Unrestricted Subsidiary;

(11)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(12)	Investments in connection with Permitted Hedging Transactions;

(13)	repurchases of the notes;

(14)	Investments in and making or origination of Servicing Advances, residential or commercial mortgage loans and Securitization Assets (whether or not made in conjunction with the acquisition of MSRs) (including in the form of repurchases of any of the foregoing);

(15)	guarantees of Indebtedness permitted under the covenant described in “—Certain covenants— Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock;”

(16)	any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the third paragraph of the covenant described under “—Limitation on Transactions with Affiliates” (except transactions described in clauses (6) and (9) of such paragraph);

(17)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(18)	endorsements for collection or deposit in the ordinary course of business;

(19)	any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (19) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under the Indenture;

(20)	any Investment by the Company or any Restricted Subsidiary of the Company in any Person where such Investment was acquired by the Company or any Restricted Subsidiary of the Company (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary of the Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(21)	any Investment by the Company or any Restricted Subsidiary of the Company in a joint venture not to exceed the greater of (a) $50.0 million and (b) 0.8% of Total Assets;

(22)	other Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22) that are at that time outstanding, net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments), not to exceed the greater of (a) $75.0 million and (b) 1.3% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(23)	purchases of mortgage backed securities or similar debt instruments related to a Permitted Business;

(24)

any Investment resulting from the assignment by Green Tree SerVertis Acquisition LLC or a similarly structured Restricted Subsidiary of all of its right, title and interest in Residential Mortgage Loans simultaneously with the purchase of such Residential Mortgage Loans to either (a) a trust or other securitization entity or a similarly structured entity created on behalf of the Permitted Funds or a similarly structured entity, or (b) any Affiliate of the Permitted Funds or a similarly structured entity (other than the Company or any Restricted Subsidiary), including without limitation, SerVertis REO LLC;

(25)	advances to, or guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time; and

(26)	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other travel related expenses, in each case in the ordinary course of business.

“Permitted Liens” means the following types of Liens:

(1)	Liens for taxes, assessments or governmental charges or claims either (a) not yet delinquent for a period of more than 30 days, or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

(2)	statutory and common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business;

(3)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and other types of social security or obtaining of insurance, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, performance and completion guarantees, leases, contracts in the ordinary course of business, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)	Liens existing on the Issue Date;

(5)	Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary of the Company; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary or merging with or into or consolidating or amalgamating with the Company or any Restricted Subsidiary of the Company; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(6)	Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property or within 360 days of such acquisition, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary (other than assets and property affixed or appurtenant thereto); provided, further that the aggregate amount of obligations secured thereby does not exceed the greater of (x) $50.0 million and (y) 0.8% of Total Assets at any time outstanding and no such Lien may secure obligations in an amount that exceeds the Fair Market Value of the assets or property acquired as of the date of acquisition;

(7)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary of the Company;

(8)	Liens arising from leases, subleases, licenses or sublicenses granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries or dispositions of assets;

(10)	Liens securing (a) Indebtedness permitted to be Incurred pursuant to clause (3) of the definition of “Permitted Indebtedness” and (b) an additional amount of Indebtedness otherwise permitted to be incurred under the Indenture; provided that, in the case of this clause (b), on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof, the Company’s Secured Leverage Ratio is no higher than 3.25 to 1.0;

(11)	Liens in favor of the Company or any Guarantor;

(12)	Liens securing Non-Recourse Indebtedness so long as such Lien shall encumber only (i) any Equity Interests of an Unrestricted Subsidiary which owes such Indebtedness, (ii) the assets originated, acquired or funded with the proceeds of such Non-Recourse Indebtedness and (iii) any intangible contract rights and other accounts, documents, records and other property directly related to the foregoing;

(13)	grants of software and other technology licenses in the ordinary course of business;

(14)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (4), (5), (6), (10)(b), (21) and (28) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (4), (5), (6), (10)(b), (21) and (28) of this definition at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(15)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business;

(16)	Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(17)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(18)	any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;

(19)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(20)	survey exceptions, encumbrances, easements or reservations of, or rights of other for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the Permitted Business of the Company and its Subsidiaries and other similar charges or encumbrances in respect of real property not interfering, in the aggregate, in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(21)	any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

(22)	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(24)	Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(25)	Liens securing Permitted Hedging Transactions and the costs thereof;

(26)	Liens securing Indebtedness under Currency Agreements;

(27)	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $60.0 million and (y) 1.0% of Total Assets;

(28)	Liens securing Indebtedness incurred to finance the construction or purchase of assets (excluding MSR Assets) by the Company or any of its Restricted Subsidiaries (including any acquisition of Capital Stock or by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary); provided that any such Lien may not extend to any other property owned by the Company or any of its Restricted Subsidiaries at the time the Lien is incurred and the Indebtedness secured by the Lien may not be incurred more than 180 days after the acquisition or completion of the construction of the property subject to the Lien; provided further that the amount of Indebtedness secured by such Liens does not exceed the purchase price of the assets purchased or constructed with the proceeds of such Indebtedness;

(29)	Liens on Securitization Assets, any intangible contract rights and other accounts, documents, records and assets directly related to the foregoing assets and the proceeds thereof incurred in connection with Permitted Securitization Indebtedness or permitted guarantees thereof;

(30)	Liens on spread accounts and credit enhancement assets, Liens on the stock of Restricted Subsidiaries of the Company substantially all of which are spread accounts and credit enhancement assets and Liens on interests in Securitization Entities, in each case incurred in connection with Credit Enhancement Agreements;

(31)	Liens to secure Indebtedness of any Foreign Subsidiary of the Company or any Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Foreign Subsidiary or such Restricted Subsidiary that is permitted by the terms of the Indenture to be incurred;

(32)	(i) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, and (ii) bankers’ Liens, right of setoff and other similar Liens existing solely with respect to property in one or more accounts maintained by the Company or a Subsidiary as customary in the banking industry in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank customarily so secured;

(33)	Liens solely on cash advances or any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement and Liens consisting of an agreement to sell or otherwise dispose of any property permitted under the Indenture;

(34)	Liens on Servicing Advances, Residential Mortgage Loans or MSRs and any intangible contract rights and other accounts, documents, records and property directly related to the foregoing assets and any proceeds thereof, in each case that are the subject of an Excess Spread Sale entered into in the ordinary course of business securing obligations under such Excess Spread Sale;

(35)	Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Indebtedness;

(36)	Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(37)	Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed; and

(38)	Liens (x) incurred in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.

“Permitted MSR Indebtedness” means MSR Indebtedness; provided that, solely as of the date of the incurrence of such MSR Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such MSR Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such MSR Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such MSR Indebtedness shall not be Permitted MSR Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted MSR Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Permitted Residual Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries under a Residual Funding Facility; provided that solely as of the date of the incurrence of such Permitted Residual Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Residual Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Residual Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Residual Indebtedness shall be deemed not to be Permitted Residual Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Securitization Indebtedness” means Securitization Indebtedness; provided that (i) any Warehouse Indebtedness or MSR Indebtedness used to finance the purchase, origination or pooling of any Receivables subject to any Securitization that is repaid in connection with such Securitization to the extent of the net proceeds received by the Company and its Restricted Subsidiaries from the applicable Securitization Entity and (ii) solely as of the date of the incurrence of such Permitted Securitization Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Securitization Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Securitization Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Securitization Indebtedness shall not be Permitted Securitization Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.”).

“Permitted Servicing Advance Facility Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries incurred under a Servicing Advance Facility; provided, however, that solely as of the date of the incurrence of such Permitted Servicing Advance Facility Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Permitted Servicing Advance Facility Indebtedness for which the holder thereof has contractual recourse (other than subject to such customary carve-out matters for which such Person or its Restricted Subsidiaries acts as a guarantor in connection with such Indebtedness, such as fraud, misappropriation, breaches of representations or warranties and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of such Person for GAAP purposes) to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Permitted Servicing Advance Facility Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Permitted Servicing Advance Facility Indebtedness shall not be Permitted Servicing Advance Facility Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness under a Servicing Advance Facility which excess shall be entitled to be incurred pursuant to any other provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”) of the Company or such Restricted Subsidiary, as the case may be, at such time.

“Permitted Warehouse Indebtedness” means Warehouse Indebtedness; provided that solely as of the date of the incurrence of such Warehouse Indebtedness, the amount of any excess (determined as of the most recent date for which internal financial statements are available) of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Restricted Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness (excluding pursuant to customary carve-out matters such as fraud, misappropriation, breaches of representations and warranties and misapplication) over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Warehouse Indebtedness shall not be Permitted Warehouse Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions in the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness which excess shall be entitled to be incurred pursuant to any other provisions of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”). The amount of any particular Permitted Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agencies” means Moody’s and S&P.

“Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Company in accordance with the agreement governing the applicable Permitted Servicing Advance Facility Indebtedness, Permitted Warehouse Indebtedness, Permitted MSR Indebtedness or Permitted Residual Indebtedness, as the case may be (or, if such agreement does not contain any related provision, as determined by senior management of the Company in good faith); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Restricted Subsidiaries shall be the minimum price payable to the Company or such Restricted Subsidiary for such asset pursuant to such contractual commitment.

“Receivables” means loans and other mortgage-related receivables (including Servicing Receivables and MSRs but excluding Residual Interests and net interest margin securities) purchased or originated by the Company or any Restricted Subsidiary of the Company or, with respect to Servicing Receivables and MSRs, otherwise arising in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness incurred in accordance with clauses (1), (4), (13), (16), (17), (28) or (30) of the definition of Permitted Indebtedness or incurred pursuant to the second paragraph of the covenant described above under the caption “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”), and in each case that does not:

(1)	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (or, if issued with original issue discount, the aggregate issue price) (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable tender premiums, as determined in good faith by the Company, defeasance costs, accrued interest and fees and expenses incurred by the Company in connection with such Refinancing and amounts of Indebtedness otherwise permitted to be incurred under the Indenture); or

(2)	create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or a scheduled final maturity earlier than the scheduled final maturity of the Indebtedness being Refinanced; provided that (i) such Indebtedness is incurred either (a) by the Company or any Guarantor or (b) by the Restricted Subsidiary that is the obligor on the Indebtedness being Refinanced, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the notes dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

“Regulatory Supervising Organization” means any of (a) the SEC, (b) FINRA, (c) the New York Stock Exchange, (d) state securities commissions and (e) any other U.S. or foreign governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which the Company or any Restricted Subsidiary is a member or to whose rules it is subject.

“REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business.

“Required Asset Sale” means any Asset Sale that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to (i) MSRs, (ii) pools or portfolios of MSRs, or (iii) the Capital Stock of any Person that holds MSRs or pools or portfolios of MSRs, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a Government Sponsored Entity.

“Residential Mortgage Loan” means any residential mortgage loan, manufactured housing installment sale contract and loan agreement, home equity loan, home improvement loan, consumer installment sale contract or similar loan evidenced by a Residential Mortgage Note, and any installment sale contract, loan contract or chattel paper.

“Residential Mortgage Note” means a promissory note, bond or similar instrument evidencing indebtedness of an obligor under a Residential Mortgage Loan, including, without limitation, all related security interests and any and all rights to receive payments due thereunder.

“Residual Funding Facility” means any funding arrangement with a financial institution or institutions or other lenders or purchasers under which advances are made to the Company or any Restricted Subsidiary secured by Residual Interests.

“Residual Interests” means any residual, subordinated, reserve accounts and retained ownership interest held by the Company or a Restricted Subsidiary in Securitization Entities, Warehouse Facility Trusts and/or MSR Facility Trusts, regardless of whether required to appear on the face of the consolidated financial statements in accordance with GAAP.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means any Indebtedness secured by a Lien upon the property of the Company or any of its Restricted Subsidiaries (regardless of the Realizable Value of such property), but including, for purposes of the Secured Leverage Ratio, only Corporate Indebtedness secured by a Lien.

“Secured Leverage Ratio” means, on any date of determination, the ratio of (i) Secured Debt on such date to (ii) Consolidated EBITDA for the Four Quarter Period for which internal financial statements are available ending prior to such date (the “Calculation Date”).

In addition, for purposes of calculating the Secured Leverage Ratio, “Consolidated EBITDA” shall be calculated on a pro forma basis with adjustments, to the extent applicable, as set forth under the definition of “Fixed Charge Coverage Ratio.”

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization” means a public or private transfer, sale or financing of Servicing Advances, and/or mortgage loans, installment contracts, other loans and any other asset capable of being securitized (collectively, the “Securitization Assets”) by which the Company or any Restricted Subsidiary directly or indirectly securitizes a pool of specified Securitization Assets including, without limitation, any such transaction involving the sale of specified Servicing Advances or mortgage loans to a Securitization Entity or a Government Sponsored Entity (including a Securitization Entity established by such Government Sponsored Entity).

“Securitization Assets” has the meaning specified in the definition of “Securitization.”

“Securitization Entity” means (i) any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing asset-backed or mortgaged-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor and (iii) any special purpose Subsidiary of the Company formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such Person is not an obligor with respect to any Indebtedness of the Company or any Guarantor other than under Credit Enhancement Agreements.

“Securitization Indebtedness” means (i) Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to the Company or any of its Restricted Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by the Company or any of its Restricted Subsidiaries.

“Servicing Advance Facility” means any funding arrangement with lenders collateralized in whole or in part by Servicing Advances under which advances are made to the Company or any Restricted Subsidiaries based on such collateral.

“Servicing Advances” means advances made by the Company or any of its Restricted Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that the Company or any of its Restricted Subsidiaries otherwise advances in its capacity as servicer.

“Servicing Agreements” means any servicing agreements (including whole loan servicing agreements for portfolios of whole mortgage loans), pooling and servicing agreements, interim servicing agreements and other servicing agreements, and any other agreement governing the rights, duties and obligations of either the Company or any Restricted Subsidiary, as a servicer, under such servicing agreements.

“Servicing Receivables” means rights to collections under mortgage-related receivables, or other rights to reimbursement of Servicing Advances that the Company or a Restricted Subsidiary of the Company has made in the ordinary course of business and on customary industry terms.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02 of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Specified Transactions” shall mean (i) the acquisition of Reverse Mortgage Solutions, Inc. by the Company which was completed on November 1, 2012, (ii) the issuance of common stock of the Company on October 23, 2012, (iii) the issuance of the Existing Convertible Notes and the refinancing of certain outstanding indebtedness with the proceeds of the Existing Convertible Notes on October 23, 2012 and (iv) (a) the execution, delivery and performance of the Existing Credit Facility and the making of the borrowings hereunder, (b) the repayment of all amounts due or outstanding under or in respect of, and the termination of, the First Lien Credit Agreement dated as of July 1, 2011 among the Company, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent and (c) the payment of related fees and expenses.

“Subsidiary,” with respect to any Person, means:

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company, as adjusted to exclude (to the extent such assets are reflected on such consolidated balance sheet) (i) Restricted cash and cash equivalents, (ii) the following to the extent they are Securitization Assets (excluding Servicing Advances) (a) Residential Mortgage Loans at amortized cost, net, (b) Residential Mortgage Loans at fair value (for the avoidance of doubt this includes reverse mortgage loans in Ginnie Mae securitization trusts), (c) Receivables, net, (d) Other assets and (e) any other assets not included in clauses (a) through (d) in all cases without duplication.

“Unrestricted Subsidiary” means (i) Marix Servicing LLC, WIMC Real Estate Investment LLC, Walter Capital Opportunity Corp., Walter Capital Opportunity GP, LLC and Walter Capital Opportunity, LP and (ii) any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Indebtedness and other Indebtedness that is not recourse to the Company or any Restricted Subsidiary or any of their assets;

(2)	except as permitted by the covenant described above under the caption “—Certain Covenants— Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)	is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Warehouse Facility” means any financing arrangement of any kind, including, but not limited to, financing arrangements in the form of repurchase facilities, loan agreements, note issuance facilities and commercial paper facilities (excluding in all cases, Securitizations), with a financial institution or other lender or purchaser exclusively to (i) finance or refinance the purchase, origination or funding by the Company or a Restricted Subsidiary of the Company of, provide funding to the Company or a Restricted Subsidiary of the Company through the transfer of, loans, mortgage-related securities and other mortgage related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (ii) finance the funding of or refinance Servicing Advances; or (iii) finance or refinance the carrying of REO Assets related to loans and other mortgage-related receivables purchased or originated by the Company or any Restricted Subsidiary of the Company; provided that such purchase, origination, pooling, funding refinancing and carrying is in the ordinary course of business.

“Warehouse Facility Trusts” means any Person (whether or not a Restricted Subsidiary of the Company) established for the purpose of issuing notes or other securities in connection with a Warehouse Facility, which notes and securities are backed by (i) specified loans, mortgage-related securities and other mortgage-related receivables purchased by, and/or contributed to, such Person from the Company or any Restricted Subsidiary; (ii) specified Servicing Advances purchased by, and/or contributed to, such Person from the Company or any other Restricted Subsidiary; or (iii) the carrying of REO Assets related to loans and other mortgage-related receivables purchased by, and/or contributed to, such Person or any Restricted Subsidiary.

“Warehouse Indebtedness” means Indebtedness in connection with a Warehouse Facility; provided that the amount of any particular Warehouse Indebtedness as of any date of determination shall be calculated in accordance with GAAP.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Capital Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing: (1) the then outstanding aggregate principal amount of such Indebtedness or redemption or similar payment with respect to such Disqualified Capital Stock or Preferred Stock into; (2) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the Issuer or any of the initial purchasers of the outstanding notes are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemption will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the exchange notes constitutes assets of any Plan or (ii) the purchase and holding of the exchange notes (and the exchange of outstanding notes for exchange notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature, and is not intended to be all inclusive, and should not be construed as legal advice or as complete in all relevant respects. The foregoing discussion is based on laws in effect on the date of this prospectus and is subject to any subsequent changes therein. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes).

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker–dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will also indemnify you (including any broker-dealers) against certain liabilities.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York as to matters of New York law. Simpson Thacher & Bartlett LLP, Palo Alto, California will pass on matters of California law.

EXPERTS

The consolidated financial statements and schedule of Walter Investment Management Corp. and subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report included herein. The effectiveness of Walter Investment Management Corp.’s internal control over financial reporting as of December 31, 2013 appearing in Walter Investment Management Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2013 and incorporated by reference herein has also been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are included herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Green Tree appearing in the Company’s Current Report on Form 8-K/A, dated August 29, 2011, have been incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

Report of Independent Registered Certified Public Accounting Firm

The Board of Directors and Stockholders of

Walter Investment Management Corp.

We have audited the accompanying consolidated balance sheets of Walter Investment Management Corp. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2013. Our audits also included the financial statement schedule listed in the Index as Schedule I. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Walter Investment Management Corp. and subsidiaries at December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Walter Investment Management Corp. and subsidiaries internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated February 27, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Tampa, Florida

February 27, 2014, except for Note 29, as to which the date is October 14, 2014

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$491,885	$442,054
Restricted cash and cash equivalents	804,803	653,338
Residential loans at amortized cost, net	1,394,871	1,490,321
Residential loans at fair value	10,341,375	6,710,211
Receivables, net (includes $43,545 and $53,975 at fair value at December 31, 2013 and 2012, respectively)	319,195	259,009
Servicer and protective advances, net	1,381,434	173,047
Servicing rights, net (includes $1,131,124 and $0 at fair value at December 31, 2013 and 2012, respectively)	1,304,900	242,712
Goodwill	657,737	580,378
Intangible assets, net	122,406	144,492
Premises and equipment, net	155,847	137,785
Other assets (includes $62,365 and $949 at fair value at December 31, 2013 and 2012, respectively)	413,076	144,830

Total assets	$17,387,529	$10,978,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities (includes $26,571 and $25,348 at fair value at December 31, 2013 and 2012, respectively)	$494,139	$260,610
Servicer payables	735,225	587,929
Servicing advance liabilities	971,286	100,164
Debt	3,357,648	1,146,249
Mortgage-backed debt (includes $684,778 and $757,286 at fair value at December 31, 2013 and 2012, respectively)	1,887,862	2,072,728
HMBS related obligations at fair value	8,652,746	5,874,552
Deferred tax liability, net	121,607	41,017

Total liabilities	16,220,513	10,083,249
Commitments and contingencies (Note 27)
Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares Issued and outstanding — 0 shares at December 31, 2013 and 2012	—	—
Common stock, $0.01 par value per share:
Authorized — 90,000,000 shares Issued and outstanding — 37,377,274 and 36,687,785 shares at December 31, 2013 and 2012, respectively	374	367
Additional paid-in capital	580,572	561,963
Retained earnings	585,572	332,105
Accumulated other comprehensive income	498	493

Total stockholders’ equity	1,167,016	894,928

Total liabilities and stockholders’ equity	$17,387,529	$10,978,177

The following table presents the assets and liabilities of the Company’s consolidated variable interest entities, which are included on the consolidated balance sheets above. The assets in the table below include those assets that can only be used to settle obligations of the consolidated variable interest entities. The liabilities in the table below include third-party liabilities of the consolidated variable interest entities only, and for which creditors or beneficial interest holders do not have recourse to the Company, and exclude intercompany balances that eliminate in consolidation.

	December 31,
	2013	2012
ASSETS OF CONSOLIDATED VARIABLE INTEREST ENTITIES THAT CAN ONLY BE USED TO SETTLE THE OBLIGATIONS OF CONSOLIDATED VARIABLE INTEREST ENTITIES:
Restricted cash and cash equivalents	$59,080	$59,233
Residential loans at amortized cost, net	1,377,711	1,475,782
Residential loans at fair value	587,265	646,498
Receivables at fair value	43,545	53,975
Servicer and protective advances, net	75,481	68,550
Other assets	56,254	63,340

Total assets	$2,199,336	$2,367,378

LIABILITIES OF THE CONSOLIDATED VARIABLE INTEREST ENTITIES FOR WHICH CREDITORS OR BENEFICIAL INTEREST HOLDERS DO NOT HAVE RECOURSE TO THE COMPANY:
Payables and accrued liabilities	$8,472	$9,100
Servicing advance liabilities	67,905	64,552
Mortgage-backed debt (includes $684,778 and $757,286 at fair value at December 31, 2013 and 2012, respectively)	1,887,862	2,072,728

Total liabilities	$1,964,239	$2,146,380

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Years Ended December 31,
	2013	2012	2011
REVENUES
Net servicing revenue and fees	$783,389	$368,509	$157,554
Net gains on sales of loans	598,974	648	—
Interest income on loans	144,651	154,351	164,794
Net fair value gains on reverse loans and related HMBS obligations	120,382	7,279	—
Insurance revenue	84,478	73,249	41,651
Other revenues	70,625	19,771	9,852

Total revenues	1,802,499	623,807	373,851
EXPENSES
Salaries and benefits	549,799	230,107	117,736
General and administrative	480,377	136,236	78,597
Interest expense	272,655	179,671	136,246
Depreciation and amortization	71,027	49,267	24,455
Provision for loan losses	1,229	13,352	6,016
Other expenses, net	8,166	9,267	18,073

Total expenses	1,383,253	617,900	381,123
OTHER GAINS (LOSSES)
Gains (losses) on extinguishments	(12,489)	(48,579)	95
Other net fair value gains	6,061	7,221	1,044

Total other gains (losses)	(6,428)	(41,358)	1,139

Income (loss) before income taxes	412,818	(35,451)	(6,133)
Income tax expense (benefit)	159,351	(13,317)	60,264

Net income (loss)	$253,467	$(22,134)	$(66,397)

OTHER COMPREHENSIVE INCOME (LOSS) BEFORE TAXES
Change in postretirement benefits liability	58	19	(1,248)
Amortization of realized gain (loss) on closed hedges	(127)	68	(154)
Unrealized gain on available-for-sale security in other assets	75	24	36

Other comprehensive income (loss) before taxes	6	111	(1,366)
Income tax expense (benefit) for items of other comprehensive income (loss)	1	34	(531)

Other comprehensive income (loss)	5	77	(835)

Total comprehensive income (loss)	$253,472	$(22,057)	$(67,232)

Net income (loss)	$253,467	$(22,134)	$(66,397)
Basic earnings (loss) per common and common equivalent share	$6.75	$(0.73)	$(2.41)
Diluted earnings (loss) per common and common equivalent share	6.63	(0.73)	(2.41)
Total dividends declared per common and common equivalent share	—	—	0.22
Weighted-average common and common equivalent shares outstanding — basic	37,003	30,397	27,593
Weighted-average common and common equivalent shares outstanding — diluted	37,701	30,397	27,593

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013, 2012 and 2011

(in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

	Shares	Amount
Balance at January 1, 2011	25,785,693	$258	$127,143	$426,836	$1,251	$555,488
Net loss	—	—	—	(66,397)	—	(66,397)
Other comprehensive loss, net of tax	—	—	—	—	(835)	(835)
Shares issued for Green Tree acquisition	1,812,532	18	40,202	—	—	40,220
Dividends and dividend equivalents declared	219,361	2	5,578	(6,200)	—	(620)
Share-based compensation	—	—	5,179	—	—	5,179
Excess tax benefit on share-based compensation	—	—	316	—	—	316
Issuance of shares under incentive plans	57,572	1	180	—	—	181

Balance at December 31, 2011	27,875,158	279	178,598	354,239	416	533,532
Net loss	—	—	—	(22,134)	—	(22,134)
Other comprehensive income, net of tax	—	—	—	—	77	77
Secondary offering, net of issuance costs	6,900,000	69	275,944	—	—	276,013
Equity portion of Convertible Notes, net of issuance costs	—	—	48,697	—	—	48,697
Shares issued for RMS acquisition	891,265	9	41,337	—	—	41,346
Share-based compensation	—	—	14,206	—	—	14,206
Excess tax benefit on share-based compensation	—	—	2,376	—	—	2,376
Issuance of shares under incentive plans net of shares repurchased and cancelled	1,021,362	10	805	—	—	815

Balance at December 31, 2012	36,687,785	367	561,963	332,105	493	894,928
Net income	—	—	—	253,467	—	253,467
Other comprehensive income, net of tax	—	—	—	—	5	5
Share-based compensation	—	—	13,011	—	—	13,011
Excess tax benefit on share-based compensation	—	—	2,705	—	—	2,705
Issuance of shares under incentive plans	689,489	7	2,893	—	—	2,900

Balance at December 31, 2013	37,377,274	$374	$580,572	$585,572	$498	$1,167,016

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Operating activities
Net income (loss)	$253,467	$(22,134)	$(66,397)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Net fair value gains on reverse loans and related HMBS obligations	(120,382)	(7,279)	—
Amortization of servicing rights	42,583	50,461	28,623
Change in fair value of servicing rights	(48,058)	—	—
Non-Residual Trusts net fair value losses	1,002	4,709	8,150
Other net fair value losses (gains)	5,462	2,433	(1,980)
Accretion of residential loan discounts and advances	(17,991)	(17,787)	(13,712)
Accretion of discounts on debt and amortization of deferred debt issuance costs	21,680	15,600	6,150
Amortization of master repurchase agreements deferred issuance costs	6,656	—	—
Provision for loan losses	1,229	13,352	3,555
Provision for uncollectible advances	37,993	13,199	6,225
Depreciation and amortization of premises and equipment and intangible assets	71,027	49,267	24,455
Losses (gains) on extinguishments	12,489	48,579	(95)
Non-Residual Trusts losses on real estate owned, net	1,086	1,387	1,000
Other losses (gains) on real estate owned, net	(2,022)	(689)	2,067
Provision (benefit) for deferred income taxes	97,418	(22,373)	38,742
Share-based compensation	13,011	14,206	5,179
Purchases and originations of residential loans held for sale	(16,141,573)	(22,259)	—
Proceeds from sales of and payments on residential loans held for sale	15,539,918	15,985	—
Net gains on sales of loans	(598,974)	(648)	—
Other	(2,628)	5,635	(63)
Changes in assets and liabilities
Increase in receivables	(64,270)	(27,183)	(16,588)
Decrease (increase) in servicer and protective advances	(1,069,377)	(25,921)	4,064
Increase in other assets	(14,327)	(754)	(2,911)
Increase (decrease) in payables and accrued liabilities	160,386	(22,928)	72,826
Increase in servicer payables	3,720	4,762	5,616

Cash flows provided by (used in) operating activities	(1,810,475)	69,620	104,906

Investing activities
Purchases and originations of reverse loans held for investment	(3,020,937)	(594,315)	—
Principal payments received on reverse loans held for investment	372,375	29,658	—
Purchases of forward loans related to Residual Trusts	—	—	(44,794)
Principal payments received on forward loans related to Residual Trusts	108,274	97,038	95,746
Principal payments received on forward loans related to Non-Residual Trusts	61,385	62,884	30,636
Payments received on receivables related to Non-Residual Trusts	14,804	16,096	9,126
Cash proceeds from sales of real estate owned, net related to Residual Trusts	7,730	7,861	3,089
Cash proceeds from sales of other real estate owned, net	30,694	11,383	5,112
Purchases of premises and equipment	(38,639)	(11,408)	(6,287)
Decrease (increase) in restricted cash and cash equivalents	(8,156)	41,332	(47,918)
Payments for acquisitions of businesses, net of cash acquired	(478,084)	(88,592)	(1,000,529)
Deposit for acquisitions	(179,185)	(15,000)	—
Acquisitions of servicing rights	(632,179)	(5,539)	—
Other	(14,165)	(2,751)	(1,708)

Cash flows provided by (used in) investing activities	(3,776,083)	(451,353)	(957,527)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	957,037	720,700
Payments on debt	(362,931)	(75,292)	(24,277)
Debt pre-payment penalty	—	(29,440)	—
Proceeds from securitizations of reverse loans	3,216,096	583,925	—
Payments on HMBS related obligations	(409,331)	(33,496)	—
Issuances of servicing advance liabilities	1,604,272	263,833	157,806
Payments on servicing advance liabilities	(733,150)	(270,708)	(164,882)
Net change in master repurchase agreements related to forward loans	929,015	6,055	—
Net change in master repurchase agreements related to reverse loans	(98,837)	11,832	—
Other debt issuance costs paid	(9,833)	(7,192)	(3,025)
Issuance of mortgage-backed debt related to Residual Trusts	—	—	223,065
Payments on mortgage-backed debt related to Residual Trusts	(112,449)	(98,105)	(89,727)
Payments on mortgage-backed debt related to Non-Residual Trusts	(87,920)	(92,716)	(47,760)
Extinguishments and settlement of debt and mortgage-backed debt	(1,405,424)	(690,000)	(1,338)
Secondary equity offering, net of issuance costs	—	276,013	—
Dividends and dividend equivalents paid	—	—	(14,051)
Other	618	3,302	497

Cash flows provided by (used in) financing activities	5,636,389	805,048	757,008

Net increase (decrease) in cash and cash equivalents	49,831	423,315	(95,613)
Cash and cash equivalents at the beginning of the year	442,054	18,739	114,352

Cash and cash equivalents at the end of the year	$491,885	$442,054	$18,739

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business and Basis of Presentation

Walter Investment Management Corp., or the Company or Walter Investment, is a fee-based business services provider to the residential mortgage industry focused on providing primary and specialty servicing for credit-sensitive residential mortgages and reverse mortgages. The Company also originates, purchases, and sells mortgage loans into the secondary market. In addition, the Company is a mortgage portfolio owner of credit-challenged, non-conforming residential loans and reverse mortgage loans and operates an insurance agency serving residential loan customers. The Company operates throughout the United States, or U.S. At December 31, 2013, the Company serviced approximately 2.1 million accounts compared to 1.0 million accounts at December 31, 2012.

Throughout this Annual Report on Form 10-K, references to “residential loans” refer to residential mortgage loans, including forward mortgage loans, reverse mortgage loans and participations, and residential retail installment agreements, which include manufactured housing loans. References to “borrowers” refer to borrowers under residential mortgage loans and installment obligors under residential retail installment agreements. Forward mortgage loans and residential retail installment agreements are collectively referred to as “forward loans” or “forward mortgages.” Reverse mortgage loans and participations are collectively referred to as “reverse loans” or “reverse mortgages.”

2013 Acquisitions

Acquisition of Certain Net Assets of Residential Capital LLC

On January 31, 2013, the Company completed its joint bid with Ocwen Loan Servicing LLC to acquire certain mortgage-related net assets held by Residential Capital LLC, or ResCap, in an auction sponsored by the U.S. Bankruptcy Court. Pursuant to this agreement, the Company agreed (1) to acquire the rights and assume the liabilities relating to all of ResCap’s Federal National Mortgage Association, or Fannie Mae, mortgage servicing rights, or MSRs, and related servicer advances and (2) to acquire ResCap’s mortgage originations and capital markets platforms, collectively, the ResCap net assets. The acquisition of the ResCap net assets provided the Company with a fully integrated loan originations platform to complement and enhance its servicing business.

Bank of America, N.A. Asset Purchase

On January 31, 2013, the Company closed an agreement to purchase Fannie Mae MSRs, including related servicer advances, from Bank of America, N.A., or BOA. This acquisition was accounted for as an asset purchase.

Acquisition of Certain Net Assets of Ally Bank

On March 1, 2013, the Company acquired the correspondent lending and wholesale broker businesses of Ally Bank. The acquisition of these assets, or the Ally Bank net assets, has allowed the Company to pursue correspondent lending opportunities using the capabilities resident in the ResCap originations platform.

Acquisition of Certain Net Assets of MetLife Bank, N.A.

On March 1, 2013, the Company purchased the residential mortgage servicing platform, including certain servicing-related technology assets, of MetLife Bank, N.A., or MetLife Bank, located in Irving, Texas. The acquisition of these assets, or the MetLife Bank net assets, which includes a residential mortgage servicing platform, is serving to support the Company’s development of a robust dual-track residential mortgage servicing platform.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in UFG Holdings

On July 29, 2013 the Company entered into a strategic relationship with UFG Holdings, LLC, or UFG, a company controlled by an investor group led by Brian Libman, the Company’s former Chief Strategy Officer. On November 30, 2013, UFG closed on its acquisition of 100% of the membership interests of Urban Financial of America, LLC, formerly Urban Financial Group, Inc., or Urban, from a subsidiary of KCG Holdings, Inc. Pursuant to the terms of its agreement with UFG, the Company invested $15.2 million in the form of an unsecured loan with warrants entitling the Company to purchase up to 19% of the common units of UFG, on December 2, 2013. Effective upon the closing of the Company’s investment in UFG, Mr. Libman resigned his position with the Company and its subsidiaries.

Pending Acquisitions

EverBank Financial Corp

On October 30, 2013 the Company entered into a series of definitive agreements to purchase certain private and GSE-backed MSRs and related servicer advances, sub-servicing rights for forward loans and the default servicing platform from Everbank Financial Corp, or Everbank. The Company paid $16.7 million of the estimated total purchase price of $83.4 million for the MSRs on October 30, 2013. The transfer of servicing is subject to investor consent. The remaining MSR purchase price, and related servicer advances will be paid as the related servicing portfolio is transferred. Everbank is currently sub-servicing the MSRs on behalf of the Company, subject to a sub-servicing fee, from October 30, 2013 to the date on which the physical transfer of servicing occurs.

MSR Purchase

On December 10, 2013, the Company entered into an agreement with an affiliate of a national bank to acquire a pool of Fannie Mae MSRs associated with loans totaling approximately $29.4 billion in unpaid principal balance. The transfer of servicing is subject to investor consent. The Company paid $165.0 million of the estimated total purchase price of $330.0 million in December 2013.

2012 Acquisitions

Acquisition of Reverse Mortgage Solutions, Inc.

On November 1, 2012, the Company acquired 100% of the outstanding shares of Reverse Mortgage Solutions, Inc., or RMS. Based in Spring, Texas, RMS provides a full suite of services to the reverse mortgage sector, including servicing, loan origination and securitization, and other ancillary services. The acquisition of RMS positioned the Company as a full-service provider in the reverse mortgage servicing sector with new growth opportunities and represents an extension of the Company’s fee-for-service business model.

Acquisition of Security One Lending

On December 31, 2012, in connection with the execution of a stock purchase agreement, the Company agreed to acquire all of the outstanding shares of Security One Lending, or S1L. Based in San Diego, California, S1L is a retail and wholesale reverse mortgage loan originator. S1L has a long-standing relationship with RMS since S1L has been delivering loans using RMS’ technology and RMS has acquired a significant amount of S1L’s reverse origination production during recent years. The acquisition of S1L has enhanced RMS’ position as an issuer of reverse mortgage product, while also significantly increasing RMS’ retail origination presence. The Company obtained effective control over S1L through an economic closing on December 31, 2012. A legal closing subsequently occurred on April 30, 2013. The economic closing required acquisition method accounting in accordance with the authoritative accounting guidance for business combinations.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2011 Acquisitions

Acquisition of GTCS Holdings, LLC

On July 1, 2011, the Company acquired 100% of the outstanding membership interests of GTCS Holdings, LLC, or Green Tree. Based in St. Paul, Minnesota, Green Tree is a fee-based business services company providing high-touch, third-party servicing of credit-sensitive consumer loans, primarily including residential mortgages and manufactured housing loans. Green Tree also acts as a nationwide agent primarily of property and casualty homeowners’ insurance products for both lender-placed and voluntary insurance coverage. Through the acquisition of Green Tree, the Company increased its ability to provide specialty servicing and generate recurring fee-for-service revenue from a capital-light platform and diversified its revenue streams from complementary businesses. As a result of the acquisition, the Company lost its qualification for Real Estate Investment Trust, or REIT, status.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S., or GAAP. The consolidated financial statements include the accounts of Walter Investment, its wholly-owned subsidiaries, and variable interest entities, or VIEs, of which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated. The results of operations for acquired companies are included from their respective dates of acquisition.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s material estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, prepayment volatility, credit exposure, and borrower mortality rates and include, but are not limited to, the allowance for loan losses as well as the valuation of residential loans, receivables, servicing rights, goodwill and intangible assets, real estate owned, derivatives, curtailment liability, mortgage-backed debt, and Home Equity Conversion Mortgage-Backed Securities, or HMBS, related obligations. Although management is not currently aware of any factors that would significantly change its estimates and assumptions in the near term, actual results may differ from these estimates.

Changes in Presentation

Certain prior year amounts have been reclassified to conform to current year presentation.

The Company reclassified amortization of servicing rights, which was previously included as a component of depreciation and amortization, to be presented with servicing revenue and fees in the financial statement line item, net servicing revenue and fees. Given the growth in the Company’s third-party servicing portfolio resulting from recent acquisitions, this change in presentation was made to better reflect the economics of servicing activities. This change in presentation resulted in a reduction of $50.5 million and $28.6 million to historical servicing revenue and fees and depreciation and amortization for the years ended December 31, 2012 and 2011, respectively.

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The Company segregated residential loans at amortized cost, net and residential loans at fair value into two separate line items on the consolidated balance sheets. These assets were previously presented in the aggregate in residential loans, net on the consolidated balance sheets.

The company removed net fair value gains on reverse loans and related HMBS obligations from net fair value gains (losses). The historical financial statement line item of net fair value gains (losses) is now referred to as other net fair value gains (losses) in order to reflect the segregation of net fair value gains on reverse loans and related HMBS obligations. The Company also reclassified net fair value gains on reverse loans and related HMBS obligations to a component of revenues on the consolidated statements of comprehensive income (loss) in order to better reflect the economics of the Company’s Reverse Mortgage segment as a significant and growing part of the Company’s operations.

Accounting for Certain Purchased Servicing Rights

At December 31, 2012 and during the three months ended March 31, 2013, the Company purchased MSR portfolios as part of certain business combination and asset purchase transactions. During the second quarter of 2013, the Company, in consultation with its advisors, made a correction to its accounting for servicing rights and related intangible assets. There was no significant impact on previously reported net income, earnings per share, stockholders’ equity, or net cash provided by or used in operating activities as a result of this change. The Company has concluded that the impact was not material to the Company’s consolidated financial statements at December 31, 2012 or for the three months ended March 31, 2013.

At December 31, 2012, the value assigned to these acquired portfolios was reflected in servicing rights, net and intangible assets, net. Effective with the change, the entire value is now reflected in servicing rights, net. As a result, servicing rights, net increased and intangible assets, net decreased by $17.4 million at December 31, 2012.

The disclosures related to servicing rights and intangible assets also reflect corrections, including the revision of certain market data assumptions used to estimate the fair value of these servicing rights. The previously disclosed estimate of intangible asset amortization expected to be expensed in future periods is now reflected in net servicing revenue and fees as a realization of expected cash flows for the related servicing rights; however, the timing of recognition may differ as the intangible amortization model differs from the servicing rights fair value measurement model.

Servicing Rights Fair Value Election

Prior to January 1, 2013, all servicing rights were initially recorded at fair value and subsequently accounted for at amortized cost. In addition, the Company classified its servicing rights as either a forward loan class or a reverse loan class. Given recent acquisitions and based upon available risk management strategies, effective January 1, 2013, the Company began classifying its servicing rights as a risk-managed forward loan class, a forward loan class, or a reverse loan class. The forward loan class and the reverse loan class continue to be accounted for at amortized cost. The Company has elected to account for the new risk-managed forward loan class at fair value effective as of January 1, 2013. The risk-managed forward loan class consists of servicing rights acquired in 2013 as well as servicing rights acquired on December 31, 2012. The servicing rights acquired on December 31, 2012 were previously accounted for at amortized cost, but are now accounted for at fair value retrospective to January 1, 2013. This election on January 1, 2013 had no impact on retained earnings. Refer to Notes 2 and 12 for further information regarding servicing rights.

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Recent Accounting Guidance

In December 2011, the Financial Accounting Standards Board, or FASB, issued an accounting standards update to require disclosure of information about the effect of rights of setoff with certain financial instruments on an entity’s financial position. In January 2013, the FASB issued an accounting standards update that clarifies the aforementioned offsetting disclosure requirements. The disclosure requirements are only applicable to rights of setoff of certain derivative instruments, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with standards set forth by the FASB Codification subject to master netting arrangements or similar agreements. The Company has adopted the amendments in these standards effective in the first quarter of 2013. Adoption of this standard had no significant impact on the Company’s consolidated financial statements. Additional required disclosures are included in Note 7.

In February 2013, the FASB issued an accounting standards update that requires presentation for reclassification adjustments from accumulated other comprehensive income into net income in a single note or on the face of the financial statements. The Company has adopted the amendments in this standard effective in the first quarter of 2013. The adoption of this standard had an immaterial effect on the Company’s consolidated financial statements and as such, the required presentation is not included herein.

In July 2013, the FASB issued an accounting standards update that specifies that unrecognized tax benefits should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. When a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes, or if the entity does not intend to use the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The adoption of this accounting standards update is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2014, the FASB issued an accounting standards update that clarifies the definition of an in substance repossession and foreclosure, and requires additional disclosures related to these items. These amendments reduce diversity by clarifying when an in substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The required disclosures under these new amendments require interim and annual disclosures of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The amendments in this standard are effective for the annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014 with early adoption permitted. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

2.	Significant Accounting Policies

Principles of Consolidation

The Company’s consolidated financial statements include the accounts and transactions of Walter Investment and other entities in which the Company has a controlling financial interest. A controlling financial interest may exist in the form of an ownership of a majority of an entity’s voting interests or through other arrangements with entities, such as with a VIE.

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The Company evaluates each securitization trust associated with its residential loan portfolio to determine if the Company has a variable interest in the trust, if the trust meets the definition of a VIE and whether the Company has a controlling financial interest as the primary beneficiary of the VIE. If the Company determines that it does have a variable interest in the trust, that the trust is a VIE, and that it is the primary beneficiary of the VIE, it consolidates the VIE. The evaluation considers all of the Company’s involvement with the VIE, identifying both the implicit and explicit variable interests that either individually or in the aggregate could be significant enough to warrant its designation as the primary beneficiary. This designation is evidenced by both the power to direct the activities of the VIE that most significantly impact its economic performance and the obligation to absorb the losses of, or the right to receive the benefits from, the VIE that could potentially be significant to the VIE.

When the Company’s only involvement with a securitization trust is that of servicer, the Company evaluates whether its servicing fee is deemed a variable interest. When the Company’s servicing fee meets all of the criteria in the accounting guidance for VIEs regarding fees paid to service providers, the Company concludes that it is acting in the capacity of a fiduciary and that it does not have a variable interest in the securitization trust. Accordingly, the Company does not consolidate the trust.

The Company performs a similar evaluation when it is involved with other entities that are not securitization trusts.

The Company re-evaluates whether an entity in which it has a variable interest is a VIE when certain significant events occur. Throughout the duration of its involvement with an entity that is deemed a VIE, the Company reassesses whether it is the primary beneficiary and, accordingly, whether it must consolidate the VIE. Certain events that may change the primary beneficiary of a VIE determination include, but are not limited to, a change in the Company’s ownership of the residual interests, a change in the Company’s role as servicer, or a change in the Company’s contractual obligations to a VIE.

Securitization trusts that the Company consolidates and in which it holds residual interests are referred to as the Residual Trusts. Securitization trusts that have been consolidated and in which the Company does not hold residual interests are referred to as the Non-Residual Trusts. The Non-Residual Trusts were acquired as part of the acquisition of Green Tree.

Cash and Cash Equivalents

Cash and cash equivalents include short-term deposits and highly-liquid investments that have original maturities of three months or less when purchased and are stated at cost, which approximates fair value. The Company maintains cash and cash equivalents with federally insured financial institutions and these balances typically exceed insurable amounts. Cash equivalents also include amounts due from third-party financial institutions in process of settlement. These transactions typically settle in three days or less and were $79.6 million and $39.0 million at December 31, 2013 and 2012, respectively.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents includes cash and cash equivalents that are legally restricted as to use or withdrawal. Restricted cash primarily includes (1) principal and interest payments collected by the Company as servicer on behalf of third-party investors and unconsolidated securitization trusts that have not yet been remitted to the investors or trusts; (2) principal and interest payments collected by consolidated securitization trusts that have not yet been remitted to the bondholders; and (3) cash held in escrow pending release to the sellers of Green Tree and RMS. Restricted cash equivalents include investments in money market mutual funds.

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Residential Loans at Amortized Cost, Net

Residential loans carried at amortized cost include forward loans associated with the Residual Trusts and unencumbered forward loans. A majority of these loans were originated by the Company; acquired from other originators, principally an affiliate of Walter Energy Inc., or Walter Energy, the Company’s prior parent; or acquired as part of a pool. Originated loans were initially recorded at the discounted value of the future payments using an imputed interest rate net of cost-basis adjustments such as deferred loan origination fees and associated direct costs and premiums and discounts. The imputed interest rate used represented the estimated prevailing market rate of interest for loans of similar terms issued to borrowers with similar credit risk. New originations of forward loans held for investment subsequent to May 1, 2008 relate primarily to the financing of sales of real estate owned. The imputed interest rate on these financings is based on observable market mortgage rates, adjusted for variations in expected credit losses where market data is unavailable. Loans acquired in a pool are generally purchased at a discount to their unpaid principal balance and are recorded at their purchase price at acquisition.

Interest Income and Amortization

Interest income on the Company’s residential loans carried at amortized cost consists of the interest earned on the outstanding principal balance of the underlying loan based on the contractual terms of the residential loan and retail installment agreement and the amortization of cost-basis adjustments, principally premiums and discounts. The retail installment agreements state the maximum amount to be charged to borrowers and ultimately recognized as interest income, based on the contractual number of payments and dollar amount of monthly payments. Cost-basis adjustments are deferred and recognized over the contractual life of the loan as an adjustment to yield using the level yield method. Residential loan pay-offs received in advance of scheduled maturity (voluntary prepayments) affect the amount of interest income due to the recognition at that time of any remaining unamortized premiums, discounts, or other cost-basis adjustments arising from the loan’s inception.

Non-accrual Loans

Residential loans carried at amortized cost are placed on non-accrual status when any portion of the principal or interest is 90 days past due. When placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. Interest income on non-accrual loans, if received, is recorded using the cash basis method of accounting. Residential loans are removed from non-accrual status when there is no longer significant uncertainty regarding collection of the principal and the associated interest. If a non-accrual loan is returned to accruing status, the accrued interest, at the date the residential loan is placed on non-accrual status, and forgone interest during the non-accrual period, are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. The past due or delinquency status of residential loans is generally determined based on the contractual payment terms. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations. Loan balances are charged off when it becomes evident that balances are not collectible.

Acquired Credit-Impaired Loans

At acquisition, the Company reviews each loan or pool of loans to determine whether there is evidence of deterioration in credit quality since origination and if it is probable that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The Company considers expected prepayments and estimates the amount and timing of undiscounted expected principal, interest, and other cash flows for each loan or pool of loans meeting the criteria above, and determines the excess of the scheduled contractual principal and

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contractual interest payments of the loan or pool of loans assuming prepayments over all cash flows expected at acquisition as an amount that should not be accreted (the non-accretable difference). The remaining amount, representing the excess or deficit of the cash flows expected to be collected for the loan or pool of loans over the amount paid, is accreted into interest income over the remaining life of the loan or pool of loans (accretable yield). The carrying amount of these loans is reflected on the consolidated balance sheets net of these discounts.

At each reporting date, the Company evaluates the expected cash flows for each loan or pool of loans. An additional allowance for loan losses is recognized if it is probable the Company will not collect all of the cash flows expected to be collected as of the acquisition date. If the re-evaluation indicates the expected cash flows for a loan or pool of loans has significantly increased when compared to previous estimates, the yield is increased to recognize the additional income over the life of the asset prospectively.

Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred credit losses inherent in the residential loan portfolio carried at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists primarily of less-than prime, credit-challenged residential loans. The risk characteristics of the portfolio segment and class relate to credit exposure. The method for monitoring and assessing credit risk is the same throughout the portfolio.

Residential loans carried at amortized cost are homogeneous and evaluated collectively for impairment. The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses is based on, but not limited to, delinquency levels, default frequency experience, prior loan loss severity experience, and management’s judgment and assumptions regarding various matters, including the composition of the residential loan portfolio, known and inherent risks in the portfolio, the estimated value of the underlying real estate collateral, the level of the allowance in relation to total loans and to historical loss levels, current economic and market conditions within the applicable geographic areas surrounding the underlying real estate, changes in unemployment levels, and the impact that changes in interest rates have on a borrower’s ability to refinance its loan and to meet its repayment obligations. Management evaluates these assumptions and various other relevant factors impacting credit quality and inherent losses when quantifying the Company’s exposure to credit losses and assessing the adequacy of its allowance for loan losses as of each reporting date. The level of the allowance is adjusted based on the results of management’s analysis. Generally, as residential loans season, the credit exposure is reduced, resulting in decreasing provisions.

The allowance for loan losses is highly correlated to unemployment levels, delinquency status of the portfolio, and changes in home prices within the Company’s geographic markets. There has been a steady improvement in market conditions including an increase in median home selling prices and lower levels of housing inventory. Additionally, the unemployment rate has continued to stabilize since reaching a peak in October 2009. With continued stabilization in economic trends and portfolio performance, the Company expects continued improvement in the credit quality of the residential loan portfolio.

While the Company considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary if circumstances differ substantially from the assumptions used by management in determining the allowance for loan losses.

Loan Modifications

The Company will occasionally modify a loan agreement at the request of the borrower. The Company’s current modification program offered to borrowers is limited and is used to assist borrowers experiencing

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temporary hardships and is intended to minimize the economic loss to the Company and to avoid foreclosure. Generally, the Company’s modifications are short-term interest rate reductions and/or payment deferrals with forgiveness of principal rarely granted. A modification of a loan constitutes a troubled debt restructuring when a borrower is experiencing financial difficulty and the modification constitutes a concession. Loans modified in a troubled debt restructuring are typically already on non-accrual status and have an allowance recorded. At times, loans modified in a troubled debt restructuring by the Company may have the financial effect of increasing the allowance associated with the loan. The allowance for an impaired loan that has been modified in a troubled debt restructuring is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the estimated fair value of the collateral less any selling costs. Troubled debt restructurings have historically been insignificant to the Company and continue to be insignificant as the Company’s business model has shifted from being a mortgage portfolio owner to a fee-based business services provider.

Residential Loans at Fair Value

Residential Loans Held for Investment

Residential loans held for investment and carried at fair value consist of forward loans associated with Non-Residual Trusts and reverse loans. The Company has elected to carry both forward loans associated with the Non-Residual Trusts and reverse loans at fair value.

The reverse loans include HECMs that are guaranteed by Ginnie Mae and are collateralized by participation interests in Home Equity Conversion Mortgages, or HECMs, insured by the Federal Housing Administration, or FHA. The Company both originates and acquires HECMs. The loans are then pooled into HMBS that are sold into the secondary market with servicing rights retained. Based upon the structure of the Ginnie Mae securitization program, the Company has determined that it has not met all of the requirements for sale accounting and accounts for these transfers as secured borrowings. Under this accounting treatment, the reverse loans remain on the consolidated balance sheets as residential loans at fair value. The proceeds from the transfers of reverse loans are recorded as HMBS related obligations with no gain or loss recognized on the transfers.

The yield on residential loans held for investment and carried at fair value, along with any changes in fair value, is recorded in net fair value gains on reverse loans and related HMBS obligations and other net fair value gains on the consolidated statements of comprehensive income (loss) for the reverse loans and forward loans associated with the Non-Residual Trusts, respectively. The yield on residential loans held for investment and carried at fair value includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected, as well as any fair value adjustments. Purchases and originations of and payments received on residential loans held for investment are included in investing activities in the consolidated statements of cash flows.

Reverse loans also include loans that have not yet been transferred to Ginnie Mae securitization pools and loans that have been repurchased from Ginnie Mae securitization pools. The Company, as an issuer of HMBS, is required to repurchase reverse loans out of the Ginnie Mae securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the maximum claim amount. Performing repurchased loans are conveyed to the Department of Housing and Urban Development, or HUD, and nonperforming repurchased loans are generally liquidated in accordance with program requirements. Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. In addition to having to fund these repurchases, the Company may sustain losses during the process of liquidating the loans.

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Residential Loans Held for Sale

Residential loans held for sale represent forward loans originated or acquired by the Company with the intent to sell. These loans are originated or acquired primarily for purposes of transferring to government-sponsored entities, or GSEs, or other third-party investors in the secondary market with servicing rights either retained or sold. The Company has elected to carry forward loans held for sale at fair value. The yield on the loans and any changes in fair value are recorded in net gains on sales of loans on the consolidated statements of comprehensive income (loss). The yield on the loans includes recognition of interest income based on the stated interest rates of the loans that are expected to be collected, as well as any fair value adjustments. Gains or losses recognized upon sale of residential loans held for sale are also included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Loan origination fees are recorded in other revenues within the consolidated statements of comprehensive income (loss) when earned and related costs are recognized in general and administrative expenses when incurred. Purchases and originations of and payments received on residential loans held for sale are included in operating activities in the consolidated statements of cash flows.

The Company’s agreements with GSEs and other third parties include standard representations and warranties related to the loans the Company sells or transfers. The representations and warranties require adherence to GSE origination and underwriting guidelines, including but not limited to the validity of the lien securing the loan, property eligibility, borrower credit, income and asset requirements, and compliance with applicable federal, state and local law. In the event of a breach of its representations and warranties, which are generally enforceable at any time over the life of the loan, the Company may be required to either repurchase the residential loans at par with the identified defects or indemnify the investor or insurer for applicable incurred losses. In such cases, the Company bears any subsequent credit loss on the residential loans. The Company’s credit loss may be reduced by any recourse it has to correspondent lenders that, in turn, have sold such residential loans to the Company and breached similar or other representations and warranties. In such event, the Company has the right to seek a recovery of related repurchase losses from that correspondent lender. The Company actively contests claims to the extent that the Company does not consider the claims to be valid. The Company seeks to manage the risk of repurchase and associated credit exposure through the Company’s underwriting and quality assurance practices.

The Company records a provision for losses relating to such representations and warranties as part of its loan sale transactions at the time the loan is sold in accordance with the accounting guidance for guarantees. The provision is a reduction in the net gains on sales of loans on the consolidated statements of comprehensive income (loss). The method used to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, historical defect rates, projected repurchase rates, projected resale values, and the probability of reimbursement by the correspondent loan seller. The liability established at the time loans are sold, which is recorded in payables and accrued liabilities, is updated based on changes in estimates, with those changes recorded as a component of general and administrative expenses on the consolidated statements of comprehensive income (loss). The level of the liability for representations and warranties requires considerable management judgment. The level of residential loan repurchase losses is dependent on economic factors and external conditions that may change over the lives of the underlying loans.

Receivables Related to Non-Residual Trusts

Receivables related to Non-Residual Trusts, which are recorded in receivables, net, consist of the estimated fair value of expected future draws on letters of credit, or LOCs, from a third party. The LOCs are credit enhancements to the Non-Residual Trusts. The cash flows received from the LOC draws will be paid directly to the underlying securitization trusts and will be used to pay debt holders of these securitizations for shortfalls in

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principal and interest collections on the loans in the securitizations. The Company has elected to carry these receivables at fair value. Changes in fair value are recorded in other net fair value gains on the consolidated statements of comprehensive income (loss).

Servicing Operations

Servicing Rights, Net

Capitalized servicing rights have historically related to servicing and sub-servicing contracts acquired in connection with business combinations. Recently, the Company has also acquired the rights to service loans through the purchase of such rights from third parties or through the transfer of loans with servicing rights retained. Servicing rights, including those recognized in connection with transfers of loans with servicing rights retained, are recorded at fair value at inception and are subsequently accounted for using the amortization method or the fair value measurement method, based on the Company’s strategy for managing the risks of the underlying portfolios. Risks inherent in servicing rights include prepayment and interest rate risks.

The Company identifies classes of servicing rights based upon the availability of market inputs used in determining fair value and its available risk management strategies associated with the servicing rights. Based upon these criteria, the Company has identified three classes of servicing rights: a risk-managed forward loan class, or the risk-managed loan class, a forward loan class, and a reverse loan class. The risk-managed loan class includes loan portfolios for which the Company may apply a hedging strategy in the future. For servicing assets associated with the risk-managed loan class, which are accounted for at fair value, the Company measures the fair value at each reporting date and records changes in fair value in net servicing revenue and fees on the consolidated statements of comprehensive income (loss).

Servicing rights associated with the forward loan class and the reverse loan class are amortized based on expected cash flows in proportion to and over the life of servicing revenue. Amortization is recorded as a reduction to net servicing revenue and fees on the consolidated statements of comprehensive income (loss). Servicing assets are stratified by product type and compared to the estimated fair value on a quarterly basis. Impairment is recognized through a valuation allowance for each stratum. The valuation allowance is adjusted to reflect the amount, if any, by which the carrying value of the servicing rights for a given stratum exceeds its fair value. Any fair value in excess of the carrying value for a given stratum is not recognized. The Company recognizes a direct impairment to the servicing asset when the valuation allowance is determined to be unrecoverable.

Net Servicing Revenue and Fees

Servicing revenue and fees consists of income from the Company’s third-party servicing portfolio which includes loans associated with arrangements in which the Company owns the servicing rights or acts as sub-servicer. Servicing revenue and fees includes contractual servicing fees, incentive and performance fees, and ancillary income. Contractual servicing fees related to arrangements in which the Company owns the servicing rights are generally based on a percentage of the unpaid principal balance of the related collateral and are recorded when earned and collectability is reasonably assured. Contractual servicing fees related to arrangements in which the Company acts as a sub-servicer are generally based on a fixed dollar amount per loan and are accrued in the period the services are performed. Incentive and performance fees include fees based on the performance of specific portfolios or loans, asset recovery income, and modification fees. Fees based on the performance of specific portfolios or loans are recognized when earned based on the terms of the various servicing and incentive agreements. Asset recovery income is generally recognized upon collection. Certain other

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incentive fees are recognized when determinable, which is when the Company is officially notified of the amount of such fees. Ancillary income includes late fees, prepayment fees, and collection fees and is generally recognized upon collection. Servicing revenue and fees are adjusted for the amortization of servicing rights carried at amortized cost and the change in fair value of servicing rights carried at fair value.

Servicer and Protective Advances, Net

In the ordinary course of servicing residential loans and pursuant to certain servicing agreements, the Company may advance the principal and interest portion of delinquent mortgage payments to investors prior to the collection of such amounts from borrowers, provided that the Company determines these advances are recoverable from either the borrower or the liquidation of collateral. In addition, the Company is required under certain servicing contracts to ensure that property taxes, insurance premiums, foreclosure costs and various other items are paid in order to preserve the assets being serviced. Generally, the Company recovers such advances from borrowers for reinstated or performing loans, from proceeds of liquidation of collateral or ultimate disposition of the loan, or from investors. Certain of the Company’s servicing agreements provide that repayment of servicing advances made under the respective agreements have a priority over all other cash payments to be made from the proceeds of the residential loan, and in certain cases the proceeds of the pool of residential loans, which are the subject of that servicing agreement. As a result, the Company is entitled to repayment from loan proceeds before any interest or principal is paid to the bondholders, and in certain cases, advances in excess of loan proceeds may be recovered from pool-level proceeds. These assets are carried at cost, net of estimated losses. The Company establishes an allowance for uncollectible advances based on an analysis of the underlying loans, their historical loss experience, and recoverability pursuant to the terms of underlying servicing agreements. Generally, estimated losses related to advances are recorded in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Custodial Accounts

In connection with its servicing activities, the Company has a fiduciary responsibility for amounts related to borrower escrow funds and other custodial funds due to investors aggregating $996.3 million and $252.4 million at December 31, 2013 and 2012, respectively. These funds, which do not represent assets or liabilities of the Company, are maintained in segregated bank accounts, and accordingly, are not reflected on the consolidated balance sheets.

Goodwill

Goodwill represents the excess of the consideration paid in a business combination over the fair value of the identifiable net assets acquired. The Company tests goodwill for impairment at the reporting unit level at least annually or whenever events or circumstances indicate that the carrying value of goodwill may not be recoverable from future cash flows. The Company has the option of performing a qualitative assessment of impairment to determine whether any further quantitative testing for impairment is necessary. If the Company elects to bypass the qualitative assessment or if it determines, based on qualitative factors, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, a two-step quantitative test is required. In Step 1, the Company compares the fair value of the reporting unit with its net carrying value, including goodwill. If the net carrying value of the reporting unit exceeds its fair value, the Company then performs Step 2 of the impairment test to measure the amount of impairment loss, if any. In Step 2, the Company allocates the reporting unit’s fair value to all of its assets and liabilities in a manner similar to a purchase price allocation, with any residual fair value being allocated to goodwill (implied fair value of goodwill). If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, the Company

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recognizes an impairment loss in an amount equal to that excess up to the carrying value of goodwill. In performing the two-step quantitative assessment, fair value of the reporting units is based on discounted cash flows, market multiples, and/or appraised values, as appropriate.

The Company completed its annual goodwill impairment test effective October 1, 2013. A qualitative assessment of goodwill impairment was performed for the Servicing and Asset Receivables Management reporting units and a Step 1 impairment test for the Origination, Reverse Mortgage and Insurance reporting units. Based on the goodwill impairment tests performed, the Company concluded that no goodwill impairment charges were necessary in the year ended December 31, 2013.

Intangible Assets, Net

Intangible assets primarily consist of customer relationships and institutional relationships. Intangible assets are either amortized using an economic consumption method or straight-line basis over their related expected useful lives. Intangible assets subject to amortization are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Premises and Equipment, Net

Premises and equipment, net is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded on a straight-line basis over the lesser of the remaining term of the lease or the estimated useful lives of the related assets. Leasehold improvements and assets under capital leases are amortized over the lesser of the remaining term of the lease or the useful life of the leased asset. Costs to internally develop computer software are capitalized during the application development stage and include external direct costs of materials and services as well as employee costs directly associated with the project during the capitalization period. Premises and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value.

Real Estate Owned, Net

Real estate owned, net, which is included in other assets on the consolidated balance sheets, represents properties acquired in satisfaction of residential loans. Upon foreclosure or when the Company otherwise takes possession of the property, real estate owned is recorded at the lower of cost or estimated fair value less estimated costs to sell. The excess of cost over the fair value of the property acquired less estimated costs to sell is charged to the allowance for loan losses for residential loans carried at amortized cost, to other net fair value gains for forward loans carried at fair value, and to net fair value gains on reverse loans and related HMBS obligations for reverse loans. The fair value of the property is generally based upon historical resale recovery rates and current market conditions or appraisals. Subsequent declines in the value of real estate owned are recorded as adjustments to the carrying amount through a valuation allowance and are recorded in other expenses, net on the consolidated statements of comprehensive income (loss). Costs relating to the improvement of the property are capitalized to the extent the balance does not exceed its fair value, whereas those costs relating to maintaining the property are recorded when incurred to other expenses, net on the consolidated statements of comprehensive income (loss).

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company may finance the sale of its real estate owned. Revenue from the sale of real estate owned is recognized by the full accrual method when the specific criteria for use of this method are met. However, frequently, the requirement for a minimum 5% initial cash investment for primary residences is not met. When this is the case, losses are recognized immediately while gains are deferred and recognized by the installment method until the borrower’s initial investment reaches the minimum 5% requirement. Once the borrower’s initial investment reaches the minimum required amount, revenue is recognized by the full accrual method. Gains and losses on the sale of real estate owned are charged to other expenses, net on the consolidated statements of comprehensive income (loss) when incurred.

Derivatives

The Company enters into commitments to originate and purchase forward loans at interest rates that are determined prior to the funding or purchase of the loan, which are referred to as interest rate lock commitments, or IRLCs. IRLCs are considered freestanding derivatives and are recorded at fair value at inception within other assets or payables and accrued liabilities on the consolidated balance sheets. Changes in fair value subsequent to inception are based on changes in the fair value of the underlying loan, and changes in the probability that the loan will fund within the terms of the commitment. Changes in the fair value of the IRLCs are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss).

The Company uses derivative financial instruments, primarily forward sales of agency to-be-announced securities, or forward sales commitments, to manage exposure to interest rate risk and changes in the fair value of IRLCs and forward loans held for sale. The Company may also enter into commitments to purchase mortgage-backed securities, or MBS purchase commitments, as part of its overall hedging strategy. The Company has elected not to designate these freestanding derivatives as hedging instruments under GAAP. The fair value of these instruments are recorded in other assets or payables and accrued liabilities on the consolidated balance sheets with changes in the fair values included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Cash flows related to IRLCs, forward sales commitments, and MBS purchase commitments are included in operating activities on the consolidated statements of cash flows.

In connection with the forward sales commitments and MBS purchase commitments, the Company has entered into collateral agreements with its counterparties whereby both parties are required to maintain cash deposits in the event the fair values of the derivative financial instruments meet established thresholds, which mitigates counterparty credit risk. The right to receive cash collateral placed by the Company with its counterparties is included in other assets, and the obligation to return collateral received by the Company from its counterparties is included within payables and accrued liabilities on the consolidated balance sheets. The Company has elected to record derivative assets and liabilities and related collateral on a gross basis, even when a legally enforceable master netting arrangement exists between the Company and the derivative counterparty.

The derivative transactions described above are measured in terms of the notional amount. The notional amount is generally not exchanged and is used only as a basis on which interest and other payments are determined.

Insurance Operations

Commission revenue is recognized when the earnings process has been completed, which is the effective date of the insurance policy. As customers generally pay their premiums in installments over the life of the policies, the Company records an insurance premium receivable and a corresponding payable to insurance carrier, net of commission, which are included on the consolidated balance sheets in receivables, net and payables and accrued liabilities, respectively. At the time commission revenue is recognized, the Company can

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

reliably estimate expected policy cancellations and records a reserve for cancellations, which is estimated based on historical experience adjusted for known events or circumstances. The reserve for policy cancellations is evaluated on a quarterly basis and adjusted to reflect current estimates.

Servicer Payables

Servicer payables represent amounts collected, which are required to be remitted to third-party trusts, investors, or others. These collections are primarily from borrowers whose loans the Company services.

Debt

Debt is carried at amortized cost, net of discounts. Associated deferred debt issuance costs are recorded in other assets on the consolidated balance sheets. These costs and original issue discounts, if any, are amortized to interest expense over the term of the debt using the interest method.

Mortgage-Backed Debt

The Company’s mortgage-backed debt associated with the Residual Trusts is carried at amortized cost, net of discounts. Associated deferred debt issuance costs are recorded in other assets on the consolidated balance sheets. These costs and original issue discounts, if any, are amortized to interest expense over the life of the debt. The Company elected to carry mortgage-backed debt related to the Non-Residual Trusts at fair value. The yield on the mortgage-backed debt along with any changes in fair value is recorded in other net fair value gains on the consolidated statements of comprehensive income (loss). The yield on the mortgage-backed debt includes recognition of interest expense based on the stated interest rates of the mortgage-backed debt, as well as any fair value adjustments.

HMBS Related Obligations

The Company recognizes the proceeds from the transfer of HMBS as a secured borrowing. The Company elected to record the secured borrowing, or the HMBS related obligations, at fair value. The yield on the HMBS related obligations along with any changes in fair value are recorded in net fair value gains on reverse loans and HMBS related obligations on the consolidated statements of comprehensive income (loss).The yield on the HMBS obligations includes recognition of contractual interest expense based on the stated interest rates of the HMBS obligations, as well as any fair value adjustments. Proceeds from securitizations of reverse loans and payments on HMBS related obligations are included in financing activities on the consolidated statements of cash flows.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates for the periods in which the differences are expected to reverse. The change in deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period of the change.

Periodic reviews of the carrying amount of deferred tax assets are made to determine if the establishment of a valuation allowance is necessary. A valuation allowance is required when it is more likely than not that all or a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

portion of a deferred tax asset will not be realized. All evidence, both positive and negative, is evaluated when making this determination. Items considered in this analysis include the ability to carry back losses to recoup taxes previously paid, the reversal of temporary differences, tax planning strategies, historical financial performance, expectations of future earnings, and the length of statutory carryforward periods. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences.

The Company assesses its tax positions for all open tax years and determines whether it has any material unrecognized liabilities in accordance with the guidance on accounting for uncertain tax positions. The Company records interest and penalties on uncertain tax positions in income tax expense and general and administrative expenses, respectively, on the consolidated statements of comprehensive income (loss).

Share-Based Compensation

The Company has in effect stock incentive plans under which restricted stock, restricted stock units, or RSUs, and non-qualified stock options have been granted to employees and non-employee members of the Board of Directors. The Company estimates the fair value of share-based awards on the date of grant. The value of the award is generally recognized as an expense using the graded method over the requisite service period. The fair value of the Company’s restricted stock and RSUs is generally based on the average of the high and low market prices of its common stock on the date of grant. The Company estimates the fair value of non-qualified stock options as of the date of grant using the Black-Scholes option pricing model. The Black-Scholes model considers, among other factors, the expected life of the award, the expected volatility of the Company’s stock price, and expected dividends. The Company records share-based compensation expense in salaries and benefits expense on the consolidated statements of comprehensive income (loss).

Basic and Diluted Earnings (Loss) Per Share

The Company uses the two-class method to determine earnings per share. Outstanding share-based payment awards that include non-forfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are considered participating securities and are included in the calculation of basic earnings per common share pursuant to the two-class method. The Company’s participating securities are comprised of RSUs. Under the two-class method, net income is reduced by the amount of dividends declared in the period for common stock and participating securities. The remaining undistributed earnings are then allocated to common stock and participating securities as if all of the net income for the period had been distributed. Basic earnings per share excludes dilution and is calculated by dividing net income allocable to common shares by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income allocable to common shares by the weighted-average number of common shares for the period, as adjusted for the potential dilutive effect of non-participating share-based awards and convertible debt, based on the treasury method. The Company uses the treasury method to compute the dilutive effect of convertible debt based on its intention to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount of convertible debt and any excess of conversion value over the principal amount of convertible debt in shares of common stock. During periods of net loss, diluted loss per share is equal to basic loss per share as the antidilutive effect of non-participating share-based awards and convertible debt is disregarded. No effect is given to participating securities in the computation of basic and diluted loss per share as these securities do not share in the losses of the Company.

Contingencies

The Company evaluates contingencies based on information currently available and establishes accruals for those matters when a loss contingency is considered probable and the related amount is reasonably estimable. For

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

matters where a loss is believed to be reasonably possible but not probable, no accrual is established but the nature of the loss contingency and an estimate of the reasonably possible range of loss in excess of amounts accrued, when such estimate can be made, is disclosed. In deriving an estimate, the Company is required to make assumptions about matters that are, by their nature, highly uncertain. The assessment of loss contingencies, including legal contingencies and curtailment obligations, involves the use of critical estimates, assumptions and judgments. Whenever practicable, the Company consults with outside experts, including legal counsel and consultants, to assist with the gathering and evaluation of information related to contingent liabilities. It is not possible to predict or determine the outcome of all loss contingencies. Accruals are periodically reviewed and may be adjusted as circumstances change.

3.	Acquisitions

ResCap Net Assets

On January 31, 2013, the Company (1) acquired the assets and assumed the liabilities relating to all of ResCap’s Fannie Mae MSRs and related servicer advances, and (2) acquired ResCap’s mortgage originations and capital markets platforms for an adjusted purchase price of $479.2 million. At closing, the ResCap Fannie Mae MSRs were associated with loans totaling $42.3 billion in unpaid principal balance. The Company made cash payments of $15.0 million in the fourth quarter of 2012 and $477.0 million on January 31, 2013, which were partially funded with net proceeds from an October 2012 common stock offering and borrowings from the Company’s previously existing first incremental secured credit facility. The total cash paid of $492.0 million is subject to purchase price adjustments, which are currently under discussion by the parties to the agreement. The total cash paid in excess of the adjusted purchase price is refundable to the Company at the end of the adjustment period. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

The purchase consideration of $479.2 million was allocated to the assets acquired and liabilities assumed based on management’s estimates of their fair values as of the acquisition date. Measurement period adjustments were recorded during the year ended December 31, 2013 for provisional adjustments to certain assets and liabilities existing at the acquisition date. The table below summarizes the originally reported estimated acquisition date fair values, measurement period adjustments recorded, and the adjusted preliminary purchase price allocation of assets acquired and liabilities assumed (in thousands):

	Originally Reported	Measurement Period Adjustments	Adjusted
Assets
Servicer and protective advances	$186,241	$(11,168)	$175,073
Servicing rights(1)	242,604	—	242,604
Goodwill	52,548	(4,900)	47,648
Intangible assets(1)	8,000	—	8,000
Premises and equipment	18,102	—	18,102

Total assets acquired	507,495	(16,068)	491,427

Liabilities
Payables and accrued liabilities	20,270	(8,031)	12,239

Total liabilities assumed	20,270	(8,031)	12,239

Fair value of net assets acquired	$487,225	$(8,037)	$479,188

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	The originally reported amounts for servicing rights and intangible assets were revised during the second quarter of 2013. Refer to the Accounting for Certain Purchased Servicing Rights section of Note 1 for further discussion.

The following table presents the estimate of identifiable intangible assets and capitalized software recognized at acquisition of the ResCap net assets with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets — trade name	$8,000	8.0
Capitalized software(1)	17,100	3.0

Total intangible assets and capitalized software	$25,100	4.6

(1)	Capitalized software is included in premises and equipment, net on the consolidated balance sheets.

Servicer and protective advances acquired in connection with the acquisition of the ResCap net assets have a fair value of $175.1 million and gross contractual amounts receivable of $184.3 million, of which $9.2 million is not expected to be collected. The ResCap net assets have been allocated to the Servicing and Originations segments. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future earnings and projections of growth. The goodwill related to the acquisition of the ResCap net assets was allocated to the Originations segment, of which $44.9 million is expected to be tax deductible.

Ally Bank Net Assets

On March 1, 2013, the Company acquired the correspondent lending and wholesale broker businesses of Ally Bank for a cash payment of $0.1 million. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

The Company allocated $0.1 million to goodwill, $1.2 million to intangible assets, $0.2 million to premises and equipment, and $1.4 million to payables and accrued liabilities based on preliminary fair values as of the acquisition date. Intangible assets relate to institutional relationships and have a weighted-average amortization period of one year. The Ally Bank net assets, including goodwill, have been allocated to the Originations segment. None of the goodwill recorded is expected to be tax deductible.

The amount of revenues and net income related to the ResCap net assets and Ally Bank net assets included in the Company’s consolidated statements of comprehensive income (loss) from the date of acquisition through December 31, 2013 were $743.5 million and $195.1 million, respectively. During the year ended December 31, 2013, the Company incurred $3.0 million in acquisition-related costs to acquire the ResCap net assets and the Ally Bank net assets, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

MetLife Bank Net Assets

On March 1, 2013, the Company purchased the residential mortgage servicing platform, including certain servicing-related technology assets and the related work force of MetLife Bank, N.A. located in Irving, Texas. The purchase price of $1.0 million was paid in cash. The Company has accounted for this transaction as a business combination in accordance with authoritative accounting guidance.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company allocated $0.8 million to goodwill, $0.4 million to premises and equipment, and $0.2 million to payables and accrued liabilities based on preliminary fair values as of the acquisition date. The MetLife Bank net assets, including goodwill, have been allocated to the Servicing segment. All of the goodwill recorded is expected to be tax deductible. During the year ended December 31, 2013, the Company incurred $0.2 million in acquisition-related costs to acquire the MetLife Bank net assets, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Bank of America Asset Purchase

On January 31, 2013, the Company purchased Fannie Mae MSRs from BOA, or the BOA asset purchase, for total consideration of $495.7 million, all of which was paid as of December 31, 2013. At closing, the Fannie Mae MSRs were associated with loans totaling $84.4 billion in unpaid principal balance. As part of the asset purchase agreement, BOA provided sub-servicing on an interim basis while the loan servicing was transferred in tranches to the Company’s servicing systems. As each tranche was boarded, the Company was also obligated to purchase the related servicer advances associated with the boarded loans. The Company purchased $740.7 million of servicer advances as part of the asset purchase agreement. All servicing transfers were completed by December 2013 and BOA is no longer the sub-servicer.

Reverse Mortgage Solutions, Inc.

On November 1, 2012, the Company acquired all of the outstanding shares of RMS. The table below details the estimated fair value of the consideration transferred in connection with the acquisition of RMS (in thousands, except shares and per share data):

Amount
Cash to owners of RMS(1)	$95,000
Company common stock (891,265 shares at $46.39 per share)(2)	41,346

Total consideration	$136,346

(1)	The cash portion of the acquisition of RMS was funded with proceeds from the issuance of common stock. This amount included $9.0 million in restricted cash that is payable to the sellers of RMS and is recorded in payables and accrued liabilities on the consolidated balance sheet at December 31, 2013.
(2)	The fair value of the $46.39 per share for the 891,265 common shares issued was based on an average of the high and low prices of the Company’s shares on November 1, 2012.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The purchase consideration of $136.3 million was allocated to the assets acquired and liabilities assumed based on management’s estimates of their fair values as of the acquisition date. Measurement period adjustments were recorded during the year ended December 31, 2013 for a curtailment liability existing at the acquisition date. The table below summarizes the originally reported estimated acquisition date fair values, measurement period adjustments recorded, and the adjusted final purchase price allocation of assets acquired and liabilities assumed (in thousands):

	Originally Reported	Measurement Period Adjustments	Adjusted
Assets
Cash	$19,683	$—	$19,683
Restricted cash	1,401	—	1,401
Residential loans	5,331,989	—	5,331,989
Receivables	11,832	—	11,832
Servicer and protective advances	17,615	—	17,615
Servicing rights	15,916	—	15,916
Goodwill	101,199	28,800	129,999
Intangible assets	20,800	—	20,800
Premises and equipment	15,633	—	15,633
Deferred tax asset, net	19,052	17,159	36,211
Other assets	13,245	—	13,245

Total assets acquired	5,568,365	45,959	5,614,324

Liabilities
Payables and accrued liabilities	29,357	45,959	75,316
Debt	148,431	—	148,431
HMBS related obligations	5,254,231	—	5,254,231

Total liabilities assumed	5,432,019	45,959	5,477,978

Fair value of net assets acquired	$136,346	$—	$136,346

The residential loans acquired in connection with the acquisition of RMS consist of reverse loans with a fair value of $5.3 billion and gross contractual amounts receivable of $4.8 billion, all of which is expected to be collected.

The acquisition of RMS resulted in a new reportable segment for the Company, the Reverse Mortgage segment. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future earnings and projections of growth. Goodwill recognized as a result of the acquisition of RMS was allocated to the Reverse Mortgage segment. None of the goodwill is expected to be tax deductible.

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The following table presents the estimate of identifiable intangible assets and capitalized software recognized upon the acquisition of RMS with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets:
Institutional relationships	$11,900	10.0
Customer relationships	6,700	1.8
Trade name	1,200	4.7
Non-compete agreement	1,000	1.5

Total intangible assets	20,800	6.6
Capitalized software(1)	13,100	4.0

Total intangible assets and capitalized software	$33,900	5.6

(1)	Capitalized software is included in premises and equipment, net on the consolidated balance sheet.

The amount of revenues and net income included in the Company’s consolidated statement of comprehensive income (loss) associated with RMS for the period from the date of acquisition through December 31, 2012 were $13.6 million and $1.9 million, respectively. The Company incurred acquisition-related expenses to acquire RMS of $2.8 million during the year ended December 31, 2012, which are included in general and administrative expenses on the consolidated statements of comprehensive income (loss).

Security One Lending

The assets acquired and liabilities assumed in conjunction with the acquisition of S1L were recorded at their fair values on December 31, 2012. The purchase price consists of $20.0 million in cash paid on December 31, 2012 and contingent earn-out payments to be paid in cash of up to $10.9 million dependent on the achievement of certain designated performance targets over the twelve months following the acquisition. The Company recorded a liability for the contingent earn-out payments of $6.1 million at December 31, 2012 based on the Company’s estimate of the fair value of the contingent earn-out payments at that time. At June 30, 2013, the Company revised its estimate of the fair value of contingent earn-out payments to $10.9 million, the maximum earn-out, based on S1L’s performance during the six months ended June 30, 2013 and recorded losses related to this estimate of $4.8 million during this time period. Other than the payment of $5.0 million made to the prior owners of S1L during the year ended December 31, 2013, no subsequent adjustments to this liability have been made. Contingent earn-out payments of $5.9 million and $6.1 million at December 31, 2013 and 2012, respectively, are included in payables and accrued liabilities on the consolidated balance sheets. The losses on contingent earn-out payments are included in other net fair value gains on the consolidated statements of comprehensive income (loss).

The purchase consideration of $26.1 million was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. An allocation of the purchase price has been made to major categories of assets and liabilities based on management’s estimates.

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The table below presents the final purchase price allocation of the estimated acquisition date fair values of the assets acquired and the liabilities assumed (in thousands):

Amount
Assets
Cash and cash equivalents	$6,725
Restricted cash	822
Residential loans	98,441
Receivables	1,179
Servicing rights	378
Goodwill	8,809
Intangible assets	11,000
Premises and equipment	530
Other assets	500

Total assets acquired	128,384

Liabilities
Payables and accrued liabilities	8,252
Debt	89,434
Deferred tax liability, net	4,598

Total liabilities assumed	102,284

Fair value of net assets acquired	$26,100

Residential loans acquired in connection with the acquisition of S1L, which consist primarily of reverse loans, have a fair value of $98.4 million and gross contractual amounts receivable of $89.2 million, all of which is expected to be collected.

S1L is included in the Company’s Reverse Mortgage segment. Goodwill is calculated as the excess of the purchase consideration transferred over the fair value of the identifiable assets acquired less the liabilities assumed. The primary factors that contributed to the recognition of goodwill are the expected future cash flows and projections of growth. Goodwill recognized as part of the S1L acquisition was allocated to the Reverse Mortgage segment. None of the goodwill is expected to be tax deductible. Acquisition-related expenses to acquire S1L were insignificant.

The following table presents the estimate of identifiable intangible assets recognized upon the acquisition of S1L with the corresponding weighted-average amortization periods at the acquisition date (dollars in thousands):

	Estimated Fair Value	Weighted- Average Amortization Period (in years)
Intangible assets:
Licenses	$5,000	25.0
Institutional relationships	4,700	1.6
Trademarks and trade name	800	4.4
Non-compete agreement	500	1.8

Total intangible assets	$11,000	12.4

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Green Tree

On July 1, 2011, the Company acquired all of the outstanding membership interests of Green Tree for total consideration of $1.1 billion. The purchase price for the acquisition includes a cash payment of $737.8 million, $274.8 million to settle Green Tree secured debt, and $40.2 million in shares of the Company’s stock. The cash payment included $5.0 million at December 31, 2013 and 2012 of restricted cash that was payable to the sellers of Green Tree and is recognized in payables and accrued liabilities in the consolidated balance sheets. The Company acquired $2.2 billion in assets and assumed $1.2 billion in liabilities in connection with the acquisition. The Company recognized a contingent liability related to Green Tree’s mandatory obligation to repurchase loans at par from an investor when loans become 90 days past due. In addition, the Company recognized a contingent liability related to payments for certain professional fees that it will be required to make over the remaining life of various securitizations. Refer to Note 27 for more information regarding these contingent liabilities.

The amount of Green Tree’s revenues and net income included in the Company’s consolidated statements of comprehensive income (loss) for the period from the date of acquisition through December 31, 2011 were $216.8 million and $24.2 million, respectively. The Company incurred $12.9 million of transaction-related expenses to acquire Green Tree during the year ended December 31, 2011, which are included in general and administrative expenses in the consolidated statements of comprehensive income (loss).

Pro Forma Financial Information

The following table presents the pro forma combined revenues and net income as if the ResCap net assets and the Ally Bank net assets had been acquired on January 1, 2012 and RMS and S1L on January 1, 2011 (in thousands, except per share data):

	For the Years Ended December 31,
	2013	2012
Revenues	$1,842,699	$953,624
Net income (loss)	259,281	(49,205)
Net income (loss) per share — basic	7.01	(1.33)
Net income (loss) per share — diluted	6.88	(1.33)

The unaudited pro forma financial information is not indicative of the results of operations that would have been achieved if the acquisitions of RMS, S1L, the ResCap net assets, and the Ally Bank net assets, or the Acquisitions, had taken place on the dates indicated above. The amounts have been calculated to reflect additional fair value adjustments, depreciation and amortization that would have been incurred assuming the Acquisitions had occurred on the dates indicated above together with the consequential tax effects. The pro forma adjustments also include interest expense on debt issued to consummate the acquisition of the ResCap net assets. The pro forma financial information excludes costs incurred that were directly attributable to the Acquisitions and that do not have a continuing impact on the combined operating results.

4.	Variable Interest Entities

Consolidated Variable Interest Entities

Residual Trusts

The Company has historically funded its residential loan portfolio through securitizations and evaluates each securitization trust to determine if it meets the definition of a VIE, and whether or not the Company is

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required to consolidate the trust. The Company determined that it is the primary beneficiary of twelve securitization trusts in which it owns residual interests, and as a result, has consolidated these trusts. As a holder of the residual securities issued by the trusts, the Company has both the obligation to absorb losses to the extent of its investment and the right to receive benefits from the trusts, both of which could potentially be significant to the trusts. In addition, as the servicer for these trusts, the Company concluded it has the power to direct the activities that most significantly impact the economic performance of the trusts through its ability to manage the delinquent assets of the trusts. Specifically, the Company has discretion, subject to applicable contractual provisions and consistent with prudent mortgage-servicing practices, to decide whether to sell or work out any loans that become troubled.

The Company is not contractually required to provide any financial support to the Residual Trusts. The Company may, from time to time at its sole discretion, purchase certain assets from the trusts to cure delinquency or loss triggers for the sole purpose of releasing excess overcollateralization to the Company. Based on current performance trends, the Company does not expect to provide financial support to the Residual Trusts.

Non-Residual Trusts

The Company determined that it is the primary beneficiary of ten securitization trusts for which it does not own any residual interests. The Company does not receive economic benefit from the residential loans while the loans are held by the Non-Residual Trusts other than the servicing fees paid to the Company to service the loans. However, as part of a prior agreement to acquire the rights to service the loans in these securitization trusts, the Company has certain obligations to exercise mandatory clean-up calls for each of these trusts at their earliest exercisable dates, which is the date each loan pool falls to 10% of the original principal amount. The Company will take control of the remaining collateral in the trusts when these calls are exercised, thus the clean-up call is deemed a variable interest as the Company will be required under this obligation to absorb any losses of the trusts subsequent to these calls, which could potentially be significant to each trust. Additionally, as servicer of these trusts, the Company has concluded that it has the power to direct the activities that most significantly impact the economic performance of the trusts.

The Company is not contractually required to provide any financial support to the Non-Residual Trusts. However, as described above, the Company is obligated to exercise the mandatory clean-up call obligations it assumed as part of the agreement to acquire the rights to service the loans in these trusts. The Company expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

For seven of the ten Non-Residual Trusts and four securitization trusts that have not been consolidated, the Company, as part of an agreement to service the loans in all eleven trusts, also has an obligation to reimburse a third party for the final $165.0 million in LOCs, if drawn, which were issued to the eleven trusts by a third party as credit enhancements to these trusts. As the LOCs were provided as credit enhancements to these securitizations, the trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The total amount available on these LOCs for all eleven securitization trusts was $273.6 million and $285.4 million at December 31, 2013 and 2012, respectively. Based on the Company’s estimates of the underlying performance of the collateral in these securitizations, the Company does not expect that the final $165.0 million will be drawn, and therefore, no liability for the fair value of this obligation has been recorded on the Company’s consolidated balance sheets; however, actual performance may differ from this estimate in the future. For further information on the four securitization trusts that have not been consolidated by the Company, refer to the Unconsolidated Variable Interest Entities section of this Note.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Servicer and Protective Advance Financing Facility

A wholly-owned subsidiary of the Company, or the Subsidiary, engages in operating activities that are restricted to the purchase of servicer and protective advances from certain of the Company’s affiliates and assignment of those advance receivables to various lenders under a financing agreement with a third-party agent. Due to these restrictions, the Subsidiary is deemed to be a VIE and the Company is deemed both to have the power to direct the activities most significant to the economic performance of the Subsidiary, as well as the obligation to absorb losses or receive residual returns, which could be potentially significant to the Subsidiary.

The assets and liabilities of the Subsidiary represent servicer and protective advances purchased from affiliates and obligations to lenders under a financing agreement, or the Receivables Loan Agreement. The amount of purchased advances under the Receivables Loan Agreement is classified as servicer and protective advances, net while the amount of obligations to lenders under the Receivables Loan Agreement is recorded as servicing advance liabilities on the consolidated balance sheets. The assets of the Subsidiary are pledged as collateral to satisfy the obligations of lenders under the Receivables Loan Agreement. Those obligations are not cross-collateralized and the lenders do not have recourse to the Company. Refer to Note 17 for additional information regarding the Receivables Loan Agreement.

Included in the tables below are summaries of the carrying amounts of the assets and liabilities of consolidated VIEs (in thousands):

	December 31, 2013
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facility	Total
Assets
Restricted cash and cash equivalents	$44,995	$13,086	$999	$59,080
Residential loans at amortized cost, net	1,377,711	—	—	1,377,711
Residential loans at fair value	—	587,265	—	587,265
Receivables at fair value	—	43,545	—	43,545
Servicer and protective advances, net	—	—	75,481	75,481
Other assets	54,544	1,302	408	56,254

Total assets	$1,477,250	$645,198	$76,888	$2,199,336

Liabilities
Payables and accrued liabilities	$8,391	$—	$81	$8,472
Servicing advance liabilities	—	—	67,905	67,905
Mortgage-backed debt	1,203,084	684,778	—	1,887,862

Total liabilities	$1,211,475	$684,778	$67,986	$1,964,239

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2012
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facility	Total
Assets
Restricted cash and cash equivalents	$43,856	$14,397	$980	$59,233
Residential loans at amortized cost, net	1,475,782	—	—	1,475,782
Residential loans at fair value	—	646,498	—	646,498
Receivables at fair value	—	53,975	—	53,975
Servicer and protective advances, net	—	—	68,550	68,550
Other assets	60,669	2,014	657	63,340

Total assets	$1,580,307	$716,884	$70,187	$2,367,378

Liabilities
Payables and accrued liabilities	$9,007	$—	$93	$9,100
Servicing advance liabilities	—	—	64,552	64,552
Mortgage-backed debt	1,315,442	757,286	—	2,072,728

Total liabilities	$1,324,449	$757,286	$64,645	$2,146,380

The assets of the consolidated VIEs are pledged as collateral to the servicing advance liabilities and mortgage-backed debt and are not available to satisfy claims of general creditors of the Company. The mortgage-backed debt issued by each consolidated securitization trust is to be satisfied solely from the proceeds of the residential loans and other collateral held in the trusts while the servicing advance liabilities are to be satisfied from the recoveries or repayments from the underlying advances. The consolidated VIEs are not cross-collateralized and the holders of the mortgage-backed debt issued by the trusts and lenders under the Receivables Loan Agreement do not have recourse to the Company. Refer to Note 19 for additional information regarding the mortgage-backed debt and related collateral and Note 17 for additional information regarding servicing advance liabilities.

For the Residual Trusts, interest income earned on the residential loans and interest expense incurred on the mortgage-backed debt, both of which are carried at amortized cost, are recorded on the consolidated statements of comprehensive income (loss) in interest income on loans and interest expense, respectively. Additionally, the Company records its estimate of probable incurred credit losses associated with the residential loans in provision for loan losses on the consolidated statements of comprehensive income (loss). Interest receipts on residential loans and interest payments on mortgage-backed debt are included in operating activities, while principal payments on residential loans are included in investing activities and issuances of and payments on mortgage-backed debt are included in financing activities on the consolidated statements of cash flows.

For the Non-Residual Trusts, the change in fair value of residential loans, receivables, net and mortgage-backed debt, all of which are carried at fair value, are included in other net fair value gains on the consolidated statements of comprehensive income (loss). Included in other net fair value gains is the interest income that is expected to be collected on the residential loans, the interest expense that is expected to be paid on the mortgage-backed debt, as well as the accretion of the fair value adjustments. Accordingly, the servicing fee that the Company earns for servicing the assets of the Non-Residual Trusts is recognized in other net fair value gains as a component of the recognition of the interest income on the loans. The non-cash component of other net fair value gains is recognized as an adjustment in reconciling net income or loss to the net cash provided by or used in

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operating activities on the consolidated statements of cash flows. Principal payments on residential loans and draws on receivables, net are included in investing activities while payments on mortgage-backed debt are included in financing activities on the consolidated statements of cash flows.

Interest expense associated with the Receivables Loan Agreement is included in interest expense on the consolidated statements of comprehensive income (loss). Changes in servicer and protective advances are included in operating activities while the issuances of and payments on servicing advance liabilities are included in financing activities on the consolidated statements of cash flows.

Unconsolidated Variable Interest Entities

The Company has variable interests in VIEs that it does not consolidate as it has determined that it is not the primary beneficiary of the VIEs.

Servicing Arrangements with Letter of Credit Reimbursement Obligation

As part of an agreement to service the loans in eleven securitization trusts, four of which have been consolidated as described in the Consolidated VIEs section above, the Company has an obligation to reimburse a third party for the final $165.0 million in LOCs if drawn. The LOCs were issued by a third party as credit enhancements to these eleven securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders.

As noted above, the Company has determined that for seven of these securitization trusts, the Company is the primary beneficiary due to a mandatory clean-up call obligation related to these trusts and, accordingly, the Company has consolidated the seven trusts on the consolidated balance sheets. However, for the four remaining securitization trusts for which the Company does not have a mandatory clean-up call obligation, the Company’s involvement consists only of servicer and the LOC reimbursement obligation. As explained in the Consolidated VIEs section above, the Company does not expect that the final $165.0 million in LOCs will be drawn. As the Company’s only involvement is that of servicer and the LOC reimbursement obligation, which is not expected to be drawn, the Company has concluded that it is not the primary beneficiary of the trusts as it does not have a variable interest that could potentially be significant to the trusts. Accordingly, the four securitization trusts have not been consolidated on the Company’s consolidated balance sheets. The Company serviced $197.3 million and $223.3 million of loans related to the four unconsolidated securitization trusts at December 31, 2013 and 2012, respectively.

Other Servicing Arrangements

During 2013, the Company, in the ordinary course of business, became involved with other securitization trusts as servicer of the financial assets of the trusts. The Company’s servicing fees are anticipated to absorb more than an insignificant portion of the returns of the trusts and the Company has considered its contract to service the financial assets of the trusts a variable interest. Typically, the Company’s involvement as servicer allows it to control the activities of the trusts that most significantly impact the economic performance of the trusts, however, based on the nature of the trusts, the obligations to its beneficial interest holders are guaranteed. Further, the Company’s involvement as servicer is subject to substantive kick-out rights held by a single party, and there are no significant barriers to the exercise of those kick-out rights. As a result, the Company has determined that it is not the primary beneficiary of those trusts and those trusts are not consolidated on the Company’s balance sheets. The termination of the Company as servicer to the financial assets of the trusts would eliminate any future servicing revenues and related cash flows associated with the underlying financial assets held by the trusts.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the carrying amounts of the Company’s assets that relate to its variable interests in the VIEs that are not consolidated, as well as its maximum exposure to loss and the unpaid principal balance of the total assets of these unconsolidated VIEs (in thousands):

	Carrying Value of Assets Recorded on the Consolidated Balance Sheets					Unpaid Principal Balance of Total Assets of Unconsolidated VIEs
Type of Involvement	Servicing Rights, Net	Servicer and Protective Advances, Net	Receivables, Net	Total	Maximum Exposure to Loss(1)
Servicing arrangements with letter of credit reimbursement obligation
December 31, 2013	$1,845	$2,500	$160	$4,505	$169,505	$197,338
December 31, 2012	2,319	2,691	180	5,190	170,190	223,251
Other servicing arrangements
December 31, 2013	—	—	181	181	181	430,013

(1)	The Company’s maximum exposure to loss related to these unconsolidated VIEs equals the carrying value of assets recognized on the consolidated balance sheets plus the obligation to reimburse a third party for the final $165.0 million drawn on LOCs discussed above, in the case of servicing arrangements with letter of credit reimbursement obligation.

5.	Transfers of Residential Loans

Transfers of Forward Loans

The Company has grown its originations business through its acquisition of the ResCap net assets. As part of its origination activities, the Company transfers, substantially all to Fannie Mae, forward loans it originates or purchases from third parties. The forward loans originated or purchased and subsequently transferred are high credit quality first lien mortgages which have been underwritten to the guidelines established by Fannie Mae. Securitization usually occurs within 20 days of loan closing or purchase in the form of mortgage-backed securities guaranteed by Fannie Mae, which are sold to third party investors. The Company accounts for these transfers as sales and generally retains the servicing rights associated with the transferred loans. The Company receives a servicing fee for servicing the transferred loans, which represents continuing involvement.

The Company has elected to measure forward loans held for sale at fair value. The gains and losses on the transfer of forward loans held for sale are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Also included in net gains on sales of loans is interest income earned during the period the loans were held, changes in the fair value of loans, and the gain or loss on the related derivatives. Refer to Note 7 for information on these derivative financial instruments. All activity of forward loans held for sale and the related derivatives are included in operating activities on the consolidated statements of cash flows. The following table presents a summary of cash flows related to transfers of forward loans, net of fees, accounted for as sales (in thousands). There were no transfers of forward loans accounted for as sales during the year ended December 31, 2011.

	For the Years Ended December 31,
	2013	2012
Proceeds received from transfers	$15,293,601	$15,985
Servicing fees collected	11,212	—

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In connection with these transfers, the Company recorded servicing rights with an initial fair value of $187.7 million for the year ended December 31, 2013. There were no servicing rights recognized in connection with transfers for the year ended December 31, 2012. All servicing rights are initially recorded at fair value using a Level 3 measurement technique. Refer to Note 12 for information relating to servicing of residential loans.

Certain guarantees arise from agreements associated with the sale of the Company’s residential loans. Under these agreements, the Company may be obligated to repurchase loans, or otherwise indemnify or reimburse the investor or insurer for losses incurred, due to material breach of contractual representations and warranties. Refer to Note 27 for further information. The following table presents the carrying amounts of the Company’s assets that relate to its continued involvement with forward loans that have been transferred with servicing rights retained and the unpaid principal balance of these transferred loans (in thousands):

	Carrying Value of Assets Recorded on the Consolidated Balance Sheet				Unpaid Principal Balance of Transferred Loans
	Servicing Rights, Net	Servicer and Protective Advances, Net	Receivables, Net	Total
Type of Involvement
Servicing arrangements associated with transfers of forward loans
December 31, 2013	$192,962	$6,023	$437	$199,422	$14,672,986

At December 31, 2013, $9.1 million of the transferred forward loans serviced by the Company were 60 days or more past due.

Transfers of Reverse Loans

In connection with the acquisition of RMS, the Company became an approved issuer of the Ginnie Mae HMBS. The HMBS are guaranteed by Ginnie Mae and collateralized by participation interests in HECMs insured by FHA. The Company both originates and acquires HECMs. The loans are then pooled into HMBS that are sold into the secondary market with servicing rights retained. Based upon the structure of the Ginnie Mae securitization program, the Company has determined that it has not met all of the requirements for sale accounting and accounts for these transfers as secured borrowings. Under this accounting treatment, the reverse loans remain on the consolidated balance sheets as residential loans at fair value. The proceeds from the transfer of reverse loans are recorded as HMBS related obligations with no gain or loss recognized on the transfer. Ginnie Mae, as guarantor of the HMBS, is obligated to the holders of the HMBS in an instance of RMS default on its servicing obligations, or when the proceeds realized on HECMs are insufficient to repay all outstanding HMBS related obligations. Ginnie Mae has recourse to RMS to the extent of the collateralized participation interests in the HECMs, but does not have recourse to the general assets of the Company, except for obligations as servicer.

The Company elected to measure reverse loans and HMBS related obligations at fair value. The change in fair value of the reverse loans and HMBS related obligations are included in net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Also included in net fair value gains on reverse loans and related HMBS obligations is the contractual interest income earned on the reverse loans and the contractual interest expense incurred on the HMBS related obligations as well as fair value adjustments, including fair value gains on reverse loans originated and additional participations issued. Net fair value gains on reverse loans and related HMBS obligations are recognized as an adjustment in reconciling net income or loss to the net cash provided by or used in operating activities on the consolidated statements of cash flows. Purchases and originations of and repayment of principal received on reverse loans held for

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

investment are included in investing activities on the consolidated statements of cash flows. Proceeds from securitizations of reverse loans and payments on HMBS related obligations are included in financing activities on the consolidated statements of cash flows.

At December 31, 2013, the unpaid principal balance and the carrying value associated with both the reverse loans and the real estate owned pledged as collateral to the pools was $8.0 billion.

6.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Basis or Measurement

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The accounting guidance concerning fair value allows the Company to elect to measure financial instruments at fair value and report the changes in fair value through net income or loss. This election can only be made at certain specified dates and is irrevocable once made. Other than forward loans held for sale, all of which the Company has elected to measure at fair value, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as assets and liabilities are acquired or incurred, other than for those assets and liabilities which are required to be recorded and subsequently measured at fair value. In addition, with the acquisitions of Green Tree and S1L, the Company recognized contingent liabilities for a mandatory repurchase obligation, a professional fees liability related to certain securitizations, and contingent earn-out payments that it measures at fair value on a recurring basis in accordance with the accounting guidance for business combinations.

Transfers into and out of the fair value hierarchy levels are assumed to be as of the end of the quarter in which the transfer occurred. Other than the transfer of the contingent earn-out payment liability from Level 3 to Level 1, no transfers between levels occurred during the years ended December 31, 2013 and 2012.

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MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Items Measured at Fair Value on a Recurring Basis

The following tables summarize the assets and liabilities in each level of the fair value hierarchy (in thousands):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets
Reverse loans(1)	$—	$—	$8,738,503	$8,738,503
Forward loans related to Non-Residual Trusts	—	—	587,265	587,265
Forward loans held for sale	—	1,015,607	—	1,015,607
Receivables related to Non-Residual Trusts	—	—	43,545	43,545
Servicing rights carried at fair value	—	—	1,131,124	1,131,124
Derivative instruments	—	19,534	42,831	62,365

Total assets	$—	$1,035,141	$10,543,268	$11,578,409

Liabilities
Derivative instruments	$—	$2,127	$3,755	$5,882
Mandatory repurchase obligation	—	—	8,182	8,182
Professional fees liability related to certain securitizations	—	—	6,607	6,607
Contingent earn-out payments	5,900	—	—	5,900
Mortgage-backed debt related to Non-Residual Trusts	—	—	684,778	684,778
HMBS related obligations	—	—	8,652,746	8,652,746

Total liabilities	$5,900	$2,127	$9,356,068	$9,364,095

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets
Reverse loans(1)	$—	$—	$6,047,108	$6,047,108
Forward loans related to Non-Residual Trusts	—	—	646,498	646,498
Forward loans held for sale	—	16,605	—	16,605
Receivables related to Non-Residual Trusts	—	—	53,975	53,975
Derivative instruments	—	—	949	949

Total assets	$—	$16,605	$6,748,530	$6,765,135

Liabilities
Derivative instruments	$—	$1,102	$—	$1,102
Mandatory repurchase obligation	—	—	9,999	9,999
Professional fees liability related to certain securitizations	—	—	8,147	8,147
Contingent earn-out payments	—	—	6,100	6,100
Mortgage-backed debt related to Non-Residual Trusts	—	—	757,286	757,286
HMBS related obligations	—	—	5,874,552	5,874,552

Total liabilities	$—	$1,102	$6,656,084	$6,657,186

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following assets and liabilities are measured on the consolidated financial statements at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following tables provide a reconciliation of the beginning and ending balances of these assets and liabilities (in thousands):

	For the Year Ended December 31, 2013
	Fair Value January 1, 2013	Acquisition of ResCap Net Assets	Total Gains (Losses) Included in Net Income	Purchases	Sales	Issuances	Settlements	Transfers out	Fair Value December 31, 2013
Assets
Reverse loans(1)	$6,047,108	$—	$112,772	$2,080,857	$(76,441)	$981,390	$(407,183)	$—	$8,738,503
Forward loans related to Non-Residual Trusts	646,498	—	64,848	—	—	—	(124,081)	—	587,265
Receivables related to Non-Residual Trusts	53,975	—	4,374	—	—	—	(14,804)	—	43,545
Servicing rights carried at fair value	26,382	242,604	48,058	626,331	—	187,749	—	—	1,131,124
Derivative instruments (IRLCs)	949	—	41,882	—	—	—	—	—	42,831

Total assets	$6,774,912	$242,604	$271,934	$2,707,188	$(76,441)	$1,169,139	$(546,068)	$—	$10,543,268

Liabilities
Derivative instruments (IRLCs)	$—	$—	$(3,755)	$—	$—	$—	$—	$—	$(3,755)
Mandatory repurchase obligation	(9,999)	—	181	—	—	—	1,636	—	(8,182)
Professional fees liability related to certain securitizations	(8,147)	—	(817)	—	—	—	2,357	—	(6,607)
Contingent earn-out payments	(6,100)	—	(4,800)	—	—	—	5,000	5,900	—
Mortgage-backed debt related to Non-Residual Trusts	(757,286)	—	(57,678)	—	—	—	130,186	—	(684,778)
HMBS related obligations	(5,874,552)	—	12,302	—	—	(3,203,959)	413,463	—	(8,652,746)

Total liabilities	$(6,656,084)	$—	$(54,567)	$—	$—	$(3,203,959)	$552,642	5,900	$(9,356,068)

(1)	Includes $28.5 million in reverse loans held for sale at January 1, 2013. There were no reverse loans held for sale at December 31, 2013.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended December 31, 2012
	Fair Value January 1, 2012	Acquisition of RMS	Acquisition of S1L	Total Gains (Losses) Included in Net Loss	Purchases	Issuances	Settlements	Fair Value December 31, 2012
Assets
Reverse loans(1)	$—	$5,331,989	$88,929	$65,030	$565,171	$29,143	$(33,154)	$6,047,108
Residential loans related to Non-Residual Trusts	672,714	—	—	107,493	—	—	(133,709)	646,498
Receivables related to Non-Residual Trusts	81,782	—	—	(11,711)	—	—	(16,096)	53,975
Derivative instruments (IRLCs)	—	—	—	949	—	—	—	949

Total assets	$754,496	$5,331,989	$88,929	$161,761	$565,171	$29,143	$(182,959)	$6,748,530

Liabilities
Mandatory repurchase obligation	$(11,849)	$—	$—	$(116)	$—	$—	$1,966	$(9,999)
Professional fees liability related to certain securitizations	(9,666)	—	—	(1,091)	—	—	2,610	(8,147)
Contingent earn-out payments	—	—	(6,100)	—	—	—	—	(6,100)
Mortgage-backed debt related to Non-Residual Trusts	(811,245)	—	—	(86,163)	—	—	140,122	(757,286)
HMBS related obligations	—	(5,254,231)	—	(57,751)	—	(596,066)	33,496	(5,874,552)

Total liabilities	$(832,760)	$(5,254,231)	$(6,100)	$(145,121)	$—	$(596,066)	$178,194	$(6,656,084)

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012.

All gains and losses on assets and liabilities measured at fair value on a recurring basis and classified as Level 3 within the fair value hierarchy, with the exception of gains and losses on IRLCs and servicing rights carried at fair value, are recognized in either other net fair value gains or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Gains and losses relating to IRLCs are recorded in net gains on sales of loans and changes in fair value of servicing rights carried at fair value are recorded in net servicing revenue and fees on the consolidated statements of comprehensive income (loss). Total gains and losses included in net income or loss include interest income and interest expense at the stated rate for interest-bearing assets and liabilities, respectively, accretion and amortization, and the impact of changes in valuation inputs and assumptions.

The Company’s valuation committee determines and approves all valuation policies and unobservable inputs used to estimate the fair value of all items measured at fair value on a recurring basis, except for IRLCs and the contingent earn-out payments. The valuation committee consists of certain members of the management team responsible for accounting, treasury, servicing operations, and credit risk. The valuation committee meets on a quarterly basis to review the assets and liabilities that require fair value measurement, including how each asset and liability has actually performed in comparison to the unobservable inputs and the projected performance provided by the Company’s credit risk group. The valuation committee also reviews discount rate assumptions and related available market data. Similar procedures are followed by the Company’s asset liability committee responsible for IRLCs and a sub-set of management responsible for the contingent earn-out payments. These fair values are approved by senior management.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a description of the methods and assumptions used to estimate the fair values of the Company’s assets and liabilities measured at fair value on a recurring basis, as well as the basis for classifying these assets and liabilities as Level 2 or 3 within the fair value hierarchy.

Residential loans at fair value

Reverse loans — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans, including, but not limited to, assumptions for repayment, mortality, and discount rates. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on an assessment of current market yields on newly originated HECMs, expected duration of the asset, and current market interest rates. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

Residential loans related to Non-Residual Trusts — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans including, but not limited to, assumptions for prepayment, default, loss severity, and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on the collateral and credit risk characteristics of these loans, combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

Forward loans held for sale — These loans are valued using a market approach by utilizing observable forward to-be-announced prices of mortgage-backed securities. The Company classifies these loans as Level 2 within the fair value hierarchy.

Receivables related to Non-Residual Trusts — The Company estimates the fair value of these receivables using Level 3 unobservable market inputs at the net present value of expected cash flows from the LOCs to be used to pay debt holders over the remaining life of the securitization trusts. The estimate of the cash to be collected from the LOCs is based on expected shortfalls of cash flows from the loans in the securitization trusts, compared to the required debt payments of the securitization trusts. The cash flows from the loans, and thus the cash to be provided by the LOCs, is determined by analyzing the credit assumptions for the underlying collateral in each of the securitizations. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. The discount rate assumption for these assets is based on the risk-free market rate given the credit risk characteristics of the collateral supporting the LOCs. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. Receivables related to Non-Residual Trusts are recorded in receivables, net on the consolidated balance sheets.

Servicing rights carried at fair value — The Company accounts for servicing rights associated with the risk-managed loan class at fair value. The Company uses the assistance of a third party valuation specialist to develop the discounted cash flow model used to estimate the fair value of its servicing rights. The model utilizes several sensitive assumptions which are reviewed and approved by the Company, the most sensitive of which are assumptions for mortgage prepayment or repayment speeds, default rates and discount rates. The Company believes these sensitive assumptions reflect those that a market participant would use in determining fair value. These assumptions are generated and applied based on collateral stratifications including product type, remittance type, geography, delinquency, and coupon dispersion. These assumptions require the use of judgment and can have a significant impact on the determination of the servicing rights’ fair value. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The Company classifies these servicing rights within Level 3 of the fair value hierarchy accordingly.

Derivative instruments — Fair values of IRLCs are derived by using both valuation models incorporating current market information or through observation of market pricing for instruments with similar characteristics and by estimating the fair value of the servicing rights expected to be recorded at sale of the loan and are adjusted for anticipated loan funding probability or fallout. Both the fair value of servicing rights expected to be recorded at the date of sale of the loan and anticipated loan funding probability are significant unobservable inputs. IRLCs are classified as Level 3. The loan funding probability ratio represents the aggregate likelihood that loans currently in a lock position will ultimately close, which is largely dependent on the loan processing stage that a loan is currently in and changes in interest rates from the time of the rate lock through the time a loan is closed. IRLCs have positive fair value at inception and change in value as interest rates and loan funding probability change. Significant changes in loan funding probability and the servicing rights component of IRLCs, in isolation, could result in a significant change to the fair value measurement. Rising interest rates have a positive effect on the fair value of the servicing rights component of the IRLC fair value and increase the loan funding probability. An increase in loan funding probability (i.e., higher aggregate likelihood of loans estimated to close) will result in the fair value of the IRLC to increase if in a gain position, or decrease, to a lower loss, if in a loss position.

The fair value of forward sales commitments and MBS purchase commitments is determined based on observed market pricing for similar instruments; therefore, these contracts are classified as Level 2. Counterparty credit risk is taken into account when determining fair value, although its impact is diminished by daily margin posting on all forward sales and purchase derivatives.

Derivative instruments are included in either other assets or payables and accrued liabilities on the consolidated balance sheets. Refer to Note 7 for additional information on derivative financial instruments.

Mandatory repurchase obligation — This contingent liability relates to a mandatory obligation for the Company to repurchase loans from an investor when the loans become 90 days delinquent. The Company estimates the fair value of this obligation based on the expected net present value of expected future cash flows using Level 3 assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for prepayment, default, and loss severity rates applicable to the historical and projected performance of the underlying loans. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this liability is primarily based on collateral characteristics combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The mandatory repurchase obligation is included in payables and accrued liabilities on the consolidated balance sheets.

Professional fees liability related to certain securitizations — This contingent liability primarily relates to payments for surety and broker fees that the Company will be required to make over the remaining life of certain consolidated and unconsolidated securitization trusts. The Company estimates the fair value of this liability using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of the expected cash flows of the professional fees required to be paid related to the securitization trusts. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing these liabilities including, but not limited to, estimates of collateral prepayment, default and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this liability is primarily based on collateral characteristics combined with an assessment of market interest rates. Conditional prepayment rate and conditional default rate are considered to be the most significant unobservable inputs. A significant increase (decreases) to this input could result in a significantly lower (higher) fair value measurement. The professional fees liability related to certain securitizations is included in payables and accrued liabilities on the consolidated balance sheets.

Contingent earn-out payments — The estimated fair value of this contingent liability at December 31, 2012 is based on the average earn-out payment under multiple outcomes as determined by a Monte-Carlo simulation, discounted to present value using credit-adjusted discount rates. The average payment outcomes calculated by the Monte-Carlo simulation were derived utilizing Level 3 unobservable inputs, the most significant of which include the assumptions for forecasted financial performance of S1L and financial performance volatility. At June 30, 2013, the Company revised its estimate of the fair value of the contingent earn-out payments to $10.9 million, the maximum earn-out, based on S1L’s performance during the six months ended June 30, 2013. Other than the payment of $5.0 million made to the prior owners of S1L during the year ended December 31, 2013, no subsequent adjustments to this liability were made and the final amount to be paid was fixed and determinable at December 31, 2013. Therefore the liability was transferred out of Level 3 and is classified as Level 1 at December 31, 2013. The remaining liability recorded at December 31, 2013 was paid in February 2014. Contingent earn-out payments are included in payables and accrued liabilities on the consolidated balance sheets.

Mortgage-backed debt related to Non-Residual Trusts — This debt is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value of the debt is based on the net present value of the projected principal and interest payments owed for the remaining life of the securitization trusts. The Company’s valuation considers assumptions and estimates for principal and interest payments on the debt. An analysis of the credit assumptions for the underlying collateral in each of the securitization trusts is performed to determine the required payments to debt holders. The assumptions that the Company believes a market participant would consider in valuing the debt include, but are not limited to, prepayment, default, loss severity, and discount rates, as well as the balance of LOCs provided as credit enhancement. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Credit performance assumptions are primarily based on analyses of historical and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this debt is primarily based on credit characteristics combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

HMBS related obligations — The Company recognizes the proceeds from the sale of HMBS as a secured borrowing, which is accounted for at fair value. This liability is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for repayments, discount rate, and borrower mortality rates for reverse loans. The discount rate assumption for these liabilities is based on an assessment of current market yields for newly issued HMBS, expected duration, and current market interest rates. The yield on seasoned HMBS is adjusted based on the duration of each HMBS and assuming a constant spread to the swap curve. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company utilizes a discounted cash flow method in the fair value measurement of all Level 3 assets and liabilities included on the consolidated financial statements at fair value on a recurring basis, with the exception of IRLCs for which the Company utilizes a market approach. The following table presents the significant unobservable inputs used in the fair value measurement of these assets and liabilities at December 31, 2013.

	Significant Unobservable Input	Range of Input(1)	Weighted Average of Input(1)
Assets
Reverse loans	Weighted-average remaining life in years	2.0 - 12.9	4.4
	Conditional repayment rate	10.67%- 36.61%	20.70%
	Discount rate	1.79% - 5.30%	2.98%
Forward loans related to Non-Residual Trusts	Conditional prepayment rate	2.20% - 3.78%	2.99%
	Conditional default rate	1.81% - 3.60%	2.90%
	Loss severity	75.90% - 96.67%	88.09%
Receivables related to Non-Residual Trusts	Conditional prepayment rate	1.93% - 3.11%	2.66%
	Conditional default rate	1.98% - 3.85%	3.16%
	Loss severity	72.94% - 94.16%	85.25%
Servicing rights carried at fair value	Weighted-average remaining life in years	6.0 - 10.8	6.8
	Discount rate	8.87% - 18.11%	9.76%
	Conditional prepayment rate	3.85% - 8.08%	7.06%
	Conditional default rate	0.50% - 3.74%	2.90%
Interest rate lock commitments	Loan funding probability	11.99% - 100%	78.23%
	Fair value of servicing rights	1.64 - 5.60	4.21

Liabilities
Mandatory repurchase obligation	Conditional prepayment rate	4.19%	4.19%
	Conditional default rate	2.75%	2.75%
	Loss severity	72.28%	72.28%
Professional fees liability related to certain securitizations	Conditional prepayment rate	1.93% - 3.79%	2.74%
	Conditional default rate	1.98% - 4.57%	3.20%
Mortgage-backed debt related to Non-Residual Trusts	Conditional prepayment rate	1.93% - 3.11%	2.66%
	Conditional default rate	1.98% - 3.85%	3.16%
	Loss severity	72.94% - 94.16%	85.25%
HMBS related obligations	Weighted-average remaining life in years	1.9 - 7.8	4.1
	Conditional repayment rate	10.22% -38.67%	20.31%
	Discount rate	1.38% - 4.01%	2.36%
Interest rate lock commitments	Loan funding probability	46.50% - 100%	82.67%
	Fair value of servicing rights	1.89 - 5.30	4.52

(1)	With the exception of loss severity and fair value of servicing rights embedded in IRLCs, all significant unobservable inputs above are based on the related unpaid principal balance of the underlying collateral, or in the case of HMBS related obligations, the balance outstanding. Loss severity is based on projected liquidations. Fair value of servicing rights embedded in IRLCs represents a multiple of the annual servicing fee.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Items Measured at Fair Value on a Non-Recurring Basis

Real estate owned, net is included on the consolidated financial statements within other assets and is measured at fair value on a non-recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation (in thousands):

	December 31,
	2013	2012
Real estate owned, net	$73,573	$64,959

The following table presents the significant unobservable input used in the fair value measurement of real estate owned, net at December 31, 2013 measured on the consolidated financial statements at fair value on a non-recurring basis:

	Significant Unobservable Input	Range	Weighted Average
Real estate owned, net	Loss severity	0.00% - 88.68%	9.48%

At the time a residential loan becomes real estate owned, the Company records the property at the lower of its carrying amount or estimated fair value less estimated costs to sell. Upon foreclosure and through liquidation, the Company evaluates the property’s fair value as compared to its carrying amount and records a valuation adjustment, which is recorded in other expenses, net on the consolidated statements of comprehensive income (loss), when the carrying amount exceeds fair value. The Company held real estate owned, net of $45.3 million, $27.0 million and $1.3 million in the Loans and Residuals, Reverse Mortgage, and Other segments, respectively, at December 31, 2013. The Company held real estate owned, net of $49.1 million, $13.9 million and $2.0 million in the Loans and Residuals, Reverse Mortgage, and Other segments, respectively, at December 31, 2012. These real estate owned properties are generally located in rural areas and are primarily concentrated in Texas, Mississippi, Alabama, Florida, Georgia, and Illinois. In determining fair value, the Company’s accounting department either obtains appraisals or performs a review of historical severity rates of real estate owned previously sold by the Company. When utilizing historical severity rates, the properties are stratified by collateral type and/or geographical concentration and length of time held by the Company. The severity rates are reviewed for reasonableness by comparison to third-party market trends and fair value is determined by applying severity rates to the stratified population. Management approves valuations that have been determined using the historical severity rate method.

Included in other expenses, net are lower of cost or fair value adjustments of $0.8 million, $2.7 million and $5.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair Value of Other Financial Instruments

The following table presents the carrying amounts and estimated fair values of financial assets and liabilities that are not recorded at fair value on a recurring or non-recurring basis and their respective levels within the fair value hierarchy (in thousands):

	December 31, 2013			December 31, 2012
	Carrying Amount	Estimated Fair Value	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value
Financial assets
Cash and cash equivalents	$491,885	$491,885	Level 1	$442,054	$442,054
Restricted cash and cash equivalents	804,803	804,803	Level 1	653,338	653,338
Residential loans at amortized cost, net	1,394,871	1,341,376	Level 3	1,490,321	1,436,592
Receivables, net:
Insurance premium receivables	103,149	97,902	Level 3	107,824	101,238
Other	172,501	172,501	Level 1	97,210	97,210
Servicer and protective advances, net	1,381,434	1,332,315	Level 3	173,047	160,632
Financial liabilities
Payables and accrued liabilities:
Payables to insurance carriers	69,489	68,470	Level 3	51,377	50,614
Other	398,079	398,079	Level 1	183,885	183,885
Servicer payables	735,225	735,225	Level 1	587,929	587,929
Servicing advance liabilities(1)	970,884	971,286	Level 3	99,508	99,915
Debt(1)	3,314,081	3,408,272	Level 2	1,115,804	1,165,811
Mortgage-backed debt carried at amortized cost(1)	1,189,536	1,192,510	Level 3	1,298,999	1,300,979

(1)	The carrying amounts of servicing advance liabilities, debt, and mortgage-backed debt carried at amortized cost are net of deferred issuance costs.

The following is a description of the methods and significant assumptions used in estimating the fair value of the Company’s financial instruments that are not measured at fair value on a recurring or non-recurring basis.

Cash and cash equivalents, restricted cash and cash equivalents, other receivables, other payables and accrued liabilities, and servicer payables — The estimated fair values of these financial instruments approximates their carrying amounts due to their highly-liquid or short-term nature.

Residential loans carried at amortized cost — The methods and assumptions used to estimate the fair value of residential loans carried at amortized cost are the same as those described for residential loans related to Non-Residual Trusts carried at fair value on a recurring basis.

Insurance premium receivables — The estimated fair value of these receivables is based on the net present value of the expected cash flows. The determination of fair value includes assumptions related to the underlying collateral serviced by the Company, such as delinquency and default rates, as the insurance premiums are collected as part of the customers’ loan payments or from the related trusts.

Servicer and protective advances, net — The estimated fair value of these advances is based on the net present value of expected cash flows. The determination of expected cash flows includes consideration of recoverability clauses in the Company’s servicing agreements, as well as assumptions related to the underlying collateral when proceeds may be used to recover these receivables.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Payables to insurance carriers — The estimated fair value of these liabilities is based on the net present value of the expected carrier payments over the life of the payables.

Servicing advance liabilities — The estimated fair value of these liabilities is based on the net present value of projected cash flows over the expected life of the liabilities at estimated market rates.

Debt — The Company’s term loan, convertible debt, and senior notes are not traded in an active, open market with readily observable prices. The estimated fair value of this debt is based on an average of broker quotes. The estimated fair values of the Company’s other debt, including master repurchase agreements, approximates their carrying amounts due to their highly-liquid or short-term nature.

Mortgage-backed debt carried at amortized cost — The methods and assumptions used to estimate the fair value of mortgage-backed debt carried at amortized cost are the same as those described for mortgage-backed debt related to Non-Residual Trusts carried at fair value on a recurring basis.

Fair Value Option

Other than forward loans held for sale, all of which the Company has elected to measure at fair value, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as assets and liabilities are acquired or incurred, other than for those assets and liabilities which are required to be recorded and subsequently measured at fair value. The Company elected the fair value option for certain financial instruments, including residential loans, receivables and mortgage-backed debt related to the Non-Residual Trusts, forward loans held for sale, and reverse loans and HMBS related obligations. The fair value option was elected for these assets and liabilities as the Company believes fair value best reflects the expected future economic performance of these assets and liabilities. The yields on residential loans of the Non-Residual Trusts and reverse loans along with any changes in fair values are recorded in either other net fair value gains or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). The yield on forward loans held for sale along with any changes in fair value are recorded in net gains on sales of loans on the consolidated statements of comprehensive income (loss). The yield on the loans includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected as well as accretion of fair value adjustments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Presented in the table below is the estimated fair value and unpaid principal balance of loans, receivables and debt instruments for which the Company has elected the fair value option (in thousands):

	December 31, 2013		December 31, 2012
	Estimated Fair Value	Unpaid Principal Balance	Estimated Fair Value	Unpaid Principal Balance
Loans and receivables at fair value under the fair value option
Reverse loans(1)(2)	$8,738,503	$8,135,927	$6,047,108	$5,400,876
Forward loans related to Non-Residual Trusts	587,265	727,110	646,498	814,481
Forward loans held for sale(2)	1,015,607	976,774	16,605	16,325
Receivables related to Non-Residual Trusts(3)	43,545	43,988	53,975	54,604

Total	$10,384,920	$9,883,799	$6,764,186	$6,286,286

Debt instruments at fair value under the fair value option
Mortgage-backed debt related to Non-Residual Trusts	$684,778	$735,379	$757,286	$825,200
HMBS related obligations(3)	8,652,746	7,959,711	5,874,552	5,169,135

Total	$9,337,524	$8,695,090	$6,631,838	$5,994,335

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.
(2)	Includes loans that collateralize master repurchase agreements. Refer to Note 18 for further information.
(3)	For the receivables related to Non-Residual Trusts, the unpaid principal balance represents the notional amount of expected draws under the LOCs. For the HMBS related obligations, the unpaid principal balance represents the balance outstanding.

Included in forward loans related to Non-Residual Trusts accounted for under the fair value option are loans that are 90 days or more past due that have a fair value of $1.7 million and $1.9 million, and an unpaid principal balance of $9.4 million and $10.0 million, at December 31, 2013 and 2012, respectively.

Included in other net fair value gains and net fair value gains on reverse loans and related HMBS obligations are fair value gains and losses from instrument-specific credit risk that include changes in fair value due to changes in assumptions related to prepayments, defaults, and severity. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts, reverse loans, and receivables related to Non-Residual Trusts of $(4.3) million, $(15.4) million and $2.9 million for the year ended December 31, 2013, respectively. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts, reverse loans, and receivables related to Non-Residual Trusts of $17.8 million, $(1.4) million and $(12.0) million for the year ended December 31, 2012, respectively. Due to the short holding period of forward loans held for sale, related fair value gains and losses from instrument-specific credit risk are immaterial.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Gains on Sales of Loans

Provided in the table below is a summary of the components of net gains on sales of loans (in thousands):

	For the Years Ended December 31,
	2013	2012
Realized gains on sales of loans	$218,504	$537
Change in unrealized gains on loans held for sale	24,771	266
Net fair value gains on derivatives	144,357	(153)
Capitalized servicing rights	187,749	—
Provision for repurchases	(9,067)	(18)
Interest income	32,625	16
Other	35	—

Net gains on sales of loans	$598,974	$648

Net Fair Value Gains on Reverse Loans and Related HMBS Obligations

Provided in the table below is a summary of the components of net fair value gains on reverse loans and related HMBS obligations (in thousands):

	For the Years Ended December 31,
	2013	2012
Net fair value gains (losses) on reverse loans and related HMBS obligations
Interest income on reverse loans	$347,497	$44,314
Change in fair value of reverse loans	(239,417)	20,716

Net fair value gains on reverse loans	108,080	65,030

Interest expense on HMBS related obligations	(321,820)	(41,114)
Change in fair value of HMBS related obligations	334,122	(16,637)

Net fair value gains (losses) on HMBS related obligations	12,302	(57,751)

Net fair value gains on reverse loans and related HMBS obligations	$120,382	$7,279

Other Net Fair Value Gains

Provided in the table below is a summary of the components of other net fair value gains (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Other net fair value gains (losses)
Assets of Non-Residual Trusts	$69,222	$95,782	$21,261
Liabilities of Non-Residual Trusts	(57,678)	(86,163)	(22,197)
Mandatory repurchase obligation	181	(116)	981
Professional fees liability related to certain securitizations	(817)	(1,091)	(607)
Contingent earn-out payments	(4,800)	—	2,096
Other	(47)	(1,191)	(490)

Other net fair value gains	$6,061	$7,221	$1,044

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7.	Derivative Financial Instruments

Derivative financial instruments are recorded at fair value by using the valuation techniques described in Note 6. The following table provides the total notional or contractual amounts and related fair values of derivative assets and liabilities not designated as hedging instruments as well as cash collateral (in thousands):

	December 31, 2013			December 31, 2012
	Notional/ Contractual Amount	Fair Value		Notional/ Contractual Amount	Fair Value
		Derivative Assets	Derivative Liabilities		Derivative Assets	Derivative Liabilities
Interest rate lock commitments	$2,202,638	$42,831	$3,755	$35,266	$949	$—
Forward sales commitments	2,903,700	19,534	247	42,078	—	1,102
MBS purchase commitments	308,700	—	1,880	—	—	—

Total derivative instruments		$62,365	$5,882		$949	$1,102

Cash collateral		$—	$19,148		$—	$—

Derivative positions subject to netting arrangements allow the Company to net settle asset and liability positions, as well as cash collateral, with the same counterparty and include all forward sale commitments, MBS purchase commitments, and cash collateral at December 31, 2013 included in the table above. After consideration of these netting arrangements and offsetting positions by counterparty, the total net settlement amount as it relates to these positions is an asset position of $2.3 million and a liability position of $4.1 million at December 31, 2013. A master netting arrangement with one of the Company’s counterparties also allows for offsetting derivative positions and collateral against amounts associated with the master repurchase agreement with that same counterparty. At December 31, 2013, the Company’s net derivative liability position of less than $0.1 million with that counterparty could be offset against any over collateralized positions associated with the master repurchase agreement to the extent available. Over collateralized positions on master repurchase agreements are not reflected as collateral in the tables above. At December 31, 2012, there were no derivative positions subject to master or other netting arrangements.

The following table summarizes the net gains (losses) related to derivatives not designated as hedging instruments (in thousands). These gains (losses) are recorded as a component of net gains on sales of loans on the consolidated statements of comprehensive income (loss).

	For the Years Ended December 31,
	2013	2012
Gains on interest rate lock commitments	$38,126	$949
Gains on forward sales commitments	111,830	(1,102)
Losses on MBS purchase commitments	(5,599)	—

Net fair value gains on derivatives	$144,357	$(153)

8.	Residential Loans at Amortized Cost, Net

Residential loans includes loans that are held for investment and consists of forward loans. The majority of these residential loans are held in securitization trusts that have been consolidated. Refer to Note 4 for further information regarding VIEs.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Residential loans at amortized cost, net are comprised of the following types of loans (in thousands):

	December 31,
	2013	2012
Forward loans in Residual Trusts	$1,377,711	$1,475,782
Unencumbered forward loans	17,160	14,539

Residential loans at amortized cost, net	$1,394,871	$1,490,321

Residential loans at amortized cost, net are comprised of the following components (in thousands):

	December 31,
	2013	2012
Residential loans, principal balance	$1,542,056	$1,662,183
Unamortized premiums (discounts) and other cost basis adjustments, net(1)	(132,865)	(151,427)
Allowance for loan losses	(14,320)	(20,435)

Residential loans at amortized cost, net	$1,394,871	$1,490,321

(1)	Included in unamortized premiums (discounts) and other cost-basis adjustments, net is $12.8 million and $13.5 million in accrued interest receivable at December 31, 2013 and 2012, respectively.

Purchase Credit-Impaired Residential Loans

The following table provides acquisition date details of residential loans acquired with evidence of credit deterioration (in thousands):

	For the Years Ended December 31,
	2013	2012
Contractually required cash flows for acquired loans at acquisition	$5,271	$6,593
Nonaccretable difference	(3,920)	(4,921)

Expected cash flows for acquired loans at acquisition	1,351	1,672
Accretable yield	—	—

Fair value at acquisition	$1,351	$1,672

The table below sets forth the activity in the accretable yield for purchased credit-impaired residential loans (in thousands):

	For the Years Ended December 31,
	2013	2012
Balance at beginning of the year	$13,015	$15,294
Accretion	(2,646)	(3,004)
Reclassifications from nonaccretable difference	1,397	725

Balance at end of the year	$11,766	$13,015

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below provides additional information about purchased credit-impaired residential loans (in thousands):

	December 31,
	2013	2012
Outstanding balance(1)	$38,282	$41,941
Carrying amount	24,677	26,340

(1)	Consists of principal and accrued interest owed to the Company as of the reporting date.

Disclosures about the Credit Quality of Residential Loans at Amortized Cost and the Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred credit losses inherent in the residential loan portfolio carried at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists primarily of less-than prime, credit-challenged residential loans. The risk characteristics of the portfolio segment and class relate to credit exposure. The method for monitoring and assessing credit risk is the same throughout the portfolio.

Residential loans carried at amortized cost are homogeneous and evaluated collectively for impairment. The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses is based on, but not limited to, delinquency levels, default frequency experience, prior loan loss severity experience, and management’s judgment and assumptions regarding various matters, including the composition of the residential loan portfolio, known and inherent risks in the portfolio, the estimated value of the underlying real estate collateral, the level of the allowance in relation to total loans and to historical loss levels, current economic and market conditions within the applicable geographic areas surrounding the underlying real estate, changes in unemployment levels, and the impact that changes in interest rates have on a borrower’s ability to refinance its loan and to meet its repayment obligations. Management evaluates these assumptions and various other relevant factors impacting credit quality and inherent losses when quantifying the Company’s exposure to credit losses and assessing the adequacy of its allowance for loan losses as of each reporting date. The level of the allowance is adjusted based on the results of management’s analysis. Generally, as residential loans season, the credit exposure is reduced, resulting in decreasing provisions.

The allowance for loan losses is highly correlated to unemployment levels, delinquency status of the portfolio, and changes in home prices within the Company’s geographic markets. There has been a steady improvement in market conditions including an increase in median home selling prices and lower levels of housing inventory. Additionally, the unemployment rate has continued to stabilize since reaching a peak in October 2009. With continued stabilization in economic trends and portfolio performance, the Company expects continued improvement in the credit quality of the residential loan portfolio, and accordingly, reduced the provision for loan losses by $1.1 million during the quarter ended December 31, 2013.

While the Company considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary if circumstances differ substantially from the assumptions used by management in determining the allowance for loan losses.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the activity in the allowance for loan losses on residential loans at amortized cost, net (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$20,435	$13,824	$15,907
Provision for loan losses	1,229	13,352	6,016
Charge-offs, net of recoveries(1)	(7,344)	(6,741)	(8,099)

Balance at end of year	$14,320	$20,435	$13,824

(1)	Includes charge-offs recognized upon acquisition of real estate in satisfaction of residential loans of $7.2 million, $5.9 million and $4.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

The following table summarizes the ending balance of the allowance for loan losses and the recorded investment in residential loans at amortized cost by basis of accounting (in thousands):

	December 31,
	2013	2012
Allowance for loan losses
Loans collectively evaluated for impairment	$13,058	$19,408
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	1,262	1,027

Total	$14,320	$20,435

Recorded investment in residential loans at amortized cost
Loans collectively evaluated for impairment	$1,383,252	$1,483,389
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	25,939	27,367

Total	$1,409,191	$1,510,756

Aging of Past Due Residential Loans

Residential loans at amortized cost are placed on non-accrual status when any portion of the principal or interest is 90 days past due. When placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. Interest income on non-accrual loans, if received, is recorded using the cash-basis method of accounting. Residential loans are removed from non-accrual status when there is no longer significant uncertainty regarding collection of the principal and the associated interest. If a non-accrual loan is returned to accruing status, the accrued interest existing at the date the residential loan is placed on non-accrual status and forgone interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. The past due or delinquency status of residential loans is generally determined based on the contractual payment terms. The calculation of delinquencies excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations. Loan balances are charged off when it becomes evident that balances are not collectible.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents the aging of the residential loan portfolio accounted for at amortized cost, net (in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Residential Loans	Non- Accrual Loans
Recorded investment in residential loans at amortized cost
December 31, 2013	$18,798	$7,186	$54,836	$80,820	$1,328,371	$1,409,191	$54,836
December 31, 2012	23,543	13,215	66,623	103,381	1,407,375	1,510,756	66,623

Credit Risk Profile Based on Delinquencies

Factors that are important to managing overall credit quality and minimizing loan losses include sound loan underwriting, monitoring of existing loans, early identification of problem loans, timely resolution of problems, an appropriate allowance for loan losses, and sound non-accrual and charge-off policies. The Company primarily utilizes delinquency status to monitor the credit quality of the portfolio. The Company increases its monitoring of residential loans when the loans become delinquent. The Company considers all loans 30 days or more past due to be non-performing. The classification of delinquencies, and thus the non-performing calculation, excludes from delinquent amounts those accounts that are in bankruptcy proceedings that are paying their mortgage payments in contractual compliance with the bankruptcy court approved mortgage payment obligations.

The following table presents the recorded investment in residential loans accounted for at amortized cost by credit quality indicator (in thousands):

	December 31,
	2013	2012
Performing	$1,328,371	$1,407,375
Non-performing	80,820	103,381

Total	$1,409,191	$1,510,756

9.    Residential Loans at Fair Value

Residential loans at fair value are comprised of the following types of loans (in thousands):

	December 31,
	2013	2012
Reverse loans(1)	$8,738,503	$6,047,108
Forward loans in Non-Residual Trusts	587,265	646,498
Forward loans held for sale	1,015,607	16,605

Residential loans at fair value	$10,341,375	$6,710,211

(1)	Includes $28.5 million in reverse loans held for sale at December 31, 2012. There were no reverse loans held for sale at December 31, 2013.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Residential Loans Held for Investment

Residential loans held for investment and carried at fair value include reverse loans and forward loans in Non-Residual Trusts. The Company purchased reverse loans to be held for investment in the amount of $2.1 billion and $565.2 million, and originated $940.1 million and $29.1 million in reverse loans held for investment, during the years ended December 31, 2013 and 2012, respectively. There were no purchases or originations of reverse loans during the year ended December 31, 2011.

Residential Loans Held for Sale

The Company sells or securitizes forward loans it originates, or purchases from third parties, generally in the form of mortgage-backed securities that are guaranteed by Fannie Mae. The Company accounts for these transfers as sales and typically retains the right to service the loans. Refer to Note 5 for additional information regarding these transfers of residential loans.

A reconciliation of the changes in residential loans held for sale to the amounts presented on the consolidated statements of cash flows is presented in the following table (in thousands). There were no residential loans sold by the Company during the year ended December 31, 2011.

	For the Year Ended December 31,
	2013	2012
Balance at beginning of year	$45,065	$—
Purchases and originations of residential loans held for sale	16,141,573	22,259
Proceeds from sales of and payments on residential loans held for sale	(15,452,196)	(15,985)
Realized gains on sales of loans	218,504	537
Change in unrealized gains on loans held for sale	24,771	266
Interest income	32,625	16
Acquisition of S1L	—	37,972
Transfers from residential loans held for investment	5,183	—
Other	82	—

Balance at end of year	$1,015,607	$45,065

Concentrations of Credit Risk

Concentrations of credit risk associated with the residential loan portfolio are limited due to the large number of customers and their dispersion across many geographic areas. The table below provides the percentage of all residential loans (both those carried at fair value and amortized cost) on the Company’s consolidated balance sheets by the state in which the home securing the loan is located and is based on their unpaid principal balances. Other consists of loans in states in which concentration individually represents less than 5% of total unpaid principal balance.

	December 31,
	2013	2012
California	18%	15%
Texas	11%	14%
Florida	7%	8%
New York	5%	5%
Other	59%	58%

Total	100%	100%

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Receivables, Net

Receivables, net consist of the following (in thousands):

	December 31,
	2013	2012
Insurance premium receivables	$103,149	$107,824
Servicing fee receivables	54,794	45,573
Income tax receivables	53,495	20,825
Receivables related to Non-Residual Trusts	43,545	53,975
Other receivables	67,126	30,835

Total receivables	322,109	259,032
Less: Allowance for uncollectible receivables	(2,914)	(23)

Receivables, net	$319,195	$259,009

11.	Servicer and Protective Advances, Net

Service and protective advances, net consist of the following (in thousands):

	December 31,
	2013	2012
Servicer advances	$53,473	$48,120
Protective advances	1,380,199	149,041

Total servicer and protective advances	1,433,672	197,161
Less: Allowance for uncollectible advances	(52,238)	(24,114)

Servicer and protective advances, net	$1,381,434	$173,047

The following table shows the activity in the allowance for uncollectible advances (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$24,114	$17,408	$14,156
Provision for uncollectible advances	37,993	13,199	6,225
Charge-offs, net of recoveries and other	(9,869)	(6,493)	(2,973)

Balance at end of year	$52,238	$24,114	$17,408

12.	Servicing of Residential Loans

The Company provides servicing for third-party investors in forward and reverse loans and for loans recognized on the consolidated balance sheets. The Company also services forward loans originated and purchased by the Company and sold with servicing rights retained. The Company’s total servicing portfolio consists of accounts serviced for others for which servicing rights have been capitalized, accounts sub-serviced for others, as well as residential loans and real estate owned recognized on the consolidated balance sheets. In connection with recent acquisitions, the Company capitalized the servicing rights associated with servicing and sub-servicing agreements in existence at the dates of acquisition.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Provided below is a summary of the Company’s total servicing portfolio (dollars in thousands):

	December 31, 2013		December 31, 2012
	Number of Accounts	Unpaid Principal Balance	Number of Accounts	Unpaid Principal Balance
Third-party investors(1)
Capitalized servicing rights	1,310,357	$146,143,213	415,617	$23,469,620
Capitalized sub-servicing(2)	235,112	13,369,236	289,417	16,333,529
Sub-servicing	393,640	47,006,325	240,226	42,310,373

Total third-party servicing portfolio	1,939,109	206,518,774	945,260	82,113,522
On-balance sheet residential loans and real estate owned	112,687	11,442,362	93,721	7,980,667

Total servicing portfolio(3)	2,051,796	$217,961,136	1,038,981	$90,094,189

(1)	Includes real estate owned serviced for third parties.
(2)	Consists of sub-servicing contracts held by Green Tree and RMS at their respective dates of the acquisition.
(3)	Includes accounts serviced by the Servicing and Reverse Mortgage segments.

The Company’s geographic diversification of its third-party servicing portfolio, based on outstanding unpaid principal balance, is as follows (dollars in thousands):

	December 31, 2013			December 31, 2012
	Number of Accounts	Unpaid Principal Balance	Percentage of Total	Number of Accounts	Unpaid Principal Balance	Percentage of Total
California	215,010	$37,461,223	18.1%	81,547	$16,073,080	19.6%
Florida	176,819	21,143,369	10.2%	91,318	10,476,321	12.8%
Texas	147,654	10,700,328	5.2%	86,406	3,621,528	4.4%
Other < 5%	1,399,626	137,213,854	66.5%	685,989	51,942,593	63.2%

Total	1,939,109	$206,518,774	100.0%	945,260	$82,113,522	100.0%

Net Servicing Revenue and Fees

The Company services loans for itself, as well as third parties, and earns servicing income from its third-party servicing portfolio. The following table presents the components of net servicing revenue and fees, which includes revenues earned by the Servicing, Asset Receivables Management, and Reverse Mortgage segments (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Servicing fees	$544,544	$274,713	$126,610
Incentive and performance fees	156,279	105,073	45,596
Ancillary and other fees(1)	77,091	39,184	13,971

Servicing revenue and fees	777,914	418,970	186,177
Amortization of servicing rights	(42,583)	(50,461)	(28,623)
Change in fair value of servicing rights	48,058	—	—

Net servicing revenue and fees	$783,389	$368,509	$157,554

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Includes late fees of $39.9 million, $16.2 million and $4.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

For the year ended December 31, 2013, servicing revenue and fees includes $495.3 million in revenues from the largest customer of the Company’s Servicing, Reverse Mortgage, and Asset Receivables Management segments. For the year ended December 31, 2012, servicing revenue and fees included $199.8 million in revenues from the two largest customers of the Company’s Servicing, Reverse Mortgage, and Asset Receivables Management segments. For the year ended December 31, 2011, servicing revenue and fees included $40.3 million in revenues from the largest customer of the Company’s Servicing segment. A substantial portion of the Company’s third-party servicing revenue consists of revenues from Fannie Mae, a large commercial bank, and various securitization trusts.

Servicing Rights

Servicing rights are represented by three classes, which consist of a risk-managed loan class, a forward loan class, and a reverse loan class. These classes are based on the availability of market inputs used in determining the fair values of servicing rights and the Company’s planned risk management strategy associated with the servicing rights. At initial recognition, the fair value of the servicing right is established using assumptions consistent with those used to establish the fair value of existing servicing rights. Subsequent to initial capitalization, servicing rights are accounted for using either the fair value method or the amortization method based on the servicing class. Servicing rights carried at amortized cost consist of the forward loan class and the reverse loan class. Servicing rights carried at fair value consist of the risk-managed loan class.

Servicing Rights at Amortized Cost

The following table summarizes the activity in the carrying value of servicing rights accounted for at amortized cost by class (in thousands):

	Forward Loans	Reverse Loans	Total
Balance at January 1, 2011	$—	$—	$—
Acquisition of Green Tree	278,952	—	278,952
Amortization	(28,623)	—	(28,623)
Impairment	—	—	—

Balance at December 31, 2011	250,329	—	250,329
Acquisition of RMS	—	15,916	15,916
Acquisition of S1L	67	311	378
Purchases	26,550	—	26,550
Amortization	(49,755)	(706)	(50,461)
Impairment	—	—	—

Balance at December 31, 2012	227,191	15,521	242,712
Reclassifications(1)	(26,382)	—	(26,382)
Purchases	36	—	36
Amortization	(39,057)	(3,526)	(42,583)
Other	(6)	(1)	(7)
Impairment	—	—	—

Balance at December 31, 2013	$161,782	$11,994	$173,776

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Represents servicing rights for which the Company elected fair value accounting as of January 1, 2013. Refer to the Servicing Rights Fair Value Election section of Note 1 for additional information.

Servicing rights accounted for at amortized cost are evaluated for impairment by strata based on their estimated fair values. The risk characteristics used to stratify servicing rights for purposes of measuring impairment are the type of loan products, which consist of manufactured housing loans, first lien residential mortgages and second lien residential mortgages for the forward loan class, and reverse mortgages for the reverse loan class. At December 31, 2013, the fair value of servicing rights for the forward loan class and the reverse loan class was $192.1 million and $15.9 million, respectively. At December 31, 2012, the fair value of servicing rights for the forward loan class and the reverse loan class was $229.9 million and $15.7 million, respectively. Fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income.

The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below:

	December 31, 2013
	Forward Loans	Reverse Loans
Fair value of servicing rights carried at amortized cost	$192,115	$15,858
Inputs and assumptions:
Weighted-average remaining life in years	5.3	2.9
Weighted-average stated customer interest rate on underlying collateral	7.83%	3.22%
Weighted-average discount rate	11.67%	18.00%
Conditional prepayment rate	7.05%	(1)
Conditional default rate	3.89%	(1)
Conditional repayment rate	(1)	26.40%

(1)	Assumption is not significant to valuation.

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Servicing Rights at Fair Value

The following table summarizes the activity in servicing rights carried at fair value (in thousands):

For the Year Ended December 31, 2013
Balance at beginning of year(1)	$26,382
Acquisition of ResCap net assets	242,604
BOA asset purchase	502,973
Other purchases	123,358
Servicing rights capitalized upon transfers of loans	187,749
Changes in fair value due to:
Realization of expected cash flows	(141,533)
Changes in valuation inputs or other assumptions	176,697
Other(2)	12,894

Balance at end of year	$1,131,124

(1)	There were no servicing rights carried at fair value at December 31, 2012. The balance at the beginning of year presented above represents those servicing rights for which the Company elected fair value accounting as of January 1, 2013. Refer to the Servicing Rights Fair Value Election section of Note 1 for additional information.
(2)	Other changes in fair value relate to servicing rights transferred to the Company for no consideration in accordance with the Payoffs, Assumptions, Modifications, and Refinancing terms of the BOA asset purchase agreement. Refer to Note 3 for additional information related to the BOA asset purchase.

The fair value of servicing rights accounted for at fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income. The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below:

December 31, 2013
Weighted-average remaining life in years	6.8
Weighted-average stated customer interest rate on underlying collateral	5.20%
Weighted-average discount rate	9.76%
Conditional prepayment rate	7.06%
Conditional default rate	2.90%

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the hypothetical effect on the fair value of servicing rights carried at fair value using adverse changes of 10% and 20% to the weighted-average of certain significant assumptions used in valuing these assets (dollars in thousands):

	December 31, 2013
	Decline in fair value due to
	Actual	10% adverse change	20% adverse change
Weighted-average discount rate	9.76%	$(49,687)	$(95,531)
Conditional prepayment rate	7.06%	(47,114)	(88,411)
Conditional default rate	2.90%	(12,778)	(25,110)

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of an adverse variation in a particular assumption on the fair value of the servicing rights is calculated without changing any other assumption, while in reality changes in one factor may result in changes in another, which may either magnify or counteract the effect of the change.

Fair Value of Originated Servicing Rights

For forward loans transferred with servicing retained, the Company used the following inputs and assumptions to determine the fair value of servicing rights at the date of transfer. These servicing rights are included in servicing rights capitalized upon transfers of loans in the table presented above that summarizes the activity in servicing rights accounted for at fair value. There were no servicing rights recognized in connection with transfers with servicing retained during the years ended December 31, 2012 and 2011.

December 31, 2013
Weighted-average life in years	6.1 - 9.6
Weighted-average stated customer interest rate on underlying collateral	3.73% - 4.54%
Weighted-average discount rates	9.50% - 12.30%
Conditional prepayment rates	3.00% - 8.10%
Conditional default rates	0.50% - 2.00%

13.	Goodwill and Intangible Assets, Net

Goodwill and intangible assets were recorded in connection with business combinations. Amortization expense associated with intangible assets was $31.3 million, $24.8 million and $12.6 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Intangible assets consist of the following (in thousands):

	December 31, 2013			December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$139,767	$(44,398)	$95,369	$139,767	$(26,838)	$112,929
Institutional relationships	34,800	(21,973)	12,827	33,600	(10,398)	23,202
Other	16,500	(2,290)	14,210	8,500	(139)	8,361

Total intangible assets	$191,067	$(68,661)	$122,406	$181,867	$(37,375)	$144,492

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Based on the balance of intangible assets, net at December 31, 2013, the following is an estimate of amortization expense for each of the next five years and thereafter (in thousands):

Amortization Expense
2014	$18,903
2015	14,938
2016	11,710
2017	10,469
2018	9,373
Thereafter	57,013

Total	$122,406

The table below sets forth the activity in goodwill by reportable segment (in thousands):

	Reportable Segment
	Servicing	Originations	Reverse Mortgage	Asset Receivable Management	Insurance	Total
Balance at January 1, 2012	$430,464	$—	$—	$34,518	$5,309	$470,291
Acquisition of RMS	—	—	101,199	—	—	101,199
Acquisition of S1L	—	—	8,809	—	—	8,809
Adjustments(1) (2)	991	—	—	—	(912)	79

Balance at December 31, 2012	431,455	—	110,008	34,518	4,397	580,378
Acquisition of ResCap net assets	—	47,648	—	—	—	47,648
Acquisition of Ally Bank net assets	—	99	—	—	—	99
Acquisition of MetLife Bank net assets	812	—	—	—	—	812
Adjustments(1)	—	—	28,800	—	—	28,800
Impairment	—	—	—	—	—	—

Balance at December 31, 2013	$432,267	$47,747	$138,808	$34,518	$4,397	$657,737

(1)	During the years ended December 31, 2012 and 2013, the Company recorded adjustments to the goodwill allocated to the Servicing and Reverse Mortgage segments in connection with the acquisitions of Green Tree and RMS, respectively. Refer to additional information on Green Tree and RMS at Note 3.
(2)	During the year ended December 31, 2012, the Company made an immaterial correction of an error to the purchase price allocation for Green Tree that was outside the measurement period, which resulted in an adjustment to the goodwill allocated to the Insurance segment.

On October 7, 2013, American Security Insurance Company, or ASIC, the insurer that provides lender-placed hazard insurance coverage on Florida mortgage loans serviced by the Company, entered into a Consent Order with the Florida Office of Insurance Regulation. ASIC agreed in the Consent Order that it will not pay commissions to any mortgage loan servicer, or any person or entity affiliated with a servicer, on lender-placed insurance policies obtained by the servicer. This prohibition is expected to have a negative effect on the future cash flows of the Company’s Insurance segment beginning on its anticipated effective date of October 7, 2014.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On December 18, 2013, Fannie Mae and Freddie Mac announced that effective June 1, 2014 mortgage servicers and their affiliates may not receive commissions or other forms of compensation in connection with lender-placed insurance on GSE loans.

Due to these recent regulatory developments surrounding lender-place insurance policies, the Company expects sales commissions related to lender-placed insurance policies to decrease significantly beginning in the second quarter of 2014. The Company has considered this commission reduction in its quantitative impairment test, however, if the reduction is larger than anticipated, goodwill allocated to the Insurance segment could be impaired at a future date. If the cash flow projections utilized in its quantitative impairment test were reduced by more than 15% over the cash flow projection period, the Company would fail Step 1 of the quantitative impairment test, and Step 2 of the quantitative test would be required. The Company is actively looking at alternatives to preserve or replace the value of the revenue streams in its Insurance business. However, there is no assurance that the Company’s efforts will be successful.

During 2013, HUD announced certain changes to the HECM reverse mortgage program that have impacted the reverse mortgage products available to borrowers and have created new regulatory requirements, with additional program changes that may become effective in 2014. The Company is developing new pricing strategies and reverse loan correspondent relationships in anticipation of the new industry program changes and regulatory requirements, and remains optimistic on the potential of the reverse mortgage product to generate positive cash flows over the long-term. While we are currently experiencing a slowing in reverse loan origination volume as the market adjusts to the regulatory and program changes, the Company expects the new reverse mortgage products to be attractive to borrowers. Additionally, the Company has a pipeline of potential servicing transfers and flow arrangements to augment the growth potential for the reverse business. The cash flow projections that support the reverse mortgage reporting unit Step 1 impairment test contemplate volume growth during 2014 and 2015 as the market responds to the new product, the Company expands its correspondent relationships to create additional volume and new servicing transfer and flow agreements are established from our pipeline. The volume projections return to more normalized growth in 2016 and beyond. The full impact of these regulatory developments and product changes remain uncertain and should the market be slower to respond than we anticipate, or should additional regulatory developments hinder future growth, the goodwill associated with the Reverse Mortgage reporting unit could become impaired. The most sensitive estimate utilized in the Reverse Mortgage cash flow projections is the assumption for cash margin on securitized loans. A decrease in that margin assumption of greater than 200 basis points, or approximately a 25% decrease, over the cash flow projection period would result in a Step 1 impairment test failure.

A summary of the Step 1 tests prepared by the Company as of October 1, 2013, is provided below by reporting unit (dollars in thousands):

	Carrying Value	Estimated Fair Value	Excess Fair Value	%Excess
Originations	$120,720	$265,751	$145,031	120%
Reverse Mortgage	281,206	303,747	22,541	8%
Insurance	132,376	136,101	3,725	3%

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Premises and Equipment, Net

Premises and equipment, net consists of the following (dollars in thousands):

	December 31,		Useful Life
	2013	2012	(in years)
Computer software	$189,964	$151,632	7
Computer hardware	29,011	14,702	3
Furniture and fixtures	11,175	6,859	3
Office equipment and other	6,414	5,666	3

Total premises and equipment	236,564	178,859
Less: Accumulated depreciation and amortization	(80,717)	(41,074)

Premises and equipment, net	$155,847	$137,785

The Company recorded depreciation and amortization expense for premises and equipment, net of $39.7 million, $24.5 million and $11.9 million for the years ended December 31, 2013, 2012 and 2011, respectively. For the years ended December 31, 2013, 2012 and 2011, amortization expense for computer software was $30.8 million, $19.5 million and $9.0 million, respectively. Computer software consists of the following (in thousands):

	December 31,
	2013	2012
Computer software	$189,964	$151,632
Less: Accumulated amortization	(64,956)	(34,283)

Computer software, net	$125,008	$117,349

Based on the balance of computer software, net at December 31, 2013, the following is an estimate of amortization expense for each of the next five years and thereafter (in thousands):

Amortization Expense
2014	$38,238
2015	29,972
2016	24,134
2017	19,231
2018	10,431
Thereafter	3,002

Total	$125,008

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

15.	Other Assets

Other assets consist of the following (in thousands):

	December 31,
	2013	2012
Acquisition deposits(1)	$175,048	$15,000
Real estate owned, net	73,573	64,959
Derivative instruments	62,365	949
Deferred debt issuance costs	57,517	47,544
Other	44,573	16,378

Total other assets	$413,076	$144,830

(1)	Acquisition deposits at December 31, 2013 are related to pending acquisitions of certain assets of EverBank and a pool of Fannie Mae MSRs. Refer to Note 1 for additional information on these transactions. Acquisition deposits at December 31, 2012 are related to the acquisition of the ResCap net assets.

16.	Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following (in thousands):

	December 31,
	2013	2012
Employee-related liabilities	$90,788	$37,124
Payables to insurance carriers	69,489	51,377
Accounts payable and accrued liabilities	55,174	33,130
Curtailment liability	53,905	—
Originations liability	50,042	675
Uncertain tax positions	20,550	26,301
Acquisition related escrow funds payable to sellers	19,620	14,000
Collateral payable on derivative instruments	19,148	—
Accrued interest payable	18,416	10,764
Servicing rights and related advances purchases payable	12,741	21,011
Servicing transfer payables	14,167	11,275
Mandatory repurchase obligation	8,182	9,999
Insurance premium cancellation reserve	7,135	4,769
Professional fees liability related to certain securitizations	6,607	8,147
Contingent earn-out payments	5,900	6,100
Derivative instruments	5,882	1,102
Other	36,393	24,836

Total payables and accrued liabilities	$494,139	$260,610

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	Servicing Advance Liabilities

Servicer Advance Reimbursement Agreement

In December 2013, the Company renewed its Servicer Advance Reimbursement Agreement with Fannie Mae which provides for the reimbursement of certain principal and interest and protective advances that are the responsibility of the Company under certain servicing agreements. The agreement provides for a reimbursement amount of up to $950.0 million. The cost of this agreement is London Interbank Offered Rates, or LIBOR, plus 2.50% or 3.50% (2.67% or 3.67% at December 31, 2013) on the amounts that are reimbursed. The agreement expires on March 31, 2014. Collections of advances that have been reimbursed under the agreement require remittance upon collection to settle the outstanding balance under the agreement. The balance outstanding under this agreement at December 31, 2013 and 2012 was $903.4 million and $35.6 million, respectively. Future collections of servicer and protective advances in the amount of $903.4 million are required to be remitted to a third party to settle the balance outstanding under the agreement at December 31, 2013.

Receivables Loan Agreement

In May 2012, the Company renewed its three-year Receivables Loan Agreement that provides borrowings up to $75.0 million and is collateralized by certain principal and interest, taxes and insurance, and other corporate advances reimbursable from securitization trusts serviced by the Company. The principal payments on the note are paid from the recoveries or repayment of underlying advances. Accordingly, the timing of the principal payments is dependent on the recoveries or repayments received on the underlying advances that collateralize the note. The agreement, which matures in July 2015, has an interest rate of LIBOR plus 3.25% (3.42% at December 31, 2013). The balance outstanding under this agreement at December 31, 2013 and 2012 was $67.9 million and $64.6 million, respectively. Servicer and protective advances of $81.3 million are pledged as collateral under the agreement at December 31, 2013.

The Receivables Loan Agreement contains customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are the minimum annual net cash provided by operating activities and minimum tangible net worth requirements. During the fourth quarter of 2013, the Receivables Loan Agreement was amended to waive the covenant relating to the requirement to maintain a minimum annual net cash provided by operating activities for the year ended December 31, 2013. As a result, the Company was in compliance with all covenants at December 31, 2013.

Revolving Credit Agreement

In December 2013, the Company entered into a Revolving Credit Agreement that provides borrowings up to $85.0 million and is collateralized by certain servicer and protective advances that are the responsibility of the Company under certain servicing agreements. Collections of advances that have been reimbursed under the agreement require remittance of at least 80% upon collection to settle the outstanding balance under the agreement. The interest rate under the agreement is LIBOR plus 2.50% (2.67% at December 31, 2013) through June 30, 2014, and subsequently increases to LIBOR plus 3.75% until maturity in June 2015. There was no balance outstanding and no collateral pledged under the agreement at December 31, 2013.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Debt

Debt consists of the following (dollars in thousands):

	December 31, 2013		December 31, 2012
	Amortized Cost	Weighted- Average Stated Interest Rate(1)	Amortized Cost	Weighted- Average Stated Interest Rate(1)
2013 Term Loan (unpaid principal balance of $1,500,000 at December 31, 2013)	$1,477,044	4.75%	$—	—
2012 Term Loan (unpaid principal balance of $691,250 at December 31, 2012)	—	—	679,598	5.75%
Senior Notes (unpaid principal balance of $575,000 at December 31, 2013)	575,000	7.875%	—	—
Convertible Notes (unpaid principal balance of $290,000 at December 31, 2013 and 2012)	215,935	4.50%	207,135	4.50%
Master repurchase agreements	1,085,563	2.85%	255,385	4.26%
Other	4,106	—	4,131	—

Total debt	$3,357,648		$1,146,249

(1)	Represents the weighted-average stated interest rate, which may be different from the effective rate due to the amortization of discounts and issuance costs.

For the years ended December 31, 2013 and 2012, the effective interest rate on debt, which includes the amortization of discounts and debt issuance costs, was 5.90% and 10.34%, respectively. The decline in effective interest rate is due primarily to lower cost of debt resulting from debt transactions, including the repayment and termination of the Company’s 12.5% second lien senior secured term loan, refinancing of the secured credit facilities and issuance of convertible senior subordinated notes, during the years ended December 31, 2013 and 2012 discussed below.

The following table provides the contractual maturities (by unpaid principal balance) of debt at December 31, 2013 (in thousands):

Debt
2014	$1,102,814
2015	16,443
2016	15,412
2017	15,000
2018	15,000
Thereafter	2,290,000

Total	$3,454,669

Term Loans and Revolver

In October 2012, the Company repaid and terminated its $265 million second lien senior secured term loan, or the 2011 Second Lien Term Loan, with funds obtained through the sale of $290 million aggregate principal amount of 4.50% convertible senior subordinated notes, or the Convertible Notes. Refer to further discussion in the Convertible Notes section below. In November 2012, the Company refinanced its $500 million first lien senior secured term loan, or the 2011 First Lien Term Loan, with a $700 million senior term loan facility, or the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2012 Term Loan, and refinanced its $90 million revolver with a $125 million senior secured revolving credit facility, or the 2012 Revolver. For the year ended December 31, 2012, the Company recorded $14.3 million in deferred debt issuance costs associated with the issuance of the 2012 Term Loan and 2012 Revolver. Original issue discounts associated with the 2012 Term Loan of $11.7 million were included as a reduction to the face amount of debt on the consolidated balance sheet at December 31, 2012.

The Company entered into several amendments to its 2012 Term Loan during the year ended December 31, 2013. These amendments provided for, among other things, an increase to certain financial ratios that govern the Company’s ability to incur additional indebtedness and incremental secured term loans of $1,075 million in the aggregate. In conjunction with these incremental borrowings, the Company recorded $6.4 million in general and administrative expenses and $5.4 million in deferred debt issuance costs for the year ended December 31, 2013.

In December 2013, the Company refinanced its 2012 Term Loan with a $1.5 billion senior secured first lien term loan, or the 2013 Term Loan, and refinanced its 2012 Revolver with a $125 million secured revolving credit facility, or the 2013 Revolver, collectively, the 2013 Secured Credit Facilities. Original issue discounts associated with the 2013 Secured Credit Facilities of $23.0 million were included as a reduction to the face amount of debt on the consolidated balance sheet at December 31, 2013. The Company’s obligations under the 2013 Secured Credit Facilities are guaranteed by substantially all of the Company’s subsidiaries and secured by substantially all of the Company’s assets and substantially all assets of the guarantor subsidiaries subject to certain exceptions, the most significant of which are the assets of the consolidated Residual and Non-Residual Trusts and the residential loans and real estate owned of the Ginnie Mae securitization pools. Refer to the Consolidated Variable Interest Entities section of Note 4 for additional information.

The terms of the 2013 Secured Credit Facilities are summarized in the table below.

Debt Agreement	Interest Rate	Amortization	Maturity/Expiration
$1.5 billion 2013 Term Loan	LIBOR plus 3.75% LIBOR floor of 1.00%	1.00% per annum beginning 1st quarter of 2014; remainder at final maturity	December 18, 2020
$125 million 2013 Revolver	LIBOR plus 3.75%	Bullet payment at maturity	December 19, 2018

The capacity under the 2013 Revolver allows requests for the issuance of LOCs of up to $25 million or total cash borrowings of up to $125 million less any amounts outstanding in issued LOCs. During the year ended December 31, 2013, there were no borrowings or repayments under the revolvers. At December 31, 2013, the Company had outstanding $0.3 million in an issued LOC with remaining availability under the 2013 Revolver of $124.7 million. The commitment fee on the unused portion of the 2013 Revolver is 0.50% per year.

The Company completed an analysis to determine whether the refinancing of its 2011 First Lien Term Loan in 2012 and the refinancing of its 2012 Term Loan in 2013 met the criteria to be accounted for as a modification or an extinguishment under current accounting guidance. The 2011 First Lien Term Loan and the 2012 Term Loan were comprised of a syndicate of lenders, and the analyses required the comparison of debt cash flows on a lender-by-lender basis under each loan prior to and subsequent to the refinancing. The cash flow comparisons were completed only for those lenders participating in the syndication both prior and subsequent to each refinancing and resulted in treatment of each refinancing partially as a modification, and partially as an extinguishment. Those lenders participating in the syndication prior to, but not subsequent to, each refinancing were treated as extinguished debt. Those lenders participating in the syndication subsequent to, but not prior to, each refinancing were treated as new borrowings. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company recognized a loss on extinguishment of $12.5 million related to the 2012 Term Loan and $5.2 million related to the 2011 First Lien Term Loan and for the years ended December 31, 2013 and 2012, respectively.

Senior Notes

In December 2013, the Company completed the sale of $575 million aggregate principal amount of unsecured senior notes, or the Senior Notes. The Senior Notes pay interest semi-annually on June 15 and December 15, commencing on June 15, 2014, at a rate of 7.875% per year, and mature on December 15, 2021.

During the year ended December 31, 2013, the Company generated net proceeds of $561.3 million from the Senior Notes after deducting underwriting discounts, commissions, and offering expenses. The Company used the net proceeds from the Senior Notes, together with borrowings under its 2013 Term Loan, to finance the acquisition of MSRs, to repay indebtedness outstanding under its previously existing 2012 Term Loan, to pay related fees and expenses and for general corporate purposes.

Convertible Notes

In October 2012, the Company completed the sale of $290 million aggregate principal amount of 4.50% convertible senior subordinated notes, or the Convertible Notes. The Convertible Notes pay interest semi-annually on May 1 and November 1, commencing on May 1, 2013, at a rate of 4.50% per year, and mature on November 1, 2019.

Prior to May 1, 2019, the Convertible Notes will be convertible only upon specified events including the satisfaction of a sales price condition, satisfaction of a trading price condition or specified corporate events and during specified periods, and, on or after May 1, 2019, at any time. The Convertible Notes will initially be convertible at a conversion rate of 17.0068 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $58.80 per share, which is a 40% premium to the public offering price of the Company’s common stock in the October 2012 common stock offering of $42.00. Upon conversion, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is the Company’s intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of conversion value over the principal amount in shares of common stock.

For the year ended December 31, 2012, the Company generated net proceeds of approximately $280.4 million from the Convertible Notes after deducting underwriting discounts, commissions, and offering expenses. The Company used the net proceeds from the Convertible Notes, together with cash on hand, to repay and terminate $265.0 million outstanding under the 2011 Second Lien Term Loan and pay certain fees, expenses, and premiums in connection therewith. The Company recognized a loss on extinguishment of the 2011 Second Lien Term Loan of $43.4 million for the year ended December 31, 2012.

The Company recognized the portion of the value of the Convertible Notes attributable to the embedded conversion option as equity. Upon issuance of the Convertible Notes, the Company recorded $290.0 million in debt with a discount of $84.5 million, a deferred tax liability of $33.0 million, and $48.7 million in additional paid-in capital, net of issuance costs of $2.7 million. In addition, the Company recognized debt issuance costs of $6.8 million. During the years ended December 31, 2013 and 2012, the Company recorded $22.4 million and $4.2 million, respectively, in interest expense related to its Convertible Notes, which included $8.8 million and $1.6 million in amortization of discount, respectively. The effective interest rate of the liability component of the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Convertible Notes, which includes the amortization of discount and debt issuance costs, was 10.6% for the years ended December 31, 2013 and 2012. At December 31, 2013, the unamortized discount was $74.1 million, which will be recognized over its remaining life of 5.8 years.

Master Repurchase Agreements

During 2012 and 2013, the Company entered into several master repurchase agreements, primarily in conjunction with its acquisitions, which are used to fund the origination of forward loans and reverse loans. The facilities had an aggregate capacity amount of $2.3 billion at December 31, 2013 and are secured by certain forward loans and reverse loans. The interest rates on the facilities are primarily based on LIBOR plus between 2.25% and 3.50%, in some cases are subject to a LIBOR floor or other minimum rates, and have various expiration dates through September 2014. The facilities are secured by $1.1 billion in unpaid principal balance of residential loans at December 31, 2013.

All of the Company’s master repurchase agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements. As previously disclosed, at June 30, 2013, absent waivers received from certain of its counterparties, RMS would not have been in compliance with minimum profitability covenants contained in two of its master repurchase agreements due to RMS’ net loss during the three months ended June 30, 2013. During the third quarter of 2013, RMS amended certain master repurchase agreements to, among other things, change the definitions of net income to either provide for an alternative calculation of net income resulting in a higher profitability used in the minimum profitability covenant or to allow for a net loss within certain limitations. The amendments relating to the changes to the definition of net income were effective through December 2013. However, RMS was not in compliance with the amendments as of December 31, 2013, and as such, effective February 14, 2014, RMS obtained a waiver of compliance relating to one of its previously amended master repurchase agreements and an amendment of another previously amended master repurchase agreement. The waiver of compliance waived all rights and remedies that otherwise would have been available under the master repurchase agreement in the event of non-compliance by RMS and the amendment further increased the allowable net loss limitation. Both the waiver of compliance and the amendment are only for the test period ended December 31, 2013.

The amendments executed during the third quarter of 2013 also included a change to the definition of tangible net worth and, in one amendment, an increase in the required minimum tangible net worth. The changes to the definition of tangible net worth were not necessary in order for RMS to achieve covenant compliance but resulted in making the related minimum tangible net worth covenants less restrictive. Two of these agreements were renewed for another one year term. Having obtained the waiver of compliance and the amendment to the previously amended master repurchase agreement effective February 14, 2014, RMS was in compliance with all of its covenants at December 31, 2013.

19.	Mortgage-Backed Debt and Related Collateral

Mortgage-Backed Debt

Mortgage-backed debt consists of debt issued by the Residual and Non-Residual Trusts that have been consolidated by the Company. The mortgage-backed debt of the Residual Trusts is carried at amortized cost while the mortgage-backed debt of the Non-Residual Trusts is carried at fair value. Refer to the Consolidated Variable Interest Entities section of Note 4 for further information regarding the consolidated Residual and Non-Residual Trusts.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Provided in the table below is information regarding the mortgage-backed debt issued by the consolidated Residual and Non-Residual Trusts (dollars in thousands):

	December 31, 2013	Weighted- Average Stated Interest Rate(1)	December 31, 2012	Weighted- Average Stated Interest Rate(1)
Mortgage-backed debt at amortized cost (unpaid principal balance of $1,204,539 and $1,316,988 at December 31, 2013 and 2012, respectively)	$1,203,084	6.68%	$1,315,442	6.72%
Mortgage-backed debt at fair value (unpaid principal balance of $735,379 and $825,200 at December 31, 2013 and 2012, respectively)	684,778	5.85%	757,286	5.72%

Total mortgage-backed debt	$1,887,862	6.37%	$2,072,728	6.33%

(1)	Represents the weighted-average stated interest rate, which may be different from the effective rate due to the amortization of discounts and issuance costs.

Borrower remittances received on the residential loans collateralizing this debt, as well as draws under LOCs serving as credit enhancements to certain Non-Residual Trusts, are used to make the principal and interest payments due on the mortgage-backed debt. The maturity of the mortgage-backed debt is directly affected by principal prepayments on the collateral. As a result, the actual maturity of the mortgage-backed debt is likely to occur earlier than the stated maturity. Certain of the Company’s mortgage-backed debt issued by the Residual Trusts is also subject to redemption according to specific terms of the respective indenture agreements, including the option to exercise a clean-up call. The mortgage-backed debt issued by the Non-Residual Trusts is subject to mandatory clean-up calls. The Company is obligated to exercise the clean-up calls on the earliest possible call date, which is the date the principal amount of each loan pool falls to 10% of the original principal amount. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

Residual Trusts

The Residual Trusts have issued mortgage-backed and asset-backed notes, or the Trust Notes, consisting of both public debt offerings and private offerings with final maturities ranging from 2029 to 2050.

The Residual Trusts, with the exception of WIMC Capital Trust 2011-1, contain provisions that require the cash payments received from the underlying residential loans be applied to reduce the principal balance of the Trust Notes unless certain overcollateralization or other similar targets are satisfied. These trusts contain delinquency and cumulative loss triggers, that, if exceeded, allocate any excess cash flows to paying down the outstanding principal balance of the Trust Notes for that particular trust at an accelerated pace. Assuming no servicer trigger events have occurred and the overcollateralization targets have been met, any excess cash is released to the Company either monthly or quarterly, in accordance with the terms of the respective underlying trust agreements. For WIMC Capital Trust 2011-1, principal and interest payments are not paid on the subordinate note or residual interests, which are held by the Company, until all amounts due on the senior notes are fully paid.

Since January 2008, Mid-State Capital Corporation 2006-1 Trust, or Trust 2006-1, has exceeded certain triggers and has not provided any excess cash flow to the Company. The delinquency rate for Trust 2006-1, the calculation of which includes real estate owned, was 8.9% at December 31, 2013 compared to a delinquency trigger level of 8.0% and its cumulative loss rate was 8.0% at December 31, 2013 compared to a cumulative loss trigger level of 7.0%. In addition, from September 2012 through February 2013, Mid-State Capital Corporation

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2005-1 Trust, or Trust 2005-1, exceeded the delinquency trigger level of 8.0%. At March 31, 2013, the delinquency rate for Trust 2005-1 was cured and remains cured as of December 31, 2013. Trust 2005-1 did not exceed the cumulative loss trigger during September 2012 through February 2013.

Non-Residual Trusts

The Company has consolidated ten trusts for which it is the servicer, but does not hold any residual interests. The Company is obligated to exercise mandatory clean-up call obligations for these trusts and expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the various respective call dates is $418.4 million.

Collateral for Mortgage-Backed Debt

At December 31, 2013, the Residual and Non-Residual Trusts have an aggregate of $1.9 billion of principal in outstanding debt, which is collateralized by $2.4 billion of assets, including residential loans, receivables related to the Non-Residual Trusts, real estate owned, net, and restricted cash and cash equivalents. For seven of the ten Non-Residual Trusts, LOCs were issued by a third party as credit enhancements to these securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The notional amount of expected draws under the LOCs at December 31, 2013 was $44.0 million. The fair value of the expected draws of $43.5 million at December 31, 2013 has been recognized as receivables related to Non-Residual Trusts, which is a component of receivables, net on the consolidated balance sheet. All of the Company’s mortgage-backed debt is non-recourse and not cross-collateralized and, therefore, must be satisfied exclusively from the proceeds of the residential loans and real estate owned held in each securitization trust and from the draws on the LOCs for certain Non-Residual Trusts.

The following table summarizes the collateral for mortgage-backed debt (in thousands):

	December 31,
	2013	2012
Residential loans of securitization trusts, principal balance	$2,248,467	$2,458,678
Receivables related to Non-Residual Trusts	43,545	53,975
Real estate owned, net	42,298	43,115
Restricted cash and cash equivalents	58,081	58,253

Total mortgage-backed debt collateral	$2,392,391	$2,614,021

20.	HMBS Related Obligations

The Company recognizes the proceeds from the sale of HMBS as a secured borrowing, which is accounted for at fair value. At December 31, 2013 and 2012, HMBS related obligations were $8.7 billion and $5.9 billion, respectively. The weighted-average stated interest rate on HMBS related obligations was 4.40% and 4.83% at December 31, 2013 and 2012, respectively. At December 31, 2013, the average remaining life of the liability was 4.0 years. The Company has $8.0 billion in residential loans and real estate owned pledged as collateral to the securitization pools at December 31, 2013.

21.	Share-Based Compensation

The Company established the 2011 Omnibus Incentive Plan, or the 2011 Plan, which permits the grant of stock options, restricted stock, and RSUs to the Company’s officers, directors, employees, and consultants

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

through May 10, 2021. A total of 6,550,000 shares were authorized to be granted under the 2011 Plan at December 31, 2012, some of which were previously granted under incentive plans that were in effect prior to the 2011 Plan. In May 2013, the 2011 Plan was amended to increase the authorized shares by 2,265,000 shares, resulting in a total of 8,815,000 shares of common stock available for issuance under the 2011 plan as amended.

The 2011 Plan is administered by the Compensation Committee, which is comprised of two or more independent members of the Board of Directors. Under the 2011 Plan, no participant may receive options, restricted stock, or other awards that exceed 2,000,000 shares in any calendar year. Each contractual term of an option granted is fixed by the Compensation Committee, but, except in limited circumstances, the term cannot exceed ten years from the grant date. Restricted stock awards have a vesting period as defined by the award agreement.

As of December 31, 2013, there were 4,075,200 shares underlying the 2011 Plan that are authorized, but not yet granted. The Company issues new shares of stock upon the exercise of stock options and the vesting of restricted stock and RSUs. Stock options, restricted stock, and RSUs generally vest over a three to four year period and are based on service.

Stock Options

The following table summarizes the activity for stock options granted by the Company:

	Shares	Weighted-Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in $000s)
Outstanding at January 1, 2011	561,423	$14.57	8.38	$2,588
Granted	735,886	17.61
Exercised	(14,136)	12.69		$100
Forfeited or expired	(57)	10.14

Outstanding at December 31, 2011	1,283,116	16.34	8.51	$6,042
Granted	800,820	20.56
Exercised	(87,598)	14.13		$1,410
Forfeited or expired	(40,539)	28.33

Outstanding at December 31, 2012	1,955,799	17.92	7.02	$49,458
Granted	1,050,904	33.79
Exercised	(166,711)	17.39		$3,561
Forfeited or expired	(113,439)	31.33

Outstanding at December 31, 2013	2,726,553	$23.51	7.22	$32,785

Exercisable at December 31, 2013	949,998	$17.02	6.29	$17,790

The grant-date fair values of stock options granted to employees and directors of the Company during the years ended December 31, 2013, 2012 and 2011 were $15.8 million, $7.1 million and $6.0 million, respectively. The weighted-average grant-date fair values of stock options granted during the years ended December 31, 2013, 2012 and 2011 were $15.05, $8.87 and $8.09, respectively. The total amount of cash received by the Company from the exercise of stock options was $2.9 million, $1.2 million and $0.2 million for the years ended December 31, 2013, 2012 and 2011, respectively. The total fair values of options that vested during the years ended December 31, 2013, 2012 and 2011 were $4.3 million, $2.3 million and $0.5 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Method and Assumptions Used to Estimate Fair Values of Options

The fair value of each stock option award was estimated at the grant date using the Black-Scholes option-pricing model. The weighted-average assumptions the Company used to value these awards are shown below.

	For the Years Ended December 31,
	2013	2012	2011
Risk-free interest rate	0.75%	0.73%	1.91%
Dividend yield	0.00%	0.05%	0.22%
Expected life (years)	5.00	4.50	5.00
Volatility	51.45%	52.66%	52.28%
Forfeiture rate	3.14%	1.40%	0.00%

The risk-free interest rate is based on the U.S. Treasury yield in effect at the grant date with a term equal to the expected life of the option. The expected life of the options represents the period of time the options are expected to be outstanding. The dividend yield is based on the Company’s estimated annual dividend payout at the grant date. Volatility is based on the Company’s historical data and that of a peer group of companies due to the lack of stock-price history. The forfeiture rate is based on historical termination experience.

Non-Vested Share Activity

The Company’s non-vested share-based awards consist of RSUs. The grant-date fair values of share-based awards granted during the years ended December 31, 2013, 2012 and 2011 was $1.3 million, $2.3 million and $17.6 million, respectively.

The following table summarizes the activity for non-vested awards granted by the Company:

	Shares	Weighted-Average Grant-Date Fair Value Per Share	Weighted-Average Contractual Term (in years)	Aggregate Intrinsic Value (in 000s)
Outstanding at January 1, 2011	1,102,396	$9.87	7.86	$19,777
Granted	708,000	$24.93
Vested and settled	(43,436)			$900

Outstanding at December 31, 2011	1,766,960	$15.84	5.65	$36,240
Granted	110,783	$20.72
Vested and settled	(969,815)			$20,189
Forfeited	(92,000)	$24.93

Outstanding at December 31, 2012	815,928	$22.32	3.09	$35,101
Granted	36,576	$35.79
Vested and settled	(522,762)	$21.16		$20,922
Forfeited	(21,316)	$25.73

Outstanding at December 31, 2013	308,426	$25.65	1.90	$10,906

The total fair value of shares that vested and settled during the years ended December 31, 2013, 2012 and 2011, were $11.1 million, $9.8 million and $0.6 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share-Based Compensation Expense

Share-based compensation expense recognized by the Company is net of actual forfeitures as well as estimated forfeitures, which are estimated based on historical termination behavior. Share-based compensation expense of $13.0 million, $14.2 million and $5.2 million for the years ended December 31, 2013, 2012 and 2011, respectively, is included in salaries and benefits expense on the consolidated statements of comprehensive income (loss). The tax benefit recognized related to share-based compensation expense for the years ended December 31, 2013, 2012 and 2011 was $4.9 million, $5.4 million and $1.9 million, respectively. For unvested stock options, the Company had $12.7 million of total unrecognized compensation cost at December 31, 2013, which is expected to be recognized over a weighted-average period of 1.4 years. For RSUs, the Company had $4.0 million of total unrecognized compensation cost at December 31, 2013, which is expected to be recognized over a weighted-average period of 1.8 years.

On October 1, 2013, the Company and Charles E. Cauthen, the Company’s Executive Vice President and Chief Financial Officer, entered into a separation agreement, pursuant to which the vesting dates of certain stock options awarded to Mr. Cauthen would be accelerated. The acceleration of vesting dates for these awards was considered a Type III modification in accordance with the authoritative guidance for share-based compensation, and, as a result, the Company reversed all expense previously recorded for these awards and will record the incremental compensation expense over the new requisite service period. The total incremental compensation expense resulting from this modification was $3.0 million. The net effect to share-based compensation expense associated with these awards was $1.1 million for the year ended December 31, 2013, after considering the reversal of share-based compensation expense previously recorded in accordance with these awards’ original terms.

22.	Income Taxes

From 2009 through June 30, 2011, the Company operated as a REIT. During this period, the Company was generally not subject to federal income tax at the REIT level on the net taxable income distributed to stockholders, but the Company was subject to federal corporate-level tax on the net taxable income of taxable REIT subsidiaries, and was subject to taxation in various state and local jurisdictions. In addition, the Company was required to distribute at least 90% of its REIT taxable income to stockholders and to meet various other requirements imposed by the U.S. Internal Revenue Code, or the Code. As a result of the acquisition of Green Tree, the Company lost its REIT status retroactive to January 1, 2011 and is now subject to U.S. federal income and applicable state and local taxes at regular corporate rates.

For the years ended December 31, 2013, 2012 and 2011, the Company recorded income tax expense (benefit) of $159.4 million, $(13.3) million and $60.3 million, respectively. The increase in the income tax expense for the year ended December 31, 2013 as compared to 2012 results primarily from an increase in income before taxes and changes in corporate operations during the current year, which were driven by the Company’s recent business and asset acquisitions. The fluctuation in income tax expense for the year ended December 31, 2012 as compared to 2011 was due primarily to the tax benefit resulting from the loss before income taxes in 2012 offset by the loss of REIT status in 2011 which resulted in an increase in deferred tax assets and liabilities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income tax expense (benefit) consists of the following components (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Current
Federal	$54,093	$8,376	$18,996
State and local	7,840	680	2,526

Current income tax expense	61,933	9,056	21,522
Deferred
Federal	84,974	(20,695)	32,432
State and local	12,444	(1,678)	6,310

Deferred income tax expense (benefit)	97,418	(22,373)	38,742
Total income tax expense (benefit)	$159,351	$(13,317)	$60,264

Income tax expense (benefit) at the Company’s effective tax rate differed from the statutory tax rate as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Income (loss) before income taxes	$412,818	$(35,451)	$(6,133)

Tax provision at statutory tax rate of 35%	144,486	(12,408)	(2,147)
Effect of:
Impact of loss of REIT qualification	—	—	62,660
State and local income tax	12,828	(1,266)	(1,311)
Permanent acquisition costs	—	610	—
Contingent purchase price	1,680	—	—
Other	357	(253)	1,062

Total income tax expense (benefit)	$159,351	$(13,317)	$60,264

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred tax assets and liabilities represent the basis differences between assets and liabilities measured for financial reporting versus income-tax return purposes. The following table summarizes the significant components of deferred tax assets and liabilities (in thousands):

	December 31,
	2013	2012
Deferred tax assets
Reverse loans	$41,330	$28,424
Accrued expenses	26,260	15,282
Servicer curtailment	21,635	—
Mandatory call obligation	20,169	20,919
Intangible assets	19,929	9,308
Unrecognized tax benefits	8,537	8,753
Share-based compensation	7,676	7,546
Deferred revenue	1,178	5,540
Capital loss carryforwards	—	22,922
Other	34,408	20,219

Total deferred tax assets	181,122	138,913
Valuation allowance	(7,453)	(30,712)

Total deferred tax assets, net of valuation allowance	173,669	108,201
Deferred tax liabilities
Net investment in residential loans	(53,715)	(54,231)
Discount on convertible notes	(27,969)	(32,384)
Goodwill	(35,080)	(20,434)
Intangible assets	(12,369)	(17,083)
Deferred debt issuance costs	(10,955)	(8,635)
Servicing rights	(143,087)	(8,003)
Other	(12,101)	(8,448)

Total deferred tax liabilities	(295,276)	(149,218)

Net deferred tax assets (liabilities)	$(121,607)	$(41,017)

The following table summarizes the activity in the valuation allowance on deferred tax assets (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Balance at beginning of year	$30,712	$29,899	$5,101
Charges to income tax expense	72	894	25,520
Deductions	(23,331)	(81)	(722)

Balance at end of year	$7,453	$30,712	$29,899

The Company is required to establish a valuation allowance for deferred tax assets and record a charge to income if it is determined, based on available evidence at the time the determination is made, that it is more likely than not that some portion or all of the deferred tax assets will not be realized. If the Company did conclude that a valuation allowance was required, the resulting loss could have a material adverse effect on its

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial condition and results of operations. In 2012, the Company performed an analysis to evaluate the need for a valuation allowance. This analysis recognized that the Company was in a cumulative loss before tax position for the three-year period ended December 31, 2012 due to the loss on extinguishment of debt recorded during the year ended December 31, 2012. This was considered significant and objective evidence that the Company may not be able to realize some portion of the deferred tax assets in the future. As of December 31, 2013, the Company was no longer in a three-year cumulative loss position.

The valuation allowance recorded at December 31, 2012 related primarily to certain capital loss carryforwards for which the Company concluded it was more likely than not that these items would not be realized in the ordinary course of operations before they expire. In 2013, these pre-REIT capital loss carryforwards expired. As such, these carryforwards and the related valuation allowance were written off during the year ended December 31, 2013. There was no impact to the Company’s effective tax rate as a result of this change in the valuation allowance. In addition, the Company wrote off certain non-deductible interest and the related valuation allowance, as well as the net release of the valuation allowance related to certain state tax net operating losses. The net impact to the Company’s effective tax rate had an immaterial effect on the Company’s consolidated financial statements.

At December 31, 2013, the Company had net operating loss carryforwards of $8.9 million that will expire in 2028 through 2031.

Income Tax Exposure

The Company was part of the Walter Energy consolidated group prior to the spin-off from Walter Energy, the principal agent, on April 17, 2009. As such, the Company is jointly and severally liable with Walter Energy for any final taxes, interest, and/or penalties owed by the Walter Energy consolidated group during the time that the Company was a part of the Walter Energy consolidated group. However, in connection with the spin-off of the Company’s business from Walter Energy, the Company and Walter Energy entered into a Tax Separation Agreement dated April 17, 2009, pursuant to which Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group. Nonetheless, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts including, according to Walter Energy’s most recent public filing on Form 10-K, those relating to the following:

•	The Internal Revenue Service, or IRS, has filed a proof of claim for a substantial amount of taxes, interest, and penalties with respect to fiscal years ended August 31, 1983 through May 31, 1994. The public filing goes on to disclose that issues have been litigated in bankruptcy court and that an opinion was issued by the court in June 2010 as to the remaining disputed issues. The filing further states that the amounts initially asserted by the IRS do not reflect the subsequent resolution of various issues through settlements or concessions by the parties. Walter Energy believes that any financial exposure with respect to those issues that have not been resolved or settled by the Proof of Claim is limited to interest and possible penalties and the amount of tax assessed has been offset by tax reductions in future years. All of the issues in the Proof of Claim, which have not been settled or conceded, have been litigated before the Bankruptcy Court and are subject to appeal, but only at the conclusion of the entire adversary proceedings.

•

The IRS completed its audit of Walter Energy’s federal income tax returns for the years ended May 31, 2000 through December 31, 2005. The IRS issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested. Walter Energy’s filing states that the

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disputed issues in this audit period are similar to the issues remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	While the IRS had completed its audit of Walter Energy’s federal income tax returns for the years 2006 to 2008 and issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested, the IRS reopened the audit of these periods in 2012. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issue remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	Walter Energy reports that the IRS is conducting an audit of Walter Energy’s tax returns filed for 2009 and 2010. Since examination is ongoing, Walter Energy cannot estimate the amount of any resulting tax deficiency or overpayment, if any.

Walter Energy reports that it believes that all of its current and prior tax filing positions have substantial merit and intends to defend vigorously any tax claims asserted and they believe that they have sufficient accruals to address any claims, including interest and penalties, and as a result, believes that any potential difference between actual losses and costs incurred and the amounts accrued would be immaterial.

The Tax Separation Agreement also provides that Walter Energy is responsible for the preparation and filing of any tax returns for the consolidated group for the periods when the Company was part of the Walter Energy consolidated group. This arrangement may result in conflicts between Walter Energy and the Company. In addition, the spin-off of the Company from Walter Energy was intended to qualify as a tax-free spin-off under Section 355 of the Code. The Tax Separation Agreement provides generally that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, any taxes imposed on Walter Energy or a Walter Energy shareholder as a result of such determination, or Distribution Taxes, which are the result of the acts or omissions of Walter Energy or its affiliates, will be the responsibility of Walter Energy. However, should Distribution Taxes result from the acts or omissions of the Company or its affiliates, such Distribution Taxes will be the responsibility of the Company. The Tax Separation Agreement goes on to provide that Walter Energy and the Company shall be jointly liable, pursuant to a designated allocation formula, for any Distribution Taxes that are not specifically allocated to Walter Energy or the Company. To the extent that Walter Energy is unable or unwilling to pay any Distribution Taxes for which it is responsible under the Tax Separation Agreement, the Company could be liable for those taxes as a result of being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. The Tax Separation Agreement also provides for payments from Walter Energy in the event that an additional taxable dividend is required to cure a REIT disqualification from the determination of a shortfall in the distribution of non-REIT earnings and profits made immediately following the spin-off. As with Distribution Taxes, the Company will be responsible for this dividend if Walter Energy is unable or unwilling to pay.

Other Tax Exposure

On June 28, 2010, the Alabama Department of Revenue, or ADOR, preliminarily assessed financial institution excise tax of approximately $4.2 million, which includes interest and penalties, on a predecessor entity for the years 2004 through 2008. This tax is imposed on financial institutions doing business in the State of Alabama. The Company was informed that the ADOR had requested legal advice with regard to the application of certain provisions of the Alabama Constitution in response to issues the Company had previously raised in its protests to the initial assessments. In November 2012, the Company received communication from the State of

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Alabama that they anticipate issuing a final assessment if payment is not made. The Company has contested the assessment and believes that it did not meet the definition of a financial institution doing business in the State of Alabama as defined by the Alabama Tax Code.

Uncertain Tax Positions

The Company recognizes tax benefits in accordance with the accounting guidance concerning uncertainty in income taxes. This guidance establishes a more-likely-than-not recognition threshold that must be met before a tax benefit can be recognized in the financial statements.

A reconciliation of the beginning and ending balances of the total liability for unrecognized tax benefits is as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Gross unrecognized tax benefits at the beginning of the year	$17,537	$9,026	$7,671
Increases (reductions) related to prior year tax positions	(5,921)	8,602	1,335
Increases related to current year tax positions	2,044	1,255	166
Reductions as a result of a lapse of the statute of limitations	(1,137)	(1,346)	(146)

Gross unrecognized tax benefits at the end of the year	$12,523	$17,537	$9,026

The total amount of unrecognized tax benefits that would affect the effective tax rate if recognized is $6.1 million and $7.0 million at December 31, 2013 and 2012, respectively. For the years ended December 31, 2013, 2012 and 2011, income tax expense includes $0.7 million, $1.0 million and $0.3 million, respectively, for interest and penalties accrued on the liability for unrecognized tax benefits. At December 31, 2013 and 2012, accrued interest and penalties were $8.0 million and $8.8 million, respectively, which are included in payables and accrued liabilities on the consolidated balance sheets.

The Company’s tax years that remain subject to examination by the IRS are 2010 through 2013 and by various states are 1998 through 2013.

23.	Common Stock and Earnings (Loss) Per Share

Common Stock Issuance

In July 2011, the Company issued 1,812,532 shares to partially fund the acquisition of Green Tree.

In October 2012, the Company issued 6,900,000 shares as part of an offering, which generated net proceeds of $276.1 million after deducting underwriting discounts and commissions and offering expenses. The Company used $95.0 million of these net proceeds to partially fund its acquisition of RMS.

In November 2012, the Company issued 891,265 shares to partially fund the acquisition of RMS. Refer to Note 3 for further information.

Dividends on Common Stock

The decision to declare and pay dividends is made at the discretion of the Company’s Board of Directors and will depend on, among other things, results of operations, cash requirements, financial condition, contractual

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

restrictions and other factors that the Company’s Board of Directors may deem relevant. In addition, the Company’s ability to pay dividends is limited by conditions set forth in the agreements governing the 2013 Secured Credit Facilities and Senior Notes.

In November 2011, the Company paid a special dividend of $6.2 million to shareholders, of which $0.6 million was settled in cash and $5.6 million in shares of the Company’s common stock. The special dividend represented an additional payment associated with taxable income for the year ended December 31, 2010 in order to satisfy REIT distribution requirements. The number of shares issued in the special dividend was calculated based on the closing price per share of the Company’s common stock on October 27, 2011.

Earnings (Loss) Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computations shown on the consolidated statements of comprehensive income (loss) (dollars in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Basic earnings (loss) per share
Net income (loss)	$253,467	$(22,134)	$(66,397)
Less: Net income allocated to unvested participating securities	(3,719)	—	—

Net income (loss) available to common stockholders (numerator)	249,748	(22,134)	(66,397)
Weighted-average common shares outstanding (denominator)	37,003	30,397	27,593

Basic earnings (loss) per share	$6.75	$(0.73)	$(2.41)

Diluted earnings (loss) per share
Net income (loss)	$253,467	$(22,134)	$(66,397)
Less: Net income allocated to unvested participating securities	(3,651)	—	—

Net income (loss) available to common stockholders (numerator)	249,816	(22,134)	(66,397)
Weighted-average common shares outstanding	37,003	30,397	27,593
Add: Effect of dilutive stock options and convertible notes	698	—	—

Diluted weighted-average common shares outstanding (denominator)	37,701	30,397	27,593

Diluted earnings (loss) per share	$6.63	$(0.73)	$(2.41)

The Company’s unvested RSUs are considered participating securities. During periods of net income, the calculation of earnings per share for common stock is adjusted to exclude the income attributable to the participating securities from the numerator and exclude the dilutive impact of those shares from the denominator. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. Due to the net loss recognized during the years ended December 31, 2012 and 2011, approximately 0.7 million and 0.3 million participating securities, respectively, were excluded from the calculation of basic and diluted loss per share because the effect would be antidilutive.

The calculation of diluted earnings (loss) per share does not include 5.9 million, 6.9 million and 0.7 million shares for the years ended December 31, 2013, 2012 and 2011, respectively, because their effect would have been antidilutive. The Convertible Notes are antidilutive when calculating earnings per share when the Company’s average stock price is less than $58.80. Upon conversion of the Convertible Notes, the Company may

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is the Company’s intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of conversion value over the principal amount in shares of common stock.

24.	Supplemental Disclosures of Cash Flow Information

The Company’s supplemental disclosures of cash flow information are summarized as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$278,679	$209,943	$154,815
Cash paid for income taxes	96,849	33,319	18,752
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Servicing rights capitalized upon transfers of loans	187,749	—	—
Real estate owned acquired through foreclosure	107,629	73,513	68,011
Residential loans originated to finance the sale of real estate owned	63,219	58,376	71,242
Acquisition of servicing rights	—	21,011	—
Issuance of common stock for acquisitions	—	41,346	40,220
Stock dividend	—	—	5,580

25.	Segment Reporting

Management has organized the Company into six reportable segments based primarily on its services as follows:

•	Servicing — consists of operations that perform servicing for third-party investors in forward loans, as well as for the Loans and Residuals segment and for the Non-Residual Trusts. Beginning in the first quarter of 2013, the Servicing segment services forward loans that have been originated or purchased by the Originations segment and sold to third-parties with servicing rights retained.

•	Originations — consists of operations that originate and purchase forward loans that are sold to third parties with servicing rights generally retained. The Originations segment was previously included in the Other segment, but became a reportable operating segment because of growth in the business resulting from the acquisition of the ResCap net assets. Activity prior to the acquisition of the ResCap net assets primarily consisted of brokerage operations whereby the Originations segment received origination commissions.

•	Reverse Mortgage — consists of operations that purchase and originate reverse loans that are securitized but remain on the consolidated balance sheet as collateral for secured borrowings. This segment also performs servicing for third-party investors in reverse loans and provides other ancillary services for the reverse mortgage market.

•	Asset Receivables Management — performs collections of post charge-off deficiency balances on behalf of third-party securitization trusts and other asset owners.

•	Insurance — provides voluntary and lender-placed hazard insurance for residential loan customers, as well as other ancillary products, to third parties and the Loans and Residuals segment through the Company’s insurance agency for a commission.

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•	Loans and Residuals — consists of the assets and mortgage-backed debt of the Residual Trusts and the unencumbered residential loan portfolio and real estate owned, all of which are associated with forward loans.

The Company has revised its presentation of financial results by reportable segment for the years ended December 31, 2012 and 2011 to reflect the results of its Originations segment, which was previously included in Other.

In order to reconcile the financial results for the Company’s reportable segments to the consolidated results, the Company has presented the revenue and expenses and total assets of the Non-Residual Trusts and other non-reportable operating segments, as well as certain corporate expenses that have not been allocated to the business segments, in Other. Intersegment servicing and insurance revenues and expenses have been eliminated. Intersegment revenues are recognized on the same basis of accounting as such revenue is recognized on the consolidated statements of comprehensive income (loss).

Presented in the tables below are the Company’s financial results by reportable segment reconciled to consolidated income (loss) before income taxes and total assets by reportable segment reconciled to consolidated total assets (in thousands):

	For the Year Ended December 31, 2013
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$734,456	$—	$27,342	$40,759	$—	$—	$—	$(19,168)	$783,389
Net gains on sales of loans	—	594,341	4,633	—	—	—	—	—	598,974
Interest income on loans	—	—	—	—	—	144,651	—	—	144,651
Net fair value gains on reverse loans and related HMBS obligations	—	—	120,382	—	—	—	—	—	120,382
Insurance revenue	—	—	—	—	84,478	—	—	—	84,478
Other revenues	7,322	36,100	15,307	183	29	9	11,714	(39)	70,625

Total revenues	741,778	630,441	167,664	40,942	84,507	144,660	11,714	(19,207)	1,802,499
EXPENSES
Interest expense	25,921	28,469	7,974	—	—	86,974	123,317	—	272,655
Depreciation and amortization	37,872	10,836	11,145	6,260	4,883	—	31	—	71,027
Provision for loan losses	—	—	—	—	—	1,229	—	—	1,229
Other expenses, net	452,978	328,150	148,193	22,840	33,655	24,188	47,545	(19,207)	1,038,342

Total expenses	516,771	367,455	167,312	29,100	38,538	112,391	170,893	(19,207)	1,383,253
OTHER GAINS (LOSSES)
Loss on extinguishment	—	—	—	—	—	—	(12,489)	—	(12,489)
Other net fair value gains (losses)	(850)	—	—	—	—	181	6,730	—	6,061

Total other gains (losses)	(850)	—	—	—	—	181	(5,759)	—	(6,428)

Income (loss) before income taxes	$224,157	$262,986	$352	$11,842	$45,969	$32,450	$(164,938)	$—	$412,818

	At December 31, 2013
Total assets	$4,261,119	$1,450,366	$9,192,799	$51,699	$223,191	$1,497,882	$1,861,922	$(1,151,449)	$17,387,529

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $18.8 million and $0.4 million, respectively, associated with intercompany activity with the Loans and Residuals and Other segments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended December 31, 2012
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$346,158	$—	$4,428	$38,876	$—	$—	$—	$(20,953)	$368,509
Net gains on sales of loans	—	648	—	—	—	—	—	—	648
Interest income on loans	—	—	—	—	—	154,351	—	—	154,351
Net fair value gains on reverse loans and related HMBS obligations	—	—	7,279	—	—	—	—	—	7,279
Insurance revenue	—	—	—	—	73,249	—	—	—	73,249
Other revenues	2,773	5,269	1,858	49	659	5	9,206	(48)	19,771

Total revenues	348,931	5,917	13,565	38,925	73,908	154,356	9,206	(21,001)	623,807
EXPENSES
Interest expense	4,882	20	1,217	—	—	96,337	77,215	—	179,671
Depreciation and amortization	34,719	132	1,236	7,774	5,377	—	29	—	49,267
Provision for loan losses	—	—	—	—	—	13,352	—	—	13,352
Other expenses, net	262,515	8,140	7,991	22,623	35,175	28,623	31,544	(21,001)	375,610

Total expenses	302,116	8,292	10,444	30,397	40,552	138,312	108,788	(21,001)	617,900
OTHER GAINS (LOSSES)
Loss on extinguishments	—	—	—	—	—	—	(48,579)	—	(48,579)
Other net fair value gains (losses)	(1,056)	—	—	—	—	(116)	8,393	—	7,221

Total other gains	(1,056)	—	—	—	—	(116)	(40,186)	—	(41,358)

Income (loss) before income taxes	$45,759	$(2,375)	$3,121	$8,528	$33,356	$15,928	$(139,768)	$—	$(35,451)

	At December 31, 2012
Total assets	$1,700,251	$15,197	$6,340,693	$55,287	$182,897	$1,599,742	$1,438,405	$(354,295)	$10,978,177

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $20.4 million and $0.5 million, respectively, associated with intercompany activity with the Loans and Residuals and Other segments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	For the Year Ended December 31, 2011
	Servicing	Originations	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$168,642	$—	$14,275	$—	$—	$—	$(25,363)	$157,554
Interest income on loans	—	—	—	—	164,794	—	—	164,794
Insurance revenue	—	—	—	43,752	—	—	(2,101)	41,651
Other revenues	2,993	795	—	1,245	—	4,819	—	9,852

Total revenues	171,635	795	14,275	44,997	164,794	4,819	(27,464)	373,851
EXPENSES
Interest expense	3,096	—	—	—	91,075	42,075	—	136,246
Depreciation and amortization	17,815	16	3,906	2,706	—	12	—	24,455
Provision for loan losses	—	—	—	—	6,016	—	—	6,016
Other expenses, net	135,994	922	8,995	29,990	37,223	28,746	(27,464)	214,406

Total expenses	156,905	938	12,901	32,696	134,314	70,833	(27,464)	381,123
OTHER GAINS (LOSSES)
Gain on extinguishments	—	—	—	—	95	—	—	95
Other net fair value gains	(607)	—	—	—	965	686	—	1,044

Total other gains (losses)	(607)	—	—	—	1,060	686	—	1,139

Income (loss) before income taxes	$14,123	$(143)	$1,374	$12,301	$31,540	$(65,328)	$—	$(6,133)

(1)	The Company’s Servicing segment includes net servicing revenue and fees of $25.4 million associated with intercompany activity with the Loans and Residuals and Other segments. The Insurance segment includes insurance revenue of $2.1 million associated with intercompany activity with the Loans and Residual segment.

26.	Capital Requirements

The Company and its subsidiaries are required to maintain regulatory compliance with GSE and other agency and state program requirements, some of which are financial covenants related to minimum levels of net worth and other financial requirements. To the extent that these mandatory capital requirements are not met, the Company’s selling and servicing agreements could be terminated.

Due to the accounting treatment for reverse loans as secured borrowings when transferred, RMS has obtained an indefinite waiver for certain of these requirements from Ginnie Mae and through June 2014 from Fannie Mae. In addition, the Company has provided a guarantee beginning on the date of acquisition of RMS whereby the Company guarantees its performance and obligations under the Ginnie Mae HMBS Program. In the event that the Company fails to honor this guarantee, Ginnie Mae could terminate RMS’ status as a qualified

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issuer of HMBS as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’ servicing rights associated with reverse loans guaranteed by Ginnie Mae HMBS. Ginnie Mae has continued to affirm RMS’ current commitment authority to issue HMBS. In addition the Company has provided a guarantee dated May 31, 2013 whereby it guarantees RMS’ performance obligations with Fannie Mae under a mortgage selling and servicing contract between RMS and Fannie Mae. RMS does not currently sell Fannie Mae loans. However, in the event that the Company fails to honor this guarantee, Fannie Mae could disallow the servicing of its loans and participation interests by RMS.

Except as described above, the Company was in compliance with all of its capital requirements at December 31, 2013 and 2012. The minimum tangible net worth required of the Company’s subsidiaries by GSEs and state-imposed regulatory mandates have ranges of $0.1 million through $399.0 million and $0.3 million through $114.7 million at December 31, 2013 and 2012, respectively.

27.	Commitments and Contingencies

Mandatory Repurchase Obligation

The Company has a mandatory obligation to repurchase loans at par from an investor when loans become 90 days past due. The total loans outstanding and subject to being repurchased were $77.0 million at December 31, 2013. The Company has estimated the fair value of this contingent liability at December 31, 2013 as $8.2 million, which is included in payables and accrued liabilities on the consolidated balance sheet. The Company estimates that the undiscounted losses to be incurred from the mandatory repurchase obligation over the remaining lives of the loans are $10.1 million at December 31, 2013.

Professional Fees Liability Related to Certain Securitizations

The Company has a contingent liability related to payments for certain professional fees that it will be required to make over the remaining life of various securitization trusts, which are based in part on the outstanding principal balance of the debt issued by these trusts. At December 31, 2013, the Company estimated the fair value of this contingent liability at $6.6 million, which is included in payables and accrued liabilities on the consolidated balance sheet. The Company estimates that the gross amount of payments it expects to pay over the remaining lives of the securitizations is $8.5 million at December 31, 2013.

Letter of Credit Reimbursement Obligation

The Company has an obligation to reimburse a third party for the final $165.0 million in LOCs if drawn for an aggregate of eleven securitization trusts on the LOCs issued to these trusts by a third party. Seven of these securitization trusts were consolidated on the Company’s consolidated balance sheets due to the Company’s mandatory clean-up call obligation related to these trusts. The LOCs were issued by a third party as credit enhancements to these eleven securitizations and, accordingly, the securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders. The total amount available on these LOCs for all eleven securitization trusts was $273.6 million at December 31, 2013. Based on the Company’s estimates of the underlying performance of the collateral in these securitizations, the Company does not expect that the final $165.0 million will be drawn, and therefore, no liability for the fair value of this obligation has been recorded on the Company’s consolidated balance sheets, although actual performance may differ from this estimate in the future. Refer to the Consolidated Variable Interest Entities section of Note 4 for additional information.

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Mandatory Clean-Up Call Obligation

The Company is obligated to exercise the mandatory clean-up call obligations assumed as part of an agreement to acquire the rights to service the loans in the Non-Residual Trusts. The Company expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the respective call dates is $418.4 million. Refer to Note 4 and for additional information.

Unfunded Commitments

Reverse Mortgage Segment

The Company has floating-rate reverse loans in which the borrowers have additional borrowing capacity of $705.3 million, and similar commitments on fixed rate reverse loans of $25.9 million at December 31, 2013. This additional borrowing capacity is primarily in the form of undrawn lines of credit, with the balance available on a scheduled or unscheduled payment basis. The Company also has short-term commitments to lend $31.0 million and commitments to purchase and sell loans totaling $20.6 million and $126.8 million, respectively, at December 31, 2013.

Originations Segment

The Company also has short-term commitments to lend $2.2 billion and commitments to purchase loans totaling $7.9 million at December 31, 2013. The Company also has commitments to sell $2.9 billion and purchase $308.7 million in mortgage-backed securities at December 31, 2013.

Representations and Warranties

The Company sells and securitizes conventional conforming and federally-insured forward loans predominantly to GSEs, such as Fannie Mae. The Company may also sell residential loans, primarily those that do not meet criteria for whole loan sales to GSEs, through whole loan sales to private non-GSE purchasers. In doing so, representations and warranties regarding certain attributes of the loans are made to the GSE or the third-party purchaser. Subsequent to the sale or securitization, if it is determined that the loans sold are in breach of these representations or warranties, the Company generally has an obligation to either: (1) repurchase the loan for the unpaid principal balance, accrued interest, and related advances, (2) indemnify the purchaser, or (3) make the purchaser whole for the economic benefits of the loan.

The Company’s representations and warranties are generally not subject to stated limits of exposure. However, management believes that the current unpaid principal balance of loans sold by the Company to date represents the maximum exposure to repurchases related to representations and warranties.

The Company’s obligations vary based upon the nature of the repurchase demand and the current status of the residential loan. The Company’s estimate of the liability associated with risk and warranties exposure was $9.3 million at December 31, 2013 and is recorded in payables and accrued liabilities on the consolidated balance sheet.

Third-Party Services Agreements

The Company has entered into a third-party services agreement with ResCap as debtors in possession in the Chapter 11 case in the U.S. Bankruptcy Court, or the ResCap Estate, pursuant to which the ResCap Estate

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provided during the year ended December 31, 2013, on a short-term basis, certain services with regard to employees that the Company acquired in connection with its acquisition of the ResCap net assets. At December 31, 2013, these services are no longer provided.

Mortgage Servicing

The Company services loans originated and securitized by the Company or one of its subsidiaries and also services loans on behalf of securitization trusts or other investors. The Company’s servicing obligations are set forth in industry regulations established by HUD/FHA and in servicing and sub-servicing agreements with the applicable counterparties, such as Fannie Mae and other investors. Both the regulations and the servicing agreements provide that the servicer may be liable for failure to perform its servicing obligations and further provide remedies for certain servicer breaches.

Subsequent to the completion of the acquisition of RMS, the Company discovered a failure by RMS to record certain liabilities to HUD, FHA, and/or investors related to servicing errors by RMS. FHA regulations provide that servicers meet a series of event-specific timeframes during the default, foreclosure, conveyance, and mortgage insurance claim cycles. Failure to timely meet any processing deadline may stop the accrual of debenture interest otherwise payable in satisfaction of a claim under the FHA mortgage insurance contract and the servicer may be responsible to HUD for debenture interest that is not self-curtailed by the servicer, or for making the investor whole for any interest curtailed by FHA due to not meeting the required event-specific timeframes. The Company has a curtailment obligation liability of $53.9 million at December 31, 2013 related to the foregoing which reflects management’s best estimate of the probable lifetime claim. The curtailment liability is recorded in payables and accrued liabilities on the consolidated balance sheet. The Company assumed $46.0 million of this liability through the acquisition of RMS, which resulted in a corresponding offset to goodwill and deferred tax assets. The Company also recorded a provision related to the curtailment liability of $6.3 million for the year ended December 31, 2013, which is included in general and administrative expenses on the consolidated statements of comprehensive income (loss). The Company has potential financial statement exposure for an additional $119.1 million related to similar claims, which are reasonably possible, but which the Company believes are the responsibility of third parties (e.g., prior servicers and/or investors). The Company’s potential exposure to this additional risk relates to the possibility that such third parties may claim that the Company is responsible for the servicing liability or that the Company exacerbated an existing failure by the third party. The actual amount, if any, of this exposure is difficult to estimate and requires significant management judgment as curtailment obligations are an emerging industry issue. Moreover, the Company is and will continue to pursue mitigation efforts to reduce both the direct exposure and the reasonably possible third-party-related exposure.

Litigation

As discussed in Note 22, Walter Energy is in dispute with the IRS on a number of federal income tax issues. Walter Energy has stated in its public filings that it believes that all of its current and prior tax filing positions have substantial merit and that Walter Energy intends to defend vigorously any tax claims asserted. Under the terms of the tax separation agreement between the Company and Walter Energy dated April 17, 2009, Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group, which includes the aforementioned claims of the IRS. However, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts.

On July 24, 2013, a putative shareholder class action complaint was filed in the United States District Court for the Middle District of Florida against the Company, Mark O’Brien, Charles Cauthen, Denmar Dixon, Marc Helm and Robert Yeary captioned Cummings, et al. v. Walter Investment Management Corp., et al., 8:13-cv-01916-JDW-TBM. The complaint asserted federal securities law claims against the Company and the

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individual defendants under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Additional claims were asserted against the individual defendants under Section 20(a) of the Exchange Act. The complaint alleged that between May 9, 2012 and June 6, 2013 the Company and the individual defendants made material misstatements or omissions about the integrity of the Company’s financial reporting, including the reporting of expenses associated with certain financing transactions, and the liabilities associated with the Company’s acquisition of RMS. The complaint sought unspecified damages on behalf of the individuals or entities which purchased or otherwise acquired the Company’s securities from May 9, 2012 through June 6, 2013. On October 2, 2013, the plaintiff in the action filed a Notice of Voluntary Dismissal Without Prejudice. On October 3, 2013, the Court dismissed the action without prejudice and directed the clerk to close the case.

On October 2, 2013, the Company received a subpoena from the HUD Office of Inspector General requesting documents and other information concerning (i) the curtailment of interest payments on HECM loans serviced or sub-serviced by RMS and (ii) RMS’ contractual arrangements with a third-party vendor for the management and disposition of real estate owned properties. The Company is responding to the subpoena and at this stage does not have sufficient information to make an assessment of the outcome or impact of HUD’s investigation.

In response to a Civil Investigative Demand, or CID, from the Federal Trade Commission issued in November 2010 and a CID from the Consumer Financial Protection Bureau, or CFPB, in September 2012. Green Tree has produced documents and other information concerning a wide range of its operations. On October 7, 2013, the CFPB notified Green Tree, that the CFPB’s staff is considering recommending that the CFPB take action against Green Tree for alleged violations of various federal consumer financial laws. On February 20, 2014, the FTC and CFPB staff advised Green Tree that it has sought authority to bring an enforcement action and negotiate a resolution related to alleged violations of various federal consumer financial laws. The Company anticipates meeting with the staff in the near future to get a better understanding of the staff’s concerns and to see if the matter can be resolved. At this time, the Company does not have sufficient information to evaluate the merits of the potential enforcement action or to make an assessment of the likelihood or cost of any such resolution.

The Company is a party to a number of other lawsuits arising in the ordinary course of its business. While the results of such litigation cannot be predicted with certainty, the Company believes that the final outcome of such litigation will not have a materially adverse effect on the Company’s financial condition, results of operations, or cash flows.

Lease Obligations

The Company leases office space and office equipment under various operating lease agreements with terms expiring through 2020, exclusive of renewal option periods. Rent expense was $22.1 million, $12.3 million and $6.5 million for the years ended December 31, 2013, 2012 and 2011, respectively. Future minimum rental payments under operating leases at December 31, 2013 are as follows (in thousands):

2014	$22,262
2015	20,726
2016	17,439
2017	14,467
2018	7,585
Thereafter	5,273

Total	$87,752

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Transactions with Walter Energy

Following the spin-off in 2009 from Walter Energy, the Company and Walter Energy have operated independently, and neither has any ownership interest in the other. In order to allocate responsibility for overlapping or related aspects of their businesses, the Company and Walter Energy entered into certain agreements pursuant to which the Company and Walter Energy assume responsibility for various aspects of their businesses and agree to indemnify one another against certain liabilities that may arise from their respective businesses, including liabilities related to certain tax and litigation exposure.

28.	Quarterly Results of Operations (Unaudited)

The following tables summarize the Company’s unaudited consolidated results of operations on a quarterly basis for the years ended December 31, 2013 and 2012. The sum of the quarterly earnings (loss) per share amounts do not equal the amount reported for the full year since per share amounts are computed independently for each quarter and for the full year based on respective weighted-average shares outstanding and other dilutive potential shares.

Quarterly results of operations are summarized as follows (in thousands, except per share data):

	For the 2013 Quarters Ended
	December 31(3)	September 30	June 30 (1)	March 31(1)(2)
Total revenues	$402,839	$489,167	$595,964	$314,529
Total expenses	382,604	374,856	359,049	266,744
Other gains (losses)	(13,330)	6,507	1,656	(1,261)

Income before income taxes	6,905	120,818	238,571	46,524
Income tax expense (benefit)	(2,892)	48,129	95,339	18,775

Net income	$9,797	$72,689	$143,232	$27,749

Basic earnings per common and common equivalent share	$0.26	$1.93	$3.82	$0.74
Diluted earnings per common and common equivalent share	0.26	1.90	3.75	0.73

	For the 2012 Quarters Ended
	December 31(1)(3)(4)	September 30	June 30	March 31
Total revenues	$171,004	$149,073	$150,889	$152,841
Total expenses	176,033	141,621	150,902	149,344
Other gains (losses)	(50,032)	3,123	788	4,763

Income (loss) before income taxes	(55,061)	10,575	775	8,260
Income tax expense (benefit)	(20,953)	4,164	347	3,125

Net income (loss)	$(34,108)	$6,411	$428	$5,135

Basic earnings (loss) per common and common equivalent share	$(0.98)	$0.22	$0.01	$0.17
Diluted earnings (loss) per common and common equivalent share	(0.98)	0.21	0.01	0.17

(1)	During the third quarter of 2013, the Company reclassified net fair value gains on reverse loans and related HMBS obligations to a component of revenues, affecting the quarters noted above. These amounts were previously classified as a component of other gains (losses).

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(2)	During the second quarter of 2013, the Company made a correction to its accounting for certain purchased servicing rights and related intangible assets, which reduced total revenues and total expenses for the three months ended March 31, 2013. There was no significant impact on previously reported net income as a result of this change.
(3)	Other gains (losses) for the fourth quarter 2012 and the fourth quarter of 2013 include losses on extinguishment of debt of $48.6 million and $12.5 million, respectively.
(4)	The Company reclassified amortization of servicing rights, which was previously included as a component of depreciation and amortization, to net servicing revenue and fees. This change in presentation reduced total revenues and total expenses for the three months ended December 31, 2012. This change in presentation has been reflected in its quarterly filings with the Securities and Exchange Commission during 2013.

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29.	Separate Financial Information of Subsidiary Guarantors of Indebtedness

Guarantor Financial Statement Information

In accordance with the indenture governing the 7.875% Senior Notes due December 2021, certain existing and future 100% owned domestic subsidiaries of the Company have fully and unconditionally guaranteed the Senior Notes on a joint and several basis. These guarantor subsidiaries also guarantee the Company’s obligations under the 2013 Secured Credit Facilities. The indenture governing the Senior Notes contains customary exceptions under which a guarantor subsidiary may be released from its guarantee without the consent of the holders of the Senior Notes, including (1) the permitted sale, transfer or other disposition of all or substantially all of a guarantor subsidiary’s assets or common stock; (2) the designation of a restricted guarantor subsidiary as an unrestricted subsidiary; (3) the release of a guarantor subsidiary from its obligations under the 2013 Secured Credit Facilities and its guarantee of all other indebtedness of the Company and other guarantor subsidiaries; and (4) the defeasance of the obligations of the guarantor subsidiary by payment of the Senior Notes. Presented below are the condensed consolidating financial information of the Company, the guarantor subsidiaries on a combined basis, and the non-guarantor subsidiaries on a combined basis.

Condensed Consolidating Balance Sheet

December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$100,009	$388,644	$3,232	$—	$491,885
Restricted cash and cash equivalents	14,753	732,582	57,468	—	804,803
Residential loans at amortized cost, net	6,341	10,819	1,377,711	—	1,394,871
Residential loans at fair value	—	9,754,110	587,265	—	10,341,375
Receivables, net	51,681	223,767	43,747	—	319,195
Servicer and protective advances, net	—	1,337,218	62,647	(18,431)	1,381,434
Servicing rights, net	—	1,304,900	—	—	1,304,900
Goodwill	—	657,737	—	—	657,737
Intangible assets, net	—	115,364	7,042	—	122,406
Premises and equipment, net	277	155,570	—	—	155,847
Other assets	65,293	291,529	56,254	—	413,076
Due from affiliates, net	711,797	—	—	(711,797)	—
Investments in consolidated subsidiaries and variable interest entities	2,621,934	9,487	—	(2,631,421)	—

Total assets	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$57,187	$429,199	$32,205	$(24,452)	$494,139
Servicer payables	—	735,225	—	—	735,225
Servicing advance liabilities	—	903,381	67,905	—	971,286
Debt	2,267,979	1,089,669	—	—	3,357,648
Mortgage-backed debt	—	—	1,887,862	—	1,887,862
HMBS related obligations at fair value	—	8,652,746	—	—	8,652,746
Deferred tax liability, net	79,903	38,846	2,920	(62)	121,607
Obligation to fund Non-Guarantor VIEs	—	45,194	—	(45,194)	—
Due to affiliates, net	—	703,170	6,139	(709,309)	—

Total liabilities	2,405,069	12,597,430	1,997,031	(779,017)	16,220,513
Stockholders’ equity:
Total stockholders’ equity	1,167,016	2,384,297	198,335	(2,582,632)	1,167,016

Total liabilities and stockholders’ equity	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

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Condensed Consolidating Balance Sheet

December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$366,393	$73,993	$1,668	$—	$442,054
Restricted cash and cash equivalents	14,001	581,434	57,903	—	653,338
Residential loans at amortized cost, net	5,086	9,453	1,475,782	—	1,490,321
Residential loans at fair value	—	6,063,713	646,498	—	6,710,211
Receivables, net	23,094	183,123	54,281	(1,489)	259,009
Servicer and protective advances, net	—	133,127	53,558	(13,638)	173,047
Servicing rights, net	—	242,712	—	—	242,712
Goodwill	—	580,378	—	—	580,378
Intangible assets, net	—	136,615	7,877	—	144,492
Premises and equipment, net	401	137,384	—	—	137,785
Deferred tax asset, net	—	44,942	—	(44,942)	—
Other assets	53,643	30,901	60,286	—	144,830
Due from affiliates, net	—	3,765	5,171	(8,936)	—
Investments in consolidated subsidiaries and variable interest entities	1,456,715	15,449	—	(1,472,164)	—

Total assets	$1,919,333	$8,236,989	$2,363,024	$(1,541,169)	$10,978,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$48,317	$204,984	$29,680	$(22,371)	$260,610
Servicer payables	—	587,929	—	—	587,929
Servicing advance liabilities	—	35,612	64,552	—	100,164
Debt	886,733	259,516	—	—	1,146,249
Mortgage-backed debt	—	—	2,072,728	—	2,072,728
HMBS related obligations at fair value	—	5,874,552	—	—	5,874,552
Deferred tax liability, net	83,462	—	2,641	(45,086)	41,017
Obligation to fund Non-Guarantor VIEs	—	49,865	—	(49,865)	—
Due to affiliates, net	5,893	—	—	(5,893)	—

Total liabilities	1,024,405	7,012,458	2,169,601	(123,215)	10,083,249
Stockholders’ equity:
Total stockholders’ equity	894,928	1,224,531	193,423	(1,417,954)	894,928

Total liabilities and stockholders’ equity	$1,919,333	$8,236,989	$2,363,024	$(1,541,169)	$10,978,177

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$802,557	$111	$(19,279)	$783,389
Net gains on sales of loans	—	598,974	—	—	598,974
Interest income on loans	612	718	143,321	—	144,651
Net fair value gains on reverse loans and related HMBS obligations	—	120,382	—	—	120,382
Insurance revenue	—	78,469	6,009	—	84,478
Other revenues	739	69,184	20,135	(19,433)	70,625

Total revenues	1,351	1,670,284	169,576	(38,712)	1,802,499
EXPENSES
Salaries and benefits	918	548,874	7	—	549,799
General and administrative	30,497	456,423	30,387	(36,930)	480,377
Interest expense	123,629	60,064	89,521	(559)	272,655
Depreciation and amortization	124	70,068	835	—	71,027
Provision for loan losses	77	121	1,031	—	1,229
Other expenses, net	682	1,322	6,162	—	8,166

Total expenses	155,927	1,136,872	127,943	(37,489)	1,383,253
OTHER GAINS (LOSSES)
Losses on extinguishments	(12,489)	—	—	—	(12,489)
Other net fair value gains (losses)	(4,813)	(657)	11,531	—	6,061

Total other gains (losses)	(17,302)	(657)	11,531	—	(6,428)

Income (loss) before income taxes	(171,878)	532,755	53,164	(1,223)	412,818
Income tax expense (benefit)	(55,556)	208,459	6,921	(473)	159,351

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(116,322)	324,296	46,243	(750)	253,467
Equity in earnings of consolidated subsidiaries and variable interest entities	369,789	13,009	—	(382,798)	—

Net income	$253,467	$337,305	$46,243	$(383,548)	$253,467

Comprehensive income	$253,472	$337,337	$46,168	$(383,505)	$253,472

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)

For the Year Ended December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$387,087	$2,375	$(20,953)	$368,509
Net gains on sales of loans	—	648	—	—	648
Interest income on loans	328	696	153,327	—	154,351
Net fair value gains on reverse loans and related HMBS obligations	—	7,279	—	—	7,279
Insurance revenue	—	66,637	6,786	(174)	73,249
Other revenues	382	17,729	19,286	(17,626)	19,771

Total revenues	710	480,076	181,774	(38,753)	623,807
EXPENSES
Salaries and benefits	2,998	223,902	3,207	—	230,107
General and administrative	8,845	130,231	38,791	(41,631)	136,236
Interest expense	77,645	3,472	99,103	(549)	179,671
Depreciation and amortization	131	47,955	1,181	—	49,267
Provision for loan losses	590	77	12,685	—	13,352
Other expenses, net	760	859	7,648	—	9,267

Total expenses	90,969	406,496	162,615	(42,180)	617,900
OTHER GAINS (LOSSES)
Losses on extinguishments	(48,579)	—	—	—	(48,579)
Other net fair value gains (losses)	(1,197)	(1,178)	9,596	—	7,221

Total other gains (losses)	(49,776)	(1,178)	9,596	—	(41,358)

Income (loss) before income taxes	(140,035)	72,402	28,755	3,427	(35,451)
Income tax expense (benefit)	(48,808)	28,569	5,535	1,387	(13,317)

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(91,227)	43,833	23,220	2,040	(22,134)
Equity in earnings of consolidated subsidiaries and variable interest entities	69,093	6,300	(438)	(74,955)	—

Net income (loss)	$(22,134)	$50,133	$22,782	$(72,915)	$(22,134)

Comprehensive income (loss)	$(22,057)	$50,082	$22,884	$(72,966)	$(22,057)

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Comprehensive Income (Loss)

For the Year Ended December 31, 2011

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$171,730	$11,569	$(25,745)	$157,554
Interest income on loans	2,603	3,414	158,777	—	164,794
Insurance revenue	—	33,086	10,965	(2,400)	41,651
Other revenues	4,126	7,863	6,604	(8,741)	9,852

Total revenues	6,729	216,093	187,915	(36,886)	373,851
EXPENSES
Salaries and benefits	3,478	104,614	9,644	—	117,736
General and administrative	41,280	46,472	27,666	(36,821)	78,597
Interest expense	42,188	1,296	96,702	(3,940)	136,246
Depreciation and amortization	—	22,925	1,530	—	24,455
Provision for loan losses	1,218	39	4,759	—	6,016
Other expenses, net	130	6,089	11,854	—	18,073

Total expenses	88,294	181,435	152,155	(40,761)	381,123
OTHER GAINS (LOSSES)
Gains on extinguishments	—	—	95	—	95
Other net fair value gains (losses)	(324)	2,304	(936)	—	1,044

Total other gains (losses)	(324)	2,304	(841)	—	1,139

Income (loss) before income taxes	(81,889)	36,962	34,919	3,875	(6,133)
Income tax expense (benefit)	58,098	(1,538)	2,191	1,513	60,264

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(139,987)	38,500	32,728	2,362	(66,397)
Equity in earnings of consolidated subsidiaries and variable interest entities	73,590	(4,881)	(254)	(68,455)	—

Net income (loss)	$(66,397)	$33,619	$32,474	$(66,093)	$(66,397)

Comprehensive income (loss)	$(67,232)	$32,856	$32,320	$(65,176)	$(67,232)

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(99,050)	$(1,741,415)	$29,860	$130	$(1,810,475)

Investing activities
Purchases and originations of reverse loans held for investment	—	(3,020,937)	—	—	(3,020,937)
Principal payments received on reverse loans held for investment	—	372,375	—	—	372,375
Principal payments received on forward loans related to Residual Trusts	84	458	107,732	—	108,274
Principal payments received on forward loans related to Non-Residual Trusts	—	—	61,385	—	61,385
Payments received on receivables related to Non- Residual Trusts	—	—	14,804	—	14,804
Cash proceeds from sales of real estate owned, net related to Residual Trusts	254	80	7,396	—	7,730
Cash proceeds from sales of other real estate owned, net	—	23,184	7,510	—	30,694
Purchases of premises and equipment	—	(38,639)	—	—	(38,639)
Decrease (increase) in restricted cash and cash equivalents	(752)	(7,282)	(122)	—	(8,156)
Payments for acquisitions of businesses, net of cash acquired	(477,021)	(1,063)	—	—	(478,084)
Deposit for acquisitions	—	(179,185)	—	—	(179,185)
Acquisitions of servicing rights	—	(632,179)	—	—	(632,179)
Capital contributions to subsidiaries	(331,107)	(16,010)	—	347,117	—
Returns of capital from subsidiaries	37,796	30,307	—	(68,103)	—
Change in due from affiliates	(688,070)	(65,619)	(78,976)	832,665	—
Other	(15,200)	1,035	—	—	(14,165)

Cash flows provided by (used in) investing activities	(1,474,016)	(3,533,475)	119,729	1,111,679	(3,776,083)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	—	—	—	3,106,263
Payments on debt	(360,826)	(2,105)	—	—	(362,931)
Proceeds from securitizations of reverse loans	—	3,216,096	—	—	3,216,096
Payments on HMBS related obligations	—	(409,331)	—	—	(409,331)
Issuances of servicing advance liabilities	—	1,597,043	7,229	—	1,604,272
Payments on servicing advance liabilities	—	(729,274)	(3,876)	—	(733,150)
Net change in master repurchase agreements related to forward loans	—	929,015	—	—	929,015
Net change in master repurchase agreements related to reverse loans	—	(98,837)	—	—	(98,837)
Other debt issuance costs paid	(1,936)	(7,897)	—	—	(9,833)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(112,449)	—	(112,449)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(87,920)	—	(87,920)
Extinguishments and settlement of debt and mortgage-backed debt	(1,405,424)	—	—	—	(1,405,424)
Capital contributions	—	331,107	16,010	(347,117)	—
Capital distributions	—	(10,837)	(57,266)	68,103	—
Change in due to affiliates	(29,618)	772,554	90,284	(833,220)	—
Other	(1,777)	2,007	(37)	425	618

Cash flows provided by (used in) financing activities	1,306,682	5,589,541	(148,025)	(1,111,809)	5,636,389

Net increase (decrease) in cash and cash equivalents	(266,384)	314,651	1,564	—	49,831
Cash and cash equivalents at the beginning of the year	366,393	73,993	1,668	—	442,054

Cash and cash equivalents at the end of the year	$100,009	$388,644	$3,232	$—	$491,885

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2012

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(78,619)	$118,733	$25,633	$3,873	$69,620

Investing activities
Purchases and originations of reverse loans held for investment	—	(594,315)	—	—	(594,315)
Principal payments received on reverse loans held for investment	—	29,658	—	—	29,658
Principal payments received on forward loans related to Residual Trusts	148	124	96,766	—	97,038
Principal payments received on forward loans related to Non-Residual Trusts	—	—	62,884	—	62,884
Payments received on receivables related to Non-Residual Trusts	—	—	16,096	—	16,096
Cash proceeds from sales of real estate owned, net related to Residual Trusts	670	319	6,872	—	7,861
Cash proceeds from sales of real estate owned, net	—	3,198	8,185	—	11,383
Purchases of premises and equipment	—	(11,408)	—	—	(11,408)
Decrease (increase) in restricted cash and cash equivalents	31,175	1,931	8,226	—	41,332
Payments for acquisitions of businesses, net of cash acquired	(115,000)	—	—	26,408	(88,592)
Deposit for business acquisition	(15,000)	—	—	—	(15,000)
Acquisitions of servicing rights	—	(5,539)	—	—	(5,539)
Returns of capital from subsidiaries	37,536	2,257	—	(39,793)	—
Capital contributions to subsidiaries	(31,118)	(4,195)	—	35,313	—
Change in due from affiliate	12,469	(204,144)	(174,258)	365,933	—
Other	—	(2,751)	—	—	(2,751)

Cash flows provided by (used in) investing activities	(79,120)	(784,865)	24,771	387,861	(451,353)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	962,524	—	—	(5,487)	957,037
Payments on debt	(65,000)	(10,292)	—	—	(75,292)
Debt prepayment penalty	(29,440)	—	—	—	(29,440)
Proceeds from securitizations of reverse loans	—	583,925	—	—	583,925
Payments on HMBS related obligations	—	(33,496)	—	—	(33,496)
Issuances of servicing advance liabilities	—	242,080	21,753	—	263,833
Payments on servicing advance liabilities	—	(264,771)	(5,937)	—	(270,708)
Net change in master repurchase agreements related to forward loans	—	6,055	—	—	6,055
Net change in master repurchase agreements related to reverse loans	—	11,832	—	—	11,832
Other debt issuance costs paid	(6,179)	(188)	(825)	—	(7,192)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(98,105)	—	(98,105)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(92,716)	—	(92,716)
Extinguishments and settlement of debt and mortgage-backed debt	(690,000)	—	—	—	(690,000)
Secondary equity offering, net of issuance costs	276,013	—	—	—	276,013
Capital contributions	—	32,011	29,710	(61,721)	—
Capital distributions	—	(4,225)	(35,568)	39,793	—
Change in due to affiliate	72,588	161,134	130,597	(364,319)	—
Other	3,076	226	—	—	3,302

Cash flows provided by (used in) financing activities	523,582	724,291	(51,091)	(391,734)	805,048

Net increase (decrease) in cash and cash equivalents	365,843	58,159	(687)	—	423,315
Cash and cash equivalents at the beginning of the year	550	15,834	2,355	—	18,739

Cash and cash equivalents at the end of the year	$366,393	$73,993	$1,668	$—	$442,054

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2011

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(20,728)	$62,865	$64,363	$(1,594)	$104,906

Investing activities
Purchases of forward loans related to Residual Trusts	—	(44,794)	—	—	(44,794)
Principal payments received on forward loans related to Residual Trusts	901	2,080	92,765	—	95,746
Principal payments received on forward loans related to Non-Residual Trusts	—	—	30,636	—	30,636
Payments received on receivables related to Non-Residual Trusts	—	—	9,126	—	9,126
Purchase of held-to-maturity investments	(1,338)	—	—	1,338	—
Proceeds from sales of held-to-maturity investments	123,161	—	—	(123,161)	—
Cash proceeds from sales of real estate owned, net related to Residual Trusts	—	654	2,435	—	3,089
Cash proceeds from sales of other real estate owned, net	—	425	4,687	—	5,112
Purchases of premises and equipment	—	(6,273)	(14)	—	(6,287)
Decrease (increase) in restricted cash and cash equivalents	(44,728)	311	(3,501)	—	(47,918)
Payments for acquisitions of businesses, net of cash acquired	(1,012,640)	—	—	12,111	(1,000,529)
Capital contributions to subsidiaries	—	(100)	—	100	—
Returns of capital from subsidiaries	261,535	1,278	—	(262,813)	—
Change in due from affiliate	(129,554)	102,955	28,835	(2,236)	—
Other	—	(1,708)	—	—	(1,708)

Cash flows provided by (used in) investing activities	(802,663)	54,828	164,969	(374,661)	(957,527)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	720,700	—	—	—	720,700
Payments on debt	(18,750)	(5,527)	—	—	(24,277)
Issuances of servicing advance liabilities	—	156,637	1,169	—	157,806
Payments on servicing advance liabilities	—	(157,750)	(7,132)	—	(164,882)
Other debt issuance costs paid	—	—	(2,213)	(812)	(3,025)
Issuance of mortgage-backed debt related to Residual Trusts	—	—	102,000	121,065	223,065
Payments on mortgage-backed debt related to Residual Trusts	—	—	(92,635)	2,908	(89,727)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(47,760)	—	(47,760)
Extinguishments and settlement of debt and mortgage-backed debt	—	—	—	(1,338)	(1,338)
Dividends and dividend equivalents paid	(14,051)	—	—	—	(14,051)
Capital Contribution	—	12,111	100	(12,211)	—
Capital Distributions	—	(199,756)	(63,057)	262,813	—
Change in due to affiliate	27,481	91,602	(122,913)	3,830	—
Other	181	316	—	—	497

Cash flows provided by (used in) financing activities	715,561	(102,367)	(232,441)	376,255	757,008

Net increase (decrease) in cash and cash equivalents	(107,830)	15,326	(3,109)	—	(95,613)
Cash and cash equivalents at the beginning of the year	108,380	508	5,464	—	114,352

Cash and cash equivalents at the end of the year	$550	$15,834	$2,355	$—	$18,739

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

30.	Subsequent Events

Servicer Advance Facility

In January 2014, the Company entered into an indenture agreement whereby a wholly-owned subsidiary of the Company will transfer certain servicer advances to a statutory trust. The trust is considered a variable interest entity and will be consolidated by the Company. A portion of the advance balances transferred will be financed by the trust through the issuance of various classes of funding notes collateralized by the transferred advances. The principal and interest payments on the funding notes are paid from the recoveries or repayment of the underlying advances. Accordingly, the timing of principal payments is dependent on the recoveries or repayments received on the underlying advances collateralizing the funding notes. The indenture agreement allows for borrowings of up to $100 million. The funding notes are variable interest rate instruments whose rates are based on LIBOR plus a specified margin. The indenture agreement matures in January 2015, at which point no additional advances made be pledged to the trust, unless the indenture agreement is extended. In the event the indenture is not extended, the funding notes will be required to be repaid in full in February 2015.

Master Repurchase Agreement Amendment

In February 2014, the Company amended one of its master repurchase agreements. Under the amended agreement Ditech Mortgage Corp, a wholly-owned subsidiary of the Company, is added as a seller into the facility and the maturity date of the facility is extended to January 30, 2015.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands, except share and per share data)

	December 31,
	2013	2012
Balance Sheets
ASSETS
Cash and cash equivalents	$100,009	$366,393
Restricted cash and cash equivalents	14,753	14,001
Residential loans at amortized cost, net	6,341	5,086
Receivables, net	51,681	23,094
Premises and equipment, net	277	401
Other assets	65,293	53,643
Due from affiliates, net	711,797	—
Investments in consolidated subsidiaries and variable interest entities	2,621,934	1,456,715

Total assets	$3,572,085	$1,919,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$57,187	$48,317
Due to affiliates, net	—	5,893
Debt	2,267,979	886,733
Deferred tax liability, net	79,903	83,462

Total liabilities	2,405,069	1,024,405
Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares;
Issued and outstanding — 0 shares at December 31, 2013 and 2012	—	—
Common stock , $0.01 par value per share:
Authorized — 90,000,000 shares;
Issued and outstanding — 37,377,274 and 36,687,785 shares at December 31, 2013 and 2012, respectively	374	367
Additional paid-in capital	580,572	561,963
Retained earnings	585,572	332,105
Accumulated other comprehensive income	498	493

Total stockholders’ equity	1,167,016	894,928

Total liabilities and stockholders’ equity	$3,572,085	$1,919,333

See accompanying notes to the parent company financial statements.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Statements of Comprehensive Income (Loss)
REVENUES
Interest income on loans	$612	$328	$2,603
Intercompany interest income	247	28	—
Other revenues	492	354	4,126

Total revenues	1,351	710	6,729
EXPENSES
Interest expense	123,317	77,124	42,065
Intercompany interest expense	312	521	123
Salaries and benefits	918	2,998	3,478
General and administrative	30,497	8,845	41,280
Depreciation and amortization	124	131	—
Provision for loan losses	77	590	1,218
Other expenses, net	682	760	130

Total expenses	155,927	90,969	88,294
OTHER LOSSES
Losses on extinguishments	(12,489)	(48,579)	—
Other net fair value losses	(4,813)	(1,197)	(324)

Total other losses	(17,302)	(49,776)	(324)

Loss before taxes	(171,878)	(140,035)	(81,889)
Income tax expense (benefit)	(55,556)	(48,808)	58,098

Loss before equity in earnings of consolidated subsidiaries and variable interest entities	(116,322)	(91,227)	(139,987)
Equity in earnings of consolidated subsidiaries and variable interest entities	369,789	69,093	73,590

Net income (loss)	$253,467	$(22,134)	$(66,397)

Comprehensive income (loss)	$253,472	$(22,057)	$(67,232)

See accompanying notes to the parent company financial statements.

Walter Investment Management Corp

Schedule I

Financial Information

(Parent Company Only)

(in thousands)

	Years Ended December 31,
	2013	2012	2011
Statements of Cash Flows
Operating activities
Net income (loss)	$253,467	$(22,134)	$(66,397)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Equity in earnings of consolidated subsidiaries and variable interest entities	(369,789)	(69,093)	(73,590)
Other net fair value losses	4,813	1,197	324
Accretion of residential loan premiums (discounts)	(112)	67	74
Accretion of discounts on debt and amortization of deferred debt issuance costs	18,822	10,819	4,930
Provision for loan losses	77	590	1,038
Depreciation and amortization of premises and equipment	124	131	—
Losses on extinguishment of debt	12,489	48,579	—
Losses on real estate owned, net	482	570	33
Provision (benefit) for deferred income taxes	(3,868)	(5,213)	63,082
Share-based compensation	5,254	7,070	184
Other	260	112	(2,811)
Changes in assets and liabilities
Decrease (increase) in receivables	(28,587)	(23,061)	532
Increase in other assets	(1,547)	(1,260)	(1,763)
Increase (decrease) in payables and accrued liabilities	9,065	(26,993)	53,636

Cash flows provided by (used in) operating activities	(99,050)	(78,619)	(20,728)

Investing activities
Principal payments received on forward loans	84	148	901
Cash proceeds from sales of real estate owned, net	254	670	—
Purchase of held-to-maturity investments	—	—	(1,338)
Proceeds from sales of held-for-maturity investments	—	—	123,161
Decrease (increase) in restricted cash and cash equivalents	(752)	31,175	(44,728)
Payments for acquisitions of businesses	(477,021)	(115,000)	(1,012,640)
Deposit for business acquisition	—	(15,000)	—
Returns of capital from subsidiaries	37,796	37,536	261,535
Capital contributions to subsidiaries	(331,107)	(31,118)	—
Change in due from affiliates	(688,070)	12,469	(129,554)
Other	(15,200)	—	—

Cash flows provided by (used in) investing activities	(1,474,016)	(79,120)	(802,663)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	3,106,263	962,524	720,700
Payments on debt	(360,826)	(65,000)	(18,750)
Debt prepayment penalty	—	(29,440)	—
Other debt issuance costs paid	(1,936)	(6,179)	—
Debt extinguishments	(1,405,424)	(690,000)	—
Secondary equity offering, net of issuance costs	—	276,013	—
Dividends and dividend equivalents paid	—	—	(14,051)
Change in due to affiliates	(29,618)	72,588	27,481
Other	(1,777)	3,076	181

Cash flows provided by (used in) financing activities	1,306,682	523,582	715,561

Net increase (decrease) in cash and cash equivalents	(266,384)	365,843	(107,830)
Cash and cash equivalents at the beginning of the year	366,393	550	108,380

Cash and cash equivalents at the end of the year	$100,009	$366,393	$550

See accompanying notes to the parent company financial statements.

WALTER INVESTMENT MANAGEMENT CORP

SCHEDULE I

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS

1.	Basis of Presentation

The financial information of Walter Investment Management Corp., or the Parent Company or Walter Investment, should be read in conjunction with the consolidated financial statements of Walter Investment Management Corp. and its subsidiaries and the notes thereto, or the Consolidated Financial Statements, included in Item 8 of this report. These Parent Company financial statements reflect the results of operations, financial position and cash flows for the Parent Company and its consolidated subsidiaries and variable interest entities, or VIEs, in which it is the primary beneficiary. These consolidated subsidiaries and VIEs are accounted for using the equity method of accounting.

The accompanying Parent Company financial statements have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of these Parent Company financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These Parent Company financial statements include certain intercompany allocations to its subsidiaries that management believes have been made on a reasonable basis. These costs primarily include executive salaries and other centralized business functions. Refer to additional information on intercompany allocations in Note 25 to the Consolidated Financial Statements.

The Parent Company balance sheets at December 31, 2013 and 2012 have been revised to reflect reclassifications between investments in consolidated subsidiaries and variable interest entities and intercompany balances. The Parent Company statements of cash flows for the years ended December 31, 2013, 2012 and 2011 have been revised to present intercompany balances as financing or investing activities, rather than operating activities.

2.	Acquisitions

On December 31, 2012, in connection with the execution of a stock purchase agreement, the Parent Company agreed to acquire all of the outstanding shares of Security One Lending. Refer to Note 3 of the Notes to the Consolidated Financial Statements for further information on this acquisition.

3.	Debt

Debt is comprised of secured term loans, convertible senior subordinated notes, and unsecured senior notes. In addition, the Parent Company has a $125 million senior secured revolving credit facility. Refer to Note 18 of the Notes to the Consolidated Financial Statements for further information on debt.

WALTER INVESTMENT MANAGEMENT CORP

SCHEDULE I

NOTES TO THE PARENT COMPANY FINANCIAL STATEMENTS — (Continued)

4.	Supplemental Disclosures of Cash Flow Information

The Company’s supplemental disclosures of cash flow information are summarized as follows (in thousands):

	For the Years Ended December 31,
	2013	2012	2011
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$100,464	$64,603	$36,744
Cash paid for income taxes	91,646	28,728	14,628
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Real estate owned acquired through foreclosure	657	870	5,172
Residential loans originated to finance the sale of real estate owned	1,962	2,925	14,145
Issuance of common stock for business acquisitions	—	41,346	40,220
Stock dividend	—	—	5,580
Transfer of fixed assets	—	532	—

5.	Guarantees

Reverse Mortgage Solutions, Inc., or RMS, an indirect wholly-owned subsidiary, is required to maintain regulatory compliance with HUD, Ginnie Mae and Fannie Mae program requirements, some of which are financial covenants related to minimum levels of net worth and other financial ratios. Due to the accounting treatment for reverse loans as secured borrowings when transferred, RMS has obtained an indefinite waiver for certain of these requirements from Ginnie Mae and through June 2014 from Fannie Mae. In addition, the Company has provided a guarantee beginning on the date of acquisition, of RMS whereby the Company guarantees its performance and obligations under the Ginnie Mae HMBS Program. In the event that the Company fails to honor this guarantee, Ginnie Mae could terminate RMS’ status as a qualified issuer of HMBS as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’ servicing rights associated with reverse loans guaranteed by Ginnie Mae HMBS. Ginnie Mae has continued to affirm RMS’ current commitment authority to issue HMBS. In addition the Company has provided a guarantee dated May 31, 2013 whereby the Company guarantees RMS’ performance obligations with Fannie Mae under a mortgage selling and servicing contract between RMS and Fannie Mae. RMS does not currently sell Fannie Mae loans. However, in the event that the Company fails to honor this guarantee, Fannie Mae could disallow the servicing of its loans and participation interests by RMS.

In addition to these guarantees, all obligations of Green Tree Servicing LLC, an indirect wholly-owned subsidiary, and RMS under the master repurchase agreements are guaranteed by Walter Investment.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$303,341	$491,885
Restricted cash and cash equivalents	811,670	804,803
Residential loans at amortized cost, net (includes $11,930 and $14,320 in allowance for loan losses at June 30, 2014 and December 31, 2013, respectively)	1,361,153	1,394,871
Residential loans at fair value	11,268,401	10,341,375
Receivables, net (includes $36,181 and $43,545 at fair value at June 30, 2014 and December 31, 2013, respectively)	288,829	319,195
Servicer and protective advances net (includes $79,972 and $52,238 in allowance for uncollectible advances at June 30, 2014 and December 31, 2013, respectively)	1,595,950	1,381,434
Servicing rights, net (includes $1,496,073 and $1,131,124 at fair value at June 30, 2014 and December 31, 2013, respectively)	1,648,544	1,304,900
Goodwill	575,468	657,737
Intangible assets, net	112,513	122,406
Premises and equipment, net	143,592	155,847
Other assets (includes $78,262 and $62,365 at fair value at June 30, 2014 and December 31, 2013, respectively)	276,489	413,076

Total assets	$18,385,950	$17,387,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities (includes $42,912 and $26,571 at fair value at June 30, 2014 and December 31, 2013, respectively)	$622,282	$494,139
Servicer payables	735,391	735,225
Servicing advance liabilities	1,040,441	971,286
Warehouse borrowings	1,151,216	1,085,563
Debt	2,269,590	2,272,085
Mortgage-backed debt (includes $651,784 and $684,778 at fair value at June 30, 2014 and December 31, 2013, respectively)	1,803,470	1,887,862
HMBS related obligations at fair value	9,472,666	8,652,746
Deferred tax liability, net	105,705	121,607

Total liabilities	17,200,761	16,220,513
Commitments and contingencies (Note 23)
Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares
Issued and outstanding — 0 shares at June 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value per share:
Authorized — 90,000,000 shares
Issued and outstanding — 37,704,530 and 37,377,274 shares at June 30, 2014 and December 31, 2013, respectively	377	374
Additional paid-in capital	594,285	580,572
Retained earnings	590,020	585,572
Accumulated other comprehensive income	507	498

Total stockholders’ equity	1,185,189	1,167,016

Total liabilities and stockholders’ equity	$18,385,950	$17,387,529

The following table presents the assets and liabilities of the Company’s consolidated variable interest entities, which are included on the consolidated balance sheets above. The assets in the table below include those assets that can only be used to settle obligations of the consolidated variable interest entities. The liabilities in the table below include third-party liabilities of the consolidated variable interest entities only, and for which creditors or beneficial interest holders do not have recourse to the Company, and exclude intercompany balances that eliminate in consolidation.

	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS OF CONSOLIDATED VARIABLE INTEREST ENTITIES THAT CAN ONLY BE USED TO SETTLE THE OBLIGATIONS OF CONSOLIDATED VARIABLE INTEREST ENTITIES:
Restricted cash and cash equivalents	$71,125	$59,080
Residential loans at amortized cost, net	1,339,634	1,377,711
Residential loans at fair value	557,786	587,265
Receivables at fair value	36,181	43,545
Servicer and protective advances, net	102,927	75,481
Other assets	45,496	56,254

Total assets	$2,153,149	$2,199,336

LIABILITIES OF THE CONSOLIDATED VARIABLE INTEREST ENTITIES FOR WHICH CREDITORS OR BENEFICIAL INTEREST HOLDERS DO NOT HAVE RECOURSE TO THE COMPANY:
Payables and accrued liabilities	$7,907	$8,472
Servicing advance liabilities	101,323	67,905
Mortgage-backed debt (includes $651,784 and $684,778 at fair value at June 30, 2014 and December 31, 2013, respectively)	1,803,470	1,887,862

Total liabilities	$1,912,700	$1,964,239

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Net servicing revenue and fees	$140,976	$257,306	$313,768	$394,315
Net gains on sales of loans	144,611	235,949	248,645	314,394
Interest income on loans	34,218	36,796	68,640	73,694
Net fair value gains on reverse loans and related HMBS obligations	26,936	26,731	44,172	63,519
Insurance revenue	19,806	18,050	43,194	35,584
Other revenues	47,166	21,132	65,242	28,987

Total revenues	413,713	595,964	783,661	910,493
EXPENSES
Salaries and benefits	145,502	145,282	281,399	252,015
General and administrative	142,341	125,712	251,206	213,152
Interest expense	74,690	68,290	149,539	122,432
Depreciation and amortization	18,391	17,614	37,035	33,947
Goodwill impairment	82,269	—	82,269	—
Other expenses, net	3,978	2,151	4,203	4,247

Total expenses	467,171	359,049	805,651	625,793
OTHER GAINS (LOSSES)
Other net fair value gains (losses)	1,532	1,656	(971)	395

Total other gains (losses)	1,532	1,656	(971)	395

Income (loss) before income taxes	(51,926)	238,571	(22,961)	285,095
Income tax expense (benefit)	(38,997)	95,339	(27,409)	114,114

Net income (loss)	$(12,929)	$143,232	$4,448	$170,981

Comprehensive income (loss)	$(12,924)	$143,211	$4,457	$170,958

Net income (loss)	$(12,929)	$143,232	$4,448	$170,981
Basic earnings (loss) per common and common equivalent share	$(0.34)	$3.82	$0.12	$4.56
Diluted earnings (loss) per common and common equivalent share	(0.34)	3.75	0.12	4.47
Weighted-average common and common equivalent shares outstanding — basic	37,673	36,925	37,552	36,902
Weighted-average common and common equivalent shares outstanding — diluted	37,673	37,585	38,074	37,613

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Unaudited)

(in thousands, except share data)

	Common Stock		Additional Paid- In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	Shares	Amount
Balance at January 1, 2014	37,377,274	$374	$580,572	$585,572	$498	$1,167,016
Net income	—	—	—	4,448	—	4,448
Other comprehensive income, net of tax	—	—	—	—	9	9
Share-based compensation	—	—	8,301	—	—	8,301
Excess tax benefit on share-based compensation	—	—	55	—	—	55
Issuance of shares under incentive plans	327,256	3	5,357	—	—	5,360

Balance at June 30, 2014	37,704,530	$377	$594,285	$590,020	$507	$1,185,189

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2014	2013
Operating activities
Net income	$4,448	$170,981
Adjustments to reconcile net income to net cash used in operating activities
Net fair value gains on reverse loans and related HMBS obligations	(44,172)	(63,519)
Amortization of servicing rights	21,305	22,533
Change in fair value of servicing rights	131,186	(44,002)
Non-Residual Trusts net fair value losses	5,125	1,324
Other net fair value losses	1,553	4,774
Accretion of residential loan discounts and advances	(7,941)	(9,140)
Accretion of discounts on debt and amortization of deferred debt issuance costs	9,678	10,080
Amortization of master repurchase agreements deferred issuance costs	3,661	2,226
Amortization of servicing advance liabilities deferred issuance costs	3,386	127
Provision for uncollectible advances	33,815	10,794
Depreciation and amortization of premises and equipment and intangible assets	37,035	33,947
Non-Residual Trusts losses on real estate owned, net	231	524
Other gains on real estate owned, net	(1,256)	(2,439)
Provision (benefit) for deferred income taxes	(16,232)	19,259
Share-based compensation	8,301	6,542
Purchases and originations of residential loans held for sale	(8,037,309)	(5,281,349)
Proceeds from sales of and payments on residential loans held for sale	8,040,363	3,775,479
Net gains on sales of loans	(248,645)	(314,394)
Goodwill impairment	82,269	—
Other	3,061	1,239
Changes in assets and liabilities
Decrease (increase) in receivables	22,472	(17,846)
Increase in servicer and protective advances	(84,508)	(694,810)
Increase in other assets	(14,760)	(9,421)
Increase (decrease) in payables and accrued liabilities	(19,737)	322,377
Increase (decrease) in servicer payables	(7,171)	234

Cash flows used in operating activities	(73,842)	(2,054,480)

Investing activities
Purchases and originations of reverse loans held for investment	(715,969)	(1,864,687)
Principal payments received on reverse loans held for investment	234,779	141,702
Principal payments received on forward loans related to Residual Trusts	50,562	53,521
Principal payments received on forward loans related to Non-Residual Trusts	29,383	30,524
Payments received on charged-off loans held for investment	2,055	—
Payments received on receivables related to Non-Residual Trusts	5,696	8,141
Cash proceeds from sales of real estate owned, net related to Residual Trusts	6,270	3,641
Cash proceeds from sales of real estate owned, net related to Non-Residual Trusts and other	16,123	10,137
Purchases of premises and equipment	(12,958)	(17,240)
Decrease (increase) in restricted cash and cash equivalents	2,421	(32,425)
Payments for acquisitions of businesses, net of cash acquired	(167,955)	(478,084)
Acquisitions of servicing rights	(101,244)	(537,296)
Acquisitions of charged-off loans held for investment	(57,052)	—
Other	(4,962)	(919)

Cash flows used in investing activities	(712,851)	(2,682,985)

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(Unaudited)

(in thousands)

	For the Six Months Ended June 30,
	2014	2013
Financing activities
Proceeds from issuance of debt, net of debt issuance costs	—	1,012,713
Payments on debt	(8,893)	(39,124)
Proceeds from securitizations of reverse loans	839,431	1,983,878
Payments on HMBS related obligations	(267,904)	(155,312)
Issuances of servicing advance liabilities	611,895	1,216,475
Payments on servicing advance liabilities	(542,740)	(579,010)
Net change in warehouse borrowings related to forward loans	126,425	1,568,301
Net change in warehouse borrowings related to reverse loans	(60,772)	(74,125)
Other debt issuance costs paid	(13,509)	(6,364)
Payments on mortgage-backed debt related to Residual Trusts	(51,442)	(55,685)
Payments on mortgage-backed debt related to Non-Residual Trusts	(39,224)	(44,297)
Other	4,882	581

Cash flows provided by financing activities	598,149	4,828,031

Net increase (decrease) in cash and cash equivalents	(188,544)	90,566
Cash and cash equivalents at the beginning of the period	491,885	442,054

Cash and cash equivalents at the end of the period	$303,341	$532,620

The accompanying notes are an integral part of the consolidated financial statements.

WALTER INVESTMENT

MANAGEMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Business and Basis of Presentation

Walter Investment Management Corp., or the Company or Walter Investment, is a fee-based business services provider to the residential mortgage industry focused on providing primary and specialty servicing for credit-sensitive residential mortgages and reverse mortgages. The Company also originates, purchases, and sells mortgage loans into the secondary market. In addition, the Company is a mortgage portfolio owner of credit-challenged, non-conforming residential loans and reverse mortgage loans and operates an insurance agency serving residential loan borrowers. The Company operates throughout the U.S. At June 30, 2014, the Company serviced approximately 2.3 million accounts compared to 2.1 million accounts at December 31, 2013.

Certain acronyms and terms used throughout these notes are defined in the Glossary of Terms in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Interim Financial Reporting

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and related notes required by GAAP for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s material estimates and assumptions primarily arise from risks and uncertainties associated with interest rate volatility, prepayment volatility, credit exposure, and borrower mortality rates and include, but are not limited to, the allowance for loan losses as well as the valuation of residential loans, receivables, servicing rights, goodwill and intangible assets, real estate owned, derivatives, curtailment liability, mortgage-backed debt, and HMBS related obligations. Although management is not currently aware of any factors that would significantly change its estimates and assumptions, actual results may differ from these estimates.

Changes in Presentation

Certain prior year amounts have been reclassified to conform to current year presentation.

Warehouse borrowings under the Company’s master repurchase agreements were separated from debt on the consolidated balance sheet. The provision for loan losses associated with the Company’s residential loans carried at amortized cost is now included in other expenses, net on the consolidated statements of comprehensive income (loss).

Recent Accounting Guidance

In January 2014, the FASB issued an accounting standards update that clarifies the definition of an in-substance repossession and foreclosure, and requires additional disclosures related to these items. These amendments reduce diversity in practice by clarifying when an in-substance repossession or foreclosure occurs, that is, when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The required disclosures under these new amendments require interim and annual disclosures of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The amendments in this standard are effective for the annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014 with early adoption permitted. The Company will adopt this guidance beginning in the first quarter of 2015. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued guidance that supersedes most revenue recognition requirements regarding contracts with customers to transfer goods or services or for the transfer of nonfinancial assets. The guidance also supersedes most industry specific guidance but does exclude insurance contracts and financial instruments. Under the new guidance, entities are required to recognize revenue in order to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance provides a five-step analysis to be performed on transactions to determine when and how revenue is recognized. This new guidance is effective for fiscal years and interim periods within those annual years beginning after December 15, 2016. Entities have the option of using either a full retrospective application or a modified retrospective application to adopt the guidance. Early adoption is not permitted. The Company is currently evaluating the effect, if any, the guidance will have on its consolidated financial statements and has not yet identified which transition method will be applied upon adoption.

In June 2014, the FASB issued an accounting standards update which, amongst other things, modifies the accounting for repurchase financings which represent the concurrent transfer of a financial asset and the execution of a repurchase agreement with the same counterparty. Under the new guidance, the transfer and repurchase agreement are accounted for separately with the repurchase agreement accounted for as a secured borrowing. This new guidance is effective for annual reporting periods beginning on or after December 15, 2014, and interim periods within those annual periods with early adoption permitted. Upon adoption, the accounting for all outstanding repurchase financing transactions is to be adjusted through a cumulative-effect adjustment to retained earnings. The Company is currently evaluating the effect, if any, the guidance will have on its consolidated financial statements.

In June 2014, the FASB’s EITF reached a final consensus on measuring the financial assets and financial liabilities of a consolidated CFE. The EITF consensus provides an entity with an election to measure the financial assets and financial liabilities of a consolidated CFE to be measured on the basis of either the fair value of the CFE’s financial assets or financial liabilities, whichever is more observable. The effective date of the consensus will be for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015 and early adoption will be permitted. The Company is currently evaluating the impact on its consolidated financial statements.

2. Significant Accounting Policies

Included in Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 is a summary of the Company’s significant accounting policies. Provided below is a summary of additional accounting policies that are significant to the financial results of the Company as a result of transactions during the quarter ended June 30, 2014.

Residential Loans at Fair Value

Residential Loans Held for Investment

During the three months ended June 30, 2014, the Company acquired a portfolio of defaulted consumer and residential loans at substantial discounts to face value. Defaulted loans are consumers’ unpaid financial commitments and include residential mortgage loans, auto loans and other unsecured consumer loans. Additionally, as part of this acquisition, the Company entered into an agreement to acquire, on a flow basis, future portfolios of charged-off loans.

The Company elected to carry these defaulted loans, which are referred to as charged-off loans, at fair value. The yield on charged-off loans, along with any change in fair value, is recorded in other revenues on the consolidated statements of comprehensive income (loss). There is no contractual interest income recognized in relation to charged-off loans. Purchases of and principal payments received on charged-off loans are included in investing activities in the consolidated statements of cash flows.

Revenue Recognition

Other revenues for the three months ended June 30, 2014 include $34.2 million in asset management performance fees collected and earned in connection with the investment management of a fund. These asset management performance fees were earned in connection with the liquidation of the fund’s investments during the period and are based on the fund performance exceeding pre-defined thresholds. The Company records the asset management performance fees when the fund is terminated or when the likelihood of claw-back is improbable. These fees are recorded in the Other non-reportable segment.

3. Acquisitions

EverBank Net Assets

On October 30, 2013, the Company entered into a series of definitive agreements to purchase (1) certain private and GSE-backed MSRs and related servicer advances, (2) sub-servicing rights for forward loans and (3) a default servicing platform from EverBank, collectively referred to as the EverBank net assets. The agreements were structured such that ownership of the MSRs and related servicer advances and the sub-servicing rights for forward loans would transfer to the Company as investor consents were received, and the net assets associated with the default servicing platform would transfer when the data associated with the loans underlying the MSRs were boarded onto the Company’s servicing systems. The addition of EverBank’s default servicing platform and employees to the Company’s existing platform augmented both the Company’s product capabilities and capacity as well as extended its geographic diversity as it continues to execute on the opportunities for growth available in the specialty mortgage sector.

The agreements called for an estimated total purchase price of (i) $83.4 million for the MSRs, less net cash flows received on the underlying loans between October 30, 2013 and the date of legal transfer; (ii) par value of the related servicer advances; and (iii) $1.9 million associated with the default servicing platform. The Company paid $16.7 million of the estimated purchase price on October 30, 2013.

During March 2014, the Company received approvals to transfer MSRs and sub-servicing rights with an unpaid principal balance of approximately $16.5 billion. Accordingly, the Company paid an additional $44.7 million and recorded MSRs at fair value of $58.7 million. During May 2014, the Company completed the transfer of the loans underlying the acquired MSRs onto the Company’s servicing systems and concurrently took possession of the associated servicer advances, resulting in an additional payment by the Company of $123.4 million. The remainder of the purchase price is recorded in payables and accrued liabilities on the consolidated balance sheet and is expected to be paid by the Company in the latter half of 2014. Approvals for certain private investor-backed MSRs have not been received and accordingly, no assets or related revenues and expenses have been recorded with respect thereto.

The Company has accounted for this series of transactions as a business combination in accordance with authoritative accounting guidance upon closing of the default servicing platform which occurred on May 1, 2014. As the acquired assets and assumed liabilities are expected to transfer at several dates, acquired assets and assumed liabilities for approved transactions are recorded on the dates the transfers to the Company occur.

The purchase consideration was allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. A preliminary allocation of the purchase price has been made to major categories of assets and liabilities based on management’s estimates. The table below presents the purchase price allocation of the estimated acquisition date fair values of the assets acquired and the liabilities assumed (in thousands):

Amount
Assets
Servicer and protective advances	$163,160
Servicing rights	58,680
Premises and equipment	1,866

Total assets acquired	223,706

Liabilities
Payables and accrued liabilities	924

Total liabilities assumed	924

Fair value of net assets acquired	$222,782

The EverBank net assets have been allocated to the Servicing segment. Pro forma combined revenues, net income and earnings per share assuming the EverBank net assets acquisition had occurred on January 1, 2013 are not meaningful.

MSR Purchase

On December 10, 2013, the Company entered into an agreement with an affiliate of a national bank to acquire a pool of Fannie Mae MSRs and related servicer advances for an estimated purchase price of $330.0 million for the MSRs, less net cash flows received on the underlying loans between December 10, 2013 and the date of legal transfer. During the three months ended March 31, 2014, the Company closed on the agreement upon receipt of investor approval to transfer servicing, at which time the unpaid principal balance of the loans was $27.6 billion. The Company paid $165.0 million, $73.2 million and $20.0 million of the estimated total purchase price of $330.0 million in December 2013, April 2014, and June 2014 respectively. The remaining purchase price is expected to be paid during the latter half of 2014.

4. Variable Interest Entities

Included in the tables below are summaries of the carrying amounts of the assets and liabilities of consolidated VIEs (in thousands):

	June 30, 2014
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facilities	Total
Assets
Restricted cash and cash equivalents	$46,571	$13,291	$11,263	$71,125
Residential loans at amortized cost, net	1,339,634	—	—	1,339,634
Residential loans at fair value	—	557,786	—	557,786
Receivables at fair value	—	36,181	—	36,181
Servicer and protective advances, net	—	—	102,927	102,927
Other assets	44,186	1,081	229	45,496

Total assets	$1,430,391	$608,339	$114,419	$2,153,149

Liabilities
Payables and accrued liabilities	$7,866	$—	$41	$7,907
Servicing advance liabilities	—	—	101,323	101,323
Mortgage-backed debt	1,151,686	651,784	—	1,803,470

Total liabilities	$1,159,552	$651,784	$101,364	$1,912,700

	December 31, 2013
	Residual Trusts	Non-Residual Trusts	Servicer and Protective Advance Financing Facilities	Total
Assets
Restricted cash and cash equivalents	$44,995	$13,086	$999	$59,080
Residential loans at amortized cost, net	1,377,711	—	—	1,377,711
Residential loans at fair value	—	587,265	—	587,265
Receivables at fair value	—	43,545	—	43,545
Servicer and protective advances, net	—	—	75,481	75,481
Other assets	54,544	1,302	408	56,254

Total assets	$1,477,250	$645,198	$76,888	$2,199,336

Liabilities
Payables and accrued liabilities	$8,391	$—	$81	$8,472
Servicing advance liabilities	—	—	67,905	67,905
Mortgage-backed debt	1,203,084	684,778	—	1,887,862

Total liabilities	$1,211,475	$684,778	$67,986	$1,964,239

5. Transfers of Residential Loans

Sales of Forward Loans

As part of its originations activities, the Company sells substantially all of its originated or purchased forward loans into the secondary market for securitization or to private investors as whole loans. The Company sells conventional conforming and government-backed forward loans through agency-sponsored securitizations in which mortgage-backed securities are created and sold to third-party investors. The Company also sells non-conforming forward loans to private investors. The Company accounts for these transfers as sales, and in most but not all cases, retains the servicing rights associated with the sold loans. If the servicing rights are retained, the Company receives a servicing fee for servicing the sold loans, which represents continuing involvement.

Certain guarantees arise from agreements associated with the sale of the Company’s residential loans. Under these agreements, the Company may be obligated to repurchase loans, or otherwise indemnify or reimburse the investor or insurer for losses incurred, due to material breach of contractual representations and warranties. Refer to Note 23 for further information. The following table presents the carrying amounts of the Company’s assets that relate to its continued involvement with forward loans that have been sold with servicing rights retained and the unpaid principal balance of these sold loans (in thousands):

	Carrying Value of Assets Recorded on the Consolidated Balance Sheets				Unpaid Principal Balance of Sold Loans
	Servicing Rights, Net	Servicer and Protective Advances, Net	Receivables, Net	Total
June 30, 2014	$258,544	$3,365	$668	$262,577	$21,272,121
December 31, 2013	192,962	6,023	437	199,422	14,672,986

At June 30, 2014 and December 31, 2013, $35.1 million and $9.1 million, respectively, in forward loans sold and serviced by the Company were 60 days or more past due. The increase in loans 60 days or more past due is related to the growth and early seasoning of the recently originated loan portfolio.

The Company has elected to measure forward loans held for sale at fair value. The gains and losses on the transfer of forward loans held for sale are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Also included in net gains on sales of loans is interest income earned during the period the loans were held, changes in the fair value of loans, and the gain or loss on the related freestanding derivatives. Refer to Note 7 for information on these freestanding derivatives, which include IRLCs, forward sales of agency to-be-announced securities, or forward sales commitments, and MBS purchase commitments. All activity related to forward loans held for sale and the related freestanding derivatives are included in operating activities on the consolidated statements of cash flows.

The following table presents a summary of cash flows related to sales of forward loans (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Proceeds received from transfers, net of fees	$4,032,603	$3,461,692	$8,080,346	$3,585,745
Servicing fees collected(1)	15,634	426	26,751	447
Purchases of previously transferred loans	4,953	—	4,953	—

(1)	Represents servicing fees collected on all loans sold with servicing retained.

In connection with these sales, the Company recorded servicing rights using a fair value model that utilizes Level 3 unobservable inputs. Refer to Note 11 for information relating to servicing of residential loans.

Transfers of Reverse Loans

The Company, through RMS, is an approved issuer of Ginnie Mae HMBS. The HMBS are guaranteed by Ginnie Mae and collateralized by participation interests in HECMs insured by the FHA. The Company both originates and purchases HECMs. The loans are then pooled and securitized into HMBS that the Company sells into the secondary market with servicing rights retained. Based upon the structure of the Ginnie Mae securitization program, the Company has determined that it has not met all of the requirements for sale accounting and accounts for these transfers as secured borrowings. Under this accounting treatment, the reverse loans remain on the consolidated balance sheets as residential loans. The proceeds from the transfer of reverse loans are recorded as HMBS related obligations with no gain or loss recognized on the transfer. Ginnie Mae, as guarantor of the HMBS, is obligated to the holders of the HMBS in an instance of RMS default on its servicing obligations, or when the proceeds realized on HECMs are insufficient to repay all outstanding HMBS related obligations. Ginnie Mae has recourse to RMS to the extent of the collateralized participation interests in the HECMs, but does not have recourse to the general assets of the Company, except for obligations as servicer.

The Company elects to measure reverse loans and HMBS related obligations at fair value. The change in fair value of the reverse loans and HMBS related obligations are included in net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Also included in net fair value gains on reverse loans and related HMBS obligations is the contractual interest income earned on the reverse loans and the contractual interest expense incurred on the HMBS related obligations in addition to fair value gains on reverse loans originated and additional participations issued. Net fair value gains on reverse loans and related HMBS obligations are recognized as an adjustment in reconciling net income or loss to the net cash provided by or used in operating activities on the consolidated statements of cash flows. Purchases and originations of and repayment of principal received on reverse loans held for investment are included in investing activities on the consolidated statements of cash flows. Proceeds from securitizations of reverse loans and payments on HMBS related obligations are included in financing activities on the consolidated statements of cash flows.

At June 30, 2014, the unpaid principal balance and the carrying value associated with both the reverse loans and the real estate owned pledged as collateral to the securitization pools were $8.6 billion and $9.4 billion, respectively. HMBS related obligations at fair value were $9.5 billion at June 30, 2014.

6. Fair Value

Basis or Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A three-tier fair value hierarchy is used to prioritize the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted market prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The three levels of the fair value hierarchy are as follows:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The accounting guidance concerning fair value allows the Company to elect to measure financial instruments at fair value and report the changes in fair value through net income or loss. This election can only be made at certain specified dates and is irrevocable once made. Other than forward loans held for sale, all of which the Company has elected to measure at fair value, the Company does not have a fair value election policy, but rather makes the election on an instrument-by-instrument basis as assets and liabilities are acquired or incurred, other than for those assets and liabilities that are required to be recorded and subsequently measured at fair value. In addition, through the S1L acquisition, the Company recognized a contingent earn-out payments liability that it measured at fair value on a recurring basis in accordance with the accounting guidance for business combinations.

Transfers into and out of the fair value hierarchy levels are assumed to be as of the end of the quarter in which the transfer occurred. There were no transfers into or out of Level 3, and there were no transfers between Level 1 and Level 2, during the three and six months ended June 30, 2014 and 2013.

Items Measured at Fair Value on a Recurring Basis

The following table summarizes the assets and liabilities in each level of the fair value hierarchy (in thousands):

	June 30, 2014	December 31, 2013
Level 1
Liabilities
Contingent earn-out payments	$—	$5,900

Level 1 Liabilities	—	5,900

Level 2
Assets
Forward loans held for sale	1,173,588	1,015,607
Freestanding derivative instruments	2,736	19,534

Level 2 Assets	1,176,324	1,035,141

Liabilities
Freestanding derivative instruments	28,387	2,127

Level 2 Liabilities	28,387	2,127

Level 3
Assets
Reverse loans	9,482,030	8,738,503
Forward loans related to Non-Residual Trusts	557,786	587,265
Charged-off loans	54,997	—
Receivables related to Non-Residual Trusts	36,181	43,545
Servicing rights carried at fair value	1,496,073	1,131,124
Freestanding derivative instruments	75,526	42,831

Level 3 Assets	11,702,593	10,543,268

Liabilities
Freestanding derivative instruments	87	3,755
Other accrued liabilities	14,438	14,789
Mortgage-backed debt related to Non-Residual Trusts	651,784	684,778
HMBS related obligations	9,472,666	8,652,746

Level 3 Liabilities	10,138,975	9,356,068

The following assets and liabilities are measured on the consolidated financial statements at fair value on a recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation. The following tables provide a reconciliation of the beginning and ending balances of these assets and liabilities (in thousands):

	For the Three Months Ended June 30, 2014
	Fair Value April 1, 2014	Total Gains (Losses) Included in Net Income	Purchases	Issuances	Settlements	Fair Value June 30, 2014
Assets
Reverse loans	$9,149,579	$89,571	$244,444	$148,569	$(150,133)	$9,482,030
Forward loans related to Non-Residual Trusts	569,097	16,871	—	—	(28,182)	557,786
Charged-off loans	—	1,461	57,052	—	(3,516)	54,997
Receivables related to Non-Residual Trusts	39,328	(681)	—	—	(2,466)	36,181
Servicing rights carried at fair value	1,513,830	(83,552)	20,241	45,554	—	1,496,073
Freestanding derivative instruments (IRLCs)	38,190	37,336	—	—	—	75,526

Total assets	$11,310,024	$61,006	$321,737	$194,123	$(184,297)	$11,702,593

Liabilities
Freestanding derivative instruments (IRLCs)	$(720)	$633	$—	$—	$—	$(87)
Other accrued liabilities	(14,165)	(1,073)	—	—	800	(14,438)
Mortgage-backed debt related to Non-Residual Trusts	(667,536)	(13,579)	—	—	29,331	(651,784)
HMBS related obligations	(9,166,998)	(62,635)	—	(394,385)	151,352	(9,472,666)

Total liabilities	$(9,849,419)	$(76,654)	$—	$(394,385)	$181,483	$(10,138,975)

	For the Six Months Ended June 30, 2014
	Fair Value January 1, 2014	Acquisition of EverBank Net Assets	Total Gains (Losses) Included in Net Income	Purchases	Issuances	Settlements	Fair Value June 30, 2014
Assets
Reverse loans	$8,738,503	$—	$294,980	$438,120	$278,032	$(267,605)	$9,482,030
Forward loans related to Non-Residual Trusts	587,265	—	27,654	—	—	(57,133)	557,786
Charged-off loans	—	—	1,461	57,052	—	(3,516)	54,997
Receivables related to Non-Residual Trusts	43,545	—	(1,668)	—	—	(5,696)	36,181
Servicing rights carried at fair value	1,131,124	58,680	(131,186)	339,288	98,167	—	1,496,073
Freestanding derivative instruments (IRLCs)	42,831	—	32,695	—	—	—	75,526

Total assets	$10,543,268	$58,680	$223,936	$834,460	$376,199	$(333,950)	$11,702,593

Liabilities
Freestanding derivative instruments (IRLCs)	$(3,755)	$—	$3,668	$—	$—	$—	$(87)
Other accrued liabilities	(14,789)	—	(1,493)	—	—	1,844	(14,438)
Mortgage-backed debt related to Non-Residual Trusts	(684,778)	—	(25,414)	—	—	58,408	(651,784)
HMBS related obligations	(8,652,746)	—	(250,808)	—	(839,431)	270,319	(9,472,666)

Total liabilities	$(9,356,068)	$—	$(274,047)	$—	$(839,431)	$330,571	$(10,138,975)

	For the Three Months Ended June 30, 2013
	Fair Value April 1, 2013	Total Gains (Losses) Included in Net Income	Purchases	Sales	Issuances	Settlements	Fair Value June 30, 2013
Assets
Reverse loans	$7,106,943	$101,304	$464,494	$(272)	$337,972	$(103,806)	$7,906,635
Forward loans related to Non-Residual Trusts	627,430	16,938	—	—	—	(30,741)	613,627
Receivables related to Non-Residual Trusts	53,671	1,219	—	—	—	(4,000)	50,890
Servicing rights carried at fair value	766,943	65,077	19,885	—	36,305	—	888,210
Freestanding derivative instruments (IRLCs)	59,573	2,107	—	—	—	—	61,680

Total assets	$8,614,560	$186,645	$484,379	$(272)	$374,277	$(138,547)	$9,521,042

Liabilities
Freestanding derivative instruments (IRLCs)	$—	$(19,327)	$—	$—	$—	$—	$(19,327)
Other accrued liabilities	(17,434)	356	—	—	—	861	(16,217)
Contingent earn-out payments	(9,794)	(1,106)	—	—	—	—	(10,900)
Mortgage-backed debt related to Non-Residual Trusts	(738,434)	(15,845)	—	—	—	33,199	(721,080)
HMBS related obligations	(6,887,583)	(74,353)	—	—	(943,359)	99,449	(7,805,846)

Total liabilities	$(7,653,245)	$(110,275)	$—	$—	$(943,359)	$133,509	$(8,573,370)

	For the Six Months Ended June 30, 2013
	Fair Value January 1, 2013	Acquisition of ResCap Net Assets	Total Gains (Losses) Included in Net Income	Purchases	Sales	Issuances	Settlements	Fair Value June 30, 2013
Assets
Reverse loans(1)	$6,047,108	$—	$184,581	$1,258,891	$(76,441)	$646,163	$(153,667)	$7,906,635
Forward loans related to Non-Residual Trusts	646,498	—	29,957	—	—	—	(62,828)	613,627
Receivables related to Non-Residual Trusts	53,975	—	5,056	—	—	—	(8,141)	50,890
Servicing rights carried at fair value	26,382	242,604	44,002	537,627	—	37,595	—	888,210
Freestanding derivative instruments (IRLCs)	949	—	60,731	—	—	—	—	61,680

Total assets	$6,774,912	$242,604	$324,327	$1,796,518	$(76,441)	$683,758	$(224,636)	$9,521,042

Liabilities
Freestanding derivative instruments (IRLCs)	$—	$—	$(19,327)	$—	$—	$—	$—	$(19,327)
Other accrued liabilities	(18,146)	—	(26)	—	—	—	1,955	(16,217)
Contingent earn-out payments	(6,100)	—	(4,800)	—	—	—	—	(10,900)
Mortgage-backed debt related to Non-Residual Trusts	(757,286)	—	(29,850)	—	—	—	66,056	(721,080)
HMBS related obligations	(5,874,552)	—	(116,370)	—	—	(1,972,103)	157,179	(7,805,846)

Total liabilities	$(6,656,084)	$—	$(170,373)	$—	$—	$(1,972,103)	$225,190	$(8,573,370)

(1)	Includes $28.5 million in reverse loans held for sale at January 1, 2013. There were no reverse loans held for sale at June 30, 2013.

All gains and losses on assets and liabilities measured at fair value on a recurring basis and classified as Level 3 within the fair value hierarchy, with the exception of gains and losses on IRLCs, charged-off loans and servicing rights carried at fair value, are recognized in either other net fair value gains (losses) or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). Gains and losses relating to IRLCs are recorded in net gains on sales of loans, changes in fair value of charged-off loans are recorded in other revenue, and changes in fair value of servicing rights carried at fair value are recorded in net servicing revenue and fees on the consolidated statements of comprehensive income (loss). Total gains and losses included in net income or loss include interest income and interest expense at the stated rate for interest-bearing assets and liabilities, respectively, accretion and amortization, and the impact of changes in valuation inputs and assumptions.

The Company’s valuation committee determines and approves valuation policies and unobservable inputs used to estimate the fair value of items measured at fair value on a recurring basis, except for IRLCs and the contingent earn-out payments. The valuation committee consists of certain members of the management team responsible for accounting, treasury, servicing operations, and credit risk. The valuation committee meets on a quarterly basis to review the assets and liabilities that require fair value measurement, including how each asset and liability has actually performed in comparison to the unobservable inputs and the projected performance provided by the Company’s credit risk group. The valuation committee also reviews discount rate assumptions and related available market data. Similar procedures are followed by the Company’s originations-focused risk committee responsible for IRLCs and a sub-set of management responsible for the contingent earn-out payments. These fair values are approved by senior management.

The following is a description of the methods and assumptions used to estimate the fair values of the Company’s assets and liabilities measured at fair value on a recurring basis, as well as the basis for classifying these assets and liabilities as Level 2 or 3 within the fair value hierarchy.

Residential loans at fair value

•	Reverse loans — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans, including, but not limited to, assumptions for repayment, mortality, and discount rates. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on an assessment of current market yields on newly originated HECMs, expected duration of the asset, and current market interest rates. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

•

Forward loans related to Non-Residual Trusts — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans including, but not limited to, assumptions for prepayment, default, loss severity, and discount rates. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Collateral performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on the collateral and credit risk characteristics of these loans, combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement.

•	Forward loans held for sale — These loans are valued using a market approach by utilizing observable forward to-be-announced prices of mortgage-backed securities. The Company classifies these loans as Level 2 within the fair value hierarchy.

•	Charged-off loans — These loans are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the loans. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the loans including, but not limited to, collection rate as a percentage of unpaid principal balance owed and discount rate. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, particularly collections trends and collateral performance, as well as an assessment of current and future economic conditions. The discount rate assumption for these assets is primarily based on the expected collection rates and other credit risk characteristics of the loans. Collection rate and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in collection rates in isolation could result in a higher (lower) fair value, while an increase (decrease) in the discount rate in isolation could result in a lower (higher) fair value.

Receivables related to Non-Residual Trusts — The Company estimates the fair value of these receivables using Level 3 unobservable market inputs at the net present value of expected cash flows from the LOCs to be used to pay debt holders over the remaining life of the securitization trusts. The estimate of the cash to be collected from the LOCs is based on expected shortfalls of cash flows from the loans in the securitization trusts, compared to the required debt payments of the securitization trusts. The cash flows from the loans, and thus the cash to be provided by the LOCs, is determined by analyzing the credit assumptions for the underlying collateral in each of the securitizations. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. The discount rate assumption for these assets is based on the risk-free market rate given the credit risk characteristics of the collateral supporting the LOCs. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. Receivables related to Non-Residual Trusts are recorded in receivables, net on the consolidated balance sheets.

Servicing rights carried at fair value — The Company accounts for servicing rights associated with the risk-managed loan class at fair value. The Company uses the assistance of a third-party valuation specialist to develop the discounted cash flow model used to estimate the fair value of its servicing rights. The model utilizes several sensitive assumptions which are reviewed and approved by the Company, the most sensitive of which are assumptions for mortgage prepayment speeds, default rates and discount rates. The Company believes these sensitive assumptions reflect those that a market participant would use in determining fair value. These assumptions are generated and applied based on collateral stratifications including product type, remittance type, geography, delinquency, and coupon dispersion. These assumptions require the use of judgment and can have a significant impact on the determination of the servicing rights’ fair value. Significant increases (decreases) in any of those inputs in isolation could result in a significantly lower (higher) fair value measurement. The Company classifies these servicing rights within Level 3 of the fair value hierarchy accordingly.

Freestanding derivative instruments — Fair values of IRLCs are derived by using both valuation models incorporating current market information or through observation of market pricing for instruments with similar characteristics and by estimating the fair value of the servicing rights expected to be recorded at sale of the loan and are adjusted for anticipated loan funding probability. Both the fair value of servicing rights expected to be recorded at the date of sale of the loan and anticipated loan funding probability are significant unobservable inputs. IRLCs are classified as Level 3. The loan funding probability ratio represents the aggregate likelihood that loans currently in a lock position will ultimately close, which is largely dependent on the loan processing stage that a loan is currently in and changes in interest rates from the time of the rate lock through the time a loan is closed. IRLCs have positive fair value at inception and change in value as interest rates and loan funding probability change. Significant changes in loan funding probability and the servicing rights component of IRLCs, in isolation, could result in a significant change to the fair value measurement. Rising interest rates have a positive effect on the fair value of the servicing rights component of the IRLC fair value and increase the loan funding probability. An increase in loan funding probability (i.e., higher aggregate likelihood of loans estimated to close) will result in the fair value of the IRLC increasing if in a gain position, or decreasing, to a lower loss, if in a loss position. A significant increase (decrease) to the fair value of servicing rights in isolation could result in a significantly higher (lower) fair value measurement.

The fair value of forward sales commitments and MBS purchase commitments is determined based on observed market pricing for similar instruments; therefore, these contracts are classified as Level 2. Counterparty credit risk is taken into account when determining fair value, although the impact is diminished by daily margin posting on all forward sales and purchase derivatives.

Freestanding derivative instruments are included in either other assets or payables and accrued liabilities on the consolidated balance sheets. Refer to Note 7 for additional information on freestanding derivative financial instruments.

Contingent earn-out payments — At December 31, 2012 and March 31, 2013, the estimated fair value of this contingent liability, which is related to the Company’s acquisition of S1L, was based on the average earn-out payment under multiple outcomes as determined by a Monte-Carlo simulation, discounted to present value using credit-adjusted discount rates. The average payment outcomes calculated by the Monte-Carlo simulation were derived utilizing Level 3 unobservable inputs, the most significant of which included the assumptions for forecasted financial performance of S1L and financial performance volatility. At June 30, 2013, the Company revised its estimate of the fair value of the contingent earn-out payments to $10.9 million, the maximum earn-out, based on S1L’s performance during the six months ended June 30, 2013. Other than the payment of $5.0 million made to the prior owners of S1L during the year ended December 31, 2013, no subsequent adjustments to this liability were made and the final amount to be paid was fixed and determinable at December 31, 2013. Therefore the liability was transferred out of Level 3 and was classified as Level 1 at December 31, 2013. The remaining liability recorded at December 31, 2013 was paid in February 2014. Contingent earn-out payments are included in payables and accrued liabilities on the consolidated balance sheets.

Mortgage-backed debt related to Non-Residual Trusts — This debt is not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value of the debt is based on the net present value of the projected principal and interest payments owed for the remaining life of the securitization trusts. The Company’s valuation considers assumptions and estimates for principal and interest payments on the debt. An analysis of the credit assumptions for the underlying collateral in each of the securitization trusts is performed to determine the required payments to debt holders. The assumptions that the Company believes a market participant would consider in valuing the debt include, but are not limited to, prepayment, default, loss severity, and discount rates, as well as the balance of LOCs provided as credit enhancement. The Company reassesses and periodically adjusts the underlying inputs and assumptions used in the valuation for recent historical experience, as well as for current and expected relevant market conditions. Credit performance assumptions are primarily based on analyses of historical and projected performance trends, as well as the Company’s assessment of current and future economic conditions. The discount rate assumption for this debt is primarily based on credit characteristics combined with an assessment of market interest rates. Conditional prepayment rate, conditional default rate, and loss severity are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

HMBS related obligations — These obligations are not traded in an active, open market with readily observable prices. Accordingly, the Company estimates fair value using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability including, but not limited to, assumptions for repayments, discount rate, and borrower mortality rates for reverse loans. The discount rate assumption for these liabilities is based on an assessment of current market yields for newly-issued HMBS, expected duration, and current market interest rates. The yield on seasoned HMBS is adjusted based on the duration of each HMBS and assuming a constant spread to the swap curve. Weighted-average remaining life in years, conditional repayment rate, and discount rate are considered to be the most significant unobservable inputs. Significant increases (decreases) in any of those inputs in isolation could result in a significantly higher (lower) fair value measurement.

The Company utilizes a discounted cash flow method in the fair value measurement of all Level 3 assets and liabilities included on the consolidated financial statements at fair value on a recurring basis, with the exception of IRLCs for which the Company utilizes a market approach. The following table presents the significant unobservable inputs used in the fair value measurement of these assets and liabilities.

		June 30, 2014		December 31, 2013
	Significant Unobservable Input(1)(2)	Range of Input(3)	Weighted Average of Input(3)	Range of Input(3)	Weighted Average of Input(3)
Assets
Reverse loans	Weighted-average remaining life in years	2.1 - 12.9	4.8	2.0 - 12.9	4.4
	Conditional repayment rate	12.95% - 36.18%	20.69%	10.67% - 36.61%	20.70%
	Discount rate	1.89% - 4.13%	2.75%	1.79% - 5.30%	2.98%

Forward loans related to Non-Residual Trusts	Conditional prepayment rate	2.28% - 3.90%	2.91%	2.20% - 3.78%	2.99%
	Conditional default rate	1.54% - 4.75%	2.83%	1.81% - 3.60%	2.90%
	Loss severity	74.84% - 94.01%	87.76%	75.90% - 96.67%	88.09%

Receivables related to Non-Residual Trusts	Conditional prepayment rate	1.85% - 3.16%	2.54%	1.93% - 3.11%	2.66%
	Conditional default rate	1.73% - 5.03%	3.06%	1.98% - 3.85%	3.16%
	Loss severity	72.04% - 91.28%	84.85%	72.94% - 94.16%	85.25%

Charged-off loans	Collection rate	0.30% - 10.26%	2.29%	—	—
	Discount rate	20.57% - 41.18%	22.18%	—	—

Servicing rights carried at fair value	Weighted-average remaining life in years	5.3 - 10.4	6.5	6.0 - 10.8	6.8
	Discount rate	8.44% - 18.11%	9.59%	8.87% - 18.11%	9.76%
	Conditional prepayment rate	4.14% - 11.06%	8.05%	3.85% - 8.08%	7.06%
	Conditional default rate	0.24% - 3.85%	2.44%	0.50% - 3.74%	2.90%

Interest rate lock commitments	Loan funding probability	1.70% - 100%	76.69%	11.99% - 100%	78.23%
	Fair value of servicing rights(4)	0.87 - 9.49	3.97	1.64 - 5.60	4.21

Liabilities
Mortgage-backed debt related to Non-Residual Trusts	Conditional prepayment rate	1.85% - 3.16%	2.54%	1.93% - 3.11%	2.66%
	Conditional default rate	1.73% - 5.03%	3.06%	1.98% - 3.85%	3.16%
	Loss severity	72.04% - 91.28%	84.85%	72.94% - 94.16%	85.25%

HMBS related obligations	Weighted-average remaining life in years	1.6 - 7.7	4.1	1.9 - 7.8	4.1
	Conditional repayment rate	10.86% - 41.44%	20.20%	10.22% - 38.67%	20.31%
	Discount rate	1.31% - 3.24%	1.92%	1.38% - 4.01%	2.36%

Interest rate lock commitments	Loan funding probability	29.44% - 100%	80.36%	46.50% - 100%	82.67%
	Fair value of servicing rights(4)	1.96 - 5.21	4.19	1.89 - 5.30	4.52

(1)	Conditional repayment rate includes assumptions for both voluntary and involuntary rates as well as assumptions for the assignment of HECMs to HUD, in accordance with obligations as servicer.

(2)	Voluntary and involuntary prepayment rates have been presented as conditional prepayment rate and conditional default rate, respectively.
(3)	With the exception of loss severity, fair value of servicing rights embedded in IRLCs and discount rate on charged-off loans, all significant unobservable inputs above are based on the related unpaid principal balance of the underlying collateral, or in the case of HMBS related obligations, the balance outstanding. Loss severity is based on projected liquidations. Fair value of servicing rights embedded in IRLCs represents a multiple of the annual servicing fee. The discount rate on charged-off loans is based on the loan balance at fair value.
(4)	Excludes the impact of IRLCs identified as servicing released.

Items Measured at Fair Value on a Non-Recurring Basis

Real estate owned, net is included on the consolidated financial statements within other assets and is measured at fair value on a non-recurring basis utilizing significant unobservable inputs or Level 3 assumptions in their valuation (in thousands):

	June 30, 2014	December 31, 2013
Real estate owned, net	$79,079	$73,573

The following table presents the significant unobservable input used in the fair value measurement of real estate owned, net at June 30, 2014 measured on the consolidated financial statements at fair value on a non-recurring basis:

		June 30, 2014		December 31, 2013
	Significant Unobservable Input	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Real estate owned, net	Loss severity(1)	0.00% - 59.58%	8.42%	0.00% - 88.68%	9.48%

(1)	Loss severity is based on projected liquidations.

The Company held real estate owned, net of $43.8 million, $34.2 million and $1.1 million in the Reverse Mortgage and Loans and Residuals segments and Other non-reportable segment, respectively, at June 30, 2014. The Company held real estate owned, net of $27.0 million, $45.3 million and $1.3 million in the Reverse Mortgage and Loans and Residuals segments and Other non-reportable segment, respectively, at December 31, 2013. In determining fair value, the Company either obtains appraisals or performs a review of historical severity rates of real estate owned previously sold by the Company. When utilizing historical severity rates, the properties are stratified by collateral type and/or geographical concentration and length of time held by the Company. The severity rates are reviewed for reasonableness by comparison to third-party market trends and fair value is determined by applying severity rates to the stratified population. Management approves valuations that have been determined using the historical severity rate method.

Included in other expenses, net are lower of cost or fair value adjustments of $0.2 million and $0.3 million for the three months ended June 30, 2014 and 2013, respectively, and $0.6 million and $0.3 million for the six months ended June 30, 2014 and 2013, respectively.

Fair Value of Other Financial Instruments

The following table presents the carrying amounts and estimated fair values of financial assets and liabilities that are not recorded at fair value on a recurring or non-recurring basis and their respective levels within the fair value hierarchy (in thousands):

		June 30, 2014		December 31, 2013
	Fair Value Hierarchy	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets
Cash and cash equivalents	Level 1	$303,341	$303,341	$491,885	$491,885
Restricted cash and cash equivalents	Level 1	811,670	811,670	804,803	804,803
Residential loans at amortized cost, net	Level 3	1,361,153	1,309,382	1,394,871	1,341,376
Insurance premium receivables	Level 3	100,527	95,904	103,149	97,902
Servicer and protective advances, net	Level 3	1,595,950	1,543,203	1,381,434	1,332,315
Financial liabilities
Payables to insurance carriers	Level 3	79,551	78,544	69,489	68,470
Servicer payables	Level 1	735,391	735,391	735,225	735,225
Servicing advance liabilities(1)	Level 3	1,035,485	1,040,441	970,884	971,286
Warehouse borrowings(1)	Level 1	1,147,935	1,151,216	1,084,112	1,085,563
Debt(1)	Level 2	2,229,854	2,324,221	2,229,969	2,322,709
Mortgage-backed debt carried at amortized cost(1)	Level 3	1,139,250	1,138,758	1,189,536	1,192,510

(1)	The carrying amounts of servicing advance liabilities, warehouse borrowings, debt and mortgage-backed debt carried at amortized cost are net of deferred issuance costs.

The following is a description of the methods and significant assumptions used in estimating the fair value of the Company’s financial instruments that are not measured at fair value on a recurring or non-recurring basis.

Cash and cash equivalents, restricted cash and cash equivalents, servicer payables and warehouse borrowings — The estimated fair values of these financial instruments approximates their carrying amounts due to their highly-liquid or short-term nature.

Residential loans carried at amortized cost, net — The methods and assumptions used to estimate the fair value of residential loans carried at amortized cost are the same as those described for forward loans related to Non-Residual Trusts carried at fair value on a recurring basis.

Insurance premium receivables — The estimated fair value of these receivables is based on the net present value of the expected cash flows. The determination of fair value includes assumptions related to the underlying collateral serviced by the Company, such as delinquency and default rates, as the insurance premiums are collected as part of the borrowers’ loan payments or from the related trusts.

Servicer and protective advances, net — The estimated fair value of these advances is based on the net present value of expected cash flows. The determination of expected cash flows includes consideration of recoverability clauses in the Company’s servicing agreements, as well as assumptions related to the underlying collateral when proceeds may be used to recover these receivables.

Payables to insurance carriers — The estimated fair value of these liabilities is based on the net present value of the expected carrier payments over the life of the payables.

Servicing advance liabilities — The estimated fair value of these liabilities is based on the net present value of projected cash flows over the expected life of the liabilities at estimated market rates.

Debt — The Company’s 2013 Term Loan, Convertible Notes, and Senior Notes are not traded in an active, open market with readily observable prices. The estimated fair value of this debt is based on an average of broker quotes.

Mortgage-backed debt carried at amortized cost — The methods and assumptions used to estimate the fair value of mortgage-backed debt carried at amortized cost are the same as those described for mortgage-backed debt related to Non-Residual Trusts carried at fair value on a recurring basis.

Fair Value Option

The Company has elected the fair value option for certain financial instruments, including forward loans, receivables and mortgage-backed debt related to the Non-Residual Trusts, forward loans held for sale, charged-off loans, and reverse loans and HMBS related obligations. The fair value option was elected for these assets and liabilities as the Company believes fair value best reflects the expected future economic performance of these assets and liabilities. The yield on forward loans of the Non-Residual Trusts and reverse loans along with any change in fair value are recorded in either other net fair value gains (losses) or net fair value gains on reverse loans and related HMBS obligations on the consolidated statements of comprehensive income (loss). The yield on forward loans held for sale along with any change in fair value is recorded in net gains on sales of loans on the consolidated statements of comprehensive income (loss). The yield on charged-off loans along with any change in fair value is recorded in other revenues on the consolidated statements of comprehensive income (loss). With the exception of charged-off loans, the yield on loans includes recognition of interest income based on the stated interest rates of the loans that is expected to be collected as well as accretion of fair value adjustments. There is no contractual interest income recognized in relation to charged-off loans.

Presented in the table below is the estimated fair value and unpaid principal balance of loans, receivables and debt instruments for which the Company has elected the fair value option (in thousands):

	June 30, 2014		December 31, 2013
	Estimated Fair Value	Unpaid Principal Balance	Estimated Fair Value	Unpaid Principal Balance
Loans and receivables at fair value under the fair value option
Reverse loans(1)	$9,482,030	$8,741,715	$8,738,503	$8,135,927
Forward loans held for sale(1)	1,173,588	1,106,136	1,015,607	976,774
Forward loans related to Non-Residual Trusts	557,786	687,940	587,265	727,110
Charged-off loans	54,997	3,272,912	—	—
Receivables related to Non-Residual Trusts(2)	36,181	36,524	43,545	43,988

Total	$11,304,582	$13,845,227	$10,384,920	$9,883,799

Debt instruments at fair value under the fair value option
Mortgage-backed debt related to Non-Residual Trusts	$651,784	$695,366	$684,778	$735,379
HMBS related obligations(2)	9,472,666	8,646,651	8,652,746	7,959,711

Total	$10,124,450	$9,342,017	$9,337,524	$8,695,090

(1)	Includes loans that collateralize master repurchase agreements. Refer to Note 16 for further information.
(2)	For the receivables related to Non-Residual Trusts, the unpaid principal balance represents the notional amount of expected draws under the LOCs. For the HMBS related obligations, the unpaid principal balance represents the balance outstanding.

Included in forward loans related to Non-Residual Trusts are loans that are 90 days or more past due that have a fair value of $1.5 million and $1.7 million, and an unpaid principal balance of $8.2 million and $9.4 million, at June 30, 2014 and December 31, 2013, respectively. All charged-off loans are 90 days or more past due.

Included in other net fair value gains (losses) are fair value gains and losses from instrument-specific credit risk that include changes in fair value due to changes in assumptions related to prepayments, defaults, and severity. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts and receivables related to Non-Residual Trusts of $0.5 million and $(0.6) million for the three months ended June 30, 2014, respectively, and $1.1 million and $(1.7) million for the six months ended June 30, 2014, respectively. The Company recorded fair value gains (losses) from changes in instrument-specific credit risk for forward loans related to Non-Residual Trusts and receivables related to Non-Residual Trusts of $0.9 million and $0.8 million for the three months ended June 30, 2013, respectively, and $(3.8) million and $3.8 million for the six months ended June 30, 2013, respectively. There were no gains or losses from instrument-specific credit risk relating to charged-off loans during the three and six months ended June 30, 2014 and 2013. As a result of being insured by the FHA, instrument-specific credit risk associated with reverse loans is insignificant. Due to the short holding period of forward loans held for sale, related fair value gains and losses from instrument-specific credit risk are insignificant.

Net Gains on Sales of Loans

Provided in the table below is a summary of the components of net gains on sales of loans (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Realized gains on sales of loans	$102,517	$67,218	$189,350	$75,526
Change in unrealized gains (losses) on loans held for sale	23,353	(15,897)	19,177	(2,271)
Gains (losses) on interest rate lock commitments	37,969	(17,217)	36,363	41,404
Gains (losses) on forward sales commitments	(63,956)	183,625	(99,812)	179,688
Losses on MBS purchase commitments	(7,709)	(24,662)	(7,642)	(24,662)
Capitalized servicing rights	45,554	36,305	98,167	37,595
Provision for repurchases	(1,838)	(2,010)	(4,024)	(2,181)
Interest income	8,721	8,473	17,066	9,261
Other	—	114	—	34

Net gains on sales of loans	$144,611	$235,949	$248,645	$314,394

Net Fair Value Gains on Reverse Loans and Related HMBS Obligations

Provided in the table below is a summary of the components of net fair value gains on reverse loans and related HMBS obligations (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net fair value gains (losses) on reverse loans and related HMBS obligations
Interest income on reverse loans	$98,258	$86,514	$195,139	$163,781
Change in fair value of reverse loans	(8,687)	14,570	99,841	16,108

Net fair value gains on reverse loans	89,571	101,084	294,980	179,889

Interest expense on HMBS related obligations	(91,470)	(79,545)	(182,030)	(149,220)
Change in fair value of HMBS related obligations	28,835	5,192	(68,778)	32,850

Net fair value losses on HMBS related obligations	(62,635)	(74,353)	(250,808)	(116,370)

Net fair value gains on reverse loans and related HMBS obligations	$26,936	$26,731	$44,172	$63,519

7. Freestanding Derivative Financial Instruments

The Company enters into commitments to originate and purchase forward loans at interest rates that are determined prior to the funding or purchase of the loan, which are referred to as IRLCs. IRLCs are considered freestanding derivatives and are recorded at fair value at inception within other assets or payables and accrued liabilities on the consolidated balance sheets. Changes in fair value subsequent to inception are based on changes in the fair value of the underlying loan and changes in the probability that the loan will fund within the terms of the commitment. Changes in the fair value of the IRLCs are included in net gains on sales of loans on the consolidated statements of comprehensive income (loss).

The Company uses derivative financial instruments, primarily forward sales commitments, to manage exposure to interest rate risk and changes in the fair value of IRLCs and forward loans held for sale. The Company may also enter into commitments to purchase MBS as part of its overall hedging strategy. The Company has elected not to designate these freestanding derivatives as hedging instruments under GAAP. The fair value of these instruments are recorded in other assets or payables and accrued liabilities on the consolidated balance sheets with changes in the fair values included in net gains on sales of loans on the consolidated statements of comprehensive income (loss). Cash flows related to IRLCs, forward sales commitments, and MBS purchase commitments are included in operating activities on the consolidated statements of cash flows.

In connection with the forward sales commitments and MBS purchase commitments, the Company has entered into collateral agreements with its counterparties whereby both parties are required to maintain cash deposits in the event the fair values of the derivative financial instruments meet established thresholds, which mitigates counterparty credit risk. The right to receive cash collateral placed by the Company with its counterparties is included in other assets and the obligation to return collateral received by the Company from its counterparties is included within payables and accrued liabilities on the consolidated balance sheets. The Company has elected to record derivative assets and liabilities and related collateral on a gross basis, even when a legally enforceable master netting arrangement exists between the Company and the derivative counterparty.

The derivative transactions described above are measured in terms of the notional amount. With the exception of IRLCs, the notional amount is generally not exchanged and is used only as a basis on which interest and other payments are determined.

The following table provides the total notional or contractual amounts and related fair values of derivative assets and liabilities not designated as hedging instruments as well as cash collateral (in thousands):

	June 30, 2014			December 31, 2013
	Notional/ Contractual Amount	Fair Value		Notional/ Contractual Amount	Fair Value
		Derivative Assets	Derivative Liabilities		Derivative Assets	Derivative Liabilities
Interest rate lock commitments	$3,444,936	$75,526	$87	$2,202,638	$42,831	$3,755
Forward sales commitments	3,879,108	1	28,387	2,903,700	19,534	247
MBS purchase commitments	504,700	2,735	—	308,700	—	1,880

Total derivative instruments		$78,262	$28,474		$62,365	$5,882

Cash collateral		$20,460	$1,587		$—	$19,148

Derivative positions subject to netting arrangements allow the Company to net settle asset and liability positions, as well as cash collateral, with the same counterparty and include all forward sale commitments, MBS purchase commitments, and cash collateral at June 30, 2014 and December 31, 2013 included in the table above. After consideration of these netting arrangements and offsetting positions by counterparty, the total net settlement amount as it relates to these positions are asset positions of $1.9 million and $2.3 million, and liability positions of $8.7 million and $4.1 million at June 30, 2014 and December 31, 2013, respectively. A master netting arrangement with one of the Company’s counterparties also allows for offsetting derivative positions and collateral against amounts associated with the master repurchase agreement with that same counterparty. At June 30, 2014, the Company’s net derivative liability position of $5.5 million with that counterparty could be offset against any over collateralized positions associated with the master repurchase agreement to the extent available. Over collateralized positions on master repurchase agreements are not reflected as collateral in the table above.

Gains and losses related to derivatives not designated as hedging instruments are recorded as a component of net gains on sales of loans on the consolidated statements of comprehensive income (loss). Refer to Note 6 for a summary of these gains and losses.

8. Residential Loans at Amortized Cost, Net

Residential loans at amortized cost, net consist of forward loans held for investment. The majority of these residential loans are held in securitization trusts that have been consolidated.

Residential loans at amortized cost, net are comprised of the following components (in thousands):

	June 30, 2014	December 31, 2013
Residential loans, principal balance	$1,499,184	$1,542,056
Unamortized discounts and other cost basis adjustments, net(1)	(126,101)	(132,865)
Allowance for loan losses	(11,930)	(14,320)

Residential loans at amortized cost, net(2)	$1,361,153	$1,394,871

(1)	Included in unamortized discounts and other cost-basis adjustments, net is $12.4 million and $12.8 million of accrued interest receivable at June 30, 2014 and December 31, 2013, respectively.
(2)	Included in residential loans at amortized cost, net is $21.5 million and $17.2 million of unencumbered forward loans at June 30, 2014 and December 31, 2013, respectively.

Disclosures about the Credit Quality of Residential Loans at Amortized Cost and the Allowance for Loan Losses

The allowance for loan losses represents management’s estimate of probable incurred credit losses inherent in the residential loan portfolio carried at amortized cost as of the balance sheet date. This portfolio is made up of one segment and class that consists primarily of less-than prime, credit-challenged residential loans. The risk characteristics of the portfolio segment and class relate to credit exposure. The method for monitoring and assessing credit risk is the same throughout the portfolio.

Residential loans carried at amortized cost are homogeneous and evaluated collectively for impairment. The determination of the level of the allowance for loan losses and, correspondingly, the provision for loan losses is based on, but not limited to, delinquency levels, default frequency experience, prior loan loss severity experience, and management’s judgment and assumptions regarding various matters, including the composition of the residential loan portfolio, known and inherent risks in the portfolio, the estimated value of the underlying real estate collateral, the level of the allowance in relation to total loans and to historical loss levels, current economic and market conditions within the applicable geographic areas surrounding the underlying real estate, changes in unemployment levels, and the impact that changes in interest rates have on a borrower’s ability to refinance its loan and to meet its repayment obligations. Management evaluates these assumptions and various other relevant factors impacting credit quality and inherent losses when quantifying the Company’s exposure to credit losses and assessing the adequacy of its allowance for loan losses as of each reporting date. The level of the allowance is adjusted based on the results of management’s analysis. Generally, as residential loans season, the credit exposure is reduced, resulting in decreasing provisions.

The allowance for loan losses is highly correlated to unemployment levels, delinquency status of the portfolio, and changes in home prices within the Company’s geographic markets. There has been a steady improvement in market conditions including an increase in median home selling prices and lower levels of housing inventory. Additionally, the unemployment rate has continued to stabilize since reaching a peak in October 2009. With continued stabilization in economic trends and portfolio performance, the Company expects continued improvement in the credit quality of the residential loan portfolio.

While the Company considers the allowance for loan losses to be adequate based on information currently available, future adjustments to the allowance may be necessary if circumstances differ substantially from the assumptions used by management in determining the allowance for loan losses.

The following table summarizes the activity in the allowance for loan losses on residential loans at amortized cost, net (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Balance at beginning of the period	$12,084	$19,932	$14,320	$20,435
Provision for loan losses(1)	1,521	95	517	1,821
Charge-offs, net of recoveries(2)	(1,675)	(1,721)	(2,907)	(3,950)

Balance at end of the period	$11,930	$18,306	$11,930	$18,306

(1)	Provision for loan losses is included in other expense, net on the consolidated statements of comprehensive income (loss).
(2)	Includes charge-offs recognized upon acquisition of real estate in satisfaction of residential loans of $1.0 million and $2.0 million for the three months ended June 30, 2014 and 2013, respectively, and $2.1 million and $4.0 million for the six months ended June 30, 2014 and 2013, respectively.

The following table summarizes the ending balance of the allowance for loan losses and the recorded investment in residential loans at amortized cost by basis of accounting (in thousands):

	June 30, 2014	December 31, 2013
Allowance for loan losses
Loans collectively evaluated for impairment	$10,372	$13,058
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	1,558	1,262

Total	$11,930	$14,320

Recorded investment in residential loans at amortized cost
Loans collectively evaluated for impairment	$1,347,883	$1,383,252
Loans collectively evaluated for impairment and acquired with deteriorated credit quality	25,200	25,939

Total	$1,373,083	$1,409,191

Aging of Past Due Residential Loans and Credit Risk Profile Based on Delinquencies

Residential loans at amortized cost are placed on non-accrual status when any portion of the principal or interest is 90 days past due. When placed on non-accrual status, the related interest receivable is reversed against interest income of the current period. Interest income on non-accrual loans, if received, is recorded using the cash-basis method of accounting. Residential loans are removed from non-accrual status when there is no longer significant uncertainty regarding collection of the principal and the associated interest. If a non-accrual loan is returned to accruing status, the accrued interest existing at the date the residential loan is placed on non-accrual status and interest during the non-accrual period are recorded as interest income as of the date the loan no longer meets the non-accrual criteria. The past due or delinquency status of residential loans is generally determined based on the contractual payment terms. In the case of loans with an approved repayment plan, including plans approved by the bankruptcy court, delinquency is based on the modified due date of the loan. Loan balances are charged off when it becomes evident that balances are not collectible.

Factors that are important to managing overall credit quality and minimizing loan losses include sound loan underwriting, monitoring of existing loans, early identification of problem loans, timely resolution of problems, an appropriate allowance for loan losses, and sound non-accrual and charge-off policies. The Company primarily utilizes delinquency status to monitor the credit quality of the portfolio. The Company considers all loans 30 days or more past due to be non-performing and all loans that are current to be performing with regard to its credit quality profile.

The following table presents the aging of the residential loan portfolio accounted for at amortized cost, net (in thousands):

	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Total Past Due(1)	Current(2)	Total Residential Loans	Non- Accrual Loans
Recorded investment in residential loans at amortized cost
June 30, 2014	$22,876	$8,901	$51,516	$83,293	$1,289,790	$1,373,083	$51,516
December 31, 2013	18,798	7,186	54,836	80,820	1,328,371	1,409,191	54,836

(1)	Balances represent non-performing loans for the credit quality profile.
(2)	Balances represent performing loans for the credit quality profile.

9. Residential Loans at Fair Value

Residential Loans Held for Investment

Residential loans held for investment and carried at fair value include reverse loans, forward loans in Non-Residual Trusts and charged-off loans. The Company purchased and originated reverse loans in the amount of $393.0 million and $800.2 million during the three months ended June 30, 2014 and 2013, respectively. The Company purchased and originated reverse loans in the amount of $716.2 million and $1.9 billion during the six months ended June 30, 2014 and 2013, respectively. The Company purchased charged-off loans with an unpaid principal balance of $3.3 billion for $57.1 million during the three and six months ended June 30, 2014.

Residential Loans Held for Sale

The Company sells substantially all of its originated or purchased forward loans into the secondary market for securitization or to private investors as whole loans. The Company typically retains the right to service these loans. Refer to Note 5 for additional information regarding these sales of residential loans.

A reconciliation of the changes in residential loans held for sale is presented in the following table (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Balance at beginning of period	$630,456	$278,474	$1,015,607	$45,065
Purchases and originations of loans held for sale	4,453,761	4,848,332	8,037,309	5,281,349
Proceeds from sales of and payments on loans held for sale(1)	(4,045,058)	(3,522,518)	(8,104,759)	(3,749,979)
Realized gains on sales of loans(2)	102,517	67,218	189,350	75,526
Change in unrealized gains (losses) on loans held for sale(2)	23,353	(15,897)	19,177	(2,271)
Interest income(2)	8,721	8,473	17,066	9,261
Transfers from loans held for investment	—	43	—	5,183
Other	(162)	90	(162)	81

Balance at end of period	$1,173,588	$1,664,215	$1,173,588	$1,664,215

(1)	Excludes realized gains (losses) on freestanding derivatives.
(2)	Amount is a component of net gains on sales of loans on the consolidated statements of comprehensive income (loss). Refer to Note 6 for additional information.

10. Receivables, Net

Receivables, net consist of the following (in thousands):

	June 30, 2014	December 31, 2013
Insurance premium receivables	$100,527	$103,149
Servicing fee receivables	59,664	54,794
Receivables related to Non-Residual Trusts	36,181	43,545
Income tax receivables	47,766	53,495
Other receivables	48,900	67,126

Total receivables	293,038	322,109
Less: Allowance for uncollectible receivables	(4,209)	(2,914)

Receivables, net	$288,829	$319,195

11. Servicing of Residential Loans

The Company provides servicing for third-party investors in forward and reverse loans and for loans recognized on the consolidated balance sheets. The Company’s total servicing portfolio consists of accounts serviced for others for which servicing rights have been capitalized, accounts sub-serviced for others, as well as residential loans and real estate owned recognized on the consolidated balance sheets.

Provided below is a summary of the Company’s total servicing portfolio (dollars in thousands):

	June 30, 2014		December 31, 2013
	Number of Accounts	Unpaid Principal Balance	Number of Accounts	Unpaid Principal Balance
Third-party investors(1)
Capitalized servicing rights	1,561,604	$176,305,631	1,310,357	$146,143,213
Capitalized sub-servicing(2)	217,692	11,996,994	235,112	13,369,236
Sub-servicing	442,151	51,727,596	393,640	47,006,325

Total third-party servicing portfolio	2,221,447	240,030,221	1,939,109	206,518,774
On-balance sheet residential loans and real estate owned	115,118	12,050,445	112,687	11,442,362

Total servicing portfolio(3)	2,336,565	$252,080,666	2,051,796	$217,961,136

(1)	Includes real estate owned serviced for third parties.
(2)	Consists of sub-servicing contracts acquired through business combinations whereby the benefits from the contract are greater than “adequate compensation” for performing the servicing.
(3)	Includes accounts serviced by the Servicing and Reverse Mortgage segments and excludes charged-off loans managed by the ARM segment.

Net Servicing Revenue and Fees

The Company services loans for itself, as well as for third parties, and earns servicing income from its third-party servicing portfolio. The following table presents the components of net servicing revenue and fees, which includes revenues earned by the Servicing, ARM and Reverse Mortgage segments (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Servicing fees	$173,147	$143,473	$339,180	$263,345
Incentive and performance fees	41,482	41,379	84,339	75,104
Ancillary and other fees(1)	20,087	18,586	42,740	34,397

Servicing revenue and fees	234,716	203,438	466,259	372,846
Amortization of servicing rights	(10,188)	(11,209)	(21,305)	(22,533)
Change in fair value of servicing rights	(83,552)	65,077	(131,186)	44,002

Net servicing revenue and fees	$140,976	$257,306	$313,768	$394,315

(1)	Includes late fees of $10.3 million and $9.7 million for the three months ended June 30, 2014 and 2013, respectively, and $22.6 million and $17.0 million for the six months ended June 30, 2014 and 2013, respectively.

Servicing Rights

Servicing rights are represented by three classes, which consist of a risk-managed forward loan class, or the risk-managed loan class, a forward loan class, and a reverse loan class. These classes are based on the availability of market inputs used in determining the fair values of servicing rights and risk management strategies available to the Company. Risks inherent in servicing rights include prepayment and interest rate risks. The risk-managed loan class includes portfolios for which the Company may apply a hedging strategy in the future. At initial recognition, the fair value of the servicing right is established using assumptions consistent with those used to establish the fair value of existing servicing rights. Subsequent to initial capitalization, servicing rights are accounted for using either the fair value method or the amortization method based on the servicing class. Servicing rights carried at amortized cost consist of the forward loan class and the reverse loan class. Servicing rights carried at fair value consist of the risk-managed loan class.

Servicing Rights at Amortized Cost

The following tables summarize the activity in the carrying value of servicing rights accounted for at amortized cost by class (in thousands):

	For the Six Months Ended June 30, 2014
	Forward Loan	Reverse Loan	Total
Balance at January 1, 2014	$161,782	$11,994	$173,776
Amortization	(10,367)	(750)	(11,117)

Balance at March 31, 2014	151,415	11,244	162,659
Amortization	(9,495)	(693)	(10,188)

Balance at June 30, 2014	$141,920	$10,551	$152,471

	For the Six Months Ended June 30, 2013
	Forward Loan	Reverse Loan	Total
Balance at January 1, 2013	$227,191	$15,521	$242,712
Reclassifications(1)	(26,382)	—	(26,382)
Purchases	36	—	36
Amortization	(10,406)	(918)	(11,324)

Balance at March 31, 2013	190,439	14,603	205,042
Amortization	(10,334)	(875)	(11,209)

Balance at June 30, 2013	$180,105	$13,728	$193,833

(1)	Represents servicing rights for which the Company elected fair value accounting as of January 1, 2013. This election had no impact on retained earnings.

Servicing rights accounted for at amortized cost are evaluated for impairment by strata based on their estimated fair values. The risk characteristics used to stratify servicing rights for purposes of measuring impairment are the type of loan products, which consist of manufactured housing loans, first lien residential mortgages and second lien residential mortgages for the forward loan class, and reverse mortgages for the reverse loan class. At June 30, 2014, the fair value of servicing rights for the forward loan class and the reverse loan class was $172.1 million and $15.4 million, respectively. At December 31, 2013, the fair value of servicing rights for the forward loan class and the reverse loan class was $192.1 million and $15.9 million, respectively. Fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income. The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below (in thousands):

	June 30, 2014
	Forward Loan	Reverse Loan
Fair value of servicing rights carried at amortized cost	$172,149	$15,430
Inputs and assumptions:
Weighted-average remaining life in years	5.5	3.3
Weighted-average stated borrower interest rate on underlying collateral	7.80%	3.44%
Weighted-average discount rate	12.16%	15.00%
Conditional prepayment rate	6.29%	(1)
Conditional default rate	3.30%	(1)
Conditional repayment rate	(2)	23.45%

(1)	For the reverse loan class, conditional repayment rate includes assumptions for both voluntary and involuntary rates as well as assumptions for the assignment of HECMs to HUD, in accordance with obligations as servicer.

(2)	For the forward loan class, voluntary and involuntary prepayment rates have been presented as conditional prepayment rate and conditional default rate, respectively.

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

Servicing Rights at Fair Value

The following table summarizes the activity in servicing rights carried at fair value (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Balance at beginning of period(1)	$1,513,830	$766,943	$1,131,124	$26,382
Acquisition of EverBank net assets	—	—	58,680	—
Acquisition of ResCap net assets	—	—	—	242,604
Purchases(2)	20,241	19,885	339,288	537,627
Servicing rights capitalized upon sales of loans	45,554	36,305	98,167	37,595
Changes in fair value due to:
Changes in valuation inputs or other assumptions(3)	(43,376)	93,311	(68,994)	89,331
Other changes in fair value(4)	(40,176)	(28,234)	(62,192)	(45,329)

Balance at end of period	$1,496,073	$888,210	$1,496,073	$888,210

(1)	There were no servicing rights carried at fair value at December 31, 2012. The balance at the beginning of the period for the six months ended June 30, 2014 presented above represents those servicing rights for which the Company elected fair value accounting as of January 1, 2013.
(2)	Purchases for the six months ended June 30, 2014 primarily include a pool of Fannie Mae MSRs. Refer to Note 3 for additional information. Purchases for the six months ended June 30, 2013 primarily include servicing rights associated with an asset purchase from BOA.
(3)	Represents the change in servicing rights carried at fair value resulting primarily from market-driven changes in interest rates and prepayment speeds.
(4)	Represents the change in servicing rights carried at fair value due to the realization of expected cash flows over time.

The fair value of servicing rights accounted for at fair value was estimated using the present value of projected cash flows over the estimated period of net servicing income. The estimation of fair value requires significant judgment and uses key economic inputs and assumptions, which are provided in the table below:

	June 30, 2014	December 31, 2013
Weighted-average remaining life in years	6.5	6.8
Weighted-average stated borrower interest rate on underlying collateral	4.87%	5.20%
Weighted-average discount rate	9.59%	9.76%
Conditional prepayment rate	8.05%	7.06%
Conditional default rate	2.44%	2.90%

The valuation of servicing rights is affected by the underlying assumptions above. Should the actual performance and timing differ materially from the Company’s projected assumptions, the estimate of fair value of the servicing rights could be materially different.

The following table summarizes the hypothetical effect on the fair value of servicing rights carried at fair value using adverse changes of 10% and 20% to the weighted-average of certain significant assumptions used in valuing these assets (dollars in thousands):

	June 30, 2014			December 31, 2013
		Decline in fair value due to			Decline in fair value due to
	Actual	10% adverse change	20% adverse change	Actual	10% adverse change	20% adverse change
Weighted-average discount rate	9.59%	$(57,852)	$(114,304)	9.76%	$(49,687)	$(95,531)
Conditional prepayment rate	8.05%	(61,333)	(118,572)	7.06%	(47,114)	(88,411)
Conditional default rate	2.44%	(25,058)	(40,182)	2.90%	(12,778)	(25,110)

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. Changes in fair value based on adverse changes in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of an adverse variation in a particular assumption on the fair value of the servicing rights is calculated without changing any other assumption, while in reality changes in one factor may result in changes in another, which may either magnify or counteract the effect of the change.

Fair Value of Originated Servicing Rights

For forward loans sold with servicing retained, the Company used the following inputs and assumptions to determine the fair value of servicing rights at the dates of sale. These servicing rights are included in servicing rights capitalized upon sales of loans in the table presented above that summarizes the activity in servicing rights accounted for at fair value.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Weighted-average life in years	6.8 - 7.3	7.2 - 9.6	6.8 - 7.7	6.1 - 9.6
Weighted-average stated borrower interest rate on underlying collateral	4.48% - 4.54%	3.85% - 4.20%	4.48% - 4.67%	3.85% - 4.20%
Weighted-average discount rates	9.50%	9.50% - 10.40%	9.50%	9.50% - 12.30%
Conditional prepayment rates	8.11% - 8.76%	3.00% - 5.10%	7.26% - 8.76%	3.00% - 8.10%
Conditional default rates	0.59% - 0.67%	0.50% - 2.00%	0.59% - 0.67%	0.50% - 2.00%

12. Goodwill

The table below sets forth the activity in goodwill by reportable segment (in thousands):

	Reportable Segment
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Total
Balance at December 31, 2013	$432,267	$47,747	$138,808	$34,518	$4,397	$657,737
Impairment	—	—	(82,269)	—	—	(82,269)

Balance at June 30, 2014	$432,267	$47,747	$56,539	$34,518	$4,397	$575,468

During August 2013, HUD announced certain changes to the HECM program that impacted the reverse products available to borrowers and reduced the available principal to be drawn initially by borrowers, deferring a significant amount of cash flow to future years. The regulatory changes required industry participants to revise their overall business strategies and develop new products available to borrowers. These changes created competitive pressures in the overall market place resulting in reduced and delayed cash flows, and therefore discounted cash flows are negatively impacted due to the time value of money theory.

As a result of the August 2013 changes, our Reverse Mortgage reporting unit has experienced operating challenges during 2014. During the second quarter of 2014, the Company developed a new strategy to increase the volume of new loans sourced through the reporting unit’s retail origination channel which is anticipated to provide higher cash flows to the reporting unit. As part of this process, the Company revised its multi-year forecast for the Reverse Mortgage business. The change in assumptions used in the revised forecast and the fair value estimates utilized in the impairment testing of the Reverse Mortgage reporting unit goodwill incorporated insights gained since acquiring the Reverse Mortgage business. The lower projected revenue is a product of the changes to the HECM program noted above. The revised forecast also reflected changes related to current market trends, a likely reduction of certain fee revenue streams, business mix, cost structure, and other expectations about the anticipated short-term operating results of the Reverse business.

The Company considered its lower operating results over a sustained period of time due to increased costs to service, adverse market conditions and regulatory trends within the reverse loan industry driving lower volume and reduced cash flows on the origination of reverse loans through the Reverse Mortgage reporting unit’s correspondent channel, as well as changes in our Reverse strategy and the revised financial forecast in determining that there were interim impairment indicators that led to the need for a quantitative impairment analysis for Goodwill purposes during the second quarter.

The fair value of the Reverse reporting unit was based on the income approach. The decline in the fair value of the Reverse reporting unit resulted from lower projected revenue growth rates and profitability levels in the short term, as well as an increase in the risk factor that is included in the discount rate used to calculate the discounted cash flows.

Based on the step one and step two analyses, the fair value of the reporting unit was below the carrying value. As a result, the Company recorded an $82.3 million goodwill impairment charge in the second quarter of 2014 which is included in the goodwill impairment line item in the consolidated statements of comprehensive income (loss).

The Company completed a qualitative assessment of any potential goodwill impairment as of June 30, 2014 for the Servicing, Insurance, Originations, and ARM reporting units. Based on the qualitative assessment, the Company determined that it was not more likely than not that the fair values of the Servicing, Insurance, Originations, and ARM reporting units were less than their carrying amounts and, therefore, the Company was not required to perform the two-step goodwill impairment analysis for these reporting units.

The Company will continue to evaluate goodwill on an annual basis effective October 1, 2014 and whenever events or changes in circumstances, such as significant adverse changes in business climate or operating results, new regulatory requirements and changes in management’s business strategy, indicate that there may be a potential indicator of impairment.

13. Other Assets

Other assets consist of the following (in thousands):

	June 30, 2014	December 31, 2013
Real estate owned, net	$79,079	$73,573
Derivative instruments	78,262	62,365
Deferred debt issuance costs	60,408	57,517
Collateral receivable on derivative instruments	20,460	—
Acquisition deposits(1)	2,232	175,048
Other	36,048	44,573

Total other assets	$276,489	$413,076

(1)	Acquisition deposits at December 31, 2013 were related to the acquisitions of the EverBank net assets and a pool of Fannie Mae MSRs. Investor approvals for certain of these transactions were obtained during the six months ended June 30, 2014. At June 30, 2014, acquisition deposits were related to EverBank private-label MSRs pending investor consent.

14. Payables and Accrued Liabilities

Payables and accrued liabilities consist of the following (in thousands):

	June 30, 2014	December 31, 2013
Servicing rights and related advance purchases payable(1)	$131,214	$12,741
Accounts payable and accrued liabilities	82,434	55,174
Payables to insurance carriers	79,551	69,489
Employee-related liabilities	67,015	90,788
Curtailment liability	60,362	53,905
Originations liability	55,216	50,042
Derivative instruments	28,474	5,882
Uncertain tax positions	21,034	20,550
Acquisition related escrow funds payable to sellers	15,942	19,620
Accrued interest payable	15,573	18,416
Servicing transfer payables	6,741	14,167
Insurance premium cancellation reserve	6,589	7,135
Collateral payable on derivative instruments	1,587	19,148
Contingent earn-out payments	—	5,900
Other	50,550	51,182

Total payables and accrued liabilities	$622,282	$494,139

(1)	The increase is related primarily to the acquisition of MSRs from EverBank and an affiliate of a national bank for which the Company obtained GSE investor approval for transfer of servicing during the six months ended June 30, 2014.

15. Servicing Advance Liabilities

Servicing advance liabilities consist of the following (in thousands):

	June 30, 2014	December 31, 2013
Early Advance Reimbursement Agreement	$928,873	$903,381
Receivables Loan Agreement	64,387	67,905
Indenture Agreement	36,936	—
Revolving Credit Agreement	10,245	—

Total servicing advance liabilities	$1,040,441	$971,286

Servicing Advance Agreements

The Company’s subsidiaries have servicing advance facilities with several lenders and an Early Advance Reimbursement Agreement with Fannie Mae which, in each case, are used to fund certain principal and interest, servicer and protective advances that are the responsibility of certain of the Company’s subsidiaries under certain servicing agreements. The servicing advance facilities and the Early Advance Reimbursement Agreement had an aggregate capacity amount of $1.2 billion at June 30, 2014. The interest rates on these facilities and the Early

Advance Reimbursement Agreement are primarily based on LIBOR plus between 1.25% and 5.5% and have various expiration dates through July 2015. Payments on the amounts due under these agreements are paid from the recoveries or repayment by third party borrowers of underlying advances made by the Company’s subsidiaries. Accordingly, repayment of the facilities and amounts due under the Early Advance Reimbursement Agreement are dependent on the recoveries or repayments by third party borrowers that are received on the underlying advances associated with the agreements. The servicing advance facilities had $130.4 million of collateral pledged by the Company’s subsidiaries under these agreements at June 30, 2014.

Green Tree Servicing’s Early Advance Reimbursement Agreement with Fannie Mae is used exclusively to fund certain principal and interest, servicer and protective advances that are the responsibility of Green Tree Servicing under its Fannie Mae servicing agreements. The Fannie Mae Early Advance Reimbursement Agreement expires on March 31, 2015. If not renewed, there will be no additional funding by Fannie Mae of new advances under the agreement. In addition, collections recovered during the 18 months following the expiration of the agreement are to be remitted to Fannie Mae to settle any remaining outstanding balance due under such agreement. Upon expiration of the 18 month period, any remaining balance would become due and payable.

The Early Advance Reimbursement Agreement with Fannie Mae also includes certain “Stop Events,” such as: (i) the failure of Green Tree Servicing to comply with the terms of the agreement; (ii) the failure of Green Tree Servicing to be an approved Fannie Mae servicer; and (iii) the occurrence of an event of default under Green Tree Servicing’s mortgage selling and servicing contract or any master agreement with Fannie Mae which has not been waived by Fannie Mae or cured as may be allowed under the applicable agreement. Fannie Mae may also declare a “Stop Event” 120 days after providing Green Tree Servicing with written notice of its intent to do so. Were a Stop Event to occur and not be waived by Fannie Mae, Fannie Mae would have the option to terminate the Servicing Advance Reimbursement Agreement. In the event Fannie Mae elected to terminate the Servicing Advance Reimbursement Agreement, collections recovered during the 18 months following the occurrence of the Stop Event would be required to be remitted to Fannie Mae to settle any remaining outstanding balance due under such agreement. Upon expiration of the 18 month period, any remaining balance would become due and payable.

The servicing advance agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are the requirements that certain of its subsidiaries maintain minimum tangible net worth, indebtedness to tangible net worth and minimum liquidity. During the first quarter of 2014, the Receivables Loan Agreement was amended to remove the covenant relating to the Company’s requirement to maintain a minimum annual net cash provided by operating activities and to add other customary financial covenants, including indebtedness to tangible net worth ratio requirements, and minimum liquidity. The Company’s subsidiaries were in compliance with these financial covenants at June 30, 2014.

16. Warehouse Borrowings

The Company’s subsidiaries enter into master repurchase agreements with lenders providing warehouse facilities. The warehouse facilities are primarily used to fund the origination of forward loans and reverse loans. The facilities had an aggregate funding capacity of $2.3 billion at June 30, 2014 and are secured by certain forward and reverse loans. The interest rates on the facilities are primarily based on LIBOR plus between 2.10% and 3.25%, in some cases are subject to a LIBOR floor or other minimum rates, and have various expiration dates through July 2015. The facilities are secured by $1.2 billion in unpaid principal balance of residential loans at June 30, 2014.

All of the Company’s subsidiaries’ master repurchase agreements contain customary events of default and covenants, the most significant of which are financial covenants. Financial covenants most sensitive to the Company’s operating results and financial position are minimum tangible net worth requirements, indebtedness to tangible net worth ratio requirements, and minimum liquidity and profitability requirements.

At June 30, 2014, absent a waiver received from its counterparty, RMS would not have been in compliance with its minimum profitability covenant contained in one of its master repurchase agreements. In July 2014, RMS obtained waivers of compliance effective for the quarter ended June 30, 2014 and the quarters ending September 30, 2014 and December 31, 2014. The waiver of compliance for the quarter ended June 30, 2014 waived certain rights and remedies that otherwise would have been available under the master repurchase agreement and confirmed that no default or event of default had occurred. The waiver of compliance for the quarters ending September 30, 2014 and December 31, 2014 are conditioned on RMS being in compliance with all other covenants set forth in the master repurchase agreement and related documents. So long as RMS is in compliance with all other covenants within the master repurchase agreement and related documents, the waiver of compliance waives certain rights and remedies that otherwise would have been available under the master repurchase agreement and confirms that no default or event of default had occurred. As a result of the waiver obtained by RMS relating to the quarter ended June 30, 2014, RMS was in compliance with its financial covenants at June 30, 2014.

17. Share-Based Compensation

During the six months ended June 30, 2014, the Company granted performance shares of 482,228 that contained a market-based performance condition in addition to a service component. These performance shares vest at the end of the performance period, or December 31, 2016, and the shares ultimately awarded will be based upon the performance percentage, which can range from 0% to 200% of the target performance award grant. The performance shares ultimately awarded upon vesting are based on the percentile rank of the Company’s TSR relative to the distribution of TSRs of peer group companies. TSR is measured based on a comparison of the average closing price for the twenty trading days immediately prior to March 24, 2014, or the first day of the performance period, and the average closing price for the last twenty trading days of the performance period. TSR will include the effect of dividends paid during the performance period. The weighted-average fair value of these performance shares at their grant date was $34.75 and was estimated on the date of grant using a Monte Carlo simulation model that included valuation inputs for expected volatility of 47%, risk free interest rate of 0.83% and no dividend yield. Also during the period, the Company granted 202,464 RSUs that vest over three years based upon a service condition. The weighted-average grant date fair value of $28.14 for these awards was based on the average of the high and the low market prices of the Company’s stock on the date of grant.

During the three months ended June 30 2014, the Company granted 67,507 options that cliff vest in three years based upon a service condition and have a ten year contractual term. The fair value of the stock options of $10.05 was based on the estimate of fair value on the date of grant using the Black-Scholes option pricing model and related assumptions. Also during this period, the Company issued 30,898 shares of fully vested common stock to its non-employee directors. The fair value of the common stock of $29.45 was based on the average of the high and low market prices on the date of issuance. The Company’s share-based compensation expense has been reflected in salaries and benefits expense in the consolidated statements of comprehensive income (loss).

18. Income Taxes

During the three months ended June 30, 2014, the Company recorded an impairment of goodwill related to the Reverse Mortgage reporting unit. This goodwill is not deductible for tax and as such, no tax benefit was recorded for this impairment. For the second quarter of 2014, the Company calculated the tax benefit related to loss before income taxes for the six months ended June 30, 2014 based on its estimated annual effective tax rate which takes into account all expected ordinary activity for the 2014 year. Due to the significant nature of the non-deductible expense related to the impairment of goodwill compared to expected ordinary income for the year ended December 31, 2014, the Company’s estimated annual effective tax rate for the year is approximately 119%. This effective tax rate differs from the statutory rate of 35% primarily as a result of the non-deductible goodwill impairment as well as the impact of state taxes. As the Company reports income tax expense (benefit) on an interim basis using an estimated annual effective tax rate, the expected tax rate for the remainder of 2014 is anticipated to approximate the effective tax rate for the six months ended June 30, 2014 of 119%.

19. Earnings (Loss) Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings (loss) per share computations shown on the consolidated statements of comprehensive income (loss) (dollars in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Basic earnings (loss) per share
Net income (loss)	$(12,929)	$143,232	$4,448	$170,981
Less: Net income allocated to unvested participating securities	—	(2,351)	(34)	(2,831)

Net income (loss) available to common stockholders (numerator)	$(12,929)	$140,881	$4,414	$168,150
Weighted-average common shares outstanding (denominator)	37,673	36,925	37,552	36,902

Basic earnings (loss) per share	$(0.34)	$3.82	$0.12	$4.56

Diluted earnings (loss) per share
Net income (loss)	$(12,929)	$143,232	$4,448	$170,981
Less: Net income allocated to unvested participating securities	—	(2,310)	(33)	(2,778)

Net income (loss) available to common stockholders (numerator)	$(12,929)	$140,922	$4,415	$168,203
Weighted-average common shares outstanding	37,673	36,925	37,552	36,902
Add: Effect of dilutive stock options, non-participating securities, and convertible notes	—	660	522	711

Diluted weighted-average common shares outstanding (denominator)	37,673	37,585	38,074	37,613

Diluted earnings (loss) per share	$(0.34)	$3.75	$0.12	$4.47

A portion of the Company’s unvested RSUs are considered participating securities. During periods of net income, the calculation of earnings per share for common stock is adjusted to exclude the income attributable to the participating securities from the numerator and exclude the dilutive impact of those shares from the denominator. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company.

The calculation of diluted earnings (loss) per share does not include 8.0 million and 5.9 million shares for the three months ended June 2014 and 2013, respectively, and 6.3 million and 5.4 million for the six months ended June 30, 2014 and 2013, respectively, because their effect would have been antidilutive. The Convertible Notes are antidilutive when calculating earnings (loss) per share when the Company’s average stock price is less than $58.80. Upon conversion of the Convertible Notes, the Company may pay or deliver, at its option, cash, shares of the Company’s common stock, or a combination of cash and shares of common stock. It is the Company’s intent to settle all conversions through combination settlement, which involves repayment of an amount of cash equal to the principal amount and any excess of conversion value over the principal amount in shares of common stock.

20. Supplemental Disclosures of Cash Flow Information

The Company’s supplemental disclosures of cash flow information are summarized as follows (in thousands):

	For the Six Months Ended June 30,
	2014	2013
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$154,843	$127,802
Cash paid (received) for taxes	(17,801)	55,444
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Servicing rights capitalized upon sales of loans	98,167	37,595
Real estate owned acquired through foreclosure	59,484	60,955
Residential loans originated to finance the sale of real estate owned	30,057	34,032
Acquisition of servicing rights	83,868	14,083

21. Segment Reporting

Management has organized the Company into six reportable segments based primarily on its services as follows:

•	Servicing — consists of operations that perform servicing for third-party investors in forward loans, as well as for the Loans and Residuals segment and for the Non-Residual Trusts reflected in the Other non-reportable segments.

•	Originations — consists of operations that originate and purchase forward loans that are sold to third parties with servicing rights generally retained.

•	Reverse Mortgage — consists of operations that purchase and originate reverse loans that are securitized but remain on the consolidated balance sheet as collateral for secured borrowings. This segment also performs servicing for third-party investors in reverse loans and provides other ancillary services for the reverse mortgage market, such as real estate owned property management and disposition.

•	Asset Receivables Management — performs collections of post charge-off deficiency balances for its own portfolio and on behalf of third-party securitization trusts and other asset owners.

•	Insurance — provides voluntary insurance for residential loan borrowers and lender-placed hazard insurance for investors, if permitted under applicable laws and regulations, as well as other ancillary products, through the Company’s insurance agency for a commission.

•	Loans and Residuals — consists of the assets and mortgage-backed debt of the Residual Trusts and the unencumbered residential loan portfolio and real estate owned, all of which are associated with forward loans.

In order to reconcile the financial results for the Company’s reportable segments to the consolidated results, the Company has presented the revenue and expenses of the Non-Residual Trusts and other non-reportable operating segments, as well as certain corporate expenses that have not been allocated to the business segments, in Other. Intersegment servicing revenues and expenses have been eliminated. Intersegment revenues are recognized on the same basis of accounting as such revenue is recognized on the consolidated statements of comprehensive income (loss).

Presented in the tables below are the Company’s financial results by reportable segment reconciled to consolidated income (loss) before income taxes (in thousands):

	For the Three Months Ended June 30, 2014
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$126,640	$—	$8,777	$10,760	$—	$—	$—	$(5,201)	$140,976
Net gains on sales of loans	—	144,611	—	—	—	—	—	—	144,611
Interest income on loans	—	—	—	—	—	34,218	—	—	34,218
Net fair value gains on reverse loans and related HMBS obligations	—	—	26,936	—	—	—	—	—	26,936
Insurance revenue	—	—	—	—	19,806	—	—	—	19,806
Other revenues(2)	1,157	5,688	3,005	1,461	242	1	35,612	—	47,166

Total revenues	127,797	150,299	38,718	12,221	20,048	34,219	35,612	(5,201)	413,713
EXPENSES
Interest expense	10,619	6,627	775	—	—	19,860	36,809	—	74,690
Depreciation and amortization	8,979	4,757	2,302	1,213	1,130	—	10	—	18,391
Goodwill impairment	—	—	82,269	—	—	—	—	—	82,269
Other expenses, net	159,583	74,569	40,003	6,182	7,975	5,985	2,725	(5,201)	291,821

Total expenses	179,181	85,953	125,349	7,395	9,105	25,845	39,544	(5,201)	467,171
OTHER GAINS (LOSSES)
Other net fair value gains (losses)	(167)	—	—	—	—	(905)	2,604	—	1,532

Total other gains (losses)	(167)	—	—	—	—	(905)	2,604	—	1,532

Income (loss) before income taxes	$(51,551)	$64,346	$(86,631)	$4,826	$10,943	$7,469	$(1,328)	$—	$(51,926)

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $5.0 million and $0.2 million, respectively, associated with intercompany activity with the Originations and Loans and Residuals segments and Other non-reportable segment.
(2)	Other revenues for the Company’s Other non-reportable segment includes $34.2 million in asset management performance fees collected and earned in connection with the investment management of a fund. Refer to Note 2 for additional information on this transaction.

	For the Six Months Ended June 30, 2014
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$287,466	$—	$16,387	$19,806	$—	$—	$—	$(9,891)	$313,768
Net gains on sales of loans	—	248,645	—	—	—	—	—	—	248,645
Interest income on loans	—	—	—	—	—	68,640	—	—	68,640
Net fair value gains on reverse loans and related HMBS obligations	—	—	44,172	—	—	—	—	—	44,172
Insurance revenue	—	—	—	—	43,194	—	—	—	43,194
Other revenues(2)	9,711	10,868	6,027	1,461	246	3	36,926	—	65,242

Total revenues	297,177	259,513	66,586	21,267	43,440	68,643	36,926	(9,891)	783,661
EXPENSES
Interest expense	21,032	13,460	1,634	—	—	40,163	73,250	—	149,539
Depreciation and amortization	17,684	9,752	4,751	2,515	2,313	—	20	—	37,035
Goodwill impairment	—	—	82,269	—	—	—	—	—	82,269
Other expenses, net	275,900	151,745	74,363	11,427	15,517	9,609	8,138	(9,891)	536,808

Total expenses	314,616	174,957	163,017	13,942	17,830	49,772	81,408	(9,891)	805,651
OTHER GAINS (LOSSES)
Other net fair value gains (losses)	(341)	—	—	—	—	(1,147)	517	—	(971)

Total other gains (losses)	(341)	—	—	—	—	(1,147)	517	—	(971)

Income (loss) before income taxes	$(17,780)	$84,556	$(96,431)	$7,325	$25,610	$17,724	$(43,965)	$—	$(22,961)

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $9.6 million and $0.3 million, respectively, associated with intercompany activity with the Originations and Loans and Residuals segments and Other non-reportable segment.
(2)	Other revenues for the Company’s Other non-reportable segment includes $34.2 million in asset management performance fees collected and earned in connection with the investment management of a fund. Refer to Note 2 for additional information on this transaction.

	For the Three Months Ended June 30, 2013
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$244,432	$—	$6,624	$11,102	$—	$—	$—	$(4,852)	$257,306
Net gains on sales of loans	—	235,699	250	—	—	—	—	—	235,949
Interest income on loans	—	—	—	—	—	36,796	—	—	36,796
Net fair value gains on reverse loans and related HMBS obligations	—	—	26,731	—	—	—	—	—	26,731
Insurance revenue	—	—	—	—	18,050	—	—	—	18,050
Other revenues	457	15,527	2,366	69	6	1	2,706	—	21,132

Total revenues	244,889	251,226	35,971	11,171	18,056	36,797	2,706	(4,852)	595,964
EXPENSES
Interest expense	5,166	8,600	2,166	—	—	21,800	30,558	—	68,290
Depreciation and amortization	9,445	2,689	2,691	1,614	1,168	—	7	—	17,614
Other expenses, net	116,914	94,058	40,931	5,722	7,934	4,813	7,625	(4,852)	273,145

Total expenses	131,525	105,347	45,788	7,336	9,102	26,613	38,190	(4,852)	359,049
OTHER GAINS (LOSSES)
Other net fair value gains (losses)	(179)	—	—	—	—	566	1,269	—	1,656

Total other gains (losses)	(179)	—	—	—	—	566	1,269	—	1,656

Income (loss) before income taxes	$113,185	$145,879	$(9,817)	$3,835	$8,954	$10,750	$(34,215)	$—	$238,571

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $4.7 million and $0.1 million, respectively, associated with intercompany activity with the Loans and Residuals segment and Other non-reportable segment.

	For the Six Months Ended June 30, 2013
	Servicing	Originations	Reverse Mortgage	Asset Receivables Management	Insurance	Loans and Residuals	Other	Eliminations	Total Consolidated
REVENUES
Net servicing revenue and fees(1)	$369,559	$—	$13,372	$21,192	$—	$—	$—	$(9,808)	$394,315
Net gains on sales of loans	—	309,761	4,633	—	—	—	—	—	314,394
Interest income on loans	—	—	—	—	—	73,694	—	—	73,694
Net fair value gains on reverse loans and related HMBS obligations	—	—	63,519	—	—	—	—	—	63,519
Insurance revenue	—	—	—	—	35,584	—	—	—	35,584
Other revenues	919	17,524	5,311	133	13	4	5,122	(39)	28,987

Total revenues	370,478	327,285	86,835	21,325	35,597	73,698	5,122	(9,847)	910,493
EXPENSES
Interest expense	7,576	9,306	5,695	—	—	44,096	55,759	—	122,432
Depreciation and amortization	18,302	4,366	5,414	3,370	2,482	—	13	—	33,947
Other expenses, net	208,962	133,475	73,454	11,752	16,442	10,643	24,533	(9,847)	469,414

Total expenses	234,840	147,147	84,563	15,122	18,924	54,739	80,305	(9,847)	625,793
OTHER GAINS (LOSSES)
Other net fair value gains (losses)	(424)	—	—	—	—	404	415	—	395

Total other gains (losses)	(424)	—	—	—	—	404	415	—	395

Income (loss) before income taxes	$135,214	$180,138	$2,272	$6,203	$16,673	$19,363	$(74,768)	$—	$285,095

(1)	The Company’s Servicing and Asset Receivables Management segments include net servicing revenue and fees of $9.6 million and $0.2 million, respectively, associated with intercompany activity with the Loans and Residuals segment and Other non-reportable segment.

22. Capital Requirements

The Company’s subsidiaries are required to maintain regulatory compliance with GSE and other agency and state programs as well as investor requirements, some of which are financial covenants related to minimum levels of net worth and other financial requirements. To the extent that these mandatory capital requirements are not met, the Company’s subsidiaries’ selling and servicing agreements could be terminated.

Due to the accounting treatment for reverse loans as secured borrowings when transferred, RMS has obtained an indefinite waiver for certain of these requirements from Ginnie Mae and a waiver through July 2015 from Fannie Mae. In addition, the Company has provided a guarantee whereby the Company guarantees the performance and obligations of RMS under the Ginnie Mae HMBS Program. In the event that the Company fails to honor this guarantee, Ginnie Mae could terminate RMS’ status as a qualified issuer of HMBS as well as take other actions permitted by law that could impact the operations of RMS, including the termination or suspension of RMS’ servicing rights associated with reverse loans guaranteed by Ginnie Mae HMBS. Ginnie Mae has continued to affirm RMS’ current commitment authority to issue HMBS.

The Company has also provided guarantees dated May 31, 2013 for RMS and March 17, 2014 for Green Tree Servicing. Pursuant to the RMS guarantee, the Company agreed to guarantee all of the obligations required to be performed or paid by RMS under RMS’s mortgage selling and servicing contract or any other agreement between Fannie Mae and RMS relating to mortgage loans or participation interests that RMS delivers or has delivered to Fannie Mae or services or has serviced for, or on behalf of, Fannie Mae. RMS does not currently sell loans to Fannie Mae. Pursuant to the Green Tree Servicing guarantee, the Company agreed to guarantee all of the servicing obligations required to be performed or paid by Green Tree Servicing under Green Tree Servicing’s mortgage selling and servicing agreement, the Fannie Mae selling and servicing guides, or any other agreement between Fannie Mae and Green Tree Servicing. The Company also agreed to guarantee all selling representations and warranties Green Tree Servicing has assumed, or may in the future assume, in connection with Green Tree Servicing’s purchase of mortgage servicing rights related to Fannie Mae loans. The Company does not guarantee Green Tree Servicing’s obligations relating to the selling representations and warranties made or assumed by Green Tree Servicing in connection with the sale and/or securitization of mortgage loans to and/or by Fannie Mae.

After taking into account the waivers described above, all of the Company’ subsidiaries were in compliance with all of their capital requirements at June 30, 2014 and December 31, 2013.

23. Commitments and Contingencies

Letter of Credit Reimbursement Obligation

As part of an agreement to service the loans in 11 securitization trusts, the Company has an obligation to reimburse a third party for the final $165.0 million drawn under LOCs issued by such third party as credit enhancements to such 11 securitization trust. The total amount available on these LOCs for all 11 securitization trusts was $268.6 million at June 30, 2014. The securitization trusts will draw on these LOCs if there are insufficient cash flows from the underlying collateral to pay the debt holders of the securitization trusts. Based on the Company’s estimates of the underlying performance of the collateral in the securitization trusts, the Company does not expect that the final $165.0 million of capacity under the LOCs will be drawn and, therefore, no liability for the fair value of this obligation has been recorded on the Company’s consolidated balance sheets, although actual performance may differ from this estimate in the future.

Mandatory Clean-Up Call Obligation

The Company is obligated to exercise the mandatory clean-up call obligations assumed as part of an agreement to acquire the rights to service the loans in the Non-Residual Trusts. The Company expects to call these securitizations beginning in 2017 and continuing through 2019. The total outstanding balance of the residential loans expected to be called at the respective call dates is $417.9 million.

Unfunded Commitments

Reverse Mortgage Segment

The Company had floating-rate reverse loans in which the borrowers have additional borrowing capacity of $903.8 million and similar commitments on fixed-rate reverse loans of $2.0 million at June 30, 2014. This additional borrowing capacity is primarily in the form of undrawn lines-of-credit, with the balance available on a scheduled or unscheduled payment basis. The Company also had short-term commitments to lend $78.9 million and commitments to purchase and sell loans totaling $7.0 million and $98.0 million, respectively, at June 30, 2014.

Originations Segment

The Company had short-term commitments to lend $3.4 billion and commitments to purchase loans totaling $11.6 million at June 30, 2014. In addition, the Company has commitments to sell $3.9 billion and purchase $504.7 million in mortgage-backed securities at June 30, 2014.

Charged-off Loans

On May 16, 2014, the Company entered into an agreement to acquire a portfolio of charged-off loans. Under the agreement, the seller may require the Company to acquire additional accounts with a maximum value of $7.0 million initially through September 9, 2014 and for each four month period thereafter. The agreement may be terminated for convenience subsequent to September 9, 2014 with a 60 day written notice. Refer to Note 2 for additional information on this portfolio acquisition.

Mortgage Origination Contingencies

The Company sells substantially all of its originated or purchased forward loans into the secondary market for securitization or to private investors as whole loans. The Company sells conventional conforming and government-backed forward loans through agency-sponsored securitizations in which mortgage-backed securities are created and sold to third-party investors. The Company also sells non-conforming forward loans to private investors. In doing so, representations and warranties regarding certain attributes of the loans are made to the third-party investor. Subsequent to the sale, if it is determined that the loans sold are in breach of these representations or warranties, the Company generally has an obligation to either: (i) repurchase the loan for the unpaid principal balance, accrued interest, and related advances; (ii) indemnify the purchaser; or (iii) make the purchaser whole for the economic benefits of the loan. The Company’s credit loss may be reduced by any recourse it has to correspondent lenders that, in turn, have sold such residential loans to the Company and breached similar or other representations and warranties.

The Company’s representations and warranties are generally not subject to stated limits of exposure. The current unpaid principal balance of loans sold by the Company to date represents the maximum exposure to repurchases related to representations and warranties.

The Company’s obligations vary based upon the nature of the repurchase demand and the current status of the residential loan. The Company’s estimate of the liability associated with representations and warranties exposure was $10.3 million at June 30, 2014 and is included in originations liability as part of payables and accrued liabilities on the consolidated balance sheet.

Litigation and Regulatory Matters

The Company, its subsidiaries and current and former officers and employees are involved in litigation, investigations and claims arising out of the normal conduct of its business. The Company estimates and accrues liabilities resulting from such matters based on a variety of factors, including outstanding legal claims, proposed settlements and assessments of pending or threatened litigation. These accruals are recorded when the costs are determined to be probable and are reasonably estimable. Facts and circumstances may change that could cause the actual liabilities to exceed the accrued amounts or that may require adjustments to the recorded liability balances in the future. The Company believes the estimate of the aggregate range of reasonably possible losses, in excess of reserves established, for the normal course of business proceedings, is from $0 to approximately $6.0 million at June 30, 2014.

The following is a description of certain litigation and regulatory matters.

In response to a CID from the FTC issued in November 2010 and a CID from the CFPB in September 2012, Green Tree Servicing has produced documents and other information concerning a wide range of its loan servicing operations. On October 7, 2013, the CFPB notified Green Tree Servicing that the CFPB’s staff was considering recommending that the CFPB take action against Green Tree Servicing for alleged violations of various federal consumer financial laws. On February 20, 2014, the FTC and CFPB staff advised Green Tree Servicing that they had sought authority to bring an enforcement action and negotiate a resolution related to alleged violations of various federal consumer financial laws. The Company’s understanding is that the CFPB staff now has authority to commence an action against Green Tree Servicing and that the FTC staff has authority to negotiate and would need further FTC approval to file such an action. In April 2014, Green Tree Servicing began discussions with the FTC and CFPB staffs to determine if a settlement of the proposed action can be achieved. Those discussions are ongoing. The FTC and CFPB staffs have indicated that as part of a settlement, they will seek injunctive relief in relation to Green Tree Servicing’s business practices, civil money penalties and equitable monetary relief of an undetermined amount. The Company is unable to predict whether a settlement of the proposed action can be achieved on terms acceptable to it, the FTC and the CFPB, and cannot predict the final terms of any such settlement. The Company cannot provide any assurance that the FTC and/or CFPB will not take legal action against the Company or that the allegations made by the FTC and/or CFPB or the commencement, settlement or other outcome of any such action will not have a material adverse effect on the Company’s reputation, business, business practices, prospects, results of operations or financial condition.

On October 2, 2013, the Company received a subpoena from the HUD Office of Inspector General requesting documents and other information concerning (i) the curtailment of interest payments on HECMs serviced or sub-serviced by RMS and (ii) RMS’s contractual arrangements with a third-party vendor for the management and disposition of real estate owned properties. The Company has produced certain materials to HUD in response to the subpoena. In May 2014, the Department of Justice informed the Company that it is working with HUD in investigating possible violations by RMS of federal law, including the False Claims Act. The Company is cooperating with this investigation and has been in contact with representatives of the Department of Justice and HUD. Resolutions of investigations or lawsuits, or findings of liability, under the False Claims Act may result in potentially significant financial consequences, including the payment of up to three times the actual damages sustained by the government and civil penalties. The Company cannot provide any assurance as to the outcome of the investigations by the Department of Justice and HUD or that any consequences will not have a material adverse effect on the Company’s reputation, business, prospects, financial condition and results of operations.

On March 7, 2014, a putative shareholder class action complaint was filed in the United States District Court for the Southern District of Florida against the Company, Mark O’Brien, Charles Cauthen, Denmar Dixon, Marc Helm and Robert Yeary captioned Beck v. Walter Investment Management Corp., et al., No. 1:14-cv-20880 (S.D. Fla.). On July 7, 2014, an amended class action complaint was filed. The amended complaint names as defendants the Company, Mark O’Brien, Charles Cauthen, Denmar Dixon, Keith Anderson, Brian Corey and Mark Helm, and is captioned Thorpe, et al. v. Walter Investment Management Corp., et al. No. 1:14-cv-20880-UU. The amended complaint asserts federal securities law claims against the Company and the individual defendants under Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Additional claims are asserted against the individual defendants under Section 20(a) of the Exchange Act. The amended complaint alleges that between May 9, 2012 and February 26, 2014 the Company and the individual defendants made material misstatements or omissions relating to the Company’s internal controls and financial reporting, the processes and procedures for compliance with applicable regulatory and legal requirements by Green Tree Servicing (including certain of the Company’s business practices that are being reviewed by the FTC and the CFPB), the liabilities associated with the Company’s acquisition of RMS and RMS’s internal controls. The complaint seeks class certification and an unspecified amount of damages on behalf of all persons who purchased the Company’s securities between May 9, 2012 and February 26, 2014. The Company cannot provide any assurance as to the disposition of the complaint or that such disposition will not have a material adverse effect on our reputation, business, prospects, results of operations or financial condition.

As various federal and state regulators continue to investigate perceived causes and consequences of the financial crisis, the Company expects that it may receive general information requests from other agencies. During the second quarter of 2014, the Company met with a working group representing the attorneys general and regulators of several states as well as representatives of the Office of the United States Trustee to discuss the business practices of Green Tree Servicing. At the meeting, the Company was informed of concerns about various loan servicing practices, including certain bankruptcy-related matters. The Company understands that members of this group have initiated an investigation of Green Tree Servicing’s loan servicing practices and expects to receive a CID in the near future. The Company cannot predict the timing, direction or outcome of any such investigations.

The Company is, and expects that it will continue to be, involved in litigation, arbitration, investigations, and claims in the ordinary course of business, including purported class actions and other legal proceedings challenging whether certain of its residential loan servicing practices and other aspects of its business, comply with applicable laws and regulatory requirements. These legal proceedings include, among other things, putative class action claims concerning “force-placed insurance,” the Fair Debt Collection Practices Act, the Telephone Consumer Protection Act, the Fair Credit Reporting Act, and other federal and state laws and statutes. The outcome of these legal proceedings is uncertain, and it is possible that adverse results in such proceedings (which could include penalties, punitive damages and injunctive relief affecting the Company’s business practices) and the terms of any settlements of such proceedings could have a material adverse effect on the Company’s reputation, business, prospects, results of operations or financial condition. In addition, cooperating in, defending and resolving these legal proceedings may consume significant amounts of management time and attention and could cause the Company to incur substantial legal, consulting and other expenses and to change the Company’s business practices, even in cases where there is no determination that the Company’s conduct failed to meet applicable legal or regulatory requirements.

Regulatory Contingencies

The Company services loans originated and securitized by the Company or one of its subsidiaries and also services loans on behalf of securitization trusts or other investors. The Company’s servicing obligations are set forth in industry regulations established by HUD and the FHA and in servicing and sub-servicing agreements with the applicable counterparties, such as Fannie Mae, Freddie Mac and other investors. Both the regulations and the servicing agreements provide that the servicer may be liable for failure to perform its servicing obligations and further provide remedies for certain servicer breaches.

Subsequent to the completion of the acquisition of RMS, the Company discovered a failure by RMS to record certain liabilities to HUD, FHA, and/or investors related to servicing errors by RMS. FHA regulations provide that servicers meet a series of event-specific timeframes during the default, foreclosure, conveyance, and mortgage insurance claim cycles. Failure to timely meet any processing deadline may stop the accrual of debenture interest otherwise payable in satisfaction of a claim under the FHA mortgage insurance contract and the servicer may be responsible to HUD for debenture interest that is not self-curtailed by the servicer, or for making the investor whole for any interest curtailed by FHA due to not meeting the required event-specific timeframes. The Company had a curtailment obligation liability of $60.4 million at June 30, 2014 related to the foregoing which reflects management’s best estimate of the probable lifetime claim. The curtailment liability is recorded in payables and accrued liabilities on the consolidated balance sheet. The Company assumed $46.0 million of this liability through the acquisition of RMS, which resulted in a corresponding offset to goodwill and deferred tax assets. During the six months ended June 30, 2014, the Company recorded a provision related to the curtailment liability of $0.8 million and collected $5.2 million from a prior servicer. The Company has potential financial statement exposure for an additional $120.7 million related to similar claims, which are reasonably possible, but which the Company believes are the responsibility of third parties (e.g., prior servicers and/or investors). The Company’s potential exposure to this additional risk relates to the possibility that such third parties may claim that the Company is responsible for the servicing liability or that the Company exacerbated an existing failure by the third party. The actual amount, if any, of this exposure is difficult to estimate and requires significant management judgment as curtailment obligations are an emerging industry issue. Moreover, the Company is and will continue to pursue mitigation efforts to reduce both the direct exposure and the reasonably possible third-party-related exposure.

Transactions with Walter Energy

The Company was part of the Walter Energy consolidated group prior to the spin-off from Walter Energy, the principal agent, on April 17, 2009. As such, the Company is jointly and severally liable with Walter Energy for any final taxes, interest, and/or penalties owed by the Walter Energy consolidated group during the time that the Company was a part of the Walter Energy consolidated group. However, in connection with the spin-off of the Company’s business from Walter Energy, the Company and Walter Energy entered into a Tax Separation Agreement dated April 17, 2009, pursuant to which Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group. Nonetheless, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts including, according to Walter Energy’s most recent public filing on Form 10-Q, those relating to the following:

•	The IRS has filed a proof of claim for a substantial amount of taxes, interest, and penalties with respect to fiscal years ended August 31, 1983 through May 31, 1994. The public filing goes on to disclose that issues have been litigated in bankruptcy court and that an opinion was issued by the court in June 2010 as to the remaining disputed issues. The filing further states that the amounts initially asserted by the IRS do not reflect the subsequent resolution of various issues through settlements or concessions by the parties. Walter Energy believes that any financial exposure with respect to those issues that have not been resolved or settled by the Proof of Claim is limited to interest and possible penalties and the amount of tax assessed has been offset by tax reductions in future years. All of the issues in the Proof of Claim, which have not been settled or conceded, have been litigated before the Bankruptcy Court and are subject to appeal, but only at the conclusion of the entire adversary proceedings.

•	The IRS completed its audit of Walter Energy’s federal income tax returns for the years ended May 31, 2000 through December 31, 2005. The IRS issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issues remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	While the IRS had completed its audit of Walter Energy’s federal income tax returns for the years 2006 to 2008 and issued 30-Day Letters to Walter Energy proposing changes to tax for these tax years which Walter Energy has protested, the IRS reopened the audit of these periods in 2012. Walter Energy’s filing states that the disputed issues in this audit period are similar to the issue remaining in the above-referenced dispute and therefore Walter Energy believes that its financial exposure for these years is limited to interest and possible penalties.

•	Walter Energy reports that the IRS is conducting an audit of Walter Energy’s tax returns filed for 2009 through 2012. Since examination is ongoing, Walter Energy cannot estimate the amount of any resulting tax deficiency or overpayment, if any.

Walter Energy believes that all of its current and prior tax filing positions have substantial merit and intends to defend vigorously any tax claims asserted and it believes that it has sufficient accruals to address any claims, including interest and penalties, and as a result, believes that any potential difference between actual losses and costs incurred and the amounts accrued would be immaterial.

Under the terms of the tax separation agreement between the Company and Walter Energy dated April 17, 2009, Walter Energy is responsible for the payment of all federal income taxes (including any interest or penalties applicable thereto) of the consolidated group, which includes the aforementioned claims of the IRS. However, to the extent that Walter Energy is unable to pay any amounts owed, the Company could be responsible for any unpaid amounts. The Tax Separation Agreement also provides that Walter Energy is responsible for the preparation and filing of any tax returns for the consolidated group for the periods when the Company was part of the Walter Energy consolidated group. This arrangement may result in conflicts between Walter Energy and the Company. In addition, the spin-off of the Company from Walter Energy was intended to qualify as a tax-free spin-off under Section 355 of the Code. The Tax Separation Agreement provides generally that if the spin-off is determined not to be tax-free pursuant to Section 355 of the Code, any taxes imposed on Walter Energy or a Walter Energy shareholder as a result of such determination, or Distribution Taxes, which are the result of the acts or omissions of Walter Energy or its affiliates, will be the responsibility of Walter Energy. However, should Distribution Taxes result from the acts or omissions of the Company or its affiliates, such Distribution Taxes will be the responsibility of the Company. The Tax Separation Agreement goes on to provide that Walter Energy and the Company shall be jointly liable, pursuant to a designated allocation formula, for any Distribution Taxes that are not specifically allocated to Walter Energy or the Company. To the extent that Walter Energy is unable or unwilling to pay any Distribution Taxes for which it is responsible under the Tax Separation Agreement, the Company could be liable for those taxes as a result of being a member of the Walter Energy consolidated group for the year in which the spin-off occurred. The Tax Separation Agreement also provides for payments from Walter Energy in the event that an additional taxable dividend is required to cure a REIT disqualification from the determination of a shortfall in the distribution of non-REIT earnings and profits made immediately following the spin-off. As with Distribution Taxes, the Company will be responsible for this dividend if Walter Energy is unable or unwilling to pay.

Except as set forth above, the Company cannot estimate reasonably possible losses arising from commitments and contingencies.

24. Separate Financial Information of Subsidiary Guarantors of Indebtedness

Guarantor Financial Statement Information

In accordance with the indenture governing the 7.875% Senior Notes due December 2021, certain existing and future 100% owned domestic subsidiaries of the Company have fully and unconditionally guaranteed the Senior Notes on a joint and several basis. These guarantor subsidiaries also guarantee the Company’s obligations under the 2013 Secured Credit Facilities. The indenture governing the Senior Notes contains customary exceptions under which a guarantor subsidiary may be released from its guarantee without the consent of the holders of the Senior Notes, including (1) the permitted sale, transfer or other disposition of all or substantially all of a guarantor subsidiary’s assets or common stock; (2) the designation of a restricted guarantor subsidiary as an unrestricted subsidiary; (3) the release of a guarantor subsidiary from its obligations under the 2013 Secured Credit Facilities and its guarantee of all other indebtedness of the Company and other guarantor subsidiaries; and (4) the defeasance of the obligations of the guarantor subsidiary by payment of the Senior Notes. Presented below are the condensed consolidating financial information of the Company, the guarantor subsidiaries on a combined basis, and the non-guarantor subsidiaries on a combined basis.

Condensed Consolidating Balance Sheet

June 30, 2014

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$11,215	$286,933	$5,193	$—	$303,341
Restricted cash and cash equivalents	15,505	726,848	69,317	—	811,670
Residential loans at amortized cost, net	6,989	14,530	1,339,634	—	1,361,153
Residential loans at fair value	—	10,710,615	557,786	—	11,268,401
Receivables, net	49,492	203,188	36,149	—	288,829
Servicer and protective advances, net	—	1,523,382	89,076	(16,508)	1,595,950
Servicing rights, net	—	1,648,544	—	—	1,648,544
Goodwill	—	575,468	—	—	575,468
Intangible assets, net	—	105,870	6,643	—	112,513
Premises and equipment, net	217	143,375	—	—	143,592
Other assets	60,088	170,905	45,496	—	276,489
Due from affiliates, net	774,299	—	—	(774,299)	—
Investments in consolidated subsidiaries and variable interest entities	2,650,332	14,754	—	(2,665,086)	—

Total assets	$3,568,137	$16,124,412	$2,149,294	$(3,455,893)	$18,385,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$42,594	$571,787	$31,764	$(23,863)	$622,282
Servicer payables	—	735,391	—	—	735,391
Servicing advance liabilities	—	939,118	101,323	—	1,040,441
Warehouse borrowings	—	1,151,216	—	—	1,151,216
Debt	2,266,632	2,958	—	—	2,269,590
Mortgage-backed debt	—	—	1,803,470	—	1,803,470
HMBS related obligations at fair value	—	9,472,666	—	—	9,472,666
Deferred tax liability, net	73,722	29,868	2,040	75	105,705
Obligation to fund Non-Guarantor VIEs	—	48,627	—	(48,627)	—
Due to affiliates, net	—	764,498	6,883	(771,381)	—

Total liabilities	2,382,948	13,716,129	1,945,480	(843,796)	17,200,761
Stockholders’ equity:
Total stockholders’ equity	1,185,189	2,408,283	203,814	(2,612,097)	1,185,189

Total liabilities and stockholders’ equity	$3,568,137	$16,124,412	$2,149,294	$(3,455,893)	$18,385,950

Condensed Consolidating Balance Sheet

December 31, 2013

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
ASSETS
Cash and cash equivalents	$100,009	$388,644	$3,232	$—	$491,885
Restricted cash and cash equivalents	14,753	732,582	57,468	—	804,803
Residential loans at amortized cost, net	6,341	10,819	1,377,711	—	1,394,871
Residential loans at fair value	—	9,754,110	587,265	—	10,341,375
Receivables, net	51,681	223,767	43,747	—	319,195
Servicer and protective advances, net	—	1,337,218	62,647	(18,431)	1,381,434
Servicing rights, net	—	1,304,900	—	—	1,304,900
Goodwill	—	657,737	—	—	657,737
Intangible assets, net	—	115,364	7,042	—	122,406
Premises and equipment, net	277	155,570	—	—	155,847
Other assets	65,293	291,529	56,254	—	413,076
Due from affiliates, net	711,797	—	—	(711,797)	—
Investments in consolidated subsidiaries and variable interest entities	2,621,934	9,487	—	(2,631,421)	—

Total assets	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Payables and accrued liabilities	$57,187	$429,199	$32,205	$(24,452)	$494,139
Servicer payables	—	735,225	—	—	735,225
Servicing advance liabilities	—	903,381	67,905	—	971,286
Warehouse borrowings	—	1,085,563	—	—	1,085,563
Debt	2,267,979	4,106	—	—	2,272,085
Mortgage-backed debt	—	—	1,887,862	—	1,887,862
HMBS related obligations at fair value	—	8,652,746	—	—	8,652,746
Deferred tax liability, net	79,903	38,846	2,920	(62)	121,607
Obligation to fund Non-Guarantor VIEs	—	45,194	—	(45,194)	—
Due to affiliates, net	—	703,170	6,139	(709,309)	—

Total liabilities	2,405,069	12,597,430	1,997,031	(779,017)	16,220,513
Stockholders’ equity:
Total stockholders’ equity	1,167,016	2,384,297	198,335	(2,582,632)	1,167,016

Total liabilities and stockholders’ equity	$3,572,085	$14,981,727	$2,195,366	$(3,361,649)	$17,387,529

Condensed Consolidating Statement of Comprehensive Income

For the Three Months Ended June 30, 2014

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$145,438	$25	$(4,487)	$140,976
Net gains on sales of loans	—	144,611	—	—	144,611
Interest income on loans	163	156	33,899	—	34,218
Net fair value gains on reverse loans and related HMBS obligations	—	26,936	—	—	26,936
Insurance revenue	—	18,396	1,410	—	19,806
Other revenues	267	46,693	5,137	(4,931)	47,166

Total revenues	430	382,230	40,471	(9,418)	413,713

EXPENSES
Salaries and benefits	—	145,502	—	—	145,502
General and administrative	(1,323)	147,287	6,065	(9,688)	142,341
Interest expense	36,809	17,284	20,597	—	74,690
Depreciation and amortization	30	18,163	198	—	18,391
Goodwill impairment	—	82,269	—	—	82,269
Other expenses, net	283	261	3,434	—	3,978

Total expenses	35,799	410,766	30,294	(9,688)	467,171

OTHER GAINS LOSSES
Other net fair value gains (losses)	(5)	(1,073)	2,610	—	1,532

Total other (gains) losses	(5)	(1,073)	2,610	—	1,532

Income (loss) before income taxes	(35,374)	(29,609)	12,787	270	(51,926)
Income tax expense (benefit)	(60,493)	19,950	1,440	106	(38,997)

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	25,119	(49,559)	11,347	164	(12,929)
Equity in earnings of consolidated subsidiaries and variable interest entities	(38,048)	3,553	—	34,495	—

Net income	$(12,929)	$(46,006)	$11,347	$34,659	$(12,929)

Comprehensive income (loss)	$(12,924)	$(46,006)	$11,343	$34,663	$(12,924)

Condensed Consolidating Statement of Comprehensive Income

For the Three Months Ended June 30, 2013

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$262,158	$—	$(4,852)	$257,306
Net gains on sales of loans	—	235,949	—	—	235,949
Interest income on loans	139	179	36,478	—	36,796
Net fair value gains on reverse loans and related HMBS obligations	—	26,731	—	—	26,731
Insurance revenue	—	16,605	1,445	—	18,050
Other revenues	164	20,790	5,206	(5,028)	21,132

Total revenues	303	562,412	43,129	(9,880)	595,964

EXPENSES
Salaries and benefits	—	145,282	—	—	145,282
General and administrative	3,134	125,140	6,928	(9,490)	125,712
Interest expense	30,681	15,396	22,437	(224)	68,290
Depreciation and amortization	30	17,374	210	—	17,614
Other expenses, net	217	373	1,561	—	2,151

Total expenses	34,062	303,565	31,136	(9,714)	359,049

OTHER GAINS LOSSES
Other net fair value gains (losses)	(1,050)	386	2,320	—	1,656

Total other (gains) losses	(1,050)	386	2,320	—	1,656

Income (loss) before income taxes	(34,809)	259,233	14,313	(166)	238,571
Income tax expense (benefit)	(12,319)	105,957	1,768	(67)	95,339

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(22,490)	153,276	12,545	(99)	143,232
Equity in earnings of consolidated subsidiaries and variable interest entities	165,722	2,583	—	(168,305)	—

Net income	$143,232	$155,859	$12,545	$(168,404)	$143,232

Comprehensive income	$143,211	$155,859	$12,520	$(168,379)	$143,211

Condensed Consolidating Statement of Comprehensive Income

For the Six Months Ended June 30, 2014

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$322,789	$48	$(9,069)	$313,768
Net gains on sales of loans	—	248,645	—	—	248,645
Interest income on loans	322	333	67,985	—	68,640
Net fair value gains on reverse loans and related HMBS obligations	—	44,172	—	—	44,172
Insurance revenue	—	40,334	2,860	—	43,194
Other revenues	536	64,275	9,928	(9,497)	65,242

Total revenues	858	720,548	80,821	(18,566)	783,661

EXPENSES
Salaries and benefits	—	281,399	—	—	281,399
General and administrative	424	257,837	12,845	(19,900)	251,206
Interest expense	73,250	34,709	41,580	—	149,539
Depreciation and amortization	60	36,576	399	—	37,035
Goodwill impairment	—	82,269	—	—	82,269
Other expenses, net	449	607	3,147	—	4,203

Total expenses	74,183	693,397	57,971	(19,900)	805,651

OTHER GAINS LOSSES
Other net fair value gains (losses)	(54)	(1,484)	567	—	(971)

Total other (gains) losses	(54)	(1,484)	567	—	(971)

Income (loss) before income taxes	(73,379)	25,667	23,417	1,334	(22,961)
Income tax expense (benefit)	(70,973)	40,013	2,983	568	(27,409)

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(2,406)	(14,346)	20,434	766	4,448
Equity in earnings of consolidated subsidiaries and variable interest entities	6,854	2,029	—	(8,883)	—

Net income	$4,448	$(12,317)	$20,434	$(8,117)	$4,448

Comprehensive income (loss)	$4,457	$(12,317)	$20,426	$(8,109)	$4,457

Condensed Consolidating Statement of Comprehensive Income

For the Six Months Ended June 30, 2013

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
REVENUES
Net servicing revenue and fees	$—	$404,123	$—	$(9,808)	$394,315
Net gains on sales of loans	—	314,394	—	—	314,394
Interest income on loans	253	367	73,074	—	73,694
Net fair value gains on reverse loans and related HMBS obligations	—	63,519	—	—	63,519
Insurance revenue	—	32,603	2,981	—	35,584
Other revenues	431	28,201	10,397	(10,042)	28,987

Total revenues	684	843,207	86,452	(19,850)	910,493

EXPENSES
Salaries and benefits	(1,573)	253,584	4	—	252,015
General and administrative	17,561	200,154	14,354	(18,917)	213,152
Interest expense	55,987	21,555	45,358	(468)	122,432
Depreciation and amortization	64	33,459	424	—	33,947
Other expenses, net	375	553	3,319	—	4,247

Total expenses	72,414	509,305	63,459	(19,385)	625,793

OTHER GAINS LOSSES
Other net fair value gains (losses)	(4,754)	(21)	5,170	—	395

Total other (gains) losses	(4,754)	(21)	5,170	—	395

Income (loss) before income taxes	(76,484)	333,881	28,163	(465)	285,095
Income tax expense (benefit)	(25,677)	136,346	3,633	(188)	114,114

Income (loss) before equity in earnings of consolidated subsidiaries and variable interest entities	(50,807)	197,535	24,530	(277)	170,981
Equity in earnings of consolidated subsidiaries and variable interest entities	221,788	5,860	—	(227,648)	—

Net income	$170,981	$203,395	$24,530	$(227,925)	$170,981

Comprehensive income	$170,958	$203,395	$24,469	$(227,864)	$170,958

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended June 30, 2014

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$(6,374)	$(49,030)	$(18,007)	$(431)	$(73,842)

Investing activities
Purchases and originations of reverse loans held for investment	—	(715,969)	—	—	(715,969)
Principal payments received on reverse loans held for investment	—	234,779	—	—	234,779
Principal payments received on forward loans related to Residual Trusts	56	273	50,233	—	50,562
Principal payments received on forward loans related to Non-Residual Trusts	—	—	29,383	—	29,383
Payments received on charged-off loans held for investment	—	2,055	—	—	2,055
Payments received on receivables related to Non-Residual Trusts	—	—	5,696	—	5,696
Cash proceeds from sales of real estate owned, net related to Residual Trusts	178	235	5,857	—	6,270
Cash proceeds from sales of other real estate owned, net	—	13,263	2,860	—	16,123
Purchases of premises and equipment	—	(12,958)	—	—	(12,958)
Decrease (increase) in restricted cash and cash equivalents	(752)	4,749	(1,576)	—	2,421
Payments for acquisitions of businesses, net of cash acquired	—	(167,955)	—	—	(167,955)
Acquisitions of servicing rights	—	(101,244)	—	—	(101,244)
Acquisitions of charged-off loans held for investment	—	(57,052)	—	—	(57,052)
Capital contributions to subsidiaries	(33,431)	(4,127)	—	37,558	—
Returns of capital from subsidiaries	20,721	7,653	—	(28,374)	—
Change in due from affiliates	(64,028)	(23,326)	(28,200)	115,554	—
Other	—	(4,962)	—	—	(4,962)

Cash flows provided by (used in) investing activities	(77,256)	(824,586)	64,253	124,738	(712,851)

Financing activities
Payments on debt	(7,500)	(1,393)	—	—	(8,893)
Proceeds from securitizations of reverse loans	—	839,431	—	—	839,431
Payments on HMBS related obligations	—	(267,904)	—	—	(267,904)
Issuances of servicing advance liabilities	—	468,376	143,519	—	611,895
Payments on servicing advance liabilities	—	(432,639)	(110,101)	—	(542,740)
Net change in warehouse borrowings related to forward loans	—	126,425	—	—	126,425
Net change in warehouse borrowings related to reverse loans	—	(60,772)	—	—	(60,772)
Other debt issuance costs paid	—	(13,509)	—	—	(13,509)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(51,442)	—	(51,442)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(39,224)	—	(39,224)
Capital contributions	—	33,431	4,127	(37,558)	—
Capital distributions	—	(5,971)	(22,403)	28,374	—
Change in due to affiliates	(4,497)	88,380	31,240	(115,123)	—
Other	6,833	(1,950)	(1)	—	4,882

Cash flows provided by (used in) financing activities	(5,164)	771,905	(44,285)	(124,307)	598,149

Net increase (decrease) in cash and cash equivalents	(88,794)	(101,711)	1,961	—	(188,544)
Cash and cash equivalents at the beginning of the period	100,009	388,644	3,232	—	491,885

Cash and cash equivalents at the end of the period	$11,215	$286,933	$5,193	$—	$303,341

Condensed Consolidating Statement of Cash Flows

For the Six Months Ended June 30, 2013

Unaudited

(in thousands)

	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries and VIEs	Eliminations and Reclassifications	Consolidated
Cash flows provided by (used in) operating activities	$762	$(2,071,339)	$15,924	$173	$(2,054,480)

Investing activities
Purchases and originations of reverse loans held for investment	—	(1,864,687)	—	—	(1,864,687)
Principal payments received on reverse loans held for investment	—	141,702	—	—	141,702
Principal payments received on forward loans related to Residual Trusts	41	253	53,227	—	53,521
Principal payments received on forward loans related to Non-Residual Trusts	—	—	30,524	—	30,524
Payments received on receivables related to Non-Residual Trusts	—	—	8,141	—	8,141
Cash proceeds from sales of real estate owned, net related to Residual Trusts	68	2	3,571	—	3,641
Cash proceeds from sales of other real estate owned, net	—	6,304	3,833	—	10,137
Purchases of premises and equipment	—	(17,240)	—	—	(17,240)
Decrease (increase) in restricted cash and cash equivalents	(3)	(34,142)	1,720	—	(32,425)
Payments for acquisitions of businesses, net of cash acquired	(477,021)	(1,063)	—	—	(478,084)
Acquisitions of servicing rights	—	(537,296)	—	—	(537,296)
Capital contributions to subsidiaries	(311,107)	(1,700)	—	312,807	—
Returns of capital from subsidiaries	18,852	4,510	—	(23,362)	—
Change in due from affiliates	(390,390)	(61,865)	(45,685)	497,940	—
Other	—	(919)	—	—	(919)

Cash flows provided by (used in) investing activities	(1,159,560)	(2,366,141)	55,331	787,385	(2,682,985)

Financing activities
Proceeds from issuance of debt, net of debt issuance costs	1,012,713	—	—	—	1,012,713
Payments on debt	(38,386)	(738)	—	—	(39,124)
Proceeds from securitizations of reverse loans	—	1,983,878	—	—	1,983,878
Payments on HMBS related obligations	—	(155,312)	—	—	(155,312)
Issuances of servicing advance liabilities	—	1,213,514	2,961	—	1,216,475
Payments on servicing advance liabilities	—	(577,002)	(2,008)	—	(579,010)
Net change in warehouse borrowings related to forward loans	—	1,568,301	—	—	1,568,301
Net change in warehouse borrowings related to reverse loans	—	(74,125)	—	—	(74,125)
Other debt issuance costs paid	—	(6,364)	—	—	(6,364)
Payments on mortgage-backed debt related to Residual Trusts	—	—	(55,685)	—	(55,685)
Payments on mortgage-backed debt related to Non-Residual Trusts	—	—	(44,297)	—	(44,297)
Capital contributions	—	311,107	1,700	(312,807)	—
Capital distributions	—	(5,285)	(18,077)	23,362	—
Change in due to affiliates	17,438	433,983	46,692	(498,113)	—
Other	1,302	(684)	(37)	—	581

Cash flows provided by (used in) financing activities	993,067	4,691,273	(68,751)	(787,558)	4,828,031

Net increase (decrease) in cash and cash equivalents	(165,731)	253,793	2,504	—	90,566
Cash and cash equivalents at the beginning of the period	366,393	73,993	1,668	—	442,054

Cash and cash equivalents at the end of the period	$200,662	$327,786	$4,172	$—	$532,620

25. Subsequent Events

Walter Capital Opportunity Corp

On July 1, 2014, the Company completed its initial funding of approximately $7.1 million of the Company’s total capital commitment of $20.0 million to WCO and its related subsidiaries and entered into certain sale and assignment agreements. Under these agreements, the Company will, among other things, sell to WCO the right to receive excess servicing spread cash flows relating to certain MSRs which will be treated as financings and carried at estimated fair value with the changes in fair value recognized in current period income. The Company will retain all ancillary income associated with servicing the portfolio after receipt of a base servicing fee. The Company continues to be the servicer of the mortgage loans and provides all servicing functions, including the responsibility to make servicing advances.

Additionally, the Company’s wholly-owned subsidiary, Green Tree Servicing, completed an excess servicing spread sale with WCO. The excess servicing spread transaction represents the first investment made by WCO and involved the acquisition by WCO of 70% of the excess servicing spread from a pool of Green Tree Servicing mortgage servicing rights with an unpaid principal balance of $25.2 billion. The sales price of the excess servicing spread transaction was $75.4 million.

Concurrently with the first funding of WCO capital commitments, the Company’s subsidiary, GTIM, and WCO entered into a management agreement pursuant to which GTIM was appointed the manager of WCO and its subsidiaries and, subject to the supervision and oversight of WCO’s board of directors, provides investment advisory and management services to WCO and administers its business activities and day-to-day operations, including providing the management team of WCO. Pursuant to the management agreement, GTIM is entitled to earn a base management fee and certain performance-based incentive fees. The management agreement has an initial four-year term, with automatic one-year renewal periods.

PROSPECTUS

Offer to Exchange

$575,000,000 principal amount of our 7.875% Senior Notes due 2021, which have been registered under the Securities Act of 1933, for any and all of our outstanding 7.875% Senior Notes due 2021.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Maryland Registrant

Walter Investment Management Corp. is incorporated under the laws of Maryland.

The Company’s charter contains a provision that limits, to the maximum extent permitted by Maryland statutory or decisional law, the liability of the Company’s directors and officers to the Company and its stockholders for money damages.

The Company’s By-Laws require, to the maximum extent permitted by Maryland law, that the Company indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. The Company’s By-Laws also permit it to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of Company or its predecessor.

In connection with the Company’s existing indemnification procedures and policies and the rights provided for by the Company’s charter and By-Laws, the Company has executed indemnification agreements with its directors and certain of its executive officers. Pursuant to those agreements, to the maximum extent permitted by the laws of the State of Maryland, the Company has agreed to indemnify those persons against any threatened, pending or completed action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was a director, officer, employee or agent of the Company or, while serving as a director or officer, is or was serving at the Company’s request as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager, managing member, fiduciary or position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall not be provided if it is established that an act or omission of the indemnified person was material to the matter giving rise to the action, suit or proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the indemnified person actually received an improper personal benefit of money, property or services or, with respect to any criminal action, suit or proceeding, the indemnified person had reasonable cause to believe the indemnified person’s conduct was unlawful. Under these indemnification agreements, such persons are similarly indemnified in their capacities as officers and/or directors of entities the Company directly or indirectly controls.

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

California Registrant

In addition to potential indemnification by the Company, the directors and officers of the California Registrant may also be entitled to indemnification and advancement to the extent provided in the California Registrant’s organizational documents or under the laws under which the California Registrant is organized, as described below.

Ditech Mortgage Corp. is incorporated under the laws of California.

The By-Laws of Ditech Mortgage Corp. give to the corporation to the fullest extent permitted by Section 317 of the California General Corporation Law (“CGCL”) the power to indemnify any person whom it shall have the power to indemnify under said Section against any and all of expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while holding such office.

The By-Laws of Ditech Mortgage Corp. also permit advancement of expenses incurred in defending any proceeding prior to the final disposition of the proceeding to the fullest extent permissible under Section 317.

Under Section 317 of the CGCL, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

Delaware Registrants

In addition to potential indemnification by the Company, the directors and officers of the Delaware Registrants may also be entitled to indemnification and advancement to the extent provided in the applicable Delaware Registrant’s organizational documents or under the laws under which the Delaware Registrants are organized, as described below.

Green Tree HE/HI Corp., Green Tree MH Corp., Green Tree Servicing Corp. and Reverse Mortgage Solutions, Inc. are incorporated under the laws of Delaware (collectively, the “Delaware Corporation Registrants”).

The By-Laws of each of the Delaware Corporation Registrants give to the corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”) the right to indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referenced in or covered by said Section. The By-Laws of Reverse Mortgage Solutions, Inc. also eliminate the liability of the directors of the corporation for monetary damages to the fullest extent permissible under Delaware law for breach of their duties as directors.

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Central Asset Review, LLC, DT Holdings LLC, Green Tree Asset Acquisition LLC, Green Tree CL LLC, Green Tree Credit Solutions LLC, Green Tree HE/HI LLC, Green Tree Investment Holdings II LLC, Green Tree Investment Holdings III LLC, Green Tree Investment Management LLC, Green Tree Licensing LLC, Green Tree MH LLC, Green Tree SerVertis Acquisition LLC, Green Tree SerVertis GP LLC, Green Tree Servicing LLC, Landmark Asset Receivables Management LLC, Mortgage Asset Systems, LLC, REO Leasing Solutions, LLC, Specialty Servicing Solutions, LLC, Walter Investment Holding Company, LLC, , Walter Reverse Acquisition LLC and REO Management Solutions, LLC (collectively, the “Delaware LLC Registrants”) are organized under the laws of Delaware.

The limited liability company agreement of each Delaware LLC Registrant indemnifies and holds harmless the member and manager of the registrant to the fullest extent permitted by Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) for any loss, damage or claim incurred by such person seeking indemnification by reason of any act or omission performed or omitted in good faith and reasonably believed to be within the scope of such person’s authority; provided, however, that any indemnity shall be provided out of and to the extent of the limited liability company’s assets only, and neither the member nor the officer shall have personal liability on account thereof.

The single-member operating agreement of REO Management Solutions, LLC does not contain any provision dealing with the indemnification of officers and directors.

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

Minnesota Registrants

In addition to potential indemnification by the Company, the directors and officers of the Minnesota Registrants may also be entitled to indemnification and advancement to the extent provided in the applicable Minnesota Registrant’s organizational documents or under the laws under which the Minnesota Registrants are organized, as described below.

Green Tree Insurance Agency, Inc. and Green Tree Loan Company are incorporated under the laws of Minnesota.

The By-Laws of Green Tree Insurance Agency, Inc. provides that the corporation shall indemnify the officers and directors, to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred. The By-Laws also provide that the corporation is required to indemnify an officer or director in connection with a proceeding commenced by such officer or director if such commencement was authorized by the board of directors. The indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights which those seeking indemnification may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The By-Laws of Green Tree Loan Company provides that the company shall indemnify, in accordance with the terms and conditions of Section 302A.521 of the MBCA, the following persons: (a) officers and former officers; (b) directors and former directors; and (c) members and former members of committees appointed or designated by the board of directors. The company shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the board of directors.

Section 302A.521 of the MBCA requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to such Minnesota corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, which we collectively refer to as Losses, if, with respect to the same acts or omissions, such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board of directors or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Nevada Registrant

In addition to potential indemnification by the Company, the directors and officers of the Nevada Registrant may also be entitled to indemnification and advancement to the extent provided in the Nevada Registrant’s organizational documents or under the laws under which the Nevada Registrant is organized, as described below.

Green Tree Insurance Agency of Nevada, Inc. is incorporated under the laws of Nevada.

The By-Laws of Green Tree Insurance Agency of Nevada, Inc. provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by Section 78.7502 of the Nevada Revised Statutes (the “NRS”), any person whom it shall have the power to indemnify under said Section against any and all expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may have or hereafter acquire under any statue, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

New York Registrant

In addition to potential indemnification by the Company, the directors and officers of the New York Registrant may also be entitled to indemnification and advancement to the extent provided in the New York Registrant’s organizational documents or under the laws under which the New York Registrant is organized, as described below.

Green Tree Credit LLC is organized under the laws of New York.

The Amended and Restated Operating Agreement of Green Tree Credit LLC provides that the company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, by reason of the fact that such person is or was a member, employee, manager, or other person designated by the managing member, against such action or proceeding, except when such person’s actions or omissions involve gross negligence, fraud, misrepresentation, bad faith, or other willful misconduct that is in material breach or violation of the limited liability company agreement.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Texas Registrant

In addition to potential indemnification by the Company, the directors and officers of the Texas Registrant may also be entitled to indemnification and advancement to the extent provided in the Texas Registrant’s organizational documents or under the laws under which the Texas Registrant is organized, as described below.

Mortgage Consultants of America Corporation is incorporated under the laws of Texas.

The By-Laws of Mortgage Consultants of America Corporation do not contain any provision relating to the indemnification of officers and directors.

Under Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”), subject to the procedures and limitations stated therein, a corporation may indemnify any governing person, former governing person or delegate of such corporation who was, is or is threatened to be made named a respondent if: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests or (b) in any other case, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the corporation, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. To limit indemnification, liability must be established by an order, including a judgment or decree of a court, and all appeals of the order must be exhausted or foreclosed by law.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or delegate against reasonable expenses (including court costs and attorneys’ fees) incurred by such officer or director in connection with a proceeding in which such officer or director is a named defendant or respondent because such person is or was a director or officer if such director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Exhibit Description
2.1.1	Second Amended and Restated Agreement and Plan of Merger dated February 6, 2009 among Walter Industries, Inc., JWH Holding Company, LLC, Walter Investment Management LLC and Hanover Capital Mortgage Holdings, Inc. (incorporated herein by reference to the Annexes to the proxy statement/ prospectus forming a part of Amendment No. 4 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-155091, as filed with the Securities and Exchange Commission on February 17, 2009).

Exhibit Number	Exhibit Description
2.1.2	Amendment to the Second Amended and Restated Agreement and Plan of Merger entered into as of February 17, 2009 between Registrant, Walter Industries, Inc., JWH Holding Company, LLC, Walter Investment Management LLC and Hanover Capital Mortgage Holdings, Inc. (incorporated herein by reference to the Annexes to the proxy statement/ prospectus forming a part of Amendment No. 4 to the Registrant’s Registration Statement on Form S-4, Registration No. 333-155091, as filed with the Securities and Exchange Commission on February 17, 2009).

2.2.1	Stock Purchase Agreement dated as of August 31, 2012 by and among Reverse Mortgage Solutions, Inc., Walter Investment Management Corp., JAM Special Opportunities Fund, L.P. and the Other Sellers listed on the Signature Pages thereto (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2012).

2.2.2	Letter of Understanding dated November 1, 2012 relating to the RMS Stock Purchase Agreement (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on November 8, 2012).

2.2.3	Waiver of Closing Conditions and Obligations dated November 1, 2012 relating to the RMS Purchase Agreement (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on November 8, 2012).

2.2.4	Letter Agreement between the Registrant and Robert D. Yeary and the Yeary Family Trust—D dated October 31, 2012 relating to the RMS Purchase Agreement (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on November 8, 2012).

2.3.1	Asset Purchase Agreement between Ocwen Loan Servicing, LLC and Residential Capital, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Executive Trustee Services, LLC, ETS of Washington, Inc., EPRE LLC, GMACM Borrower LLC and RFC Borrower LLC dated November 2, 2012 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 8, 2012).

2.3.2	Amendment No. 1, dated November 20, 2012, to Asset Purchase Agreement dated November 2, 2012 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 27, 2012).

2.4	Stock Purchase Agreement (the “Purchase Agreement”) dated December 31, 2012 by and among Walter Investment Management Corp., Security One Lending, JAM Special Opportunities Fund II, L.P., as a stockholder seller (“JAM”) and as the sellers’ representative, and the other sellers listed on the signature pages thereto (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

3.1	Articles of Amendment and Restatement of Walter Investment Management Corp., effective May 3, 2013 (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed with the Securities and Exchange Commission on May 10, 2013).

3.2	By-Laws of Walter Investment Management Corp., effective February 28, 2012 (incorporated herein by reference to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 5, 2012).

3.3*	Central Asset Review, LLC Certificate of Formation.

Exhibit Number	Exhibit Description
3.4*	Central Asset Review, LLC Limited Liability Company Operating Agreement.

3.5*	Ditech Mortgage Corp. (formerly known as Security One Lending) Articles of Incorporation.

3.6*	Ditech Mortgage Corp. (formerly known as Security One Lending) By-Laws.

3.7*	DT Holdings LLC Certificate of Formation.

3.8*	DT Holdings LLC Limited Liability Company Agreement.

3.9*	Green Tree Asset Acquisition LLC Certificate of Formation.

3.10*	Green Tree Asset Acquisition LLC Limited Liability Company Agreement.

3.11*	Green Tree CL LLC (formerly known as CFN CL LLC) Certificate of Formation.

3.12*	Green Tree CL LLC (formerly known as CFN CL LLC) Limited Liability Company Agreement.

3.13*	Green Tree Credit LLC Articles of Organization.

3.14*	Green Tree Credit LLC Operation Agreement.

3.15*	Green Tree Credit Solutions LLC Certificate of Formation.

3.16*	Green Tree Credit Solutions LLC Limited Liability Company Agreement.

3.17*	Green Tree HE/HI Corp. (formerly known as CFN HE/HI Corp.) Certificate of Incorporation.

3.18*	Green Tree HE/HI Corp. (formerly known as CFN HE/HI Corp.) By-Laws.

3.19*	Green Tree HE/HI LLC (formerly known as CFN HE/HI LLC) Certificate of Formation.

3.20*	Green Tree HE/HI LLC (formerly known as CFN HE/HI LLC) Limited Liability Company Agreement.

3.21*	Green Tree Insurance Agency of Nevada, Inc. (formerly known as Conseco Agency of Nevada, Inc.) Articles of Incorporation.

3.22*	Green Tree Insurance Agency of Nevada, Inc. (formerly known as Conseco Agency of Nevada, Inc.) By-Laws.

3.23*	Green Tree Insurance Agency, Inc. (formerly known as Conseco Agency, Inc. or Green Tree Agency, Inc.) Articles of Incorporation.

3.24*	Green Tree Insurance Agency, Inc. (formerly known as Conseco Agency, Inc. or Green Tree Agency, Inc.) By-Laws.

3.25*	Green Tree Investment Holdings II LLC Certificate of Formation.

3.26*	Green Tree Investment Holdings II LLC Limited Liability Company Agreement.

3.27*	Green Tree Investment Holdings III LLC Certificate of Formation.

3.28*	Green Tree Investment Holdings III LLC Limited Liability Company Agreement.

3.29*	Green Tree Investment Management LLC Certificate of Formation.

3.30*	Green Tree Investment Management LLC Limited Liability Company Agreement.

3.31*	Green Tree Licensing LLC (formerly known as CFN Licensing LLC) Certificate of Formation.

3.32*	Green Tree Licensing LLC (formerly known as CFN Licensing LLC) Limited Liability Company Agreement.

Exhibit Number	Exhibit Description
3.33*	Green Tree Loan Company (formerly known as Green Tree Financial Loan Company or Conseco Finance Loan Company) Articles of Incorporation.

3.34*	Green Tree Loan Company (formerly known as Green Tree Financial Loan Company or Conseco Finance Loan Company) By-Laws.

3.35*	Green Tree MH Corp. (formerly known as CFN MH Corp.) Certificate of Formation.

3.36*	Green Tree MH Corp. (formerly known as CFN MH Corp.) By-Laws.

3.37*	Green Tree MH LLC (formerly known as CFN MH LLC) Certificate of Formation.

3.38*	Green Tree MH LLC (formerly known as CFN MH LLC) Limited Liability Company Agreement.

3.39*	Green Tree SerVertis Acquisition LLC Certificate of Formation.

3.40*	Green Tree SerVertis Acquisition LLC Limited Liability Company Agreement.

3.41*	Green Tree SerVertis GP LLC Certificate of Formation.

3.42*	Green Tree SerVertis GP LLC Limited Liability Company Agreement.

3.43*	Green Tree Servicing Corp. Certificate of Incorporation.

3.44*	Green Tree Servicing Corp. By-Laws.

3.45*	Green Tree Servicing LLC Certificate of Incorporation.

3.46*	Green Tree Servicing LLC Limited Liability Company Agreement.

3.47*	Landmark Asset Receivables Management LLC Certificate of Formation.

3.48*	Landmark Asset Receivables Management LLC Limited Liability Company Agreement.

3.49*	Mortgage Asset Systems, LLC Certificate of Formation.

3.50*	Mortgage Asset Systems, LLC Limited Liability Company Agreement.

3.51*	Mortgage Consultants of America Corporation Articles of Incorporation.

3.52*	Mortgage Consultants of America Corporation By-Laws.

3.53*	REO Leasing Solutions, LLC Certificate of Formation.

3.54*	REO Leasing Solutions, LLC Limited Liability Company Agreement.

3.55*	REO Management Solutions, LLC Certificate of Formation.

3.56*	REO Management Solutions, LLC Single-Member Operating Arrangement.

3.57*	Reverse Mortgage Solutions, Inc. Articles of Incorporation.

3.58*	Reverse Mortgage Solutions, Inc. By-Laws.

3.59*	Specialty Servicing Solutions, LLC Certificate of Formation.

3.60*	Specialty Servicing Solutions, LLC Limited Liability Company Operating Agreement.

3.61*	Walter Investment Holding Company, LLC Certificate of Incorporation.

3.62*	Walter Investment Holding Company, LLC Limited Liability Company Agreement.

3.63*	Walter Reverse Acquisition LLC Certificate of Formation.

3.64*	Walter Reverse Acquisition LLC Limited Liability Company Agreement.

Exhibit Number	Exhibit Description
4.1	Subordinated Indenture, dated as of January 13, 2012, between Walter Investment Management Corp. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 13, 2012).

4.2	First Supplemental Indenture dated as of October 23, 2012 to the Indenture dated January 13, 2012 between Walter Investment Management Corp. and Wells Fargo Bank, National Association, as trustee, and Form of 4.50% Convertible Senior Subordinated Notes due 2019 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on September 6, 2012).

4.3	Indenture, dated as of December 17, 2013, among Walter Investment Management Corp., the guarantor parties thereto and Wells Fargo Bank, National Association as trustee (including form of 7.875% Senior Notes due 2021) (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013).

4.4	Registration Rights Agreement, dated as of December 17, 2013, among the Company, the Guarantors and Barclays Capital Inc., as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2013).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Brooks Hubley LLP.

5.3*	Opinion of Dorsey & Whitney LLP.

5.4*	Opinion of Porter Hedges LLP.

5.5*	Opinion of Venable LLP.

10.1.1†	1999 Equity Incentive Plan (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission on March 30, 2000).

10.1.2†	Amendment No. 1 to the Walter Investment Management Corp. 1999 Equity Incentive Plan (incorporated by reference to the Exhibits to the Registrant’s Registration Statement on Form S-8, Registration No. 333-160743, as filed with the Securities and Exchange Commission on July 22, 2009).

10.1.3†	Amendment No. 2 to the Walter Investment Management Corp. 1999 Equity Incentive Plan (incorporated by reference to the Exhibits to the Registrant’s Registration Statement on Form S-8, Registration No. 333-160743, as filed with the Securities and Exchange Commission on July 22, 2009).

10.2	Trademark License Agreement between Walter Industries, Inc. and Walter Investment Management LLC dated April 17, 2009 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 23, 2009).

10.3	Transition Services Agreement between Walter Industries, Inc. and Walter Investment Management LLC dated April 17, 2009 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 23, 2009).

10.4	Tax Separation Agreement between Walter Industries, Inc. and Walter Investment Management LLC dated April 17, 2009 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 23, 2009).

Exhibit Number	Exhibit Description
10.5	Joint Litigation Agreement between Walter Industries, Inc. and Walter Investment Management LLC dated April 17, 2009 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 23, 2009).

10.6†	Form of Executive RSU Award Agreements of Mark J. O’Brien and Charles Cauthen dated April 20, 2009 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 5, 2009).

10.7†	Executive RSU Award Agreements of Mark J. O’Brien, Charles Cauthen and Kimberly Perez dated January 4, 2010 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 8, 2010).

10.8†	Form of Non-Qualified Option Award Agreements of Mark J. O’Brien, Charles Cauthen and Kimberly Perez dated January 4, 2010(incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 8, 2010).

10.9†	Form of Director Award Agreement (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 5, 2009).

10.10†	Form of Indemnity Agreements dated April 17, 2009 between the Registrant and the following officers and directors: Mark O’Brien, Ellyn Brown, John Burchett, Denmar Dixon, William J. Meurer, Shannon Smith, Michael T. Tokarz, Charles E. Cauthen, Irma Tavares, Del Pulido, William Atkins, William Batik, Joseph Kelly, Jr. and Stuart Boyd (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on August 14, 2009).

10.11†	Employment Agreement between the Registrant and Denmar Dixon dated January 22, 2010 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 26, 2010).

10.12	Office Lease by and between NBS Pinnacle 1925/2001 LLC and Marix Servicing. LLC dated June 13, 2007 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011).

10.13†	Form of Executive RSU Award Agreements dated January 4, 2010 between the Registrant and Stuart D. Boyd and Delio Pulido, respectively (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on May 5, 2010).

10.14†	Non-Qualified Option Award Agreements dated January 4, 2010 between the Registrant and Stuart D. Boyd and Delio Pulido, respectively (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on May 5, 2010).

10.15†	Restricted Stock Unit Agreement between the Registrant and Denmar Dixon dated January 22, 2010 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 28, 2010).

10.16†	Nonqualified Option Award Agreement of Denmar Dixon dated January 22, 2010 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 28, 2010).

10.17†	Amended and Restated Employment Agreements dated March 15, 2010 between the Registrant and Mark O’Brien, Charles Cauthen and Kimberly Perez, respectively (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 as filed with the Securities and Exchange Commission on May 5, 2010).

Exhibit Number	Exhibit Description
10.18†	Employment Agreement between the Registrant and Stuart D. Boyd dated April 28, 2010 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on March 8, 2011).

10.19†	Form of Indemnity Agreement dated March 3, 2010 between the Registrant and Steven R. Berrard (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on August 14, 2009).

10.20	Supplement No. 1 dated October 28, 2010 to the Indenture dated November 2, 2006 relating to certain asset backed notes between Mid-State Capital Corporation 2006-1 as Issuer and The Bank of New York Mellon (formerly known as The Bank of New York) as Indenture Trustee (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 as filed with the Securities and Exchange Commission on November 3, 2010).

10.21	Membership Interest Purchase Agreement dated March 25, 2011 by and among GTH LLC, GTCS Holdings LLC and the Company (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 30, 2011).

10.22†	Walter Investment Management Corp. 2011 Omnibus Incentive Plan (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2013).

10.23†	Form of Award Agreement dated May 10, 2011 under the Walter Investment Management Corp. 2011 Omnibus Incentive Plan awarding options to purchase Company stock to Mark O’Brien, Charles Cauthen, Denmar Dixon, Kimberly Perez, Stuart Boyd and Delio Pulido (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on May 16, 2011).

10.24†	Employment Agreements between the Registrant and Brian Libman, Keith Anderson and Brian Corey (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 as filed with the Securities and Exchange Commission on August 8, 2011).

10.25	Form of Lease Agreement for office space for the corporate headquarters of the Company’s Green Tree subsidiary in St. Paul, Minnesota effective September 30, 2011 (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on November 8, 2011).

10.26†	Form of Green Tree Executive Severance Plan for Senior Executives entered into by the Company’s Green Tree subsidiary (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on November 8, 2011).

10.27†	Form of Amendment to Employment Agreements dated November 4, 2011 between the Company and Kimberly A. Perez and Stuart D. Boyd, respectively (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 as filed with the Securities and Exchange Commission on November 8, 2011).

10.28	Securities Purchase Agreement by and between Marathon Asset Management, L.P., Michael O’Hanlon, Marix Servicing LLC, and the Registrant dated August 25, 2010 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on August 25, 2010).

10.29†	Mark O’Brien Contract Amendment dated March 29, 2012 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on April 3, 2012).

Exhibit Number	Exhibit Description
10.30	Amended and Restated Receivables Loan Agreement dated May 2, 2012 among Green Tree Advance Receivables II, LLC, as Borrower, Green Tree Servicing LLC, as Administrator, The Financial Institutions From Time to Time Party Hereto, as Lenders, Wells Fargo Bank, National Association as Calculation Agent, Verification Agent, Account Bank and Securities Intermediary and Wells Fargo Capital Finance, LLC, as Agent (incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission on May 9, 2012).

10.30.1	Amendment No. 1 to Amended and Restated Receivables Loan Agreement among Green Tree Advance Receivable II and Wells Fargo (incorporated herein by reference to Exhibit 10.30.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.30.2	Amendment No. 2 to Amended and Restated Receivables Loan Agreement among Green Tree Advance Receivable II and Wells Fargo (incorporated herein by reference to Exhibit 10.30.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.30.3	Amendment No. 3 to Amended and Restated Receivables Loan Agreement among Green Tree Advance Receivable II and Wells Fargo (incorporated herein by reference to Exhibit 10.30.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.30.4	Amendment No. 4 to Amended and Restated Receivables Loan Agreement among Green Tree Advance Receivable II and Wells Fargo (incorporated herein by reference to Exhibit 10.30.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.30.5	Amendment No. 5 to Amended and Restated Receivables Loan Agreement among Green Tree Advance Receivable II and Wells Fargo (incorporated herein by reference to Exhibit 10.30.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.31.1	Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) and Addendum to Mortgage Selling and Servicing Contract effective March 8, 2005, by and between Fannie Mae and Green Tree Servicing LLC (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

10.31.2	Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) effective July 1, 2012, by and between Fannie Mae and Green Tree Servicing LLC (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 6, 2012).

10.31.3**	First Amendment to Addendum to Mortgage Selling and Services Contract (Early Advance Funding Agreement) effective January 3, 2013 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

10.31.4**	Second Amendment to Addendum to Mortgage Selling and Services Contract (Early Advance Funding Agreement) effective January 31, 2013 (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

Exhibit Number	Exhibit Description
10.31.5	Third Amendment to the Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) effective April 1, 2013 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 9, 2013).

10.31.6	Fourth Amendment to Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) effective June 30, 2013 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 3, 2013).

10.31.7**	Fifth Amendment to Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) effective August 1, 2013 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2013).

10.31.8**	Sixth Amendment to Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) effective December 31, 2013 (incorporated herein by reference to Exhibit 31.8 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.32	Joint Bidding Agreement between the Registrant and Ocwen Loan Servicing LLC dated October 19, 2012 (incorporated herein by reference to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission on November 8, 2012).

10.33.1	Credit Agreement among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto dated November 28, 2012 (incorporated herein by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 4, 2012).

10.33.2	Amendment No. 1, Incremental Amendment and Joinder Agreement, dated January 31, 2013 relating to the Credit Agreement, dated November 28, 2012, among Walter Investment Management Corp., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2013).

10.33.3	Form of Amendment No. 2 to Credit Agreement dated March 14, 2013 relating to the Credit Agreement dated as of November 28, 2012, among Walter Investment Management Corp., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

10.33.4	Amendment No. 3, Incremental Amendment and Joinder Agreement, dated as of June 6, 2013 relating to the Credit Agreement, dated November 28, 2012, among Walter Investment Management Corp., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2013).

10.33.5	Amendment No. 1, dated as of July 17, 2013, to Amendment No. 3, Incremental Amendment and Joinder Agreement, to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., the lenders set forth on the signature pages thereto, Credit Suisse AG, as administrative agent and collateral agent, and the guarantor parties set forth on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2013).

Exhibit Number	Exhibit Description
10.33.6	Amendment No. 4, Incremental Amendment and Joinder Agreement, dated as of July 23, 2013, to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Additional Lender, and the guarantor parties set forth on the signature pages thereto (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2013).

10.33.7	Amendment No. 5 dated September 5, 2013, to the Registrant’s Credit Agreement dated November 28, 2012 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2013).

10.34	Mortgage Servicing Rights Purchase and Sale Agreement dated January 6, 2013 by and between Green Tree Servicing LLC, as purchaser, and Bank of America, National Association, as seller (incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on March 18, 2013).

10.35†	Separation Agreement, Waiver and General Release, dated July 29, 2013, by and between Walter Investment Management Corp. and Brian Libman (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2013).

10.36†	Separation Agreement dated October 1, 2013 by and between the Registrant and Charles E. Cauthen. (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2013).

10.37	Credit Agreement dated December 19, 2013, among Walter Investment Management Corp., Credit Suisse AG, as administrative agent and collateral agent, the lenders from time to time party thereto and the other parties thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2013).

10.38	Employment Agreement between the Company and Gary L. Tillett dated January 28, 2013 (incorporated herein by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

10.39**	Addendum entered into March 27, 2014 and effective April 1, 2014, to that Mortgage Selling and Servicing Contract dated March 23, 2005, made by and between Fannie Mae and Green Tree Servicing LLC (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on May 13, 2014).

10.40	Guaranty made by Walter Investment Management Corp. for the benefit of Fannie Mae dated March 17, 2014 (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 as filed with the Securities and Exchange Commission on May 8, 2014).

10.41**	Addendum, effective June 6, 2014, to that Mortgage Selling and Servicing Contract, dated March 23, 2005, by and between Fannie Mae and Green Tree Servicing LLC (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on August 11, 2014).

10.42	First Amendment, effective June 1, 2014, to Addendum, effective as of April 1, 2014, to Mortgage Selling and Servicing Contract, dated March 23, 2005, by and between Fannie Mae and Green Tree Servicing LLC (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on August 11, 2014).

Exhibit Number	Exhibit Description
10.43	Amendment No. 6 to Amended and Restated Receivables Loan Agreement, dated May 2, 2012, among Green Tree Advance Receivables II LLC, Wells Fargo Bank, National Association, Green Tree Servicing LLC, Wells Fargo Capital Finance, LLC, and various other parties (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on August 11, 2014).

10.44†	Separation Agreement, dated August 8, 2014, by and between Walter Investment Management Corp. and Keith A. Anderson (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 as filed with the Securities and Exchange Commission on August 11, 2014).

12.1*	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on February 27, 2014).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Simpson Thacher & Bartlett LLP (included as part of the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included in signature page of this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association as trustee under the Indenture, dated as of December 17, 2013, among Walter Investment Management Corp., the guarantor parties thereto and Wells Fargo Bank, National Association as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Calculation Linkbase Document.

101.LAB*	XBRL Taxonomy Label Linkbase Document.

101.PRE*	XBRL Taxonomy Presentation Linkbase Document.

101.DEF*	XBRL Taxonomy Definition Document.

*	Filed herewith.
**	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.
†	Constitutes a management contract or compensatory plan or arrangement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 14, 2014.

Walter Investment Management Corp.

/s/ Mark J. O’Brien
Name:	Mark J. O’Brien
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. O’Brien Mark J. O’Brien	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Gary L. Tillett Gary L. Tillett	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Steven R. Berrard Steven R. Berrard	Director	October 14, 2014

Signature	Title	Date

/s/ Ellyn L. Brown Ellyn L. Brown	Director	October 14, 2014

/s/ Denmar J. Dixon Denmar J. Dixon	Director	October 14, 2014

/s/ William J. Meurer William J. Meurer	Director	October 14, 2014

/s/ Alvaro G. de Molina Alvaro G. de Molina	Director	October 14, 2014

/s/ James L. Pappas James L. Pappas	Director	October 14, 2014

/s/ Shannon E. Smith Shannon E. Smith	Director	October 14, 2014

/s/ Michael T. Tokarz Michael T. Tokarz	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

Central Asset Review, LLC

By:	Reverse Mortgage Solutions, Inc., as its Sole Member

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Flynne Leslie Flynne	President and Chief Operating Officer (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Reverse Mortgage Solutions, Inc.	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, State of Pennsylvania, on October 14, 2014.

Ditech Mortgage Corp.

/s/ Marianne Mainardi
Name:	Marianne Mainardi
Title:	President and Chief Operating Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marianne Mainardi Marianne Mainardi	President, Chief Operating Officer and Director (Principal Executive Officer)	October 14, 2014

/s/ Scott Griffith Scott Griffith	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Patricia Hobbib Patricia Hobbib	Secretary and Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Washington, State of Pennsylvania, on October 14, 2014.

DT Holdings LLC

/s/ Patricia Cook
Name:	Patricia Cook
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia Cook Patricia Cook	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Gary L. Tillett Gary L. Tillett	Manager	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Asset Acquisition LLC

By:	Green Tree Credit Solutions LLC, as its Sole Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree CL LLC

By:	Green Tree Investment Holdings II LLC, as its Sole Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Credit LLC

By:	Green Tree Licensing LLC, as its Sole Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Treasurer (Principal Executive Officer and Principal Financial Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Credit Solutions LLC

By:	Walter Investment Holding Company LLC, as its Sole Member

/s/ Kimberly A. Perez
Name:	Kimberly A. Perez
Title:	Chief Accounting Officer and Senior Vice President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree HE/HI Corp.

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree HE/HI LLC

By:	Green Tree HE/HI Corp., as its Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

By:	Green Tree CL LLC, as its Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Insurance Agency of Nevada, Inc.
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Brian F. Corey Brian F. Corey	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Insurance Agency, Inc.
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Brian F. Corey Brian F. Corey	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Investment Holdings II LLC
By:	Green Tree Credit Solutions LLC, as its Sole Member
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Investment Holdings III LLC
By:	Green Tree Credit Solutions LLC, as its Sole Member
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on this October 14, 2014.

Green Tree Investment Management LLC
By:	Green Tree Credit Solutions LLC, as its Sole Member
/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey A. Hilligoss Jeffrey A. Hilligoss	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Green Tree Credit Solutions, LLC	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Licensing LLC
By:	Green Tree MH LLC, as its Sole Member
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Loan Company
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Brian F. Corey Brian F. Corey	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree MH Corp.
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree MH LLC
By:	Green Tree MH Corp., as its Member
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

By:	Green Tree HE/HI LLC, as its Member
/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree SerVertis Acquisition LLC
By:	Green Tree Investment Management LLC, as its Sole Member
/s/ Jeffrey A. Hilligoss
Name:	Jeffrey A. Hilligoss
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree SerVertis GP LLC
By:	Green Tree Investment Management LLC, as its Sole Member
/s/ Jeffrey A. Hilligoss
Name:	Jeffrey A. Hilligoss
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Servicing Corp.

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 14, 2014.

Green Tree Servicing LLC

By:	Green Tree Servicing Corp., as its Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

By:	Green Tree Licensing LLC, as its Member

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on October 14, 2014.

Landmark Asset Receivables Management LLC

By:	Green Tree Investment Holdings II LLC, as its Sole Member

/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Scott Clarke D. Scott Clarke	President (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

Mortgage Asset Systems, LLC

/s/ Kevin J. Gherardi
Name:	Kevin J. Gherardi
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. Gherardi Kevin J. Gherardi	President, Chief Executive Officer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

Mortgage Consultants of America Corporation

/s/ James Wright
Name:	James Wright
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Wright James Wright	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ C. Alan Paylor C. Alan Paylor	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

REO Leasing Solutions, LLC

By:	Reverse Mortgage Solutions, Inc., as its Sole Member

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Alan Paylor C. Alan Paylor	President (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Reverse Mortgage Solutions, Inc.	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

REO Management Solutions, LLC

By:	Reverse Mortgage Solutions, Inc., as its Sole Member

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Flynne Leslie Flynne	Vice Chairman (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Reverse Mortgage Solutions, Inc.	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

Reverse Mortgage Solutions, Inc.

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Scott Clarke D. Scott Clarke	President and Director (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Keith Anderson Keith Anderson	Director	October 14, 2014

/s/ Kevin J. Gherardi Kevin J. Gherardi	Director	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spring, State of Texas, on October 14, 2014.

Specialty Servicing Solutions, LLC

By:	Reverse Mortgage Solutions, Inc., as its Sole Member

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. Alan Paylor C. Alan Paylor	President and Chief Executive Officer (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Reverse Mortgage Solutions, Inc.	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 14, 2014.

Walter Investment Holding Company, LLC

/s/ Kimberly A. Perez
Name:	Kimberly A. Perez
Title:	Senior Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Tillett Gary L. Tillett	President and Manager (Principal Executive Officer)	October 14, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Vice President, Treasury and Manager (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014

/s/ Stuart D. Boyd Stuart D. Boyd	Manager	October 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 14, 2014.

Walter Reverse Acquisition LLC

By:	Walter Investment Management Corp., as its Sole Member

/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below authorizes Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, or any of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, a Registration Statement on Form S-4 and any amendments, including post-effective amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), relating to an offer to exchange 7.875% Senior Notes due 2021 (the “Notes”) of Walter Investment Management Corp. as contemplated under the Registration Rights Agreement, dated December 17, 2013, among Walter Investment Management Corp., the subsidiary guarantors party thereto and the initial purchasers of the Notes, and to file the same, with all the exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the Notes pursuant to such Registration Statement on Form S-4 which amendments may make such changes in such Registration Statement on Form S-4 as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Denmar Dixon Denmar Dixon	President (Principal Executive Officer)	October 14, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2014